     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998



                                                      REGISTRATION NO. 333-45603

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                           REGISTRATION STATEMENT ON
                                    FORM S-3
                                      AND

                         POST-EFFECTIVE AMENDMENT NO. 2

                                  ON FORM S-3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                                                  HOMESIDE LENDING, INC.
                                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                FLORIDA                                    6162                                  59-2725415
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                            ------------------------

                              7301 BAYMEADOWS WAY
                             JACKSONVILLE, FL 32256
                                 (904) 281-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

            ROBERT J. JACOBS, EXECUTIVE VICE PRESIDENT AND SECRETARY
                             HOMESIDE LENDING, INC.
                              7301 BAYMEADOWS WAY
                             JACKSONVILLE, FL 32256
                                 (904) 281-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

             MARY ELLEN O'MARA                      AND                     JONATHAN B. MILLER
        HUTCHINS, WHEELER & DITTMAR                                          BROWN & WOOD LLP
        A PROFESSIONAL CORPORATION                                        ONE WORLD TRADE CENTER
            101 FEDERAL STREET                                           NEW YORK, NEW YORK 10048
        BOSTON, MASSACHUSETTS 02110                                           (212) 839-5300
              (617) 951-6600

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


        Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in the Registration Statement is a combined prospectus and also relates to the remaining unsold Debt Securities having an aggregate offering price of $250,000,000 previously registered by the Registrant under registration statement No. 333-21193 previously filed by the Registrant on Form S-1 and declared effective on May 15, 1997.


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                   SUBJECT TO COMPLETION

                              DATED MARCH 6, 1998

                                  $750,000,000

                             HOMESIDE LENDING, INC.
                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                            ------------------------
    HomeSide Lending, Inc. (the "Issuer" and, together with its consolidated subsidiaries, "HomeSide") may offer from time to time up to $750,000,000 aggregate initial offering price of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). Each Note will mature on any day nine months or more from the date of issue, as specified in the applicable pricing supplement hereto (each, a "Pricing Supplement"), and may be subject to redemption at the option of the Issuer or repayment at the option of the holder thereof, in each case, in whole or in part, prior to its Stated Maturity Date, if specified in the applicable Pricing Supplement. The Notes will not be convertible into any other securities. The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. All Notes will be unsecured general obligations of the Issuer and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Issuer from time to time outstanding. As of November 30, 1997, the Issuer had total outstanding indebtedness of $2,503.3 million, consisting of $20.7 million of secured indebtedness and $750 million of the Notes, as well as $1,732.6 million of unsecured indebtedness outstanding under the Issuer's bank credit facility. Under certain circumstances, amounts outstanding under the bank credit facility become secured obligations. See "Description of Certain Indebtedness -- Bank Credit Agreement" and "Description of Notes -- General."

    The Issuer may issue Notes that bear interest at fixed rates ("Fixed Rate Notes") or at floating rates ("Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and whether the rate of interest thereon is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), as adjusted by any Spread and/or Spread Multiplier. Interest on each Floating Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable monthly, quarterly, semiannually or annually in arrears, as specified in the applicable Pricing Supplement, and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement. Interest on each Fixed Rate Note will accrue from its date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on June 30 and December 31 of each year and on the Maturity Date. The Issuer may also issue Discount Notes, Indexed Notes and Amortizing Notes.

   The interest rate, or formula for the determination of the interest rate, if any, applicable to each Note and the other variable terms thereof will be established by the Issuer on the date of issue of such Note and will be specified in the applicable Pricing Supplement. Interest rates or formulas and other terms of Notes are subject to change by the Issuer, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Issuer.

    Each Note will be issued in book-entry form (a "Book-Entry Note") or in fully registered certificated form (a "Certificated Note"), as specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more fully registered global securities (the "Global Securities") deposited with or on behalf of The Depository Trust Company (or such other depositary identified in the applicable Pricing Supplement) (the "Depository") and registered in the name of the Depository or the Depository's nominee. Interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to its participants) and the Depository's participants (with respect to beneficial owners). Except in limited circumstances, Book-Entry Notes will not be exchangeable for Certificated Notes.


     SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================


                                             PRICE TO                    AGENTS' DISCOUNTS                  PROCEEDS TO
                                             PUBLIC(1)                 AND COMMISSIONS(1)(2)               ISSUER(1)(3)
---------------------------------------------------------------------------------------------------------------------------------
Per Note.........................              100%                        .125% - .750%                 99.875% - 99.250%
---------------------------------------------------------------------------------------------------------------------------------
Total............................          $750,000,000                $937,500 - $5,625,000        $749,062,500 - $744,375,000
=================================================================================================================================

(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC, Salomon Brothers Inc and UBS Securities LLC (the "Agents"), individually or in a syndicate, may purchase Notes, as principal, from the Issuer for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Issuer and an Agent, such Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Issuer will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its stated maturity, sold through an Agent. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through such Agent will be negotiated between the Issuer and such Agent at the time of such sale. See "Plan of Distribution."

(2) The Issuer has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(3) Before deducting expenses payable by the Issuer estimated at $1,750,500.
                            ------------------------
    The Notes are being offered on a continuing basis by the Issuer to or through the Agents. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. There is no assurance that the Notes offered hereby will be sold or, if sold, that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. The Issuer reserves the right to cancel the offer made hereby without notice. The Issuer or an Agent, if it solicits the offer on an agency basis, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."
                            ------------------------
MERRILL LYNCH & CO.
              CHASE SECURITIES INC.
                           J.P. MORGAN & CO.
                                       NATIONSBANC MONTGOMERY SECURITIES LLC
                                                SALOMON SMITH BARNEY
                                                         UBS SECURITIES
                            ------------------------

                 The date of this Prospectus is March   , 1998.

     In connection with the offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) may engage in transactions that stabilize, maintain or otherwise affect the price of Notes. Such transactions may include stabilizing and the purchase of Notes to cover short positions of such Agent(s). For a description of these activities, see "Plan of Distribution."

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                            ------------------------

                             AVAILABLE INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933 (the "Act" or the "Securities Act"), and the rules and regulations promulgated thereunder, covering the securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Issuer, reference is made to such Registration Statement. The Issuer is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement and the reports and other information filed by the Issuer with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth St., N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     The Issuer's audited annual financial statements, unaudited quarterly financial statements and certain other reports will be furnished to the trustee under the Indenture. Notwithstanding that the Issuer may not be required to remain subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, so long as any of the Notes are outstanding, the Issuer will continue to file with the Commission and provide to the trustee and, upon request, to the holders of the Notes, annual reports containing financial statements audited by its independent certified public accountants and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                            ------------------------


     The Issuer was formerly known as BancBoston Mortgage Corporation ("BBMC"). The Issuer is an indirect wholly-owned subsidiary of HomeSide, Inc. (the "Parent"), a Delaware corporation. The Parent was formed in December 1995, but had no operations prior to its acquisition of BBMC on March 15, 1996 (hereafter the "BBMC Acquisition"), which was accounted for as a purchase transaction. The Parent acquired Barnett Mortgage Company ("BMC"), now known as HomeSide Holdings, Inc. ("HHI"), on May 31, 1996 (the "BMC Acquisition"), which was accounted for as a purchase transaction. HHI is a wholly-owned subsidiary of the Parent, and the Issuer is a wholly-owned subsidiary of HHI. All of the assets and liabilities of BMC, except certain GNMA servicing rights, have been transferred to the Issuer. BBMC and BMC operated on a fiscal year end of December 31. The Parent, HHI and the Issuer have adopted a February 28 fiscal year end; unless otherwise specified, all references herein to 1997 refer to the fiscal year ended February 28, 1997, and all references herein to 1998 refer to the fiscal year ended February 28, 1998.

     All combined or pro forma financial information for HomeSide for the period March 16, 1996 to February 28, 1997 giving effect to the BMC Acquisition and the BBMC Acquisition has been prepared using HomeSide information for the period beginning March 16, 1996 and BMC information (excluding the net income related to the assets retained by HHI) beginning April 1, 1996 to May 30, 1996.



     On February 10, 1998, a wholly-owned subsidiary of National Australia Bank Limited ("NAB") was merged with and into the Parent, with the Parent being the surviving corporation (the "Merger"). Each share of the Parent's capital stock issued and outstanding at the effective time of the Merger was converted into the right to receive $27.825 in cash and the Parent became an indirect wholly-owned subsidiary of NAB. The transaction was accounted for as a purchase. As a result, all assets and liabilities were recorded at their fair value on February 10, 1998, and the purchase price in excess of the fair value of net assets acquired was recorded as goodwill.



     HomeSide's executive offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256, telephone number (904) 281-3000.


                       INCORPORATION OF CERTAIN DOCUMENTS
                                  BY REFERENCE

     The following documents are incorporated by reference in this Prospectus:

     (i) The Issuer's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1997, August 31, 1997 and November 30, 1997; and


     (ii) The Issuer's Current Reports on Form 8-K dated October 30, 1997 and February 25, 1998.


     All documents filed by the Issuer pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of this Prospectus or any Prospectus Supplement and prior to the termination of the offering, shall be deemed to be incorporated by reference in this Prospectus and such Prospectus Supplement and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in this Prospectus or any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplements shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus or any Prospectus Supplement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein or therein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to HomeSide Lending, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256 (telephone (904) 281-3000); Attn: Investor Relations.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, risk factors and financial statements, including the related notes, appearing elsewhere or incorporated by reference in this Prospectus. To understand all of the terms of the Notes, the holders and prospective investors should read the complete Prospectus and the relevant Pricing Supplement, along with the documents incorporated herein by reference and the Indenture and forms of Notes filed as exhibits to the Registration Statement of which this Prospectus forms a part. Copies of the Indenture and the forms of Notes are available for inspection at the corporate trust office of the trustee or upon request from the Issuer. See also "Additional Information."

                                    HOMESIDE

     HomeSide is one of the largest full-service residential mortgage banking companies in the United States, formed through the acquisition of the mortgage banking operations of BankBoston, N.A., formerly known as The First National Bank of Boston ("Bank of Boston" or "BKB"), and Barnett Banks, Inc. ("Barnett"). HomeSide's strategy emphasizes variable cost mortgage origination and low cost servicing. HomeSide ranks as the 5th largest originator and 7th largest servicer in the United States for calendar 1996 based on data published by National Mortgage News. HomeSide's mortgage loan production, excluding bulk acquisitions, was $20.9 billion for the period March 16, 1996 to February 28, 1997 and $16.0 billion for the nine months ended November 30, 1997. Its servicing portfolio was $89.2 billion at February 28, 1997 and $97.8 billion at November 30, 1997.


     HomeSide's business strategy is to increase the volume of its loan originations and the size of its servicing portfolio while continuing to improve operating efficiencies. In originating mortgages, HomeSide focuses on variable cost channels of production, including correspondent, broker, consumer direct, affinity and co-issue sources. Correspondent sources represented 53.2% and 64.5% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Broker sources represented 4.0% and 6.3% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Consumer direct sources represented 3.3% and 1.5% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Co-issue sources represented 39.3% and 27.6% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. HomeSide also pursues strategic relationships with other production sources to acquire and service residential mortgage loans. Management believes that these variable cost channels of production deliver consistent origination opportunities for HomeSide without the fixed cost investment associated with traditional retail mortgage branch networks. HomeSide believes that its ongoing investment in technology will further enhance and expand existing processing capabilities and improve its efficiency. Based on independent surveys of direct cost per loan and loans serviced per employee, management believes that HomeSide has been one of the industry's most efficient mortgage servicers. The Company's average cost per employee is not higher than the average cost per employee of its competitors.



     HomeSide plans to build its core operations through (i) improved economies of scale in servicing costs; (ii) increased productivity using proprietary technology; and (iii) expanded and diversified variable cost origination channels. In addition, HomeSide intends to pursue loan portfolio acquisitions and strategic origination relationships.



     Ownership. The Issuer is an indirect wholly-owned subsidiary of the Parent which in turn is an indirect wholly-owned subsidiary of National Australia Bank Limited ("NAB"). The Parent was acquired by NAB on February 10, 1998 pursuant to a merger (the "Merger") in which each share of the Parent's capital stock issued and outstanding was converted into the right to receive $27.825 in cash.



     The transaction was accounted for as a purchase. As a result, all assets and liabilities were recorded at their fair value on February 10, 1998 and the purchase price in excess of the fair value of net assets acquired was recorded as goodwill.

                                   THE NOTES

NOTES OFFERED.................   The Notes are being offered from time to time
                                 by the Issuer. The specific terms, including the maturity date and interest payment dates, of each Note issued will be set forth in the applicable Pricing Supplement. See "Description of Notes."

AMOUNT........................   The Notes are currently limited to up to
                                 $1,500,000,000 aggregate initial offering price, including the $750 million of Notes issued and currently outstanding. The Indenture does not limit the aggregate principal amount of Notes that the Issuer may issue. See
                                 "Description of Notes."


RANKING.......................   The Notes will be unsecured and will rank pari
                                 passu with all other unsecured and
                                 unsubordinated indebtedness of the Issuer, but will be effectively subordinated to all present and future secured indebtedness of the Issuer as to the assets of the Issuer securing such indebtedness and to the claims of creditors of the Issuer's subsidiaries as to the assets of such subsidiaries. As of November 30, 1997, the Issuer had total outstanding indebtedness of $2,503.3 million, consisting of $20.7 million of secured indebtedness and $750 million of the Notes, as well as $1,732.6 million of unsecured indebtedness outstanding under the Issuer's amended and restated bank credit agreement dated January 31, 1997, as further amended as of September 30, 1997 and December 31, 1997
                                 (the "Bank Credit Agreement"). Under certain circumstances, amounts outstanding under the
                                 Bank Credit Agreement become secured
                                 obligations. See "Description of Certain
                                 Indebtedness -- Bank Credit Agreement" and
                                 "Description of Notes -- General."


REDEMPTION OR REPAYMENT.......   The Notes will not be subject to any sinking
                                 fund and will not be subject to redemption at the option of the Issuer or repayment at the option of the holders prior to the Stated
                                 Maturity Date unless otherwise specified in the applicable Pricing Supplement. See "Description of Notes."

MERGER OR SALE................   The Indenture does not provide holders any
                                 protection should there be a highly leveraged transaction involving the Issuer. The Indenture allows the Issuer to merge or consolidate with another company, or sell all or substantially all of its assets to another company. If these events occur, the other company will be required to assume the Issuer's responsibilities on the Notes, and the Issuer will be released from all liabilities and obligations. See "Description of Notes --
                                 Consolidation, Merger and Transfer of Assets."

USE OF PROCEEDS...............   Except as otherwise specified in the applicable
                                 Pricing Supplement, the net proceeds from the sale of the Notes will be used to reduce amounts outstanding under the Bank Credit
                                 Agreement or to repay other outstanding
                                 indebtedness and for working capital and general corporate purposes, including the purchase of servicing rights. See "Use of Proceeds."

DEFEASANCE....................   The Issuer may discharge the Notes at any time
                                 by depositing sufficient funds with the trustee under the Indenture to pay the obligations when due. All amounts due to the holders on the Notes would be paid by the Trustee from the deposited funds. See "Description of Notes --
                                 Discharge, Defeasance and Covenant Defeasance."

EVENTS OF DEFAULT; REMEDIES...   If any of the following Events of Default
                                 occurs under the Notes, the Indenture provides the remedies set forth below:

                                 Events of Default

                                 -  Principal not paid when due

                                 -  Sinking fund payment not made when due

                                 -  Failure to pay interest for 30 days

                                 -  Covenants not performed for 60 days

                                 - Acceleration in excess of $25,000,000 in principal amount of other debt not rescinded in 10 days after notice

                                 - Failure by the Issuer or any subsidiary to pay within 60 days any uninsured judgment or court order for the payment of money in excess of $25,000,000

                                 - Certain events in bankruptcy, insolvency or reorganization of the Issuer or any subsidiary

                                 Remedies

                                The trustee under the Indenture or holders of 25% of the principal amount of Notes outstanding may declare principal immediately payable, subject to rescission by a majority in principal amount of the holders, except that upon the occurrence of certain events in bankruptcy, insolvency or reorganization as described above, principal shall become immediately due and payable without any act by the trustee or any holder. See "Description of Notes -- Events of Default, Notice and Waiver."

                                  RISK FACTORS


     See "Risk Factors" starting on page 16 for a discussion of certain factors which should be considered by prospective investors in evaluating an investment in the securities offered hereby.

                                    HOMESIDE


 SUMMARY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION FOR THE MERGER



     The summary unaudited pro forma consolidated financial information set forth below gives effect to the acquisition of HomeSide by NAB. Such information is based upon management's assumptions, and should be read in conjunction with the historical and pro forma financial statements and notes thereto included elsewhere in this Prospectus. The pro forma adjustments are based on preliminary estimates and are subject to change as these estimates are finalized. The unaudited pro forma balance sheet set forth below gives effect to the Merger as though such transaction occurred as of November 30, 1997, while the unaudited pro forma consolidated income statements set forth below give effect to the Merger as though the transaction occurred at the beginning of the periods presented. The unaudited pro forma consolidated financial information does not include the effects, if any, of changes in debt and stockholder's equity which may occur following the Merger. The unaudited pro forma consolidated financial information does not purport to represent the results that actually would have occurred if the Merger had in fact occurred on such date or to project the results that may be achieved in the future. The information set forth below does not give effect on a pro forma basis to the BMC Acquisition or the BBMC Acquisition. For such information, see "Summary Unaudited Pro Forma Consolidated Financial and Operations Information for the BMC Acquisition and the BBMC Acquisition" below and the related financial statements included elsewhere in this Prospectus.



UNAUDITED CONSOLIDATED BALANCE SHEET DATA:



                                                                   AT             AT
                                                              NOVEMBER 30,   NOVEMBER 30,
                                                                  1997           1997
                                                              (HISTORICAL)   (PRO FORMA)
                                                              ------------   ------------
                                                                 (DOLLARS IN MILLIONS)
Assets:
Cash and cash equivalents...................................    $   16.6           16.6
Mortgage loans held for sale, net...........................       984.7          984.7
Mortgage servicing rights, net..............................     1,733.5        1,733.5
Accounts receivable, net....................................       252.7          252.7
Early pool buyout advances..................................       311.7          311.7
Premises and equipment, net.................................        35.4           28.0
Goodwill....................................................         9.0          759.3
Other assets................................................       149.5          135.6
                                                                --------       --------
Total Assets................................................    $3,493.1       $4,222.1

Liabilities and Stockholder's Equity:
Notes payable...............................................    $1,732.6       $1,733.2
Accounts payable and accrued liabilities....................       140.2          252.3
Deferred income taxes.......................................       186.7          129.8
Long-term debt..............................................       770.7          787.1
                                                                --------       --------
Total Liabilities...........................................    $2,830.2       $2,902.4
Common Stock:
     Common stock, $1.00 par value, 10,000 shares authorized
      and 100 shares issued and outstanding, all pledged as
      second priority collateral on the long-term debt of
      the Parent
Additional paid-in capital..................................       573.1        1,319.7
Retained earnings...........................................        89.8             --
                                                                --------       --------
Total Stockholder's Equity..................................       662.9        1,319.7
                                                                --------       --------
Total Liabilities and Stockholder's Equity..................    $3,493.1       $4,222.1
                                                                ========       ========

                                    HOMESIDE

                                       PERIOD FROM          PRO FORMA          PERIOD FROM           PRO FORMA
                                    MARCH 16, 1996 TO   MARCH 16, 1996 TO    MARCH 1, 1997 TO    MARCH 1, 1997 TO
                                    FEBRUARY 28, 1997   FEBRUARY 28, 1997   NOVEMBER 30, 1997    NOVEMBER 30, 1997
                                    -----------------   -----------------   -----------------    -----------------
                                                                (DOLLARS IN MILLIONS)
UNAUDITED CONSOLIDATED STATEMENT
  OF OPERATIONS DATA:
Revenues:
     Mortgage servicing fees......       $308.9              $308.9               $308.4              $308.4
     Amortization of mortgage
       servicing rights...........       (153.7)             (153.7)              (159.3)             (159.3)
                                         ------              ------               ------              ------
          Net servicing revenue...        155.2               155.2                149.1               149.1
     Interest income..............         81.5                81.5                 74.3                74.3
     Interest expense.............        (66.8)              (62.6)               (61.2)              (56.4)
                                         ------              ------               ------              ------
          Net interest revenue....         14.7                18.9                 13.1                17.9
     Net mortgage origination
       revenue....................         66.1                66.1                 59.2                59.2
     Other income.................          0.6                 0.6                  1.3                 1.3
                                         ------              ------               ------              ------
          Total Revenues..........        236.6               240.8                222.7               227.5
Expenses:
     Salaries and employee
       benefits...................         73.0                73.0                 58.5                58.5
     Occupancy and equipment......         11.8                11.4                 11.9                11.5
     Servicing losses on
       investor-owned loans and
       foreclosure-related
       expenses...................         17.9                17.9                 15.7                15.7
     Other expenses...............         40.7                74.7                 29.1                57.1
                                         ------              ------               ------              ------
          Total Expenses..........        143.4               177.0                115.2               142.8
Income before income taxes........         93.2                63.8                107.5                84.7
Income tax expense................         37.3                38.8                 41.9                43.6
                                         ------              ------               ------              ------
Net Income........................       $ 55.9              $ 25.0               $ 65.6              $ 41.1
                                         ======              ======               ======              ======
OTHER DATA:
Ratio of earnings to fixed
  charges.........................         2.36x               1.99x                2.73x               2.48x

                                    HOMESIDE
      SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

     The following table sets forth summary historical unaudited interim and audited annual consolidated financial and operating information for the Issuer and its subsidiaries for the period ended May 31, 1996, for each of the three months ended August 31, 1996, November 30, 1996 and February 28, 1997, for the period March 16, 1996 to February 28, 1997 and for the period March 16, 1996 to November 30, 1996 and the nine months ended November 30, 1997. The unaudited results of operations, in the opinion of management, contain all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation; such results of operations are not necessarily indicative of results to be expected for the full year. As a result of the acquisition of BMC by the Parent on May 31, 1996, certain assets and liabilities were transferred to the Issuer and consequently are included in results for HomeSide as of and for the periods commencing on or after May 31, 1996. Such information should be read in conjunction with, and is qualified in its entirety by reference to, HomeSide's consolidated financial statements, pro forma financial information and related notes included elsewhere in this Prospectus or incorporated by reference herein.

                                                           QUARTERLY INFORMATION
                                 -------------------------------------------------------------------------
                                 FOR THE PERIOD     FOR THE THREE      FOR THE THREE       FOR THE THREE        FOR THE PERIOD
                                 MARCH 16, 1996     MONTHS ENDED       MONTHS ENDED        MONTHS ENDED         MARCH 16, 1996
                                 TO MAY 31, 1996   AUGUST 31, 1996   NOVEMBER 30, 1996   FEBRUARY 28, 1997   TO FEBRUARY 28, 1997
                                 ---------------   ---------------   -----------------   -----------------   --------------------
                                                                      (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenues:
Mortgage servicing fees........    $    41,485       $    82,179        $    90,492         $    94,750          $   308,906
Amortization of mortgage
  servicing rights.............        (16,442)          (39,753)           (48,120)            (49,379)            (153,694)
                                   -----------       -----------        -----------         -----------          -----------
  Net servicing revenue........         25,043            42,426             42,372              45,371              155,212
Interest income................         12,719            22,270             25,241              21,277               81,507
Interest expense...............        (12,592)          (17,684)           (16,140)            (20,417)             (66,833)
                                   -----------       -----------        -----------         -----------          -----------
  Net interest revenue.........            127             4,586              9,101                 860               14,674
Net mortgage origination
  revenue......................         10,810            16,273             16,521              22,469               66,073
Other income...................            107               355                 79                 141                  682
                                   -----------       -----------        -----------         -----------          -----------
        Total revenues.........         36,087            63,640             68,073              68,841              236,641
Expenses:
Salaries and employee
  benefits.....................         11,480            21,177             20,650              19,669               72,976
Occupancy and equipment........          1,846             3,084              3,337               3,503               11,770
Servicing losses on
  investor-owned loans and
  foreclosure related
  expenses.....................          3,938             4,058              4,957               4,981               17,934
Other expenses.................          5,345            12,196             11,391              11,834               40,766
                                   -----------       -----------        -----------         -----------          -----------
        Total expenses.........         22,609            40,515             40,335              39,987              143,446
Income before income taxes.....         13,478            23,125             27,738              28,854               93,195
Income tax expense.............          5,526             9,481             11,373              10,898               37,278
                                   -----------       -----------        -----------         -----------          -----------
Net income(e)..................    $     7,952       $    13,644        $    16,365         $    17,956          $    55,917
                                   ===========       ===========        ===========         ===========          ===========
SELECTED OPERATING DATA:
Volume of loan production.......    $ 3,780,236       $ 5,492,199(b)     $ 5,540,875         $ 6,064,225          $20,877,535(b)
Loan servicing portfolio
  (at period end)...............     77,351,849        84,818,725         87,712,746          89,217,861           89,217,846
Loan servicing portfolio
  (average outstanding during
  the period)...................     43,670,497(a)     81,223,664         86,535,928          89,552,976           74,677,171(c)
Weighted average interest rate
  for the servicing portfolio
  (at period end)...............           7.86%             7.92%              7.91%               7.92%                7.92%
Weighted average servicing fee
  for the servicing portfolio,
  including ancillary income....          0.456%            0.405%             0.418%              0.423%               0.432%
EBITDA(d).......................    $    43,743       $    83,720        $    93,868         $   100,564          $   321,895
Cash flows (used in) provided
  by:
  Operating activities..........       (127,037)         (210,540)           168,591             385,540              216,554
  Investing activities..........       (363,156)         (205,776)          (106,784)           (186,522)            (862,238)
  Financing activities..........        748,607           185,893            (88,615)           (147,510)             698,375
Ratio of EBITDA to total
  interest expense..............          3.47x             4.73x              5.82x               4.93x                4.82x

                                    HOMESIDE

          FOR THE PERIOD FROM MARCH 16, 1996 TO NOVEMBER 30, 1996 AND
                  FOR THE NINE MONTHS ENDED NOVEMBER 30, 1997

                                                                 FOR THE PERIOD        FOR THE NINE
                                                               MARCH 16, 1996 TO       MONTHS ENDED
                                                               NOVEMBER 30, 1996     NOVEMBER 30, 1997
                                                               -----------------     -----------------
                                                                       (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
Mortgage servicing fees.....................................      $   214,156           $   308,423
Amortization of mortgage servicing rights...................        (104,315)             (159,322)
                                                                  -----------           -----------
    Net servicing revenue...................................          109,841               149,101
Interest income.............................................           60,230                74,354
Interest expense............................................         (46,416)              (61,222)
                                                                  -----------           -----------
    Net interest revenue....................................           13,814                13,132
Net mortgage origination revenue............................           43,604                59,186
Other income................................................              541                 1,257
                                                                  -----------           -----------
         Total revenues.....................................          167,800               222,676
Expenses:
Salaries and employee benefits..............................           53,307                58,474
Occupancy and equipment.....................................            8,267                11,889
Servicing losses on investor-owned loans and foreclosure
  related expenses..........................................           12,953                15,680
Other expenses..............................................           28,932                29,084
                                                                  -----------           -----------
         Total expenses.....................................          103,459               115,127
Income before income taxes..................................           64,341               107,549
Income tax expense..........................................           26,380                41,947
                                                                  -----------           -----------
Net income..................................................      $    37,961           $    65,602
                                                                  ===========           ===========
Selected Operating Data:
Volume of loan production(b)................................      $14,813,310           $16,021,030
Loan servicing portfolio (at period end)....................       87,712,746            97,782,551
Loan servicing portfolio (average outstanding during the
  period)...................................................       70,476,696            93,824,039
Weighted average interest rate for the servicing portfolio
  (at period end)...........................................             7.91%                 7.87%
Weighted average servicing fee for the servicing portfolio,
  including ancillary income................................            0.429%                0.444%
EBITDA(d)...................................................      $   221,331           $   331,949
Cash flows (used in) provided by:
    Operating activities....................................        (168,986)              (18,891)
    Investing activities....................................        (675,716)             (659,230)
    Financing activities....................................          845,885               642,020
Ratio of EBITDA to total interest expense...................             4.77x                 5.42x

                                        AT            AT             AT             AT             AT
                                      MAY 31,     AUGUST 31,    NOVEMBER 30,   FEBRUARY 28,   NOVEMBER 30,
                                       1996          1996           1996           1997           1997
                                      -------     ----------    ------------   ------------   ------------
                                                            (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Mortgage loans held for sale......  $   974,484   $ 1,290,841   $ 1,101,229     $  805,274     $  984,706
Mortgage servicing rights.........    1,216,106     1,409,226     1,321,639      1,596,838      1,733,469
Total assets......................    2,640,669     2,909,346     2,833,601      2,717,321      3,493,065
Notes payable.....................    1,901,479     2,088,232     2,010,813      1,818,503      1,732,649
Long-term debt (e)................       21,574        21,426        21,278         21,128        770,671
Total liabilities.................    2,101,703     2,356,705     2,276,265      2,105,277      2,830,131
Total stockholder's equity........      538,966       552,641       557,336        612,044        662,934

---------------

(a) Period information is for the period March 1, 1996 through May 31, 1996.

(b) Excludes bulk purchases of $4.1 billion for the three months ended August 31, 1996 and the period from March 16, 1996 to February 28, 1997 and $3.1 billion for the nine months ended November 30, 1997.

(c) Period information is for the period March 1, 1996 through February 28,
     1997.

(d) EBITDA represents earnings before total other interest expense, taxes, depreciation and amortization, including amortization of mortgage servicing rights. Total other interest expense excludes interest expense to fund mortgage loans held for sale of $11.2 million, $18.0 million, $18.5 million, $16.2 million, $63.9 million and $47.5 million for the period March 16, 1996 to May 31, 1996, the three months ended August 31, 1996, November 30, 1996 and February 28, 1997, the period March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Depreciation and amortization, excluding amortization of mortgage servicing rights, was $1.2 million, $3.2 million, $1.9 million, $1.9 million, $8.2 million and $6.8 million, respectively, for these periods. In addition to EBITDA, other major elements of cash flows from investing and financing activities are important in determining available cash flow. Cash flows used in operating activities totaled $127.0 million for the period March 16, 1996 to May 31, 1996, $210.5 million for the three months ended August 31, 1996 and $18.9 million for the nine months ended November 30, 1997. Cash flows provided by operating activities totaled $168.6 million and $385.5 million for the three months ended November 30, 1996 and February 28, 1997, respectively. EBITDA includes substantially all expenditures for operating expenses.


     Cash flows used in investing activities were $363.2 million, $205.8 million, $106.8 million, $186.5 million, $862.2 million and $659.2 million for the period March 16, 1996 to May 31, 1996, the three months ended August 31, 1996, November 30, 1996 and February 28, 1996, the period March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Significant adjustments to EBITDA from investing activities include the value of originated mortgage servicing rights (OMSR), cash purchases and proceeds from risk management contracts and the purchase of mortgage servicing rights. Revenue from OMSR represents a future cash flow stream and therefore should be excluded from the determination of the current period's cash flow. OMSR totaled $3.4 million, $3.8 million, $2.0 million, $1.7 million, $10.9 million and $4.3 million for the period ended March 16, 1996 to May 31, 1996, the three months ended August 31, 1996, November 30, 1996 and February 28, 1997, the period March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. During the period March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, cumulative gains and losses on risk management contracts resulted in a $110.6 million net loss, which increased the cost basis of mortgage servicing rights at February 28, 1997 and a $108.9 million net gain, which decreased the cost basis of mortgage servicing rights at November 30, 1997. $142.0 million in cash expenditures and $67.1 in cash receipts was excluded from net income for the period ended February 28, 1997 and November 30, 1997, respectively. The Issuer also purchased mortgage servicing rights which totaled $77.6 million, $162.8 million, $94.6 million, $140.7 million, $476.7 million and $404.9 million for the period March 16, 1996 to May 31, 1996, the three months ended August 31, 1996, November 30, 1996 and February 28, 1997, the period March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. A portion of the available financing under the Bank Credit Agreement is based upon the market value of mortgage servicing rights. Both OMSR and purchases of mortgage servicing rights increase the available cash flow under the Bank Credit Agreement.

     The Bank Credit Agreement, and the issuance of medium-term notes, represent the major source of financing for cash flows. Cash flows provided by financing activities totaled $748.6 million, $185.9 million, $698.4 million and $642.0 million for the period March 16, 1996 to May 31, 1996, the three months ended August 31, 1996, the period March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Cash flows used in financing activities were $88.6 million and $147.5 million for the three months ended November 30, 1996 and February 28, 1997, respectively. Unused line of credit (i.e., the difference between the total amount outstanding under the Bank Credit Agreement and the total amount available thereunder) totaled approximately $721.5 million at February 28, 1997 and $767.4 million at November 30, 1997. During the nine months ended November 30, 1997, the Issuer issued a total of $750.0 million of medium-term notes under the Registration Statement of which this Prospectus forms a part.

     Management believes that the presentation of EBITDA facilitates the reader's evaluation of the Issuer's debt service capacity, and that EBITDA is a generally recognized statistic for performing such evaluations. EBITDA should not be considered as an alternative to net income as an indicator of the Issuer's operating performance or to cash flow as a measure of liquidity, but rather to provide additional information related to the Issuer's ability to service debt.

(e) On May 14, 1996 the Parent issued $200 million of 11.25% Notes due 2003. A portion of the proceeds of the Parent's January 1997 public offering of common stock was used to repay $70.0 million of such notes. All of the outstanding common stock of HomeSide and HHI is pledged as security on the notes. The only significant asset of the Parent is its investment in HomeSide and HHI common stock. The Parent is dependent on cash payments from HomeSide and HHI to service its debt obligations. The notes, and related interest expense, are not reflected in the financial statements of HomeSide.

(f) Period information is for the period March 1, 1996 to November 30, 1996.

                                    HOMESIDE

  SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

                FOR THE BMC ACQUISITION AND THE BBMC ACQUISITION


     The summary unaudited pro forma consolidated financial information for HomeSide set forth below has been derived from financial information included elsewhere in this Prospectus and all such information is presented on a pro forma basis, giving effect to the BMC Acquisition and the BBMC Acquisition by the Parent. The unaudited pro forma consolidated financial information does not purport to represent what HomeSide's results of operations would have been if the BBMC Acquisition and the BMC Acquisition had actually been completed as of the dates indicated and is not intended to project HomeSide's financial position or results of operations for any future period. The following summary information should be read in conjunction with, and is qualified in its entirety by reference to, the historical financial statements of BBMC and BMC and the unaudited pro forma consolidated financial information for HomeSide and the related notes thereto included elsewhere in this Prospectus.

                                                                               FOR THE
                                                                                PERIOD
                                                              FOR THE YEAR    MARCH 16,
                                                                 ENDED         1996 TO
                                                              DECEMBER 31,   FEBRUARY 28,
                                                                  1995           1997
                                                              ------------   ------------
                                                                 (DOLLARS IN MILLIONS)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenues:
Mortgage servicing fees.....................................    $  296.4       $ 328.7
Gain on risk management contracts(a)........................       108.7            --
Amortization of mortgage servicing rights...................      (170.0)       (163.0)
                                                                --------       -------
  Net servicing revenue.....................................       235.1         165.7
Interest income.............................................        66.9          88.1
Interest expense............................................       (49.0)        (69.3)
                                                                --------       -------
  Net interest revenue......................................        17.9          18.8
Net mortgage origination revenue............................         0.7          67.1
Other income................................................         0.7           0.7
                                                                --------       -------
          Total revenues....................................       254.4         252.3
          Total expenses....................................       142.7         156.2
                                                                --------       -------
Income before income taxes..................................       111.7          96.1
Income tax expense..........................................        45.7          38.6
                                                                --------       -------
Net income(d)...............................................    $   66.0       $  57.5
                                                                ========       =======
SELECTED OPERATING DATA:
Volume of loans originated and acquired.....................    $ 14,652       $20,878(b)
                                                                ========       =======
Loan servicing portfolio (at period end)....................      73,886        89,218
Loan servicing portfolio (average during the period)........      68,873        74,677(c)
Weighted average interest rate for the servicing portfolio
  (at period end)...........................................        8.01%         7.92%
Weighted average servicing fee for the servicing portfolio
  (at period end)...........................................       0.351%        0.359%

---------------

(a) The non-cash portion of gain on risk management contracts was $86.5 million pro forma HomeSide for the BBMC Acquisition and the BMC Acquisition for the year ended December 31, 1995. See Note 4 of HomeSide's February 28, 1997 consolidated financial statements.

(b) Excludes bulk purchases of $4.1 billion.

(c) Period information is for the period March 16, 1996 through February 28,
    1997.

(d) On May 14, 1996, the Parent issued $200 million of 11.25% Notes due 2003. A portion of the proceeds of the Parent's January 1997 public offering of common stock was used to repay $70.0 million of such notes. All of the outstanding common stock of HomeSide and HHI is pledged as security on the notes. The only significant asset of the Parent is its investment in HomeSide and HHI common stock. The Parent is dependent on cash payments from HomeSide to service its debt obligations. The notes, and related interest expense, are not reflected in the financial statements of HomeSide.

  BBMC (ACQUIRED BY HOMESIDE, INC. ON MARCH 15, 1996 AND NOW KNOWN AS HOMESIDE
                                 LENDING, INC.)
      Summary Historical Consolidated Financial and Operating Information

     The following table sets forth summary historical consolidated financial and operating information for BBMC (formerly BancBoston Mortgage Corporation and the Predecessor to the Issuer) for the periods prior to its acquisition by the Parent. Such information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, pro forma financial information and related notes included elsewhere in this Prospectus.

                                                                                                  FOR THE THREE   FOR THE PERIOD
                                                                                                     MONTHS         JANUARY 1,
                                                 YEARS ENDED DECEMBER 31,                             ENDED          1996 TO
                            -------------------------------------------------------------------     MARCH 31,       MARCH 15,
                               1991          1992          1993          1994          1995           1995             1996
                            -----------   -----------   -----------   -----------   -----------   -------------   --------------
                                                                   (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Revenues:
Mortgage servicing fees...  $    92,362   $   105,890   $   111,822   $   140,491   $   173,038   $      43,657    $    38,977
Gain (loss) on risk
  management contracts....           --            --         6,688        (6,702)      108,702           3,612       (128,795)
Amortization of mortgage
  servicing rights........      (37,213)      (73,908)     (112,492)      (66,801)     (108,013)        (23,103)        (7,245)
                            -----------   -----------   -----------   -----------   -----------   -------------    -----------
  Net servicing revenue...       55,149        31,982         6,018        66,988       173,727          24,166        (97,063)
Interest income...........       41,252        46,865        50,156        31,585        24,324           4,122          8,423
Interest expense..........      (27,686)      (38,855)      (44,199)      (33,952)      (27,128)         (6,079)       (10,089)
                            -----------   -----------   -----------   -----------   -----------   -------------    -----------
  Net interest revenue....       13,566         8,010         5,957        (2,367)       (2,804)         (1,957)        (1,666)
Net mortgage origination
  revenue (expense).......        6,508         1,123         6,173         4,983         3,417          (1,083)         7,638
Gain on sales of servicing
  rights..................       12,034        14,769           651        10,862        10,230           4,285             --
Other income..............           52            17            50           147           511              13            253
                            -----------   -----------   -----------   -----------   -----------   -------------    -----------
        Total revenues....       87,309        55,901        18,849        80,613       185,081          25,424        (90,838)

Expenses:
  Salaries and employee
    benefits..............       27,328        30,053        33,096        40,370        45,381          11,696         10,287
  Occupancy and
    equipment.............        7,809         7,788         7,966         9,012        10,009           2,358          2,041
  Servicing losses on
    investor-owned
    loans.................        2,880         8,138         2,770         7,177         9,981             733          5,560
  Real estate acquired....        1,195         1,124         1,600           253         1,054             218            291
  Other expenses..........       17,552        20,461        22,058        19,326        21,896           4,713          7,377
                            -----------   -----------   -----------   -----------   -----------   -------------    -----------
        Total expenses....       56,764        67,564        67,490        76,138        88,321          19,718         25,556
                            -----------   -----------   -----------   -----------   -----------   -------------    -----------
Income (loss) before
  income taxes and
  cumulative effects of
  changes in accounting
  principles..............  $    30,545   $   (11,663)  $   (48,641)  $     4,475   $    96,760   $       5,706    $  (116,394)
                            ===========   ===========   ===========   ===========   ===========   =============    ===========
Net income (loss).........  $    18,377   $    (7,834)  $   (85,185)  $     5,405   $    58,826   $       3,429    $   (73,861)
                            ===========   ===========   ===========   ===========   ===========   =============    ===========
SELECTED OPERATING DATA:
Volume of loans originated
  and acquired............  $ 5,196,996   $ 9,705,875   $13,682,761   $14,473,000   $ 9,567,521   $   1,181,642    $ 4,187,603(a)
Loan servicing portfolio
  (at period end).........   20,600,569    23,705,642    27,999,100    37,971,200    41,555,354      37,800,120     44,158,163(a)
Loan servicing portfolio
  (average)...............   19,663,100    22,153,100    25,852,400    33,178,600    39,283,700      38,099,730     43,158,072(a)
Weighted average interest
  rate (at period end)....         9.65%         9.05%         8.07%         7.91%         7.97%           7.90%          7.92%(a)
Weighted average servicing
  fee (average for
  period).................        0.400%        0.390%        0.372%        0.389%        0.383%          0.384%         0.380%(a)

SELECTED BALANCE SHEET
  DATA (AT PERIOD END):
Mortgage loans held for
  sale....................  $   507,776   $   495,455   $   607,506   $   271,215   $   388,436   $      70,978    $   641,465
Mortgage servicing
  rights..................      296,393       337,307       281,727       431,148       551,338         414,974        542,862
Total assets..............    1,034,269     1,073,686     1,193,583     1,006,887     1,254,303         858,001      1,512,902
Note payable to Bank of
  Boston..................      748,827       799,992     1,019,011       779,021       966,000         648,499      1,256,000
Total liabilities.........      818,890       866,141     1,071,223       879,122     1,067,712         726,807      1,400,172
Total stockholder's
  equity..................      215,379       207,545       122,360       127,765       186,591         131,194        112,730

---------------
(a) Period information is for the period January 1, 1996 to March 31, 1996 and period end information is at March 31, 1996.

   BMC (ACQUIRED BY HOMESIDE, INC. ON MAY 31, 1996 AND NOW KNOWN AS HOMESIDE
                                HOLDINGS, INC.)
      Summary Historical Consolidated Financial and Operating Information

     The following table sets forth summary historical consolidated financial and operating information for BMC (formerly Barnett Mortgage Company) for the periods prior to its acquisition by the Parent. Such information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, pro forma financial information and related notes included elsewhere in this Prospectus.

                                               YEARS ENDED DECEMBER 31,                FOR THE THREE
                                  --------------------------------------------------   MONTHS ENDED
                                   1991      1992       1993     1994(A)    1995(B)    JUNE 30, 1995
                                  -------   -------   --------   --------   --------   -------------
                                                        (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF
 OPERATIONS DATA:
Mortgage origination revenue:
 Mortgage origination fees......  $    --   $    --   $    358   $  3,276   $ 17,104     $  3,469
 Gain (loss) on sales of loans,
   net..........................    3,184     8,187      5,688        692    (13,920)         995
                                  -------   -------   --------   --------   --------     --------
      Total mortgage origination
        revenue.................    3,184     8,187      6,046      3,968      3,184        4,464
Interest income (expense):
 Interest income................      765       657        855      3,460     27,264        4,420
 Interest expense, substantially
   all to affiliates............     (568)     (531)    (1,415)    (4,911)   (20,427)      (6,766)
                                  -------   -------   --------   --------   --------     --------
      Net interest income
        (expense)...............      197       126       (560)    (1,451)     6,837       (2,346)
Mortgage servicing revenue:
 Mortgage servicing income......   10,143    13,427     20,560     27,130     83,502       22,439
 Mortgage servicing income from
   affiliates...................    6,986    16,143     18,326     20,017     25,057        6,407
 Amortization of capitalized
   mortgage servicing rights....   (2,453)   (6,013)   (11,547)   (17,783)   (48,282)     (12,124)
 Gain on sales of servicing.....       --        --         --         --      9,096           --
                                  -------   -------   --------   --------   --------     --------
      Net mortgage servicing
        revenue.................   14,676    23,557     27,339     29,364     69,373       16,722
Other income....................    2,860     7,750      6,296      4,492      2,592        6,203
                                  -------   -------   --------   --------   --------     --------
      Total revenues............   20,917    39,620     39,121     36,373     81,986       25,043
Expenses:
 Salaries and benefits..........    7,778    13,698     13,914     17,474     53,070       14,301
 General and administrative.....   10,349    11,401     12,432     14,924     41,849       12,119
 Affiliate profit sharing.......    1,699    12,471     10,774      3,534      6,242           --
 Occupancy and equipment........    1,091     1,167      1,810      2,702      5,960        2,424
 Amortization of goodwill.......       --        --         --        259      4,840        1,673
                                  -------   -------   --------   --------   --------     --------
      Total expenses............   20,917    38,737     38,930     38,893    111,961       30,517
                                  -------   -------   --------   --------   --------     --------
Income (loss) before income
 taxes..........................  $     0   $   883   $    191   $ (2,520)  $(29,975)    $ (5,474)
                                  =======   =======   ========   ========   ========     ========
Net income (loss)...............  $   (34)  $    17   $    104   $ (2,058)  $(20,386)    $ (3,356)
                                  =======   =======   ========   ========   ========     ========
SELECTED OPERATING DATA (DOLLARS
 IN MILLIONS):
Volume of loans originated and
 acquired.......................  $ 1,945   $ 3,507   $  3,360   $  3,410   $  5,767     $  1,330
Loan servicing portfolio (at
 period end)....................   10,034    11,524     13,085     18,411     33,411       33,070
Loan servicing portfolio
 (average)......................    9,639    10,779     12,305     15,748     30,669       32,839
Weighted average interest rate
 (at period end)(c).............       --        --       7.34%      7.44%      8.05%        7.98%
Weighted average servicing fee
 (average for period)(c)........       --        --      0.259%     0.261%     0.299%       0.301%
SELECTED BALANCE SHEET DATA (AT
 PERIOD END):
Mortgage loans held for sale....  $    --   $    --   $     --   $183,914   $465,880     $331,184
Mortgage servicing rights.......   12,959    25,458     48,941     92,461    250,788      259,796
Total assets....................   42,082    61,166     96,186    359,472    994,630      857,046
Notes payable...................   16,107    20,325     63,329    248,214    653,056      503,000
Total liabilities...............   22,676    38,541     69,930    274,570    762,802      612,311
Total stockholder's equity......   19,406    22,625     26,257     84,902    231,828      244,735

                                   FOR THE PERIOD     FOR THE SIX    FOR THE PERIOD
                                  APRIL 1, 1996 TO   MONTHS ENDED    JANUARY 1, 1996
                                    MAY 30, 1996     JUNE 30, 1995   TO MAY 30, 1996
                                  ----------------   -------------   ---------------
                                       (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF
 OPERATIONS DATA:
Mortgage origination revenue:
 Mortgage origination fees......        $ 1,646        $  6,005         $  7,288
 Gain (loss) on sales of loans,
   net..........................         (3,383)          1,514              482
                                        -------        --------         --------
      Total mortgage origination
        revenue.................         (1,737)          7,519            7,770
Interest income (expense):
 Interest income................          5,638           7,003           14,216
 Interest expense, substantially
   all to affiliates............         (3,480)         (9,685)          (9,574)
                                        -------        --------         --------
      Net interest income
        (expense)...............          2,158          (2,682)           4,642
Mortgage servicing revenue:
 Mortgage servicing income......         15,709          35,723           38,833
 Mortgage servicing income from
   affiliates...................          5,464          12,503           13,626
 Amortization of capitalized
   mortgage servicing rights....         (8,456)        (20,475)         (25,467)
 Gain on sales of servicing.....             --              --               --
                                        -------        --------         --------
      Net mortgage servicing
        revenue.................         12,717          27,751           26,992
Other income....................          1,678           7,054            1,740
                                        -------        --------         --------
      Total revenues............         14,816          39,642           41,144
Expenses:
 Salaries and benefits..........         10,402          23,433           25,173
 General and administrative.....          6,816          20,403           20,748
 Affiliate profit sharing.......             --              --               --
 Occupancy and equipment........          1,569           3,941            3,720
 Amortization of goodwill.......            928           2,226            2,324
                                        -------        --------         --------
      Total expenses............         19,715          50,003           51,965
                                        -------        --------         --------
Income (loss) before income
 taxes..........................        $(4,899)       $(10,361)        $(10,821)
                                        =======        ========         ========
Net income (loss)...............        $(3,985)       $ (7,484)        $ (8,343)
                                        =======        ========         ========
SELECTED OPERATING DATA (DOLLARS
 IN MILLIONS):
Volume of loans originated and
 acquired.......................        $   982        $  2,886         $  2,538
Loan servicing portfolio (at
 period end)....................             (d)         33,070               (d)
Loan servicing portfolio
 (average)......................         33,057          28,153           33,182
Weighted average interest rate
 (at period end)(c).............             (d)           7.98%              (d)
Weighted average servicing fee
 (average for period)(c)........          0.346%          0.299%           0.337%
SELECTED BALANCE SHEET DATA (AT
 PERIOD END):
Mortgage loans held for sale....             (e)       $331,184               (e)
Mortgage servicing rights.......             (e)        259,796               (e)
Total assets....................             (e)        857,046               (e)
Notes payable...................             (e)        503,000               (e)
Total liabilities...............             (e)        612,311               (e)
Total stockholder's equity......             (e)        244,735               (e)

---------------
(a) Includes operations of Loan America Financial Corporation since its acquisition in October 1994.
(b) Includes operations of BancPLUS Financial Corporation since its acquisition in February 1995.
(c) Information not available for 1991 and 1992.
(d) BMC was acquired by the Parent on May 31, 1996. BMC's servicing portfolio, except for certain GNMA loans, is included in HomeSide's servicing portfolio as of May 31, 1996.
(e) BMC was acquired by the Parent on May 31, 1996. All of BMC's assets and liabilities, except for servicing rights with respect to certain GNMA loans, are included in the consolidated balance sheet of HomeSide as of May 31, 1996.

                                  RISK FACTORS

     In addition to the other information included or incorporated by reference in this Prospectus, the following factors should be considered carefully before investing in the securities offered hereby.

     The Notes are not an appropriate investment for investors who are unsophisticated with respect to transactions involving the applicable interest rate or other indices or formulas. Prospective investors should carefully consider, among other factors, the matters described below.

VOLATILITY OF INTEREST RATE INDICES; REDEMPTION FEATURES

     An investment in Notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more interest rate or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that no interest will be payable in respect of such Notes or will be payable at a rate lower than one applicable to a conventional fixed rate or floating rate debt security issued by the Issuer at the same time, that repayment of the principal and/or premium, if any, in respect of such Notes may occur at times other than that expected by the investors, and that the investors could lose all or a substantial portion of principal and/or premium, if any, payable with respect to such Notes on the Maturity Date (as defined under "Description of Notes--General"). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Issuer has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

     Any optional redemption feature of Notes might affect the market value of such Notes. Since the Issuer may be expected to redeem such Notes when prevailing interest rates are relatively low, holders generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on such Notes.

ABSENCE OF PUBLIC MARKET; NO LISTING

     Prior to the offering of any Notes hereby, there has been no public market for such Notes and there can be no assurance that an active trading market for such Notes will develop after this offering or if one does develop, the continued liquidity of such market, or as to the price at which holders would be able to sell such Notes. Unless otherwise specified in the applicable Pricing Supplement, HomeSide does not intend to apply for listing of the securities offered hereby on any securities exchange or through the National Association of Securities Dealers Automated Quotation System. See "Plan of Distribution."

     The secondary market, if any, for Notes will be affected by a number of factors independent of the creditworthiness of the Issuer and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Holders may not be able to sell such Notes readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

CREDIT RATINGS


     The Notes, when issued, will be rated as investment grade as that term is defined for purposes of Registration Statements on Form S-3. The credit ratings assigned to the Issuer's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in such Notes in light of their particular circumstances.


SUBSTANTIAL LEVERAGE

     HomeSide requires substantial financing for its business operations. Such financing is currently provided under a credit agreement entered into by the Issuer on January 31, 1997, which amended and restated the credit agreement originally entered into in connection with the BMC Acquisition (as amended and restated, and as further amended thereafter, the "Bank Credit Agreement"). As of November 30, 1997, the Issuer had aggregate outstanding indebtedness of approximately $2,503.3 million, and $767.4 million of additional availability under the Bank Credit Agreement. HomeSide may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing its current indebtedness. See "Description of Certain
Indebtedness -- Bank Credit Agreement." The financial statements of the Issuer do not reflect debt issued by the Parent. See Note 10 of Notes to Consolidated Financial Statements of HomeSide and "Description of the Parent Notes."

     The degree to which HomeSide is leveraged could have important consequences to holders of the securities offered hereby, including the following: (i) HomeSide's ability to grow will depend on its ability to obtain additional financing in the future for originating loans, investment in servicing rights, working capital, capital expenditures and general corporate purposes, and that ability may be impaired; (ii) a substantial portion of HomeSide's cash flow from operations must be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing the funds available to finance operations; and (iii) HomeSide may be more highly leveraged than certain of its competitors, which may place HomeSide at a competitive disadvantage and make it more vulnerable to economic downturns.

POTENTIAL NON-AVAILABILITY OF FUNDING SOURCES

     In order to operate its business, HomeSide requires substantial financing. To the extent that HomeSide is not successful in negotiating renewals of its current borrowings or in arranging new financing, it may have to curtail its origination activities and/or sell significant portions of its servicing portfolio, which would have a material adverse effect on HomeSide's business and results of operations. Among the factors that will affect the Issuer's ability to refinance its bank credit facilities or the securities offered hereby are financial market conditions and the value and performance of the Issuer prior to the time of such refinancing. There can be no assurance that any such refinancing can be successfully completed. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- HomeSide -- for the Period March 16, 1996 to February 28,
1997 -- Liquidity and Capital Resources," "Description of Certain
Indebtedness -- Bank Credit Agreement," "Description of the Parent Notes" and "Description of Notes."


IMPACT OF CHANGES IN INTEREST RATES


     Changes in interest rates can have a variety of effects on HomeSide's business. In particular, changes in interest rates affect the volume of loan originations and acquisitions, the interest rate spread on loans held for sale, the amount of gain or loss on the sale of loans and the value of HomeSide's servicing portfolio.

     During periods of declining interest rates, mortgage banking companies typically experience an increase in loan originations because of increased home purchases and, particularly, increased refinancing activity. During 1990 to 1993, a period of generally declining interest rates, refinancing activity as a percentage of total originations in the industry increased from 13% in 1990 to 55% in 1993. In contrast, refinancing activity was only 32% of total originations in 1994, 25% in 1995 and 29% in 1996 as the result of generally increasing interest rates. Increases in interest rates may adversely affect refinancing activity, which could have an adverse effect on HomeSide's origination revenues.

     HomeSide's loans held for sale are generally funded by borrowings under its revolving warehouse credit line. HomeSide's net warehouse interest income is the difference between the interest income it earns on loans held for sale (generally based on long-term interest rates) and the interest it pays on its borrowings (generally based on short-term interest rates). To the extent this spread narrows or becomes negative, HomeSide's results of operations could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- HomeSide -- for the Period March 16, 1996 to February 28, 1997 -- Liquidity and Capital Resources."

     In addition, the value of HomeSide's servicing portfolio may be adversely affected if mortgage interest rates decline and loan prepayments increase. In periods of declining interest rates, the economic advantages to borrowers of refinancing their mortgage loans become greater. Increases in the rate of mortgage loan prepayments reduce the period during which HomeSide receives servicing income from such loans. HomeSide capitalizes the cost of the acquisition of servicing rights from third parties and began in 1996 to capitalize servicing rights on loans that it originates. The value of servicing rights is based upon the net present value of future cash flows. If the rate of prepayment of the related loans exceeds the rate assumed by HomeSide, due to a significant reduction in interest rates or otherwise, the value of the servicing portfolio will decrease and accelerated amortization of servicing rights may become necessary. Interest rate changes can also adversely affect the ability to sell servicing rights to a third party or the proceeds from such a sale.

RESULTS OF RISK MANAGEMENT ACTIVITIES

     Gain or loss on sales of mortgage loans may result from changes in interest rates from the time the interest rate on the customer's loan application is established to the time HomeSide sells the loan. To manage interest rate risk, HomeSide uses a hedging strategy that is designed to minimize the negative effect of changes in interest rates on loans that have closed and loans for which interest rate commitments have been given that are expected to close. HomeSide then enters into forward sale commitments and option contracts with Fannie Mae, Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac") and the private investors to whom HomeSide sells loans. The results of HomeSide's hedging program depends on a variety of factors, including the relationship between mortgage rates and Treasury securities, the hedge instruments used and other factors. To the extent that this strategy utilized by HomeSide is not successful, HomeSide's profitability may be adversely affected. For each year since 1990, HomeSide and its predecessor, BBMC, have not experienced secondary market losses. See "Business -- HomeSide -- Servicing Portfolio Hedging Program."

LOAN DELINQUENCIES AND DEFAULTS ON LOANS

     HomeSide's profitability may be negatively impacted by economic downturns as the frequency of loan defaults tends to increase. From the time that HomeSide funds the loans it originates to the time it sells the loans, generally 10 to 40 days, HomeSide is generally at risk for any loan defaults. Once HomeSide sells the loans it originates, the risk of loss from loan defaults and foreclosure generally passes to the purchaser or insurer of the loans. In connection therewith, HomeSide typically makes certain representations and warranties to the purchasers and insurers of loans and to the purchasers of servicing rights. Such representations and warranties generally relate to the origination and servicing of loans in substantial conformance with state and federal laws and applicable investor guidelines. If a loan defaults and there has been a breach of these representations and warranties, HomeSide becomes liable for the unpaid principal and interest on the defaulted mortgage loan. In such a case, HomeSide may be required to repurchase the loan and bear the subsequent loss, if any. Historically, the impact of loans repurchased by HomeSide as the result of such breaches of representations and warranties has not been material. However, the number and amount of loans repurchased in the future could increase due to the high volume of loans which HomeSide originates, acquires and sells. Accordingly, HomeSide believes that future charges to net income relating to loan repurchases may be necessary as loan origination volume increases. See
"Business -- HomeSide -- Secondary Marketing."

     HomeSide is also affected by loan delinquencies and defaults on loans that it services. Under certain types of servicing contracts, particularly contracts to service loans that have been pooled or securitized, the servicer must advance all or part of the scheduled payments to the owner of the loan, even when loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of loans usually require the servicer to advance mortgage and hazard insurance and tax payments on schedule even if sufficient escrow funds are not available. The servicer will be reimbursed, subject to certain limitations with respect to Federal Housing Administration ("FHA") and Veterans Administration ("VA") loans, by the mortgage owner or from liquidation proceeds for payments advanced that the servicer is unable to recover from the mortgagor, although the timing of such reimbursement is typically uncertain. In the interim, the servicer must absorb the cost of funds advanced during the time the advance is outstanding. Further, the servicer must bear the increased costs of attempting to collect on delinquent and defaulted loans. HomeSide also foregoes servicing income from the time such loan becomes delinquent until foreclosure when, if any proceeds are available, such amounts may be recovered.

     HomeSide periodically incurs losses attributable to servicing FHA and VA loans for investors, including actual losses for final disposition of loans that have been foreclosed or assigned to the FHA or VA and accrued interest on such FHA or VA loans for which payment has not been received. HomeSide's servicing losses on investor-owned loans have historically primarily represented losses on VA loans. Because the total principal amount of FHA loans is guaranteed, losses on such loans are generally limited to expenses of collection. HomeSide has experienced minimal losses from FHA loans. With respect to VA loans, the VA guarantees the initial losses on a loan. The guaranteed amount generally ranges from 20% to 35% of the original principal balance. Before each foreclosure sale, the VA determines whether to bid by comparing the estimated net sale proceeds to the outstanding principal balance and the servicer's accumulated reimbursable costs and fees. If this amount is a loss and exceeds the guaranteed amount, the VA typically issues a no-bid and pays the servicer the guaranteed amount. Whenever a no-bid is issued, the servicer absorbs the loss, if any, in excess of the sum of the guaranteed principal and amounts recovered at the foreclosure sale. HomeSide's historical delinquency and foreclosure rate experience on VA loans has generally been consistent with that of the industry. There can be no assurance that HomeSide's servicing losses on investor-owned loans will not be greater in the future.

     Economic downturns in states in which HomeSide has a significant concentration of business could have an adverse impact on HomeSide's results of operations. Loans in Florida and California represented 17.5% and 15.6%, respectively, of Homeside's servicing portfolio at November 30, 1997. HomeSide originates and purchases servicing rights for mortgage loans nationwide and actively monitors the geographic distribution of its servicing portfolio to maintain a mix that it deems appropriate and makes adjustments as it deems necessary. There can be no assurance that HomeSide's monitoring of and adjustments to such geographic distribution will prevent any material adverse impact on HomeSide's business, results of operations and financial condition in the future.

COMPETITION

     The mortgage banking business is highly competitive. HomeSide competes with other mortgage banking companies, commercial banks, savings associations, credit unions and other financial institutions in every aspect of its business, including funding and purchasing loans from mortgage brokers, purchasing loans from correspondents and acquiring loan servicing rights and origination capabilities. HomeSide competes with mortgage banking companies and other financial institutions that have substantially greater financial resources, greater operating efficiencies and longer operating histories than HomeSide. Furthermore, increasing consolidation in the mortgage industry is leading to an increased market share for the largest mortgage companies. At the same time, Fannie Mae and FHLMC are developing technologies and business practices that could reduce their reliance on large mortgage companies for loan production and enable them to access smaller producers for volume. To the extent that market pricing becomes more competitive, HomeSide may be unable to achieve its planned level of originations or consummate acquisitions of servicing rights at a satisfactory cost. Retail mortgage banking companies have direct access to borrowers and generally are able to sell their loans to the same entities that purchase HomeSide's loans. HomeSide depends primarily on mortgage brokers and correspondents for originating new loans. Competitors also seek to establish relationships with mortgage brokers and correspondents, who are not obligated by contract or otherwise to continue to do business with HomeSide.

REGULATION, POSSIBLE CHANGES AND RELATED LEGAL MATTERS

     HomeSide's mortgage banking business is subject to the rules and regulations of the Department of Housing and Urban Development ("HUD"), FHA, VA, Fannie Mae, FHLMC, Government National Mortgage Association ("GNMA") and other regulatory agencies with respect to originating, processing, underwriting, selling, securitizing and servicing mortgage loans. In addition, there are other federal and state statutes and regulations affecting such activities. These rules and regulations, among other things, impose licensing obligations on HomeSide, prohibit discrimination and establish underwriting guidelines which include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts. Moreover, lenders such as HomeSide are required annually to submit audited financial statements to Fannie Mae, FHLMC, GNMA and HUD and to comply with each regulatory entity's own financial requirements. HomeSide's business is also subject to examination by Fannie Mae, FHLMC and GNMA and state regulatory agencies at all times to assure compliance with applicable regulations, policies and procedures.

     Mortgage origination activities are subject to the provisions of various Federal and state statutes including, among others, the Equal Credit Opportunity Act, the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act ("RESPA"), the Fair Housing Act, and the regulations promulgated thereunder, which, among other provisions, prohibit discrimination, prohibit unfair and deceptive trade practices, and require the disclosure of certain basic information to mortgagors concerning credit terms and settlement costs, limit fees and charges paid by borrowers and lenders, and otherwise regulate terms and conditions of credit and the procedures by which credit is offered and administered. Many of the aforementioned regulatory requirements are designed to protect the interests of consumers, while others protect the owners or insurers of mortgage loans. Failure to comply with these requirements can lead to loss of approved status, termination of servicing contracts without compensation to the servicers, demands for indemnification or loan repurchases, class action lawsuits and administrative enforcement actions. Such regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise restricting HomeSide's ability to conduct its business as such business is now conducted.

     HomeSide's net income reflects a reduction in interest expense on its borrowings with depository institutions for custodial balances placed with such institutions. Net income could be adversely affected to the extent that proposed revisions of applicable bank regulations cause these escrow accounts to be recharacterized as demand deposit accounts, thereby requiring reserves to be established with Federal Reserve Banks, which would reduce the amount of the credit. Other regulatory changes or interpretations if applied retroactively to change the ability of HomeSide to receive credit for escrow balances would adversely affect HomeSide.

     In addition, certain states require that interest be paid to mortgagors on funds deposited by them in escrow to cover mortgage-related payments such as property taxes and insurance premiums. Federal legislation has in the past been introduced that would, if ever enacted, revise current escrow regulations and establish a uniform interest payment requirement in all states. If such federal legislation were enacted or if other states enact legislation relating to payment of, or increases in the rate of, interest on escrow balances, or if such legislation were retroactively applied to loans in HomeSide's servicing portfolio, HomeSide's earnings would be adversely affected.


     In recent years, the mortgage banking industry has been subject to class action lawsuits which allege violations of federal and state laws and regulations, including the propriety of collecting and paying various fees and charges and the calculation of escrow amounts. Class action lawsuits may continue to be filed in the future against the mortgage banking industry generally. Defending such lawsuits in the future may be expensive and any adverse judgments may make it more expensive or difficult for HomeSide to conduct its business as currently conducted. See "Business -- HomeSide -- Litigation."


CONTINUATION OF FEDERAL PROGRAMS; AVAILABILITY OF ACTIVE SECONDARY MARKET

     HomeSide's ability to sell mortgage loans and mortgage-backed securities is largely dependent upon the continuation of programs of Fannie Mae, FHLMC, GNMA and private investors. These entities facilitate the sale of mortgage loans and mortgage-backed securities. HomeSide's continued eligibility to participate in such programs is also a necessary element to the ability to sell mortgage loans. Although HomeSide is not aware of any proposed discontinuation of, or significant reduction in, the various programs of Fannie Mae, FHLMC, GNMA or private investors, any such discontinuation or reduction in the operation of such programs could have a material adverse effect on HomeSide's operations. HomeSide expects that it will continue to remain eligible to participate in such programs but any significant impairment of such eligibility could also materially and adversely affect its operations.

     The requirements of loans accepted under such programs may be changed from time to time by the sponsoring entity. The profitability of participating in specific programs may vary depending on a number of factors, including the administrative costs to HomeSide of originating and purchasing qualifying loans.

     There can be no assurance that HomeSide will be successful in effecting the sale of mortgage loans at the historic price or volume levels in any particular future periods. Any significant change in the secondary market level of activity or underwriting criteria of Fannie Mae, FHLMC or private investors could have a material adverse effect on the gain or loss on sales of mortgage loans recorded by HomeSide and therefore on HomeSide's results of operations.


CONCENTRATION OF CONTROL IN NAB



     The Parent is an indirect wholly-owned subsidiary of NAB. Accordingly, NAB is able to control the direction and future operations of the Issuer, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of other securities of the Issuer. Certain decisions concerning the operations or financial structure of HomeSide may present conflicts of interest between the owner of the Parent's capital stock and the holders of the securities offered hereby. See "Prospectus
Summary -- HomeSide -- Ownership" and "Security Ownership of Certain Beneficial Owners and Management."



YEAR 2000 COMPLIANCE



     HomeSide uses and is dependent upon a significant number of computer software programs and operating systems to conduct its business. Such programs and systems include those developed and maintained by HomeSide, as well as software and systems purchased from outside vendors. HomeSide has initiated a review and assessment of all hardware and software to determine whether it will function properly in the Year 2000. It is anticipated that some level of modification or replacement of hardware and software will be necessary in order to make HomeSide's systems 'Year 2000 Compliant." HomeSide presently believes that costs associated with Year 2000 compliance efforts will not have a significant impact on HomeSide's ongoing results of operations, although there can be no assurance in this regard. To the extent that HomeSide will be relying on its outside software vendors, Year 2000 compliance matters will not be within HomeSide's direct control. In addition, HomeSide has relationships with vendors, customers and other third parties that rely on computer software that may not be Year 2000 Compliant. There can be no assurance that Year 2000 compliance failures by such third parties will not have a material adverse effect on HomeSide's results of operations.

                                    HOMESIDE


     The Issuer, the successor to BancBoston Mortgage Corporation, which was the mortgage banking subsidiary of BankBoston, N.A., formerly known as The First National Bank of Boston ("Bank of Boston"), was acquired by HomeSide, Inc. (the "Parent") on March 15, 1996. The Issuer prior to its acquisition is sometimes referred to herein as "BBMC". Barnett Mortgage Corporation ("BMC"), formerly the mortgage banking subsidiary of Barnett Banks, Inc. ("Barnett"), was acquired by the Parent on May 31, 1996. Upon the acquisition of BMC, now known as HomeSide Holdings, Inc. ("HHI"), by the Parent, all of the assets and liabilities of BMC, with the exception of certain GNMA servicing rights, were transferred to the Issuer. HHI is a wholly-owned subsidiary of the Parent, and the Issuer is a wholly-owned subsidiary of HHI. The Issuer was incorporated in Florida on September 18, 1986 and is now an indirect wholly-owned subsidiary of NAB. HomeSide's executive offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256, telephone number (904) 281-3000.


     HomeSide is one of the largest full-service residential mortgage banking companies in the United States. HomeSide's strategy emphasizes variable cost mortgage origination and low cost servicing. HomeSide ranks as the 5th largest originator and 7th largest servicer in the United States for 1996 based on data published by National Mortgage News. HomeSide's loan production, excluding bulk acquisitions, was $20.9 billion for the period March 16, 1996 to February 28, 1997 and $16.0 billion for the nine months ended November 30, 1997. The servicing portfolio was $89.2 billion at February 28, 1997 and $97.8 billion at November 30, 1997.

     The table below sets forth the historical production and servicing portfolio volumes for BBMC, BMC and HomeSide.

        BBMC, BMC AND HOMESIDE COMBINED PRODUCTION AND SERVICING SUMMARY

                                                                                     FOR THE
                                                                                      PERIOD         FOR THE
                                                                                    MARCH 16,      NINE MONTHS
                               YEARS ENDED AND AT DECEMBER 31,                       1996 TO          ENDED
                       -----------------------------------------------             FEBRUARY 28,   NOVEMBER 30,
                        1991      1992      1993      1994      1995       1996        1997           1997
                       -------   -------   -------   -------   -------    ------   ------------   -------------
                                                (DOLLARS IN MILLIONS)
PRODUCTION
BBMC.................  $ 4,437   $ 8,660   $11,371   $ 8,935   $ 8,885    $4,187(b)
BMC(a)...............    1,945     3,507     3,360     3,410     5,767     2,538(c)
                       -------   -------   -------   -------   -------    ------
  Combined
    production.......  $ 6,382   $12,167   $14,731   $12,345   $14,652    $6,725     $20,878         $16,021
                       =======   =======   =======   =======   =======    ======     =======         =======
SERVICING PORTFOLIO
BBMC.................  $20,601   $23,706   $27,999   $37,971   $41,555
BMC..................   10,034    11,524    13,085    18,411    33,411(d)
                       -------   -------   -------   -------   -------
  Combined servicing
    portfolio........  $30,635   $35,230   $41,084   $56,382   $74,966               $89,218         $97,783
                       =======   =======   =======   =======   =======               =======         =======

---------------
(a) If Loan America Financial Corporation ("LAFC" or "Loan America") and BancPLUS Financial Corporation loan production had been included for years prior to their acquisitions, then production would have been $4,742 million, $8,480 million, $9,589 million, $6,401 million and $5,767 million for 1991, 1992, 1993, 1994 and 1995, respectively.

(b) Period information is for January 1, 1996 through March 15, 1996.

(c) Period information is for January 1, 1996 through May 31, 1996.

(d) Includes BMC's GNMA loans of approximately $1,080 million which were not transferred to the Issuer. These GNMA loans were retained by HHI.

     The table below sets forth the servicing statistics for HomeSide at February 28, 1997 and November 30, 1997 (dollars in millions):

                         HOMESIDE SERVICING STATISTICS

                                                        FEBRUARY 28, 1997   NOVEMBER 30, 1997
                                                        -----------------   -----------------
FHA/VA................................................       $34,113             $39,667
Conventional..........................................        54,347              55,710
                                                             -------             -------
  Total serviced unpaid principal balance ("UPB").....        88,460(a)           95,377(a)
ARM (adjustable rate mortgages).......................            27%
Fixed.................................................            73%
Weighted average coupon...............................          7.92%               7.87%
Weighted average servicing fee, including ancillary
  income (% of UPB)...................................         0.432%              0.444%
Weighted average maturity (months)....................           273                 289

---------------

(a) Excludes loans purchased not yet on servicing system.

                                USE OF PROCEEDS

     Except as may be otherwise stated in the applicable Pricing Supplement, the Issuer intends to use the net proceeds from the sale of the securities offered hereby to reduce amounts outstanding under the Bank Credit Agreement or to repay other outstanding indebtedness and for working capital and general corporate purposes, including the purchase of servicing rights. The loans under the Bank Credit Agreement mature on February 14, 2000 and as of November 30, 1997 carry a weighted average interest on amounts borrowed of 6.05% per annum. See "Description of Certain Indebtedness -- Bank Credit Agreement."

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION OF HOMESIDE

     The selected interim and annual consolidated financial and operating information of HomeSide set forth below should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and the notes thereto included elsewhere in or incorporated by reference in this Prospectus. See also "Unaudited Pro Forma Consolidated Financial Information" beginning on F-23 and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The consolidated operating results for the period March 16, 1996 to May 31, 1996 and each of the three months ended August 31, 1996, November 30, 1996 and February 28, 1997 and for the period March 16, 1996 to November 30, 1996 and the nine months ended November 30, 1997 are unaudited but, in the opinion of management, contain all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation; such results of operations are not necessarily indicative of results to be expected for the full year. The consolidated operating results for the period March 16, 1996 to February 28, 1997 and the consolidated balance sheet data at February 28, 1997 are derived from, and are qualified by reference to, the audited consolidated financial statements included elsewhere in this Prospectus and should be read in conjunction with those financial statements and notes thereto.

                                                        QUARTERLY INFORMATION
                               ------------------------------------------------------------------------
                               FOR THE PERIOD
                               MARCH 16, 1996    FOR THE THREE      FOR THE THREE       FOR THE THREE       FOR THE PERIOD
                                 TO MAY 31,      MONTHS ENDED       MONTHS ENDED        MONTHS ENDED      MARCH 16, 1996 TO
                                    1996        AUGUST 31, 1996   NOVEMBER 30, 1996   FEBRUARY 28, 1997   FEBRUARY 28, 1997
                               --------------   ---------------   -----------------   -----------------   -----------------
                                                        (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenues:
Mortgage servicing fees......   $    41,485       $    82,179        $    90,492         $    94,750         $   308,906
Amortization of mortgage
  servicing rights...........       (16,442)          (39,753)           (48,120)            (49,379)           (153,694)
                                -----------       -----------        -----------         -----------         -----------
  Net servicing revenue......        25,043            42,426             42,372              45,371             155,212
Interest income..............        12,719            22,270             25,241              21,277              81,507
Interest expense.............       (12,592)          (17,684)           (16,140)            (20,417)            (66,833)
                                -----------       -----------        -----------         -----------         -----------
  Net interest revenue.......           127             4,586              9,101                 860              14,674
Net mortgage origination
  revenue....................        10,810            16,273             16,521              22,469              66,073
Other income.................           107               355                 79                 141                 682
                                -----------       -----------        -----------         -----------         -----------
         Total revenues......        36,087            63,640             68,073              68,841             236,641
Expenses:
Salaries and employee
  benefits...................        11,480            21,177             20,650              19,669              72,976
Occupancy and equipment......         1,846             3,084              3,337               3,503              11,770
Servicing losses on investor-
  owned loans and foreclosure
  related expenses...........         3,938             4,058              4,957               4,981              17,934
Other expenses...............         5,345            12,196             11,391              11,834              40,766
                                -----------       -----------        -----------         -----------         -----------
         Total expenses......        22,609            40,515             40,335              39,987             143,446
Income before income taxes...        13,478            23,125             27,738              28,854              93,195
Income tax expense...........         5,526             9,481             11,373              10,898              37,278
                                -----------       -----------        -----------         -----------         -----------
Net income(e)................   $     7,952       $    13,644        $    16,365         $    17,956         $    55,917
                                ===========       ===========        ===========         ===========         ===========
SELECTED OPERATING DATA:
Volume of loan production....   $ 3,780,236       $ 5,492,199(b)     $ 5,540,875         $ 6,064,225         $20,877,535(b)
Loan servicing portfolio (at
  period end)................    77,351,849        84,818,725(b)      87,712,746          89,217,846          89,217,846
Loan servicing portfolio
  (average outstanding during
  the period)................    43,670,497(a)     81,223,664         86,535,928          89,552,976          74,677,171(c)
Weighted average interest
  rate for the servicing
  portfolio (at period
  end).......................          7.86%             7.92%              7.91%               7.92%               7.92%
Weighted average servicing
  fee for the servicing
  portfolio, including
  ancillary income...........         0.456%            0.405%             0.418%              0.423%              0.432%
Ratio of earnings to fixed
  charges....................          2.05x(d)          2.28x(d)           2.67x(d)            2.38x(d)            2.36x(d)

                                    HOMESIDE
     SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION (CONTINUED)
          FOR THE PERIOD FROM MARCH 16, 1996 TO NOVEMBER 30, 1996 AND
                  FOR THE NINE MONTHS ENDED NOVEMBER 30, 1997

                                                               FOR THE PERIOD         FOR THE NINE
                                                             MARCH 16, 1996 TO        MONTHS ENDED
                                                             NOVEMBER 30, 1996      NOVEMBER 30, 1997
                                                            --------------------    -----------------
                                                                     (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
Mortgage servicing fees...................................      $   214,156            $   308,423
Amortization of mortgage servicing rights.................         (104,315)              (159,322)
                                                                -----------            -----------
  Net servicing revenue...................................          109,841                149,101
Interest income...........................................           60,230                 74,354
Interest expense..........................................          (46,416)               (61,222)
                                                                -----------            -----------
  Net interest revenue....................................           13,814                 13,132
Net mortgage origination revenue..........................           43,604                 59,186
Other income..............................................              541                  1,257
                                                                -----------            -----------
          Total revenues..................................          167,800                222,676
Expenses:
Salaries and employee benefits............................           53,307                 58,474
Occupancy and equipment...................................            8,267                 11,889
Servicing losses on investor-owned loans and
  foreclosure related expenses............................           12,953                 15,680
Other expenses............................................           28,932                 29,084
                                                                -----------            -----------
          Total expenses..................................          103,459                115,127
Income before income taxes................................           64,341                107,549
Income tax expense........................................           26,380                 41,947
                                                                -----------            -----------
Net income................................................      $    37,961            $    65,602
                                                                ===========            ===========
SELECTED OPERATING DATA:
Volume of loan production(b)..............................      $14,813,310            $16,021,030
Loan servicing portfolio (at period end)..................       87,712,746             97,782,551
Loan servicing portfolio (average outstanding during the
  period).................................................       70,476,696             93,824,039
Weighted average interest rate for the servicing portfolio
  (at period end).........................................            7.91%                  7.87%
Weighted average servicing fee for the servicing
  portfolio, including ancillary income...................           0.429%                 0.444%
Ratio of earnings to fixed charges........................             2.35x(d)               2.73x(d)

(footnotes on following page)

                                                                     AT                 AT
                                                             FEBRUARY 28, 1997  NOVEMBER 30, 1997
                                                             -----------------  -----------------
                                                                            (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Mortgage loans held for sale................................     $  805,274         $  984,706
Mortgage servicing rights...................................      1,596,838          1,733,469
Total assets................................................      2,717,321          3,493,065
Notes payable...............................................      1,818,503          1,732,649
Long-term debt(e)...........................................         21,128            770,671
Total liabilities...........................................      2,105,277          2,830,131
Total stockholder's equity..................................        612,044            662,934

---------------

(a) Period information is for March 1, 1996 through May 31, 1996.

(b) Excludes bulk purchases of $4.1 billion for the three months ended August 31, 1996 and the period from March 16, 1996 to February 28, 1997 and $3.1 billion for the nine months ended November 30, 1997.

(c) Period information is for March 1, 1996 through February 28, 1997.

(d) The ratio of earnings to fixed charges does not include the effect of $200 million of 11.25% Notes due 2003 (the "Parent Notes") which were issued by the Parent on May 14, 1996. The Parent Notes are not reflected in the consolidated financial statements of HomeSide, however, debt service on the Parent Notes is highly dependent on the ability of HomeSide to generate funds sufficient to meet such obligations.

(e) On May 14, 1996 the Parent issued $200 million of Parent Notes. A portion of the proceeds of the Parent's January 1997 public offering of common stock was used to repay $70.0 million of such notes. All of the outstanding common stock of HomeSide and HHI is pledged as security on the Parent Notes. The only significant asset of the Parent is its investment in HomeSide and HHI common stock. The Parent is dependent on cash payments from HomeSide to service its debt obligations. The Parent Notes, and related interest expense, are not reflected in the financial statements of HomeSide.

(f) Period information is for March 1, 1996 to November 30, 1996.

       SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION OF BBMC
(THE PREDECESSOR, ACQUIRED BY HOMESIDE, INC. ON MARCH 15, 1996 AND NOW KNOWN AS
                            HOMESIDE LENDING, INC.)

    The selected consolidated financial information of BBMC set forth below has been derived from the financial statements of BBMC and the related notes thereto for the periods prior to its acquisition by the Parent. The selected consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, BBMC's Consolidated Financial Statements and the Notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- BBMC -- for the Periods January 1, 1996 to March 15, 1996 and January 1, 1995 to March 31, 1995 and for the Two Years Ended December 31, 1995" included elsewhere in this Prospectus. See also "Unaudited Pro Forma Consolidated Financial Information" beginning on F-23.

                                                                 YEARS ENDED DECEMBER 31,
                                            -------------------------------------------------------------------
                                               1991          1992          1993          1994          1995
                                            -----------   -----------   -----------   -----------   -----------
                                                                  (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

Revenues:
Mortgage servicing fees...................  $    92,362   $   105,890   $   111,822   $   140,491   $   173,038
Gain (loss) on risk management
  contracts...............................           --            --         6,688        (6,702)      108,702
Amortization of mortgage servicing
  rights..................................      (37,213)      (73,908)     (112,492)      (66,801)     (108,013)
                                            -----------   -----------   -----------   -----------   -----------
  Net servicing revenue...................       55,149        31,982         6,018        66,988       173,727
Interest income...........................       41,252        46,865        50,156        31,585        24,324
Interest expense..........................      (27,686)      (38,855)      (44,199)      (33,952)      (27,128)
                                            -----------   -----------   -----------   -----------   -----------
  Net interest revenue....................       13,566         8,010         5,957        (2,367)       (2,804)
Net mortgage origination revenue
  (expense)...............................        6,508         1,123         6,173         4,983         3,417
Gain on sales of servicing rights.........       12,034        14,769           651        10,862        10,230
Other income..............................           52            17            50           147           511
                                            -----------   -----------   -----------   -----------   -----------
        Total revenues....................       87,309        55,901        18,849        80,613       185,081
Expenses:
  Salaries and employee benefits..........       27,328        30,053        33,096        40,370        45,381
  Occupancy and equipment.................        7,809         7,788         7,966         9,012        10,009
  Servicing losses on investor-owned
    loans.................................        2,880         8,138         2,770         7,177         9,981
  Real estate acquired....................        1,195         1,124         1,600           253         1,054
  Other expenses..........................       17,552        20,461        22,058        19,326        21,896
                                            -----------   -----------   -----------   -----------   -----------
        Total expenses....................       56,764        67,564        67,490        76,138        88,321
                                            -----------   -----------   -----------   -----------   -----------
Income (loss) before income taxes and
  cumulative effects of changes in
  accounting principles...................       30,545       (11,663)      (48,641)        4,475        96,760
Income tax expense (benefit) before
  cumulative effects of changes in
  accounting principles...................       12,168        (3,829)      (17,284)        2,525        37,934
                                            -----------   -----------   -----------   -----------   -----------
Income (loss) before cumulative effects of
  changes in accounting principles........       18,377        (7,834)      (31,357)        1,950        58,826
  Change in purchased mortgage servicing
    rights ("PMSR") valuation method, net
    of tax................................           --            --       (59,921)(a)          --          --
  Change in accounting for income taxes...           --            --         6,093(b)          --           --
  Change in accounting for mortgage
    servicing fee income, net of tax......           --            --            --         3,455(c)          --
                                            -----------   -----------   -----------   -----------   -----------
Net income (loss).........................  $    18,377   $    (7,834)  $   (85,185)  $     5,405   $    58,826
                                            ===========   ===========   ===========   ===========   ===========
SELECTED OPERATING DATA:
Volume of loans originated and acquired...  $ 5,196,996   $ 9,705,875   $13,682,761   $14,473,000   $ 9,567,521
Loan servicing portfolio (at period
  end)....................................   20,600,569    23,705,642    27,999,100    37,971,200    41,555,354
Loan servicing portfolio (average)........   19,663,100    22,153,100    25,852,400    33,178,600    39,283,700
Weighted average interest rate (at period
  end)....................................         9.65%         9.05%         8.07%         7.91%         7.97%
Weighted average servicing fee (average
  for period).............................        0.400%        0.390%        0.372%        0.389%        0.383%
Ratio of earnings to fixed charges........         2.06x           --(e)          --(e)        1.13x        4.40x
SELECTED BALANCE SHEET DATA (AT PERIOD END):
Mortgage loans held for sale..............  $   507,776   $   495,455   $   607,506   $   271,215   $   388,436
Mortgage servicing rights.................      296,393       337,307       281,727       431,148       551,338
Total assets..............................    1,034,269     1,073,686     1,193,583     1,006,887     1,254,303
Note payable to Bank of Boston............      748,827       799,992     1,019,011       779,021       966,000
Long-term debt............................       14,483        14,339        14,180        14,007        13,816
Total liabilities.........................      818,890       866,141     1,071,223       879,122     1,067,712
Total stockholder's equity................      215,379       207,545       122,360       127,765       186,591

                                            FOR THE THREE     FOR THE PERIOD
                                             MONTHS ENDED     JANUARY 1, 1996
                                            MARCH 31, 1995   TO MARCH 15, 1996
                                            --------------   -----------------
                                                  (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA
Revenues:
Mortgage servicing fees...................   $    43,657        $    38,977
Gain (loss) on risk management
  contracts...............................         3,612           (128,795)
Amortization of mortgage servicing
  rights..................................       (23,103)            (7,245)
                                             -----------        -----------
  Net servicing revenue...................        24,166            (97,063)
Interest income...........................         4,122              8,423
Interest expense..........................        (6,079)           (10,089)
                                             -----------        -----------
  Net interest revenue....................        (1,957)            (1,666)
Net mortgage origination revenue
  (expense)...............................        (1,083)             7,638
Gain on sales of servicing rights.........         4,285                 --
Other income..............................            13                253
                                             -----------        -----------
        Total revenues....................        25,424            (90,838)
Expenses:
  Salaries and employee benefits..........        11,696             10,287
  Occupancy and equipment.................         2,358              2,041
  Servicing losses on investor-owned
    loans.................................           733              5,560
  Real estate acquired....................           218                291
  Other expenses..........................         4,713              7,377
                                             -----------        -----------
        Total expenses....................        19,718             25,556
                                             -----------        -----------
Income (loss) before income taxes and
  cumulative effects of changes in
  accounting principles...................         5,706           (116,394)
Income tax expense (benefit) before
  cumulative effects of changes in
  accounting principles...................         2,277            (42,533)
                                             -----------        -----------
Income (loss) before cumulative effects of
  changes in accounting principles........         3,429            (73,861)
  Change in purchased mortgage servicing
    rights ("PMSR") valuation method, net
    of tax................................            --                 --
  Change in accounting for income taxes...            --                 --
  Change in accounting for mortgage
    servicing fee income, net of tax......            --                 --
                                             -----------        -----------
Net income (loss).........................   $     3,429        $   (73,861)
                                             ===========        ===========
SELECTED OPERATING DATA:
Volume of loans originated and acquired...   $ 1,181,642        $ 4,187,603(d)
Loan servicing portfolio (at period
  end)....................................    37,800,120         44,158,163(d)
Loan servicing portfolio (average)........    38,099,730         43,158,072(d)
Weighted average interest rate (at period
  end)....................................          7.90%              7.92%(d)
Weighted average servicing fee (average
  for period).............................         0.384%             0.380%(d)
Ratio of earnings to fixed charges........          1.88x                --(e)
SELECTED BALANCE SHEET DATA (AT PERIOD END
Mortgage loans held for sale..............   $    70,978        $   641,465
Mortgage servicing rights.................       414,974            542,862
Total assets..............................       858,001          1,512,902
Note payable to Bank of Boston............       648,499          1,256,000
Long-term debt............................        13,961             13,790
Total liabilities.........................       726,807          1,400,172
Total stockholder's equity................       131,194            112,730

---------------
(a) On January 1, 1993, BBMC changed its method of accounting for PMSR to conform to the accounting rules adopted in 1993 by the banking regulators. Under these new rules, the carrying value of PMSR is recorded at the lesser of amortized cost or the discounted cash flows from servicing the underlying mortgages. Previously, this valuation was performed on an undiscounted basis.
(b) On January 1, 1993, BBMC adopted SFAS No. 109, "Accounting for Income Taxes," which principally affects accounting for deferred taxes. SFAS No. 109 requires that deferred taxes be recorded for differences between the tax basis of assets and liabilities and their carrying amounts for financial statement purposes. Previously, deferred taxes were provided for items reported in the financial statements in periods which differed from the periods such items were reported for income tax purposes.
(c) On January 1, 1994, BBMC changed its method of recognizing servicing fee income to the accrual method. Previously, these fees were recorded as income when the payments were received. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(d) Period information is for the period January 1, 1996 to March 31, 1996 and period end information is at March 31, 1996.
(e) Fixed charges exceeded income before income taxes, cumulative effect of changes in accounting principles and fixed charges by $11.7 million and $48.6 million in 1992 and 1993, respectively, and $116.4 million for the period January 1, 1996 to March 15, 1996.

        SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION OF BMC (ACQUIRED BY HOMESIDE, INC. ON MAY 31, 1996 AND NOW KNOWN AS HOMESIDE HOLDINGS,
                                     INC.)

     The selected consolidated financial information of BMC set forth below has been derived from the financial statements of BMC and the related notes thereto for the periods prior to its acquisition by the Parent. The selected consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, BMC's Consolidated Financial Statements and the Notes thereto and in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- BMC -- for the Two Years Ended December 31, 1995; for the Period April 1, 1996 to May 30, 1996 and Three Months Ended June 30, 1995; and for the Period January 1, 1996 to May 30, 1996 and the Six Months Ended June 30, 1995" included elsewhere in this Prospectus. See also "Unaudited Pro Forma Consolidated Financial Information" beginning on F-23.


                                                             YEARS ENDED DECEMBER 31,                FOR THE THREE
                                                --------------------------------------------------   MONTHS ENDED
                                                 1991      1992       1993     1994(A)    1995(B)    JUNE 30, 1995
                                                -------   -------   --------   --------   --------   -------------
                                                                      (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Mortgage Origination Revenue:
  Mortgage origination fees...................  $    --   $    --   $    358   $  3,276   $ 17,104     $  3,469
  Gain (loss) on sales of loans, net..........    3,184     8,187      5,688        692    (13,920)         995
                                                -------   -------   --------   --------   --------     --------
        Total mortgage origination revenue....    3,184     8,187      6,046      3,968      3,184        4,464
Interest Income (expense):
  Interest income.............................      765       657        855      3,460     27,264        4,420
  Interest expense, substantially all to
    affiliates................................     (568)     (531)    (1,415)    (4,911)   (20,427)      (6,766)
                                                -------   -------   --------   --------   --------     --------
        Net interest income (expense).........      197       126       (560)    (1,451)     6,837       (2,346)
Mortgage Servicing Revenue:
  Mortgage servicing income...................   10,143    13,427     20,560     27,130     83,502       22,439
  Mortgage servicing income from affiliates...    6,986    16,143     18,326     20,017     25,057        6,407
  Amortization of capitalized mortgage
    servicing rights..........................   (2,453)   (6,013)   (11,547)   (17,783)   (48,282)     (12,124)
  Gain on sales of servicing..................       --        --         --         --      9,096           --
                                                -------   -------   --------   --------   --------     --------
    Net mortgage servicing revenue............   14,676    23,557     27,339     29,364     69,373       16,722
Other Income..................................    2,860     7,750      6,296      4,492      2,592        6,203
                                                -------   -------   --------   --------   --------     --------
        Total revenues........................   20,917    39,620     39,121     36,373     81,986       25,043
Expenses:
  Salaries and benefits.......................    7,778    13,698     13,914     17,474     53,070       14,301
  General and administrative..................   10,349    11,401     12,432     14,924     41,849       12,119
  Affiliate profit sharing....................    1,699    12,471     10,774      3,534      6,242
  Occupancy and equipment.....................    1,091     1,167      1,810      2,702      5,960        2,424
  Amortization of goodwill....................       --        --         --        259      4,840        1,673
                                                -------   -------   --------   --------   --------     --------
        Total expenses........................   20,917    38,737     38,930     38,893    111,961       30,517
                                                -------   -------   --------   --------   --------     --------
Income (loss) before income
  taxes.......................................        0       883        191     (2,520)   (29,975)      (5,474)
Income tax provision (benefit)................       34       359         87       (462)    (9,589)      (2,118)
                                                -------   -------   --------   --------   --------     --------
Income (loss) before changes in accounting
  principles..................................      (34)      524        104     (2,058)   (20,386)          --
Cumulative effect of changes in accounting
  principles..................................       --      (507)(c)       --       --         --           --
                                                -------   -------   --------   --------   --------     --------
Net income (loss).............................  $   (34)  $    17   $    104   $ (2,058)  $(20,386)    $ (3,356)
                                                =======   =======   ========   ========   ========     ========
SELECTED OPERATING DATA (DOLLARS IN MILLIONS):
Volume of loans originated and acquired.......  $ 1,945   $ 3,507   $  3,360   $  3,410   $  5,767     $  1,330
Loan servicing portfolio (at period end)......   10,034    11,524     13,085     18,411     33,411       33,070
Loan servicing portfolio (average)............    9,639    10,779     12,305     15,748     30,669       32,839
Weighted average interest rate (at period
  end)(d).....................................       --        --       7.34%      7.44%      8.05%        7.98%
Weighted average servicing fee (average for
  period)(d)..................................       --        --      0.259%     0.261%     0.299%       0.301%
Ratio of earnings to fixed charges............    1.00x     2.10x      1.10x       --(f)      --(f)        --(f)
SELECTED BALANCE SHEET DATA (AT PERIOD END):
Mortgage loans held for sale..................  $    --   $    --   $     --   $183,914   $465,880     $331,184
Mortgage servicing rights.....................   12,959    25,458     48,941     92,461    250,788      259,796
Total assets..................................   42,082    61,166     96,186    359,472    994,630      857,046
Notes payable.................................   16,107    20,325     63,329    248,214    653,056      503,000
Total liabilities.............................   22,676    38,541     69,930    274,570    762,802      612,311
Total stockholder's equity....................   19,406    22,625     26,257     84,902    231,828      244,735
(footnotes on following page)

                                                 FOR THE PERIOD     FOR THE SIX    FOR THE PERIOD
                                                APRIL 1, 1996 TO   MONTHS ENDED    JANUARY 1, 1996
                                                  MAY 30, 1996     JUNE 30, 1995   TO MAY 30, 1996
                                                ----------------   -------------   ---------------
                                                              (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Mortgage Origination Revenue:
  Mortgage origination fees...................      $  1,646         $  6,005         $  7,288
  Gain (loss) on sales of loans, net..........        (3,383)           1,514              482
                                                    --------         --------         --------
        Total mortgage origination revenue....        (1,737)           7,519            7,770
Interest Income (expense):
  Interest income.............................         5,638            7,003           14,216
  Interest expense, substantially all to
    affiliates................................        (3,480)          (9,685)          (9,574)
                                                    --------         --------         --------
        Net interest income (expense).........         2,158           (2,682)           4,642
Mortgage Servicing Revenue:
  Mortgage servicing income...................        15,709           35,723           38,833
  Mortgage servicing income from affiliates...         5,464           12,503           13,626
  Amortization of capitalized mortgage
    servicing rights..........................        (8,456)         (20,475)         (25,467)
  Gain on sales of servicing..................            --               --               --
                                                    --------         --------         --------
    Net mortgage servicing revenue............        12,717           27,751           26,992
Other Income..................................         1,678            7,054            1,740
                                                    --------         --------         --------
        Total revenues........................        14,816           39,642           41,144
Expenses:
  Salaries and benefits.......................        10,402           23,433           25,173
  General and administrative..................         6,816           20,403           20,748
  Affiliate profit sharing....................
  Occupancy and equipment.....................         1,569            3,941            3,720
  Amortization of goodwill....................           928            2,226            2,324
                                                    --------         --------         --------
        Total expenses........................        19,715           50,003           51,965
                                                    --------         --------         --------
Income (loss) before income
  taxes.......................................        (4,899)         (10,361)         (10,821)
Income tax provision (benefit)................          (914)          (2,877)          (2,478)
                                                    --------         --------         --------
Income (loss) before changes in accounting
  principles..................................            --               --               --
Cumulative effect of changes in accounting
  principles..................................            --               --               --
                                                    --------         --------         --------
Net income (loss).............................      $ (3,985)        $ (7,484)        $ (8,343)
                                                    ========         ========         ========
SELECTED OPERATING DATA (DOLLARS IN MILLIONS):
Volume of loans originated and acquired.......      $    982         $  2,886         $  2,538
Loan servicing portfolio (at period end)......            (e)          33,070               (e)
Loan servicing portfolio (average)............        33,057           28,153           33,182
Weighted average interest rate (at period
  end)(d).....................................            (e)            7.98%              (e)
Weighted average servicing fee (average for
  period)(d)..................................         0.346%           0.299%           0.337%
Ratio of earnings to fixed charges............          --(f)            --(f)            --(f)
SELECTED BALANCE SHEET DATA (AT PERIOD END):
Mortgage loans held for sale..................            (g)        $331,184               (g)
Mortgage servicing rights.....................            (g)         259,796               (g)
Total assets..................................            (g)         857,046               (g)
Notes payable.................................            (g)         503,000               (g)
Total liabilities.............................            (g)         612,311               (g)
Total stockholder's equity....................            (g)         244,735               (g)
(footnotes on following page)

---------------

(a) Includes Loan America since its acquisition in October 1994.
(b) Includes BancPLUS Financial Corporation since its acquisition in February 1995.
(c) In 1992, BMC adopted two new accounting standards. Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," changed BMC's accounting for income taxes to the asset/liability method from the deferred method previously required by Accounting Principles Board Opinion No. 11. BMC also adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires that the projected future cost of providing postretirement health care and other benefits be recognized during the periods employees provide services to earn those benefits. Prior to adopting SFAS No. 106, these costs were expensed as incurred. BMC adopted both of these changes on a prospective basis effective January 1, 1992. As permitted under SFAS No. 106, BMC chose to immediately recognize the transition obligation for postretirement benefits other than pensions in net income for 1992 rather than on a delayed basis over the remaining average service period of active plan members.
(d) Information not available for 1991 and 1992.
(e) BMC was acquired by the Parent on May 31, 1996. BMC's servicing portfolio, except for certain GNMA loans, is included in HomeSide's servicing portfolio as of May 31, 1996.
(f) Fixed charges exceeded income before income taxes, cumulative effect of changes in accounting principles and fixed charges by $2.5 million and $30.0 million in 1994 and 1995, respectively, $4.9 million for the period April 1, 1996 to May 30, 1996, $5.5 million for the three months ended June 30, 1995, $10.8 million for the period January 1, 1996 to May 30, 1996 and $10.4 million for the six months ended June 30, 1995.
(g) BMC was acquired by the Parent on May 31, 1996. All of BMC's assets and liabilities, except for servicing rights with respect to certain GNMA loans, are included in the consolidated balance sheet of HomeSide as of May 31, 1996.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the Selected Consolidated Financial Information beginning on page 26 and the Consolidated Financial Statements incorporated by reference or included elsewhere in this Prospectus. Reference is also made to Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Issuer's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997 incorporated herein by reference.


GENERAL

     HomeSide Lending, Inc. (the "Issuer" and collectively, with its consolidated subsidiaries, "HomeSide") is the primary operating subsidiary of HomeSide, Inc. (the "Parent"). The Parent was formed on December 11, 1995 by an investor group, consisting of Thomas H. Lee Company and its affiliates and Madison Dearborn Partners (collectively, the "Investors"), and on March 15, 1996 acquired certain assets and liabilities of BancBoston Mortgage Corporation ("BBMC"), the mortgage banking business owned by BankBoston, N.A., formerly known as The First National Bank of Boston ("Bank of Boston" or "BKB"). Bank of Boston received cash and an ownership interest in the Parent. HomeSide began operations on March 16, 1996. BBMC is now known as HomeSide Lending, Inc.

     On May 31, 1996, Barnett Banks, Inc. ("Barnett") sold certain of its mortgage banking operations ("BMC"), primarily its mortgage servicing portfolio, mortgage servicing operations and proprietary mortgage banking software systems, to the Parent. Barnett received cash and an ownership interest in the Parent. Barnett Mortgage Company was subsequently renamed HomeSide Holdings, Inc. For more information on these acquisitions, see Note 4 of Notes to Consolidated Financial Statements of HomeSide on F-11. All of the assets and liabilities of BMC, except certain GNMA servicing rights, have been transferred to the Issuer.


     The purchase method of accounting was used for the BBMC and BMC acquisitions and, accordingly, assets acquired and liabilities assumed were recorded at their estimated fair values at the date of acquisition.



     As a result, HomeSide's operating results are not directly comparable to BBMC and BMC historical operating results due, in part, to different balance sheet valuations (estimated fair value as compared to historical cost). In addition, certain production channels were retained by Bank of Boston and all of BMC's production channels were retained by Barnett. Accordingly, comparative financial statements for HomeSide as compared to BBMC or BMC have not been presented. Instead, a comparison is presented herein of the four quarters in the period March 16, 1996 to February 28, 1997, and in addition, the nine months ended November 30, 1997 as compared to the period March 16, 1996 to November 30, 1996. Results of operations prior to May 31, 1996 do not include the results of operations of BMC, which was acquired by the Parent on May 31, 1996.



     On February 10, 1998, the Issuer became an indirect wholly-owned subsidiary of National Australia Bank Limited ("NAB"). Prior to its acquisition by NAB, HomeSide had a February 28 fiscal year end. As an indirect subsidiary of NAB, HomeSide will have a September 30 fiscal year end.


  Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This Prospectus contains forward-looking statements which reflect HomeSide's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, those discussed under "Risk Factors," which could cause actual results to differ materially from historical results or those anticipated. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which indicate future events and trends identify forward-looking statements, which speak only as of their dates. HomeSide undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. In addition, readers should carefully review any disclosure of risks and uncertainties contained in HomeSide's filings with the Commission pursuant to the Exchange Act that are incorporated by reference herein.

         HOMESIDE -- FOR THE PERIOD MARCH 16, 1996 TO NOVEMBER 30, 1996
                AND FOR THE NINE MONTHS ENDED NOVEMBER 30, 1997

     HomeSide's net income increased 73% to $65.6 million for the nine months ended November 30, 1997 from $38.0 million for the period from March 16, 1996 to November 30, 1996. Total revenues for the nine months ended November 30, 1997 increased 33% to $222.7 million from $167.8 million for the period from March 16, 1996 to November 30, 1996. The increases in net income and revenues for the nine months ended November 30, 1997 compared to the period from March 16, 1996 to November 30, 1996 were primarily attributable to the acquisition of BMC on May 31, 1996 and increases of $39.3 million in net servicing revenue and $15.6 million in net mortgage origination revenue. The BMC servicing portfolio was $33.1 billion at May 31, 1996 and its acquisition increased HomeSide's servicing portfolio by 75% on that date, which was a major factor in the increase in net servicing revenue. In addition, subsequent increases in the size of the servicing portfolio contributed to the increased revenue. The servicing portfolio increased to $97.8 billion at November 30, 1997 from $87.7 billion at November 30, 1996, a 12% increase. As part of the BMC acquisition, Barnett agreed to sell HomeSide the loans produced by the loan production networks retained by Barnett, which contributed to the increase in net mortgage origination revenue. Net interest revenue decreased, primarily due to a decrease in the spread between average mortgage interest rates and average short-term borrowing rates on mortgage loans held for sale and an increase in interest expense, caused by increases in paid in full scheduled interest payments and a higher funding of the mortgage servicing assets.

         HOMESIDE -- FOR THE PERIOD MARCH 16, 1996 TO FEBRUARY 28, 1997
GENERAL

     Mortgage banking is a specialized branch of the financial services industry which primarily involves (i) originating and purchasing mortgage loans ("origination" and/or "production"); (ii) selling the originated mortgages to third parties either as mortgage-backed securities or as whole loans ("secondary marketing"); (iii) servicing of mortgage loans on behalf of the ultimate purchasers, which includes the collection and disbursement of payments of mortgage principal and interest, the collection of payments of taxes and insurance premiums to pay property taxes and insurance premiums and management of certain loan default activities (collectively, "servicing"); and (iv) the purchase and sale of the rights to service mortgage loans.

     Mortgage bankers originate loans generally through two channels: wholesale and direct. Wholesale origination involves the origination of mortgage loans from sources other than homeowners, including mortgage brokers and other mortgage lenders. Direct origination typically includes (i) networks of retail loan offices with sales staff that solicit business from homeowners, realtors, builders and other real estate professionals, (ii) centers that use telemarketing, direct mail and advertising to market loans directly to home buyers or homeowners, (iii) affinity and co-branding partnerships, and (iv) corporate relocation programs. Once originated or purchased, mortgage bankers hold the loans temporarily ("warehousing") until they are sold, typically earning an interest spread equal to the difference between the loan's interest rate and the cost of financing the loan. Each loan is sold either excluding or including the associated right to service the loan ("servicing retained" or "servicing released," respectively).

     Mortgage bankers rely mainly on short-term borrowings, such as warehouse lines, to finance the origination of mortgages that are then typically sold. Mortgage bankers also borrow on a longer term basis to finance their servicing assets and working capital requirements. Revenues consist primarily of those related to servicing and, to a lesser extent, fees and interest spreads from originations. The major expenses of a mortgage banker include costs of financing, operating costs related to origination and servicing and the amortization of mortgage servicing rights. Included in costs of financing is the benefit derived from holding custodial deposits. Custodial deposits are comprised of amounts collected from borrowers and not yet remitted to investors, taxing authorities and other third parties.

     Mortgage bankers typically seek to retain the rights to service the loans they originate and to acquire rights to service additional loans in order to generate recurring fee income. The purchase and sale of servicing rights can occur on a loan-by-loan basis ("flow") or on a portfolio (group of loans) basis ("bulk" or "mini-bulk"). Prices for servicing rights are typically stated as a multiple of the servicing fee or as a percentage of the outstanding unpaid principal balance for a group of mortgage loans. Values of servicing portfolios are determined on the basis of the present value of the servicing fee income stream (net of servicing costs) expected to be received over the estimated life of the loans. The assets of a mortgage banking company consist primarily of loans in warehouse and the value of the servicing rights purchased ("purchased mortgage servicing rights" or "PMSR") or originated ("originated mortgage servicing rights" or "OMSR").

     The following information regarding loan production activities and the servicing portfolio for HomeSide is presented to aid in understanding the results of operations and financial condition of HomeSide for the period March 16, 1996 to May 31, 1996, each of the three months ended August 31, 1996, November 30, 1996 and February 28, 1997 and the period from March 16, 1996 to February 28, 1997.

  Loan Production Activities

                           FOR THE PERIOD     FOR THE THREE      FOR THE THREE       FOR THE THREE      FOR THE PERIOD
                           MARCH 16, 1996     MONTHS ENDED       MONTHS ENDED        MONTHS ENDED      MARCH 16, 1996 TO
                           TO MAY 31, 1996   AUGUST 31, 1996   NOVEMBER 30, 1996   FEBRUARY 28, 1997   FEBRUARY 28, 1997
                           ---------------   ---------------   -----------------   -----------------   -----------------
                                                               (DOLLARS IN MILLIONS)
Correspondent (includes
  volumes purchased from
  BKB and Barnett).......      $1,893            $2,950             $3,249              $ 3,021             $11,113
Co-issue (a).............       1,419             2,208              1,985                2,610               8,222
Broker...................         220               155                168                  300                 843
                               ------            ------             ------              -------             -------
Total wholesale..........       3,532             5,313              5,402                5,931              20,178
Direct...................         248               179                139                  134                 700
                               ------            ------             ------              -------             -------
Total production.........       3,780             5,492              5,541                6,065              20,878
Bulk acquisitions........          --             4,073                 --                   --               4,073
                               ------            ------             ------              -------             -------
Total production and
  acquisitions...........      $3,780            $9,565             $5,541              $ 6,065             $24,951
                               ======            ======             ======              =======             =======

---------------

(a) Co-issue production represents the purchase of servicing rights from a correspondent under contracts to deliver specified volumes on a monthly or quarterly basis. The substance of this transaction is the purchase of a loan and mortgage servicing right with the instantaneous sale of the loan with the servicing right retained. Amounts represent the unpaid principal balance of mortgage debt to which the acquired servicing rights relate.

     Total loan production increased from $3.8 billion in the period from March 16, 1996 to May 31, 1996 to $5.5 billion in the second and third quarters and $6.1 billion for the three months ended February 28, 1997. These increases were due to the additional production resulting from the acquisition of BMC on May 31, 1996 and growth in HomeSide's existing wholesale channels. In addition, HomeSide made bulk servicing acquisitions of $4.1 billion during the second quarter of fiscal 1997.

  Servicing Portfolio

                        FOR THE PERIOD     FOR THE THREE      FOR THE THREE       FOR THE THREE      FOR THE PERIOD
                       MARCH 1, 1996 TO    MONTHS ENDED       MONTHS ENDED        MONTHS ENDED      MARCH 1, 1996 TO
                         MAY 31, 1996     AUGUST 31, 1996   NOVEMBER 30, 1996   FEBRUARY 28, 1997   FEBRUARY 28, 1997
                       ----------------   ---------------   -----------------   -----------------   -----------------
                                                (DOLLARS IN MILLIONS)
Balance at beginning
  of period..........      $41,844            $77,351            $84,819             $87,713             $41,844
Acquisition of BMC...       33,082                 --                 --                  --              33,082
Other additions......        4,102              9,842              5,244               6,064              25,252
                           -------            -------            -------             -------             -------
     Total
       additions.....       37,184              9,842              5,244               6,064              58,334
                           -------            -------            -------             -------             -------
Scheduled
  amortization.......          212                470                494                 557               1,733
Prepayments..........        1,321              1,702              1,529               1,674               6,226
Foreclosures.........          130                137                106                 141                 514
Sales of servicing...           14                 65                221               2,187(a)            2,487(a)
                           -------            -------            -------             -------             -------
     Total
       reductions....        1,677              2,374              2,350               4,559              10,960
                           -------            -------            -------             -------             -------
Balance at end of
  period.............      $77,351            $84,819            $87,713             $89,218             $89,218
                           =======            =======            =======             =======             =======

---------------
(a) Includes $1.9 billion of servicing sold as part of the sale of Honolulu Mortgage Company ("Honolulu Mortgage").

     The number of loans being serviced at February 28, 1997 was 1,070,000, compared to 1,068,000 as of November 30, 1996, 1,041,000 as of August 31, 1996,
966,000 as of May 31, 1996 and 492,000 as of March 1, 1996. HomeSide's strategy is to build its mortgage servicing portfolio and benefit from the economies of scale inherent in the business.

RESULTS OF OPERATIONS

  Summary

     HomeSide reported net income of $18.0 million during the fourth quarter of fiscal 1997, compared to net income of $16.4 million during the third quarter of fiscal 1997, $13.6 million during the second quarter of fiscal 1997 and $7.9 million during the first quarter of fiscal 1997. Net income for the period March 16, 1996 to February 28, 1997 was $55.9 million.

     Total revenues during fiscal 1997 increased from $36.1 million in the first quarter to $63.6 million in the second quarter, $68.1 million in the third quarter and $68.8 million in the fourth quarter. The primary reasons for the increase of $0.7 million in total revenue in the fourth quarter as compared to the third quarter of fiscal 1997 were an increase of $3.0 million in net servicing revenue and an increase of $5.9 million in net mortgage origination revenue, offset by a decrease of $8.2 million in net interest revenue. The increase in net servicing revenue was due to an increase in the size of the servicing portfolio, and the increase in net mortgage origination revenue was accounted for by increased loan production. Net interest revenue decreased because the average balances of mortgage loans held for sale and custodial deposits declined from quarter to quarter.

     The primary reason for the increase of $4.5 million in total revenue in the third quarter as compared to the second quarter of fiscal 1997 was an increase of $4.5 million in net interest revenue. Interest income increased in the third quarter as compared with the second quarter of fiscal 1997 as the result of an increase in the average balance of mortgage loans held for sale. Lower short-term interest rates, improved pricing on borrowings under the Bank Credit Agreement and higher custodial deposits lowered the interest expense for the third quarter of fiscal 1997 compared to the second quarter.

     The increase of $27.5 million in total revenues in the second quarter as compared to the first quarter of fiscal 1997 was primarily a result of the acquisition of BMC on May 31, 1996. Results of operations for BMC are included from the date of acquisition and, therefore, are not included in HomeSide's results for the first quarter of fiscal 1997. The BMC servicing portfolio was $33.1 billion at May 31, 1996 and its acquisition increased HomeSide's servicing portfolio by 75% on that date and also increased net servicing revenue from $25.0 million in the first quarter of fiscal 1997 to $42.4 million in the second quarter of fiscal 1997. Also as part of the BMC acquisition, Barnett agreed to sell HomeSide the loans produced by the loan production networks retained by Barnett. This additional production increased net mortgage origination revenue.

  Net Servicing Revenue

     Net servicing revenue increased from $25.0 million in the first quarter of fiscal 1997 to $42.4 million in the second quarter, $42.4 million in the third quarter and $45.4 million in the fourth quarter. Net servicing revenue for the period from March 16, 1996 to February 28, 1997 was $155.2 million. Mortgage servicing fees generally range from 0.25% to 0.50% per annum of the declining principal balances of the loans. HomeSide's weighted average servicing fee, excluding ancillary income, during each of the quarters of fiscal 1997 was as follows: 0.367% during the first quarter, 0.363% during the second quarter, 0.359% during the third quarter and 0.359% during the fourth quarter. The decrease in the weighted average servicing fee from the first quarter to the second quarter of fiscal 1997 was due to the servicing rights acquired from BMC. These servicing rights generally had lower servicing fees due to the lower proportion of government loans in BMC's servicing portfolio, as compared to the servicing portfolio acquired from BBMC and serviced by HomeSide during the first quarter. Likewise, the second quarter bulk acquisition of servicing rights (which was reflected in the weighted average servicing fee for the third quarter) consisted of a relatively lower proportion of government servicing, further reducing the weighted average servicing fee from the second quarter to the third quarter. Mortgage servicing fees increased from $41.5 million in the first quarter to $82.2 million in the second quarter, primarily as a result of the BMC Acquisition. The increases in mortgage servicing fees from $82.2 million in the second quarter to $90.5 million in the third quarter and $94.7 million in the fourth quarter are the result of increases in the size of the servicing portfolio. Amortization of mortgage servicing rights, which is recorded over the estimated servicing period in proportion to estimated servicing revenue, increased throughout the period March 16, 1997 to February 28, 1997 as a result of a higher average servicing portfolio balance.

  Risk Management Activities

     HomeSide has a risk management program designed to protect the economic value of its mortgage servicing portfolio from declines in value due to increases in estimated loan prepayment speeds, which are primarily influenced by declines in interest rates. When loans prepay faster than anticipated, the cash flow HomeSide expects to receive from servicing such loans is reduced. The value of mortgage servicing rights is based on the present value of the cash flows to be received over the life of the loan and therefore, the value of the servicing portfolio declines as prepayments increase.

     During the period from March 16, 1996 to February 28, 1997, HomeSide purchased options on U.S. Treasury bond futures to protect a significant portion of the market value of its mortgage servicing portfolio from a decline in value. The option contracts used by HomeSide have characteristics such that they tend to increase in value as interest rates decline. Conversely, these option contracts tend to decline in value as interest rates rise. Accordingly, changes in value of these securities will tend to move inversely with changes in value of HomeSide's mortgage servicing rights.

     These option contracts are designated as hedges on the purchase date and such designation is at a level at least as specific as the level at which mortgage servicing rights are evaluated for impairment. The option contracts are marked-to-market with changes in market value deferred as an adjustment to the carrying value of the related mortgage servicing right asset being hedged. Changes in market value that are deferred are amortized and evaluated for impairment in the same manner as the related mortgage servicing rights. The effectiveness of HomeSide's hedging activity can be measured by the correlation between changes in the value of the option and changes in the value of HomeSide's mortgage servicing rights. This correlation is assessed on a quarterly basis to ensure that high correlation is maintained over the term of the hedging program. During each of the periods presented, HomeSide has experienced a high measure of correlation between changes in the value of mortgage servicing rights and the option contracts. However, in periods of rising interest rates, the increase in value of mortgage servicing rights may outpace the decline in value of the option contracts since the loss on the options is limited to the premium paid.

     Since HomeSide's inception, cumulative gains and losses on risk management contracts resulted in a $121.6 million net loss. Of the $121.6 million net loss, $11.0 million was amortized and recognized as a component of amortization of mortgage servicing rights, resulting in a net deferred hedge loss of $110.6 million which is included in the basis of mortgage servicing rights at February 28, 1997. The increase in the estimated fair value of the mortgage servicing rights approximated the net hedge loss. HomeSide's future cash needs as they relate to its hedging program will be influenced by such factors as long-term interest rates, loan production levels and growth in the mortgage servicing portfolio. The fair value of open risk management contracts at February 28, 1997 was $45.2 million, which was equal to their carrying amount because the options are marked-to-market at each reporting date. See "-- Liquidity and Capital Resources" for further discussion of HomeSide's sources and uses of cash. See
Note 3 of Notes to Consolidated Financial Statements on F-7 for a description of HomeSide's accounting policy for its risk management contracts. See Notes 14 and 15 of Notes to Consolidated Financial Statements on pages F-17 through F-20 for additional fair value disclosures with respect to HomeSide's risk management contracts.

  Net Interest Revenue

     Net interest revenue is driven by the level of interest rates, the direction in which rates are moving and the spread between short and long-term interest rates. These factors influence the size of the residential mortgage origination market, HomeSide's production volumes and the interest rates HomeSide earns on loans and pays to its lenders.

     Loan refinancing levels are the biggest contributor to changes in the size of the mortgage origination market. To reduce the cost of their home mortgages, borrowers tend to refinance their loans during periods of declining interest rates, increasing the size of the market and Homeside's production volumes. Higher production volumes result in higher average balances of loans held for sale and consequently higher levels of interest income from interest earned on such loans prior to their sale. This higher level of interest income due to increased volumes is partially offset by the lower rates earned on the loans.

     Overall borrowing costs also fluctuate with changes in interest rates. Currently, the interest expense HomeSide pays to finance mortgage loans held for sale and other net assets is generally calculated with reference to short-term interest rates. In addition, because mortgage loans held for sale earn interest based on longer term interest rates, the level of net interest revenue is also influenced by the spread between long-term and short-term interest rates.

     Net interest revenue during fiscal 1997 was $0.1 million during the first quarter, $4.6 million during the second quarter, $9.1 million during the third quarter and $0.9 million during the fourth quarter. Net interest revenue for the period from March 16, 1996 to February 28, 1997 was $14.7 million. Interest income and interest expense increased during the second quarter of fiscal 1997 as compared with the first quarter as a result of an increase in the average balance of mortgage loans held for sale from $770.0 million in the first quarter of fiscal 1997 to $1.3 billion during the second quarter of fiscal 1997 and an increase in the average balance of notes payable to banks from $1.3 billion to $2.0 billion from the first quarter to the second quarter of fiscal 1997, respectively. The Parent's acquisition of BMC on May 31, 1996, and the subsequent transfer of assets to HomeSide, contributed to the increased balances of mortgage loans held for sale and borrowings. Interest income during the second quarter was also positively affected by a general increase in long term interest rates during the second quarter.

     Interest income increased, while interest expense decreased, during the third quarter of fiscal 1997 as compared with the second quarter of fiscal 1997. The increase in interest income during the third quarter was the result of an increase in the average balance of mortgage loans held for sale from $1.3 billion in the second quarter to $1.4 billion during the third quarter of fiscal 1997. Lower short-term interest rates and improved pricing on borrowings under the Bank Credit Agreement contributed to the reduction in interest expense in the third quarter of fiscal 1997 as compared with the second quarter of fiscal 1997. In addition, the average balance of custodial balances increased from $1.3 billion in the second fiscal quarter to $1.4 billion in the third fiscal quarter of 1997. Interest expense is reduced by credits received for custodial deposits.

     Interest income decreased, while interest expense increased, in the fourth quarter of fiscal 1997 as compared with the third quarter of fiscal 1997. The decrease in interest income during the fourth quarter was the result of a lower average balance of mortgage loans held for sale during the fourth quarter compared to the third quarter. During the fourth quarter, more mortgage loans were sold under repurchase agreements than in previous quarters in fiscal 1997. Repurchase agreements provide an alternative to the bank line of credit for mortgage loans held for sale. Under these agreements, mortgage loans are sold earlier and not held as long in the warehouse. These agreements have the effect of increasing gains on sales of loans and reducing interest income. The increase in interest expense in the fourth quarter of fiscal 1997 as compared with the third quarter is the result of lower average balances for custodial deposits. The benefit from custodial deposits reduces interest expense.

     Interest expense for HomeSide does not include interest expense associated with $200.0 million of 11.25% Parent Notes issued by the Parent in May 1996. $70.0 million of these Parent Notes was repaid with proceeds from the Parent's public offering of common stock. $130.0 million of Parent Notes remains outstanding. Payment of principal and interest on these notes is dependent on the cash flows generated by HomeSide and HHI. The Parent recorded interest expense on the Parent Notes of $2.3 million during the first quarter, and $5.6 million for each of the second, third and fourth quarters of fiscal 1997.

  Net Mortgage Origination Revenue

     Net mortgage origination revenue is comprised of fees earned on the origination of mortgage loans, gains and losses on the sale of loans, gains and losses resulting from hedges of secondary marketing activity and fees charged to review loan documents for purchased loan production.

     Net mortgage origination revenue increased during fiscal 1997 from $10.8 million during the first quarter to $16.3 million during the second quarter, $16.5 million during the third quarter and $22.5 million during the fourth quarter. Total net mortgage origination revenue for the period from March 16, 1996 to February 28, 1997 was $66.1 million. As noted above, loan production, exclusive of bulk servicing acquisitions, increased during fiscal 1997 from $3.8 billion in the first quarter to $5.5 billion in the second quarter, $5.5 billion in the third quarter and $6.1 billion in the fourth quarter. The increase in loan production from the first to the second quarter of fiscal 1997 is reflective of production from the preferred seller relationship with Barnett established as part of the BMC acquisition. The increase in net mortgage origination revenue from the third quarter to the fourth quarter reflects a larger production volume and a higher level of repurchase agreements. Repurchase agreements have the effect of increasing gains on sales of loans and reducing interest income. HomeSide's primary origination activities during fiscal 1997 were through correspondent and co-issue channels. HomeSide expects these channels to continue to be the primary loan origination sources in the future.

  Salaries and Employee Benefits

     Salaries and employee benefits expense increased from $11.5 million in the first quarter of fiscal 1997 to $21.2 million in the second quarter of fiscal 1997, decreased to $20.6 million during the third quarter of fiscal 1997 and decreased to $19.7 million during the fourth quarter of fiscal 1997. Salaries and employee benefits for the period from March 16, 1996 to February 28, 1997 were $73.0 million. The increase in salaries and employee benefits from the first quarter to the second quarter of fiscal 1997 was due to growth in the number of employees as a result of the acquisition of the mortgage servicing operations of BMC on May 31, 1996. The average number of full time equivalent employees grew from 1,096 during the first quarter of fiscal 1997 to 1,879 during the second quarter of fiscal 1997. The subsequent decreases were due to the continuing integration of the BMC servicing operations and the corresponding reduction in the number of employees. The average number of full time equivalent employees fell from 1,879 during the second quarter to 1,708 during the third quarter and 1,689 during the fourth quarter.

  Occupancy and Equipment Expense

     Occupancy and equipment expense primarily includes rental expense, repairs and maintenance costs, certain computer software expenses and depreciation of HomeSide's premises and equipment. Occupancy and equipment expense for the period from March 16, 1996 to February 28, 1997 was $11.8 million. Occupancy and equipment expense grew during fiscal 1997 from $1.9 million during the first quarter to $3.1 million during the second quarter, $3.3 million during the third quarter and $3.5 million during the fourth quarter. The increase in occupancy and equipment expense was due to the premises and equipment acquired in the BMC Acquisition and increases in information systems costs required to handle the growing mortgage servicing portfolio.

  Servicing Losses on Investor-Owned Loans and Foreclosure Related Expenses

     Servicing losses on investor-owned loans primarily represent anticipated losses primarily attributable to servicing FHA and VA loans for investors. These amounts include actual losses for final disposition of loans, non-recoverable foreclosure costs, accrued interest for which payment has been denied and estimates for potential losses based on HomeSide's experience as a servicer of government loans.

     During fiscal 1997 the servicing losses on investor-owned loans and foreclosure related expenses increased from $3.9 million for the first quarter to $4.1 million for the second quarter, $5.0 million for the third quarter and $5.0 million for the fourth quarter. Servicing losses on investor-owned loans and foreclosure related expenses for the period from March 16, 1996 to February 28, 1997 was $18.0 million. The increases are largely attributable to the acquisition of the BMC servicing portfolio and the growth of the servicing portfolio resulting from loan production.

     Included in the balance of accounts payable and accrued liabilities of February 28, 1997 is a reserve for estimated servicing losses on investor-owned loans of $21.7 million. The reserve has been established for potential losses related to the mortgage servicing portfolio. Increases to the reserve are charged to earnings as servicing losses on investor-owned loans. The reserve is decreased for actual losses incurred related to the mortgage servicing portfolio. HomeSide's historical loss experience on VA loans generally has been consistent with industry experience.

  Other Expenses

     Other expenses consist mainly of professional fees, communications expense, advertising and public relations, data processing expenses and certain loan origination expenses. The level of other expenses fluctuates in part based upon the level of HomeSide's mortgage servicing portfolio and loan production volumes.

     Other expenses during fiscal 1997 were $5.4 million for the first quarter, $12.2 million for the second quarter, $11.4 million for the third quarter and $11.8 million for the fourth quarter. Other expenses for the period from March 16, 1996 to February 28, 1997 were $40.8 million. The increase in other expense from the first to the second quarter of fiscal 1997 was the result of the acquisition of BMC.

  Income Tax Expense

     HomeSide's income tax expense was $5.5 million during the first quarter of fiscal 1997, $9.5 million during the second quarter, $11.4 million during the third quarter and $10.9 million during the fourth quarter. Income tax expense was $37.3 million for the period from March 16, 1996 to February 28, 1997, all of which was deferred. See Note 11 of Notes to Consolidated Financial Statements. The increase in income tax expense was attributable to the increase in net income. The effective income tax rate for fiscal 1997 was approximately 40%.

LIQUIDITY AND CAPITAL RESOURCES

  Operations

     Net cash provided by operations was $216.5 million for the period from March 16, 1996 to February 28, 1997. The primary uses of cash in operations were to fund loan originations and pay corporate expenses. These uses of cash were offset by cash provided from servicing fee income, loan sales and principal repayments. Cash flows from loan originations are dependent upon current economic conditions and the level of long-term interest rates. Decreases in long-term interest rates generally result in higher loan refinancing activity which results in higher cash demands to meet increased loan production levels. Cash needs in times of increased production are primarily met through borrowings and loan sales.

  Investing

     Net cash used in investing activities was $862.2 million during the period from March 16, 1996 to February 28, 1997. Cash used in investing activities was primarily used for the purchase and origination of mortgage servicing rights and the purchase of options on U.S. Treasury bond futures as part of HomeSide's hedging program. During the period from March 16, 1996 to February 28, 1997, HomeSide also made payments of $133.4 million and $106.2 million to acquire certain mortgage banking operations of BBMC and BMC, respectively (see Note 4 of Notes to Consolidated Financial Statements). Future uses of cash for investing activities will be dependent on the mortgage origination market and HomeSide's hedging needs. HomeSide is not able to estimate the timing and amount of cash uses for future acquisitions of other mortgage banking entities, if such acquisitions were to occur.

  Financing

     During the period from March 16, 1996 to February 28, 1997, HomeSide had $698.4 million of net cash provided by financing activities. The primary sources of cash from financing activities during the period were $393.4 million of capital contributed from the Parent and net borrowings under the Issuer's Bank Credit Agreement of $334.2 million. Cash used in financing activities was used to fund operations of the Parent, primarily interest payment obligations on the Parent Notes, and the payment of debt issue costs related to the Bank Credit Agreement.

     The Issuer entered into a three-year senior secured revolving credit facility on March 15, 1996, which was re-issued as part of the Bank Credit Agreement on May 31, 1996. On January 31, 1997, the Bank Credit Agreement was amended and restated in connection with the issuance of the Parent's common stock to the public, and the Bank Credit Agreement was amended again as of September 30, 1997 and December 31, 1997. Borrowings under the Bank Credit Agreement are subject to a $2.5 billion limit which, at the request of the Issuer, may be increased to $3.0 billion. Under certain circumstances, borrowings under the Bank Credit Agreement become secured. See "Description of Certain Indebtedness -- Bank Credit Agreement." The commitment is comprised of a servicing related credit facility, capped at $950 million, and a warehouse loan commitment. Borrowings under the Bank Credit Agreement bear interest at rates per annum based on, at HomeSide's option, (A) the highest of (i) the lead bank's prime rate, (ii) the secondary market rate of certificates of deposit plus 100 basis points, and (iii) the federal funds rate in effect from time to time plus 0.5%, or (B) a eurodollar rate. Cash provided under the Bank Credit Agreement is the result of borrowings needed to finance loan origination activity. In periods of higher loan origination activity, cash needs are greater and, accordingly, HomeSide must borrow under such credit facility in order to meet production demand. In periods of reduced loan demand, proceeds from loan sales can be used to pay down borrowings under the Bank Credit Agreement. In future periods, it is expected that cash financing needs will primarily be met from drawings under the Bank Credit Agreement and other facilities which may be entered into from time to time, as well as from the issuance of debt securities in the public markets. There can be no assurance that such additional facilities will be available or that market conditions at any given time will be such that public issuances of debt securities can be effected on favorable terms.


     HomeSide expects to pay dividends to the Parent only to the extent necessary to meet debt obligations and income tax expense of the Parent. The ability of HomeSide to pay dividends to the Parent for other purposes is restricted by covenants contained in the Bank Credit Agreement. During the period March 16, 1996 to February 28, 1997, HomeSide declared and paid dividends of $17.0 million to the Parent. For more information, see Note 10 of Notes to Consolidated Financial Statements of HomeSide.

     During the period March 16, 1996 to February 28, 1997, net cash provided by operations was $216.5 million, cash used in investing activities was $862.2 million and cash provided by financing activities was $698.4 million, resulting in a net increase in cash of $52.7 million. HomeSide expects that to the extent cash generated from operations is inadequate to meet its liquidity needs, those needs can be met through financing from its bank credit facility and other facilities which may be entered into from time to time, as well as from the issuance of debt securities in the public markets. Accordingly, HomeSide does not currently anticipate that it will make sales of servicing rights to any significant degree for the purpose of generating cash. Nevertheless, in addition to its cash and mortgage loans held for sale balances, HomeSide's portfolio of mortgage servicing rights provides a potential source of funds to meet liquidity requirements, especially in periods of rising interest rates when loan origination volume slows. Future cash needs are highly dependent on future loan production and servicing results, which are influenced by changes in long-term interest rates.

  New Accounting Standard

     In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). SFAS 125, among other things, provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS 125 requires that after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS 125 also requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value. SFAS 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996 and is to be applied prospectively. HomeSide has adopted SFAS 125 and there has been no material impact on the results of operations, financial condition, or liquidity of HomeSide.

  Year 2000 Compliance



     HomeSide uses and is dependent upon a significant number of computer software programs and operating systems to conduct its business. Such programs and systems include those developed and maintained by HomeSide, as well as software and systems purchased from outside vendors. HomeSide has initiated a review and assessment of all hardware and software to determine whether it will function properly in the Year 2000. It is anticipated that some level of modification or replacement of hardware and software will be necessary in order to make HomeSide's systems "Year 2000 Compliant." HomeSide presently believes that costs associated with Year 2000 compliance efforts will not have a significant impact on HomeSide's ongoing results of operations, although there can be no assurance in this regard. To the extent that HomeSide will be relying on its outside software vendors, Year 2000 compliance matters will not be within HomeSide's direct control. In addition, HomeSide has relationships with vendors, customers and other third parties that rely on computer software that may not be Year 2000 Compliant. There can be no assurance that Year 2000 compliance failures by such third parties will not have a material adverse effect on HomeSide's results of operations.

 BBMC-FOR THE PERIODS JANUARY 1, 1996 TO MARCH 15, 1996 AND JANUARY 1, 1995 TO
          MARCH 31, 1995 AND FOR THE TWO YEARS ENDED DECEMBER 31, 1995

     The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as HomeSide Lending, Inc.

GENERAL

     Prior to March 15, 1996, BBMC was a wholly-owned subsidiary of Bank of Boston, a subsidiary of BankBoston Corporation, formerly known as Bank of Boston Corporation ("BKBC"). On March 15, 1996, BBMC was acquired by the Parent. The interim financial statements of BBMC have been prepared for the period January 1, 1996 to March 15, 1996 to coincide with the closing of the BBMC Acquisition. Results of operations for periods subsequent to March 15, 1996 are included in the financial statements of HomeSide. Results of operations for the three months ended March 31, 1995 have been presented for comparative purposes. Unless otherwise noted, references to the first quarter 1996 pertain to the period January 1, 1996 to March 15, 1996. BBMC reported earnings on a calendar year basis.

     BBMC operates as a full-service mortgage banking firm emphasizing wholesale mortgage originations and low cost mortgage servicing. Servicing activities represent BBMC's primary revenue source. BBMC also generates revenue, to a lesser extent, from mortgage loan origination fees. BBMC incurs expenses for amortization of mortgage servicing rights, interest on its line of credit and general corporate activities.

     On June 1, 1995, BBMC purchased certain assets and assumed certain liabilities of Bell Mortgage Company ("Bell Mortgage"), a privately-held mortgage origination company located in Minneapolis, Minnesota. The acquisition of Bell Mortgage was accounted for under the purchase method of accounting. Results of operations of Bell Mortgage are included in the 1995 consolidated financial statements from the date of acquisition. See Note 16 of Notes to Consolidated Financial Statements of BancBoston Mortgage Corporation on F-52 for further discussion.

RESULTS OF OPERATIONS

  Summary

     BBMC reported net income of $58.8 million in 1995 and $5.4 million in 1994. Net income in 1994 included an after tax positive effect of $3.5 million from a change in the accounting for mortgage servicing fee income. Prior to the effect of such adjustment, BBMC had income of $58.8 million in 1995 and $2.0 million in 1994. See Note 2 of Notes to Consolidated Financial Statements for further discussion of BBMC's accounting changes.

     The increase in net income in 1995 as compared to 1994 was primarily due to factors that resulted from a decrease in interest rates coupled with growth in BBMC's servicing portfolio. The lower interest rate environment resulted in a gain related to BBMC's risk management activities in 1995 as compared to a loss in 1994. See "-- Risk Management Activities." BBMC also benefited from a 9% increase in the balance of its residential servicing portfolio from $38.0 billion at December 31, 1994 to $41.6 billion at December 31, 1995. The increases were partially offset, however, by higher mortgage servicing rights amortization charges as a result of larger mortgage servicing volumes and higher prepayment activity in 1995.

     Long-term interest rates declined through mid-February 1996, the continuation of a trend which began in 1995. This decline led to an increase in loan production to $4.2 billion during the first quarter of 1996 from $1.2 billion during the first quarter of 1995, and resulted in growth in BBMC's mortgage servicing portfolio, which increased from $41.6 billion at December 31, 1995 to $44.2 billion at March 31, 1996. Beginning in late February and continuing through March 1996, long-term interest rates increased and negatively affected BBMC's results of operations for the first quarter. BBMC reported a net loss of $73.9 million during the first quarter of 1996, compared to net income of $3.4 million in the first quarter of 1995. The decrease in net income was primarily due to losses of $128.8 million on BBMC's risk management contracts during the first quarter of 1996, a result of increasing interest rates in late February and March 1996.

  Net Servicing Revenue

     Net servicing revenue increased from $67.0 million to $173.7 million, an increase of $106.7 million or 159.3%, from 1994 to 1995. This growth was comprised of a $115.4 million increase in gain on risk management contracts and a $32.5 million increase in mortgage servicing fees, offset by a $41.2 million increase in amortization of mortgage servicing rights. The gain on risk management contracts resulted primarily from a decline in interest rates in the fourth quarter of 1995 and was substantially offset by a related decrease in the economic value of the servicing portfolio, which was not reflected in earnings for the period. The cost of acquiring the right to service mortgage loans originated by others is capitalized and amortized as a reduction of servicing fee revenue over the estimated servicing period. The increases in mortgage servicing fees and amortization of mortgage servicing rights were primarily due to growth in BBMC's average servicing portfolio during 1995. Average servicing fees, excluding ancillary income, decreased slightly from 0.389% in 1994 to 0.383% in 1995.

     At December 31, 1995, BBMC serviced approximately 510,000 loans, including loans purchased not yet on BBMC's servicing system, with an unpaid principal balance ("UPB") of $41.6 billion, compared to approximately 484,000 loans with UPB of $38.0 billion at December 31, 1994, an increase of $3.6 billion, or 9.5%. The average servicing volume increased from $33.2 billion in 1994 to $39.3 billion in 1995, an increase of $6.1 billion or 18.4%. Growth in BBMC's servicing portfolio was primarily generated by wholesale loan production, which includes correspondent, co-issue and broker channels. BBMC also purchased servicing rights in bulk from other mortgage servicing entities. Bulk purchases totalled $5.5 billion and $0.7 billion in 1994 and 1995, respectively.

     In addition to growth in the servicing portfolio, an increase in late fee income contributed to the rise in mortgage servicing revenue during 1995. Late fees are included as a component of mortgage servicing revenue. BBMC instituted efforts to improve the collection of ancillary fee income during the year which contributed to an increase in late fee charges collected from $10.5 million in 1994 to $14.4 million in 1995. Late fee income also increased as a result of increases in BBMC's servicing portfolio size and average loan size. The higher average loan size translates into higher loan payments on which late fees are based. There was little or no change in the rate on which late fees were computed during 1995 as compared to 1994.

     During the first quarter of 1996, BBMC had net servicing revenues of $(97.1) million, as compared to servicing revenues of $24.2 million in the first quarter of 1995. The net negative amount recorded as servicing revenue in 1996 was primarily due to losses on BBMC's risk management contracts. Excluding the effect of risk management contracts, net servicing revenue increased from $20.6 million in the first quarter 1995 to $31.7 million in the first quarter 1996. In the first quarter of 1995, BBMC recorded gains on risk management contracts of $3.6 million. Due to an increase in long-term interest rates in late February and early March 1996, BBMC experienced losses on risk management contracts of $128.8 million during the quarter. Changes in the value of BBMC's mortgage servicing rights substantially offset the loss on risk management contracts. However, such changes in value were not fully recorded in the financial statements of BBMC because servicing rights were recorded at the lower of amortized cost or market value.

     The decrease in net servicing revenue was partially offset by a reduction in amortization of mortgage servicing rights from $23.1 million in the first quarter of 1995 to $7.2 million in the first quarter of 1996. The reduction in amortization was due to the increase in long-term interest rates noted above, which had a favorable effect on the prepayment estimates used in calculating BBMC's periodic amortization expense. Because mortgage servicing rights are amortized over the expected period of service fee revenues, a reduction in mortgage prepayment activity typically results in a longer estimated life of the mortgage servicing asset and, accordingly, lower amortization expense. Amortization charges are highly dependent upon the level of prepayments during the period and changes in prepayment expectations, which are significantly influenced by the direction and level of long-term interest rate movements.

  Risk Management Activities

     BBMC had a risk management program designed to protect the economic value of its mortgage servicing portfolio from declines in value due to increases in estimated prepayment speeds, which are primarily influenced by declines in interest rates. When loans prepay faster than anticipated, the cash flow BBMC would expect to receive from servicing such loans was reduced. Because the value of the mortgage servicing rights is based on the present value of the net cash flows to be received over the life of the loan, the value of the servicing portfolio declines as prepayments increase.

     Prior to 1994, risk management of the mortgage servicing rights value was principally conducted by BKB as part of a consolidated risk management program. Through the third quarter of 1995, BKB continued to manage a portion of the risk associated with the servicing portfolio.

     To implement its risk management objectives, BBMC purchased risk management contracts that increased in value when long-term interest rates declined, or when prepayment speeds increased above a specified level. During 1994 and 1995, BBMC purchased options on long-term United States Treasury bond futures to protect a significant portion of the market value of its mortgage servicing portfolio from a decline in value. The value of BBMC's risk management position was designed to perform inversely with changes in value of mortgage servicing rights due to the effects of the changes in interest rates. The options were marked to market at each reporting date with changes in value reported in revenues. BBMC recognized a gain on risk management contracts of $108.7 million in 1995. While the value of the servicing portfolio declined, the full effect of such decline was not reflected in BBMC's financial results because the value of the associated service rights exceeded its book value. Due to a rising interest rate environment, BBMC experienced a $6.7 million loss related to its risk management contracts in 1994.

     BBMC recognized a gain on risk management contracts of $108.7 million in 1995, of which $86.5 million was unrealized. During the first quarter of 1996, long-term interest rates increased, reversing the declining trend which prevailed during 1995. As a result, through the date of the sale of BBMC in March 1996, BBMC recognized a loss on risk management contracts of $128.8 million, which included a reversal of such $86.5 million unrealized gain recognized during 1995. In 1995 and 1996, changes in the value of BBMC's mortgage servicing rights substantially offset the gain and loss on the risk management contracts. However, such changes in value were not fully recorded in the financial statements of BBMC because servicing rights are recorded at the lower of amortized cost or market value.

  Net Interest Revenue/Expense

     Net interest expense was $2.4 million in 1994 and $2.8 million in 1995. Interest income decreased $7.3 million in 1995 as compared with 1994, primarily as a result of a decrease in the average rate earned on warehouse loans from 9.52% in 1994 to 7.78% in 1995. The reduction in interest income on warehouse loans was partially offset by a $2.1 million increase in interest earned on mortgage loans held for investment. Interest expense decreased $6.8 million in 1995 as compared with 1994 as a result of a decline in the average rate paid on BBMC's borrowings from 7.14% in 1994 to 6.89% in 1995.

     Net interest expense decreased from $2.0 million in the first quarter of 1995 to $1.7 million in the first quarter of 1996. Interest income increased in the first quarter of 1996 as compared with the first quarter of 1995 as a result of an increase in the average balance of mortgage loans held for sale from $124.6 million during the first quarter of 1995 to $535.6 million during the first quarter of 1996. Increased loan production volumes, $4.2 billion in the first quarter of 1996 compared to $1.2 billion in the first quarter of 1995, created the increased average balance of mortgage loans held for sale. In addition, an increase in long-term interest rates during February and March 1996 improved the yield on its mortgage loans held for sale. Interest expense incurred on BBMC's credit facility with Bank of Boston increased in the first quarter of 1996 as compared with the first quarter of 1995 as a result of the increase in the average balance of BBMC's loans held for sale. In the first quarter of 1996 as well as the first quarter of 1995, interest earned on loans held for sale was less than interest expense on borrowings, thereby creating net interest expense for BBMC; but the increase in long-term interest rates during February and March 1996, without a corresponding increase in short-term rates on BBMC's credit facility, resulted in a decrease in net interest expense in the first quarter of 1996 as compared with the first quarter of 1995.

  Net Mortgage Origination Revenue

     Net mortgage origination revenue decreased from $5.0 million in 1994 to $3.4 million in 1995. Lower production volumes and gains on sales of mortgage loans were the primary reasons for this decline.

     Net mortgage origination revenue (expense) increased from ($1.1) million in the first quarter of 1995 to $7.6 million in the first quarter of 1996. The increase in net origination revenue during the first quarter of 1996 was partially due to the adoption of SFAS No. 122, "Accounting for Mortgage Servicing Rights" as of January 1, 1996, which had the effect of increasing net mortgage origination revenue by $3.1 million. In previous periods, the cost of mortgage servicing rights for originated loans was included in the basis of the related loan. SFAS 122 requires that the cost of an originated loan be allocated between the loan sold and the servicing rights retained. Consequently, the cost basis of loans originated in 1996 was lower than the basis that would have been recorded prior to the adoption of SFAS 122 and resulted in additional gain on the sale of loans. The remaining increase was due to increases in origination income resulting from higher loan production volumes.

  Gain on Sales of Servicing Rights

     Gain on sales of servicing rights decreased from $10.9 million in 1994 to $10.2 million in 1995. Gains on sales of servicing rights represent the excess of proceeds from the sale over the cost basis of the assets. Gains tend to be higher on sales of servicing rights with little or no cost basis, as was the case for BBMC's sales in 1994. The servicing rights sold during 1994 consisted primarily of retail originated loans and consequently had relatively low cost basis. The servicing rights sales in 1995 consisted of a higher percentage of servicing on purchased loans, which had a higher basis because servicing rights on purchased loans are capitalized.

     Gain on sales of servicing rights during the first quarter of 1995 was $4.3 million. There were no sales of servicing rights during the first quarter of 1996.

  Salaries and Employee Benefits

     Salaries and employee benefits increased from $40.4 million in 1994 to $45.4 million in 1995, or 12.4%. Including capitalized direct loan origination costs (principally salary and employee benefits), salaries and employee benefits increased from $51.5 million to $56.5 million from 1994 to 1995, or 9.7%. The increase included a $3.9 million increase in salaries and a $1.1 million increase in benefits and were the result of a larger staff needed to support BBMC's growing servicing portfolio. The increases in salaries and benefits were partially offset by the outsourcing of certain default administration and tax payment administration activities during 1995. BBMC determined that the performance of these services on a contracted basis was more cost effective than maintaining the personnel and infrastructure necessary to carry out these functions in-house.

     Salaries and employee benefits decreased from $11.7 million in the first quarter of 1995 to $10.3 million in the first quarter of 1996, or 12.1%. If capitalized direct loan origination costs (principally salary and employee benefits) were included, the salaries and employee benefits increased from $12.8 million in the first quarter of 1995 to $13.5 million in the first quarter of 1996, or 5.8%. The increase reflected general salary and benefit increases as compared to the first quarter of 1995 and a slight increase in the number of full time equivalent employees from 1,117 as of March 31, 1995 to approximately 1,120 as of March 15, 1996.

  Occupancy and Equipment Expense

     Occupancy and equipment expense increased from $9.0 million in 1994 to $10.0 million in 1995, or 11.1%, due primarily to the acquisition of Bell Mortgage and the larger servicing operations.

     Occupancy and equipment expense decreased $0.4 million, from $2.4 million for the first quarter of 1995 to $2.0 million for the first quarter of 1996. The decrease was primarily due to a decline in equipment repair and maintenance expenses in the first quarter of 1996 as compared to the first quarter of 1995.

  Servicing Losses on Investor-Owned Loans

     Servicing losses on investor-owned loans primarily represent anticipated losses attributable to servicing FHA and VA loans for investors. These amounts include actual losses for final disposition of loans, accrued interest for which payment has been denied and estimates for potential losses based on experience as a servicer of government loans. Servicing losses on investor-owned loans totaled $7.2 million and $10.0 million for 1994 and 1995, respectively, primarily representing losses on VA loans. In 1994 and 1995, BBMC recorded provisions in excess of actual foreclosure losses. Management believes that BBMC had an adequate level of reserve based on its servicing volume, portfolio composition, credit quality and historical loss rates, as well as estimated future losses. For an analysis of changes in the reserve for estimated servicing losses on investor-owned loans for each of the two years ended December 31, 1995, see Note 4 of Notes to Consolidated Financial Statements of BancBoston Mortgage Corporation.

     Servicing losses on investor-owned loans increased from $0.7 million in the first quarter of 1995 to $5.6 million in the first quarter of 1996. The increase was primarily due to a change in the VA's method of calculating the amount it will guarantee on any loan, coupled with planned military base closings in California that may have an impact on the performance of certain VA loans serviced by BBMC. The increase in the VA marketing rate effectively represents a potential increase in BBMC's exposure on properties conveyed to the VA. BBMC analyzed the effect of these factors on the level of its reserve for estimated servicing losses and recorded a higher provision in the first quarter of 1996 in order to bring the reserve to an acceptable level.

  Real Estate Owned Expense

     Real estate owned expense increased from $0.3 million in 1994 to $1.1 million in 1995. Real estate owned expense is incurred from foreclosed properties on which BBMC has taken title and includes declines in the value of the property, as well as the incurrence of property holding and maintenance costs. The change in real estate owned expense in 1995 was due primarily to an increase in the average balance of real estate owned from $1.4 million in 1994 to $1.6 million in 1995. As part of the BBMC Acquisition, BKB retained all real estate owned.

     Real estate owned expense increased from $0.2 million in the first quarter of 1995 to $0.3 million in the first quarter of 1996. The change was due to an increase in the average balance of real estate owned from $1.2 million during the first quarter of 1995 to $2.6 million during the first quarter of 1996.

  Other Expenses

     Other expenses increased from $19.3 million to $21.9 million, or 13.3%, from 1994 to 1995. The increase in other expenses from 1994 to 1995 included increases of $1.1 million in advertising and public relations, $1.0 million in contracted services, $0.9 million in software costs and $0.6 million in communication expenses. These increases were partially offset by a $0.7 million reduction in loan-related expenses. The increase in advertising and public relations expense was due to a major advertising campaign carried out during 1995 in addition to normal advertising activity. Contracted services increased due to an increase in bank service charges for loan payment processing, which also increased with the larger BBMC servicing volume. Software costs increased as BBMC continued to expand and redesign its computer platform in order to deliver more efficient and reliable service. The increase in communications expense was due to higher telephone postage and delivery expenses resulting from higher loan production levels.

     Other expense increased $2.7 million, from $4.7 million during the first quarter of 1995 to $7.4 million in the first quarter of 1996. The increase was the result of a $0.5 million increase in communications expense and a $0.4 million increase in loan expense, coupled with a decrease in expense credits resulting from a decline in early pool buyout activity in 1996. These increases are reflective of the increase in BBMC's servicing portfolio, $44.2 billion at March 31, 1996 as compared to $37.8 billion at March 31, 1995, and higher loan production levels in the first quarter of 1996 as compared to the first quarter of 1995.

  Provision for (benefit from) Income Taxes

     BBMC recorded a provision for income taxes of $2.5 million and $37.9 million for 1994 and 1995, respectively. The effective income tax rate was 39.2% and 56.4% for 1995 and 1994, respectively. The difference between these rates and the statutory federal tax rate was primarily due to state income taxes, net of federal tax benefit. The changes in the provisions for, and benefit from, income taxes were the result of variances in BBMC's pre-tax income and loss for each of the years presented. For additional information regarding income taxes, refer to Note 10 of Notes to Consolidated Financial Statements of BancBoston Mortgage Corporation on F-45 and F-46.

     BBMC's benefit from income taxes was $42.5 million during the first quarter of 1996 as compared to a provision for income taxes of $2.3 million in the first quarter of 1995. The change in BBMC's income tax provision was the result of a decline in pre-tax income during the first quarter of 1996 as compared to the first quarter of 1995, and a decrease in the effective tax rate from 39.9% during the first quarter of 1995 to 36.5% during the first quarter of 1996.

  Accounting Changes

     On January 1, 1994, BBMC changed its method of accounting for mortgage servicing fees from the cash basis to the accrual basis. See Note 2 of Notes to Consolidated Financial Statements of BancBoston Mortgage Corporation on F-38 for further discussion of BBMC's accounting changes. See "-- Liquidity and Capital Resources -- New Accounting Standard" for a discussion of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," which was adopted by BBMC in 1996.

LIQUIDITY AND CAPITAL RESOURCES

  Overview

     BBMC's primary sources of cash were revenues earned from the servicing of mortgage loans, sales of mortgage loans and servicing rights and borrowings under BBMC's warehouse line of credit. BBMC's primary uses of cash were to fund loan originations and purchases, purchase bulk servicing rights, repay its warehouse line of credit and pay general corporate expenses. BBMC had a net increase (decrease) in cash of ($4.8 million) and $0.3 million in 1995 and 1994, respectively, and ($4.4 million) and $22.4 million in the first quarter of 1995 and the first quarter of 1996, respectively.

     The net decrease in cash in 1995 compared with 1994 was primarily attributable to the use of cash to meet growth in loan origination volume and purchases of mortgage servicing rights, coupled with a reduction in proceeds on sales of mortgage loans. Declining interest rates in 1995 increased loan production across the industry. Cash inflows in 1995 were positively affected by an increase in the proceeds from risk management contracts, which increased in value as a result of the decline in interest rates.

     Prior to the BBMC Acquisition, a line of credit with Bank of Boston was used to fund the origination and purchase of mortgage loans until the loans were sold to investors. The proceeds of such sales were typically used to pay down the related warehouse debt, with any excess retained by BBMC. Maximum borrowings under the line of credit were $1.25 billion. The higher level of borrowings in 1995 was indicative of higher loan production and purchase volumes during that year as compared to 1994.

     Net cash provided by operating activities and investing activities decreased in the first quarter of 1996 as compared with the first quarter of 1995, principally as a result of an increase in net cash used in the origination and purchase of loans held for sale and in the purchase and origination of mortgage servicing rights and the purchase of risk management contracts. These increases were the result of higher loan production levels and an increasing loan servicing portfolio. As a result of increased loan production and held for sale balances in the first quarter of 1996 as compared to the first quarter of 1995, BBMC had net borrowings of $290.0 million on its line of credit with Bank of Boston during the first quarter of 1996, as opposed to net repayments of $130.5 million on the line of credit during the first quarter of 1995.

  Impact of Inflation

     Inflation affects BBMC primarily through its effect on interest rates because interest rates normally increase during periods of high inflation and decrease during periods of low inflation. See "Risk Factors -- Impact of Changes in Interest Rates" and " -- Results of Risk Management Activities."

  New Accounting Standard

     In May 1995, FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." This Statement, among other provisions, requires that the value of mortgage servicing rights associated with mortgage loans originated by an entity be capitalized as assets, which results in an increase in mortgage origination revenues. The value of originated mortgage servicing rights is determined by allocating the total costs of the mortgage loans between the loans and the mortgage servicing rights based on their relative fair values. Also, the Statement requires that capitalized servicing rights be evaluated for impairment based on the fair value of these rights. For the purposes of determining impairment, mortgage servicing rights that are capitalized after the adoption of this Statement are stratified based on one or more of the predominant risk characteristics of the underlying loans. Impairment is recognized through a valuation allowance for each impaired stratum. BBMC adopted this Statement effective January 1, 1996.

 BMC-FOR THE TWO YEARS ENDED DECEMBER 31, 1995; FOR THE PERIOD APRIL 1, 1996 TO MAY 30, 1996 AND THREE MONTHS ENDED JUNE 30, 1995; AND FOR THE PERIOD JANUARY 1,
          1996 TO MAY 30, 1996 AND THE SIX MONTHS ENDED JUNE 30, 1995

     Acquired by HomeSide, Inc on May 31, 1996 and now known as HomeSide Holdings, Inc.

GENERAL

     Prior to May 31, 1996, BMC was a wholly-owned mortgage banking subsidiary of Barnett and a full-service mortgage banking company, engaged in the origination, sale and servicing of first mortgage loans secured by residential properties. On March 4, 1996, Barnett entered into an agreement to sell BMC to the Parent. At the closing of the BMC Acquisition, the Parent acquired BMC's and its subsidiaries' $33.4 billion servicing portfolio and servicing platform, its proprietary mortgage servicing software and Honolulu Mortgage, a full-service mortgage banking company in Honolulu, Hawaii, which has since been sold.

     BMC acquired Loan America, a wholesale mortgage banking company with a $4.0 billion servicing portfolio in October 1994. Headquartered in Miami, Florida, Loan America originated loans through brokers in twelve states. The acquisition of Loan America, an established wholesale mortgage banking company, gave BMC entry into the wholesale origination business.

     In February 1995, BMC acquired BancPlus Financial Corporation ("BPFC"), a full-service mortgage company with a $13.9 billion servicing portfolio. Headquartered in San Antonio, Texas, BancPLUS, a wholly-owned subsidiary of BPFC, was primarily a retail originator with thirty-six branch offices in seventeen states. BMC's acquisition of BPFC also included Honolulu Mortgage, with its $1.7 billion servicing portfolio.

     Prior to BMC's acquisition of Loan America and BPFC, BMC originated mortgage loans primarily through the retail banking offices of Barnett. Among other things, the acquisitions were made as part of a strategy to: (i) increase the volume of BMC's origination and servicing activities; (ii) obtain geographic expansion and diversity; and (iii) acquire an expertise in managing retail and wholesale origination activities outside of retail banking offices.

     The BancPLUS and Loan America acquisitions were accounted for as purchases and, accordingly, their results are only included in BMC's results since the dates of their acquisitions. On May 31, 1996, BPFC was merged into BancPLUS, which in turn was merged, together with Loan America, into the Issuer.

     In connection with the BMC Acquisition, BMC transferred all of its servicing rights to the Issuer, except for the servicing of certain GNMA loans, which it retained. HomeSide currently believes that BMC will not acquire any additional servicing rights in the future. As a result of the acquisition of BMC by the Parent, HHI ceased to originate loans as a separate company and results of operations for periods subsequent to that date are included in the results of operations of the Parent and HomeSide. Accordingly, statement of operations data does not include periods subsequent to May 30, 1996. Comparative information in the prior year is presented through June 30, 1995 because this was the end of BMC's 1995 second quarter. Reasons for variances which are not attributed solely to differences in the number of months in the periods presented have been discussed where appropriate. Reasons for variances due to differences in the number of months in the periods presented have been noted where applicable.

RESULTS OF OPERATIONS

     During 1994 and 1995, BMC experienced significant growth through its acquisitions of BancPLUS and Loan America. BMC reported a net loss of $20.4 million in 1995 and a net loss of $2.1 million in 1994. The net loss in 1995 was mainly attributable to costs associated with the BancPLUS acquisition and secondary market losses, partially offset by a $9.1 million gain on the sales of servicing rights. BMC reported a net loss of $4.0 million for the period April 1, 1996 to May 30, 1996 and a net loss of $3.4 million for the quarter ended June 30, 1995. BMC reported a net loss of $8.3 million for the period January 1, 1996 to May 30, 1996 and a net loss of $7.5 million for the six months ended June 30, 1995. The loss for the first five months of 1996 was mainly attributable to servicing hedging costs, while the loss for the first six months of 1995 was attributable to costs associated with the BancPLUS acquisition.

  Net Servicing Revenue

     Net servicing revenue increased from $29.4 million to $69.4 million, or 136% from 1994 to 1995. This increase was comprised of a $9.1 million increase in gain on the sales of servicing and a $61.4 million growth in mortgage servicing fees, offset by a $30.5 million increase in amortization of mortgage servicing rights. Mortgage servicing fees are earned for servicing mortgage loans owned by investors. The cost of acquiring the right to service mortgage loans originated by others is capitalized and amortized as a reduction of servicing fee revenue over the estimated servicing period. The increases in mortgage servicing fees and amortization of mortgage servicing rights were primarily due to growth in BMC's servicing portfolio during 1995. In addition, the average servicing fee increased from 0.261% in 1994 to 0.299% in 1995.

     At December 31, 1995, BMC serviced approximately 446,000 loans with UPB of $33.4 billion, compared to approximately 243,000 loans with UPB of $18.4 billion at December 31, 1994. Growth in BMC's servicing portfolio was primarily generated from the acquisition of BancPLUS.

     The 1995 gain on the sales of servicing is a result of two servicing sales totalling $1.2 billion of UPB. There were no servicing sale gains during 1994. BMC's decision to sell mortgage servicing rights depended on a variety of factors, including the available markets and current prices for such servicing rights and the working capital requirements of BMC.

     Net servicing revenue was $12.7 million for the period April 1, 1996 to May 30, 1996 and $16.7 million for the three months ended June 30, 1995. Net servicing revenue was $27.8 million for the first six months of 1995 compared to $27.0 million for the period January 1, 1996 to May 30, 1996. The increases in mortgage servicing fees and amortization of mortgage servicing rights were primarily due to growth in the servicing portfolio related to the BancPLUS acquisition. The average servicing fee increased from 0.301% at June 30, 1995 to 0.337% at May 30, 1996. At May 30, 1996, before the acquisition by the Parent, BMC serviced approximately 440,000 loans with UPB of $33.1 billion, compared to approximately 446,000 loans with UPB of $33.1 billion at June 30, 1995 and approximately 243,000 loans with UPB of $18.4 billion at December 31, 1994. Growth in BMC's servicing portfolio has been primarily generated from the acquisition of BancPLUS.

  Risk Management Activities

     BMC has actively monitored and managed risk of loss related to the value of its mortgage servicing portfolio and its origination and subsequent sale of loans into the secondary market.

     Servicing Values

     BMC's operating results have been affected by changes in the economic value of its mortgage servicing portfolio due to increases in prepayment speeds, which are primarily influenced by interest rates. When loans prepay faster than anticipated, the estimated cash flow BMC expected to receive from servicing such loans is reduced. Since the value of the mortgage servicing rights is based on the present value of the cash flows to be received over the life of the loan, the value of the servicing portfolio declines as prepayments increase.

     During 1994 and most of 1995, hedging of the mortgage servicing rights value was handled by Barnett as part of its overall risk management program. During this period, no hedges were specifically implemented for risk management of mortgage servicing rights. During 1995, Barnett and BMC evaluated the risks, benefits and costs related to servicing hedges and in December 1995 commenced a partial hedging program. While the market value of BMC's servicing portfolio declined, such decline was not reflected in BMC's financial results because its market value exceeded its book value.

     Secondary Marketing Gain/Loss

     Gains or losses on the sales of loans result primarily from two factors. First, BMC may have made a loan to a borrower at a price (i.e., interest rate and discount) which is higher or lower than it would have received if it immediately sold the loan in the secondary market. BMC adjusted the pricing on its loans depending on competitive pressure. Generally, prior to the acquisition of Loan America at the end of 1994 and BancPLUS in the beginning of 1995, BMC priced its loans based on interest rate levels prevalent in the secondary market.

After the acquisition of those companies, BMC began aggressively competing in national markets where pricing below the secondary market often occurred, especially for loans sourced through wholesale brokers. Price competition intensified in 1994 due to the sharp decline in origination volumes and industry overcapacity and aggressive price pressure continued through 1995.

     Second, gains or losses may result from changes in interest rates which result in changes in the market value of the loans, or commitments to purchase loans, from the time the price commitment is given to the borrower until the time that the loan is sold to investors. BMC has employed sophisticated modelling tools to provide information to hedge this latter interest rate risk. BMC has employed forward delivery contracts for mortgage-backed securities and whole loan sales as hedging instruments. There is close correlation of risk as the borrower's loan was used to satisfy the forward delivery contract. BMC's secondary marketing activities have been generally negatively impacted during periods of high interest rate volatility and periods when there is a significant overall change in the direction of interest rates, both of which occurred in 1994 and 1995. Additionally, during the period following the integration of BancPLUS' secondary marketing operations during 1995, the magnitude of the conversion task caused a temporary operational delay in selling borrowers' loans into the secondary market, reducing the normally close correlation of loans to forward delivery contracts. This condition had an additional temporary negative impact on results from sales of mortgages.

     BMC had losses on the sale of loans of $3.4 million for the period April 1, 1996 to May 30, 1996, compared to gain on sales of loans of $1.0 million for the three months ended June 30, 1995. The losses incurred during the period April 1, 1996 to May 30, 1996 were due to an increase in long-term interest rates, which negatively impacted the market value of loans in BMC's pipeline, and competitive pricing pressures.

  Net Interest Revenue/Expense

     In 1995, BMC recorded net interest revenue of $6.8 million, an increase from net interest expense of $1.5 million in 1994. BMC recorded net interest expense of $2.3 million and net interest revenue of $2.2 million for the second quarter ended June 30, 1995 and the period April 1, 1996 to May 30, 1996, respectively. BMC recorded net interest expense of $2.7 million and net interest revenue of $4.6 million for the six months ended June 30, 1995 and the period January 1, 1996 to May 30, 1996, respectively. The net interest revenue was mainly derived from interest earned on warehouse loans originated by the BancPLUS and Loan America branches, less interest expense incurred to fund such loans. The interest expense for 1995 was incurred at a rate reduced by the benefit for the escrow balances maintained in the Barnett banks for the servicing portfolio. Prior to 1995, when the primary origination source was the Barnett bank branches, BMC's net interest revenue was comprised of interest income on a small portfolio of mortgage loans that BMC held for investment purposes, offset by interest expense on a line of credit from Barnett to fund servicing acquisitions and servicing advances since Barnett banks held loans until they were sold by BMC.

  Net Mortgage Origination Revenue

     BMC built a multi-channel production network as part of its strategy to become a national participant in the mortgage banking business. Until the BMC Acquisition, BMC maintained several channels, including Barnett's retail bank franchise, a national retail network obtained from BancPLUS, a national wholesale broker group obtained from the Loan America, traditional correspondent business and production from Honolulu Mortgage. This varied production base was designed to provide flexibility, allowing BMC to shift production focus to the most attractive source given specific market conditions. The following table sets forth HHI's origination activity:

                                     YEARS ENDED                     FOR THE PERIOD
                                    DECEMBER 31,      SIX MONTHS     JANUARY 1, 1996
                                   ---------------       ENDED         TO MAY 30,
                                    1994     1995    JUNE 30, 1995        1996
                                    ----     ----    -------------   ---------------
                                                 (DOLLARS IN MILLIONS)
Barnett bank branch retail.......  $2,559   $1,932      $1,053           $  955
BancPLUS retail(a)...............      --      606         335              323
Loan America broker(a)...........     401    1,386         629              680
Honolulu Mortgage(a).............      --      244         159              142
Correspondent....................     450    1,599         710              438
                                   ------   ------      ------           ------
     Total production............  $3,410   $5,767      $2,886           $2,538
                                   ======   ======      ======           ======

---------------
(a) Since date of acquisition by BMC.

     Net mortgage origination revenue includes origination fees received from borrowers and gains and losses from sales of mortgage loans. Net mortgage origination revenue decreased from $4.0 million to $3.2 million, or 20% from 1994 to 1995. The decrease was comprised of a $14.6 million decrease in gains on sales of loans, offset by a $13.8 million increase in loan origination fees. The decline in gains on sales of loans, excess servicing gains and pricing subsidies was due to an increase in loan originations and sales over 1994. This volume increase was driven by the acquisitions of BancPLUS and Loan America. Prior to October 1994, the primary source of loan originations was the Barnett bank retail network, and related origination fees were recognized by such banks. The BancPLUS acquisition in February 1995 resulted in BMC collecting and recording the origination fee income for loans originated through these channels.

     Following the January 1, 1996 implementation of SFAS 122, net mortgage origination revenue includes not only origination fees received from borrowers, gains and losses from mortgage sales, but also capitalized OMSR. The requirements of SFAS 122 are discussed in Note 1 to the Consolidated Financial Statements of Barnett Mortgage Company on F-58. Net mortgage origination revenue was $4.5 million for the second quarter 1995 compared to net mortgage origination expense of $1.7 million for the period April 1, 1996 to May 30, 1996. The decrease was attributable to a $10.2 million decline in gain on sale of loans, offset by a $5.9 million increase in OMSR income. The decline in gains on sales of loans, excess servicing gains and pricing subsidies was due to an increase in loan origination and sales from the second quarter 1995 compared to the period April 1, 1996 to May 30, 1996. This volume increase was due to additional loan origination channels resulting from the acquisition of BancPLUS. Net mortgage origination revenue increased from $7.5 million to $7.8 million from the first six months of 1995 to the period January 1, 1996 to May 30, 1996. This volume increase was due to additional loan origination volume resulting from the acquisition of BancPLUS.

  Salaries and Employee Benefits

     Salaries and employee benefits increased from $17.5 million in 1994 to $53.1 million in 1995. The salary and benefit increases were the result of additional employees assumed in the 1994 Loan America and 1995 BancPLUS acquisitions. Total employee headcount grew from 464 FTE employees at December 31, 1993 to 555 FTE employees at December 31, 1994 to 1,341 FTE employees at December 31, 1995. The increase in the 1995 headcount was net of approximately 200 job eliminations resulting from the consolidation of the administrative and operational functions of the three mortgage companies that occurred throughout the year.

     Salaries and employee benefits increased from $23.4 million during the first six months of 1995 to $25.2 million during the period January 1, 1996 to May 30, 1996. The salary and benefit increased was the result of an increase in loan origination activity from the first six months of 1995 versus the period January 1, 1996 to May 30, 1996. For the first six months of 1995, origination volume was $2,250 million versus $2,538 million for the period January 1, 1996 to May 30, 1996.

  Occupancy and Equipment Expense

     Occupancy and equipment expense increased from $2.7 million in 1994 to $6.0 million in 1995 due to the increases in rental and depreciation expense related to assets and production offices acquired in the acquisition of BancPLUS in February 1995.

  General and Administrative Expense

     General and administrative expenses increased from $14.9 million in 1994 to $41.8 million in 1995, and increased from $12.4 million in 1993 to $14.9 million in 1994. The increases in both 1995 and 1994 were largely a result of the acquisition of Loan America and BancPLUS.

  Provision for Income Taxes

     BMC's results of operations were included in Barnett's consolidated income tax return. BMC's income tax provision and related asset or liability were computed based on income tax rates as if BMC filed a separate income tax return. Pursuant to a tax-sharing agreement with Barnett, BMC was reimbursed for the tax effect of current operating losses utilized in the consolidated return.

     In 1995, BMC recorded a benefit for income taxes of $9.6 million compared to a tax benefit of $0.5 million for 1994. The increased benefit was attributable to the significantly higher operating loss reported in 1995. During second quarter 1995, BMC recorded a benefit for income taxes of $2.1 million compared to a tax benefit of $0.9 million for the period April 1, 1996 to May 30, 1996. During the first six months of 1995, BMC recorded a benefit for income taxes of $2.9 million compared to a tax benefit of $2.5 million for the period January 1, 1996 to May 30, 1996. For additional information regarding the reconciliation between the statutory federal tax rate and the effective tax rate, refer to Note 4 of Notes to Consolidated Financial Statements of Barnett Mortgage Company on F-62.

LIQUIDITY AND CAPITAL RESOURCES

  Overview

     Prior to the BMC Acquisition, BMC's primary sources of cash were revenues earned from the servicing of mortgage loans, sales of mortgage loans and servicing rights, which historically have offered a high measure of liquidity, and borrowings under BMC's lines of credit. Prior to the BMC Acquisition, BMC's primary uses of cash were to fund loan originations and purchases, repay its lines of credit and pay general corporate expenses. BMC had a net increase of cash of $11.1 million and $2.4 million in 1995 and 1994, respectively. BMC had a net increase in cash of $9.6 million for the six months ended June 30, 1995 and a net decrease in cash of $3.8 million for the period January 1, 1996 to May 30, 1996.

  Operations

     Net cash used in operating activities was $185.5 million in 1995 and $39.0 million in 1994. The increase in cash used in operating activities from 1994 to 1995 was attributable to cash needed to meet growth in loan origination volume which was related to the acquisition of BancPLUS, a full year impact of the October 1994 acquisition of Loan America, and increased correspondent business.

     Net cash used in operating activities was $57.0 million for the six months ended June 30, 1995 and net cash provided by operating activities was $211.0 million for the period January 1, 1996 to May 30, 1996. The cash used in operating activities during the first six months of 1995 was attributable to cash needed to meet growth in loan origination volume which related to the acquisition of BancPLUS in February 1995. The cash provided from operating activities for the period January 1, 1996 to May 30, 1996 was attributable to an increase in loan sales.

  Investing

     Cash used in investing activities was $182.3 million in 1995 and $83.3 million in 1994. The increase in cash used is primarily due to the cost of the acquisitions of BancPLUS in 1995 and Loan America in 1994. The increase in cash used to purchase BancPLUS and Loan America was part of BMC's overall strategy to increase its servicing portfolio and nationwide loan originations.

     Cash used in investing activities was $171.5 million the first six months of 1995, primarily due to the acquisition of BancPLUS, and $9.3 million for the period January 1, 1996 to May 30, 1996, primarily due to an increased servicing portfolio.

  Financing

     Cash provided by financing activities was $378.9 million in 1995 and $124.8 million in 1994. Cash provided by financing activities was $238.2 million during the first six months of 1995 compared to cash used in financing activities of $205.4 million for the period January 1, 1996 to May 30, 1996. The primary sources and uses of cash related to financing activities were the lines of credit with Barnett and its affiliates, to which some of BMC's assets were pledged as collateral. These lines of credit were used to fund the origination and purchase of mortgage loans until the loans were sold to investors. The proceeds of such sales were typically used to pay down the related warehouse debt with any excess retained by BMC. The net increase in the lines of credit with Barnett was $211.7 million in 1995 and $65.0 million in 1994. The higher level of borrowings in 1995 and 1994 are indicative of increasingly higher loan production and purchase volumes during these years.

     Additionally, cash provided as capital contributions from Barnett increased from $59.8 million in 1994 $167.2 in 1995. These contributions were provided primarily for the acquisitions of BancPLUS in 1995 and Loan America in 1994. Cash provided as capital contributions from Barnett were $167.3 million for the six months ended June 30, 1995 and $28.2 million for the period January 1, 1996 to May 30, 1996, respectively. The 1995 contribution was to fund the acquisition of BancPLUS and the 1996 contribution was primarily to fund servicing hedging activities.

  Impact of Inflation

     Inflation has affected BMC primarily through its effect on interest rates since interest rates normally increase during periods of high inflation and decrease during periods of low inflation. See "Risk Factors -- Impact of Changes in Interest Rates" and " -- Results of Risk Management Activities."

  New Accounting Standard

     In May 1995, FASB issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights." This Statement, among other provisions, requires that the value of mortgage servicing rights associated with mortgage loans originated by an entity be capitalized as assets, which results in an increase in mortgage origination revenues. The value of originated mortgage servicing rights is determined by allocating the total costs of the mortgage loans between the loans and the mortgage servicing rights based on their relative fair values. Also, the Statement requires that capitalized servicing rights be evaluated for impairment based on the fair value of these rights. For purposes of determining impairment, mortgage servicing rights that are capitalized after the adoption of this Statement are stratified based on one or more of the predominant risk characteristics of the underlying loans. Impairment is recognized through a valuation allowance for each impaired stratum. BMC adopted this Statement effective January 1, 1996. The actual effect of implementing this Statement on BMC's financial position and results of operations will depend on factors determined at the end of a reporting period, including the amount and mix of originated and purchased production, the level of interest rates and market estimates of future prepayment rates.

                               INDUSTRY OVERVIEW

MORTGAGE MARKET

     Mortgage bankers operate in the second largest debt market in the world, which is exceeded only by the United States Treasury market. One-to-four family residential mortgage debt in the United States grew to over $3.9 trillion in 1996 from $1.7 trillion in 1985, approximately an 8% compound annual growth rate. Management believes that the industry category of one-to-four family residential mortgage debt is relevant to HomeSide as that is the industry category on which substantially all of HomeSide's business is based.

     Over the past five years mortgage bankers have emerged as the dominant players in the United States' mortgage origination and servicing business. Mortgage bankers held market shares of 55% and 41%, respectively, of the United States' residential mortgage origination and servicing markets in 1995, up from 35% and 37% in 1990. The bulk of the remaining origination and servicing market share is held by commercial banks and thrifts. The mortgage bankers' market share improvement began in the late 1980s and early 1990s when the thrift industry, historically the largest provider of residential mortgage loans, experienced serious financial difficulties. Mortgage bankers expanded market share not only by supplanting thrifts as the primary mortgage originators and servicers in the marketplace but also by purchasing the mortgage banking operations and assets of certain of these entities. Mortgage bankers gained additional momentum and increased their market share during the decline in interest rates in the early 1990s.

     Although mortgage loan demand is affected by a number of factors, including economic conditions, demographics and consumer confidence, it is most heavily influenced by interest rates and correlates inversely with interest rate movements. When mortgage rates dropped below 10% in 1990, mortgagors began to seek mortgages at lower interest rates, resulting in a growing refinancing boom that lasted through 1993.

                    TOTAL RESIDENTIAL MORTGAGE ORIGINATIONS

                                                                                       AVERAGE INTEREST RATES
                                                      PURPOSE OF MORTGAGE(B)              ON ORIGINATIONS
                                                   -----------------------------   ------------------------------
                                   TOTAL             PURCHASE      REFINANCING         FIXED         ADJUSTABLE
                              ORIGINATIONS(A)      (% OF TOTAL)    (% OF TOTAL)    RATE(B)(C)(E)   RATE(B)(D)(E)
                              ---------------      ------------   --------------   -------------   --------------
                           (DOLLARS IN BILLIONS)
1985......................          $290                82%             18%            12.42%          10.04%
1986......................           499                68              32             10.18            8.42
1987......................           507                71              29             10.20            7.82
1988......................           446                82              18             10.33            7.90
1989......................           453                81              19             10.32            8.80
1990......................           458                87              13             10.13            8.36
1991......................           562                70              30              9.25            7.10
1992......................           894                52              48              8.40            5.63
1993......................         1,020                45              55              7.33            4.59
1994......................           769                68              32              8.36            5.33
1995......................           636                75              25              7.96            6.07
1996......................           809                71              29              7.81            5.67

---------------
(a) Source: Fannie Mae
(b) Sources: Board of Governors of the Federal Reserve System; FHLMC; Federal Home Loan Bank of San Francisco.
(c) 30-year conventional contract loan rate with 20% down payment.
(d) 1-year Treasury-indexed conventional contract loan rate with 20% down payment.
(e) Figures are annual averages of monthly data.

SECONDARY MORTGAGE MARKETS

     The secondary mortgage market and its evolution have been significantly influenced by two government-sponsored enterprises, Fannie Mae and FHLMC, and one government agency, GNMA (collectively, the "Agencies"). Through these entities, the United States government provides support and liquidity to the market for residential mortgage debt.

     Mortgage originators sell their loans directly to Fannie Mae and FHLMC either as whole loans or, more typically, as pools of loans used to collateralize mortgage-backed securities ("MBS") issued or guaranteed by these entities. Similarly, the originators can issue MBS collateralized by pools of loans that are guaranteed by GNMA. In order to effect these sales or obtain these guarantees, the originator must underwrite its loans to conform ("conforming loans") with standards established by Fannie Mae or FHLMC or by the FHA or VA in the case of GNMA. All loans other than FHA and VA loans ("government loans") are considered conventional loans. Loans with principal balances exceeding Agency guidelines ("jumbo loans"), currently in excess of $214,600, generally are sold to private investors or aggregated into pools and sold as MBS.

     The role of the Agencies has grown substantially over the past ten years. In 1994, Fannie Mae, FHLMC, and GNMA mortgage-backed securities accounted for, in the aggregate, $1.4 trillion, or 42.0% of total residential mortgage debt outstanding, approximately a fivefold increase from $287 billion ten years earlier. The mortgage banking industry relies heavily on these Agencies to provide liquidity.

     There are a number of other participants in the market that primarily purchase MBS. These participants include institutional investors such as life insurance companies, pension funds and mutual funds. More recently, investors that purchase pools of loans to collateralize MBS issued in their own name ("private investor securities") have entered the market. The development of the private investor securities market has provided mortgage bankers the liquidity essential to effect the sale of the loans the mortgage banker originates that do not conform ("non-conforming") to Agency guidelines.

MORTGAGE BANKING MARKET CHARACTERISTICS

     The mortgage banking market is highly fragmented. Despite the market share growth of the industry as a whole, no single company controls or dominates the market. In 1996 the largest originator represented 6.4% of the market and the largest servicer represented 4.6%, while the top 30 originators and servicers represented 41.7% and 44.7% of their markets, respectively, based on data published by Inside Mortgage Finance.

                        TOP 10 ORIGINATORS AND SERVICERS
                             (DOLLARS IN BILLIONS)

1996 ORIGINATIONS                                     SERVICING PORTFOLIO AT DECEMBER 31, 1996
  1  Norwest Mortgage, IA....................  $51.5    1  Norwest Mortgage, IA....................  $179.7
  2  Countrywide Home Loans, CA..............   38.8    2  Countrywide Home Loans, CA..............   151.9
  3  Chase Manhattan Mortgage Holdings, FL...   38.4    3  Chase Manhattan Mortgage Holdings, FL...   137.6
  4  Fleet Mortgage Group, SC................   22.5    4  Fleet Mortgage Group, SC................   120.1
  5  HomeSide Lending, FL....................   19.7    5  GE Capital Mortgage Corp., NC...........   103.7
  6  BankAmerica, CA.........................   15.8    6  NationsBanc & Affiliates, TX............    96.4
  7  NationsBanc & Affiliates, TX............   12.1    7  HomeSide Lending, FL....................    84.7
  8  Standard Federal Bank, MI...............   10.4    8  Home Savings of America, CA.............    59.5
  9  FT Mortgage Companies, TN...............   10.1    9  First Nationwide, MD....................    58.4
 10  Resource BancShares Mtg. Co. SC.........   10.0   10  Mellon Mortgage, TX.....................    58.1

---------------
Source: National Mortgage News.

     Mortgage bankers operate in a highly competitive market. The underwriting guidelines and servicing requirements set by the participants in the secondary markets are standardized. As a result, mortgage banking products (i.e., mortgage loans and the servicing of those loans) have become difficult to differentiate. Therefore, mortgage bankers compete primarily on the basis of price or service, making effective cost management essential.

     Mortgage bankers generally seek to develop cost efficiencies in one of two ways: economies of scale or specialization. Large full-service national or regional mortgage bankers have sought economies of scale through an emphasis on wholesale originations, the introduction of automated processing systems and expansion through acquisition. Smaller companies frequently identify and pursue a particular expertise or customer base in an attempt to create a market niche.

RECENT TRENDS

     The introduction of significant technological improvements to the mortgage banking industry began in the mid 1980s. From the use of laptop computers for originations to the electronic scanning of loan documents, technological advances have allowed mortgage bankers to accommodate higher volumes of business. This trend has continued, contributing to the consolidation in mortgage banking. The automation of many functions in mortgage banking, especially those related to servicing, has reduced costs significantly for industry participants.

     Just as declining interest rates contributed to the growth of the mortgage bankers' role in the early 1990s, rising interest rates in 1994 caused a reduction in overall demand for mortgage loans, particularly refinancings. Many mortgage bankers had expanded their operations in response to the increased refinancing activities of 1992 and 1993. The contraction of the refinancing demand in 1994 created substantial excess capacity in the industry, resulting in further industry consolidation.

     Many mortgage bankers that were not low cost, high volume producers or did not operate in a low cost specialized field experienced earnings declines during this period, causing many to exit the business or to be acquired. Surviving cost effective firms purchased servicing portfolios or other companies to expand their servicing economies of scale, while others acquired market niche operations. As evidence of this consolidation, the top 25 mortgage loan servicers increased their market share from 20.7% in 1990 to 41.9% in 1996.

                                    BUSINESS

                                    HOMESIDE

     HomeSide is one of the largest full-service residential mortgage banking companies in the United States. HomeSide's strategy emphasizes variable cost mortgage origination and low cost servicing. HomeSide's mortgage loan production volume, excluding bulk purchases, was $20.9 billion for the period March 16, 1996 to February 28, 1997 and $16.0 billion for the nine months ended November 30, 1997 and its servicing portfolio was $89.2 billion at February 28, 1997 and $97.8 billion at November 30, 1997. HomeSide ranks as the 5th largest originator and 7th largest servicer in the United States for calendar 1996 based on data published by National Mortgage News.

     The residential mortgage market totaled over $3.9 trillion in 1996 and is the second largest debt market in the world, exceeded only by the United States Treasury market. The residential mortgage market has grown at a compound annual rate of approximately 8% since 1985. HomeSide competes in a mortgage banking market which is highly fragmented with no single company controlling or dominating the market. In 1996 the largest originator represented 6.4% of the market and the largest servicer represented 4.6%, while the top 30 originators and servicers represented 41.7% and 44.7% of their markets, respectively. Residential mortgage lenders compete primarily on the basis of loan pricing and service, making effective cost management essential. The industry has experienced rapid consolidation which has been accelerated by the introduction of significant technology improvements and the economies of scale present in mortgage servicing. The top 25 mortgage loan servicers have increased their aggregate market share from 20.7% in 1990 to 41.9% in 1996.


     HomeSide's business strategy is to increase the volume of its loan originations and the size of its servicing portfolio while continuing to improve operating efficiencies. In originating mortgages, HomeSide focuses on variable cost channels of production, including correspondent, broker, consumer direct, affinity, and co-issue sources. Correspondent sources represented 53.2% and 64.5% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Broker sources represented 4.0% and 6.3% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Consumer direct sources represented 3.3% and 1.5% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. Co-issue sources represented 39.3% and 27.6% for the period from March 16, 1996 to February 28, 1997 and the nine months ended November 30, 1997, respectively. HomeSide also pursues strategic relationships with other production sources to acquire and service residential mortgage loans. Management believes that these variable cost channels of production deliver consistent origination opportunities for HomeSide without the fixed cost investment associated with traditional retail mortgage branch networks. HomeSide believes that its ongoing investment in technology will further enhance and expand existing processing capabilities and improve its efficiency. Based on independent surveys of direct cost per loan and loans serviced per employee, management believes that HomeSide has been one of the industry's most efficient mortgage servicers. HomeSide's average cost per employee is not higher than the average cost per employee of its competitors.



     HomeSide plans to build its core operations through (i) improved economies of scale in servicing costs; (ii) increased productivity using proprietary technology; and (iii) expanded and diversified variable cost origination channels. In addition, HomeSide intends to pursue loan portfolio acquisitions and strategic origination relationships.


     HomeSide's business activities consist primarily of:


        - Mortgage production: origination and purchase of residential single family mortgage loans through multiple channels including correspondents, strategic partners, mortgage brokers, co-issue partners, direct consumer telemarketing and affinity programs;


        - Servicing: administration, collection and remittance of monthly mortgage principal and interest payments, collection and payment of property taxes and insurance premiums and management of certain loan default activities;

        - Secondary marketing: sale of residential single family mortgage loans as pools underlying mortgage-backed securities guaranteed or issued by governmental or quasi-governmental agencies or as whole loans or private securities to investors; and

        - Risk management: management of a program designed primarily to protect the economic performance of the servicing portfolio that could otherwise be adversely affected by loan prepayments due to declines in interest rates.


     The Parent was acquired by NAB on February 10, 1998 pursuant to a merger (the "Merger") in which each share of the Parent's capital stock issued and outstanding was converted into the right to receive $27.825 in cash, and the Parent became an indirect wholly-owned subsidiary of NAB.


PRODUCTION

     HomeSide participates in several origination channels, with a focus on wholesale originations. Since the BBMC Acquisition, wholesale channels (correspondent, co-issue and broker) have represented more than 95% of HomeSide's total production. Excluding the volumes purchased from BKB and Barnett, no single source within the correspondent or broker channels accounted for more than 3% of total production during the period March 16, 1996 to February 28, 1997. HomeSide's other origination channels include telemarketing and affinity programs. HomeSide also purchases servicing rights in bulk from time to time. This multi-channel production base provides access to and flexibility among production channels in a wide variety of market and economic conditions. The table below details production by HomeSide's origination channels:

                     RESIDENTIAL LOAN PRODUCTION BY CHANNEL

                                                     FOR THE
                                 FOR THE PERIOD       THREE
                                    MARCH 16,        MONTHS      FOR THE THREE   FOR THE THREE    FOR THE PERIOD    FOR THE NINE
                                      1996            ENDED      MONTHS ENDED    MONTHS ENDED     MARCH 16, 1996    MONTHS ENDED
                                 TO MAY 31, 1996   AUGUST 31,    NOVEMBER 30,    FEBRUARY 28,    TO FEBRUARY 28,    NOVEMBER 30,
                                       (B)            1996           1996            1997              1997             1997
                                 ---------------   ----------    -------------   -------------   ---------------    ------------
                                                                      (DOLLARS IN MILLIONS)
Wholesale:
  Correspondent (includes
    volumes purchased from BKB
    and Barnett)...............      $ 1,893         $2,950         $ 3,249         $3,021           $11,113           $10,334
  Co-issue(a)..................        1,419          2,208           1,985          2,610             8,222             4,422
  Broker.......................          220            155             168            300               843             1,015
                                     -------         ------         -------         ------           -------           -------
    Total wholesale............        3,532          5,313           5,402          5,931            20,178            15,771
Direct.........................          248            179             139            134               700               250
                                     -------         ------         -------         ------           -------           -------
    Total production...........        3,780          5,492           5,541          6,065            20,878            16,021
Bulk acquisitions(a)...........           --          4,073              --              0             4,073             3,066
                                     -------         ------         -------         ------           -------           -------
    Total production and
      acquisitions.............      $ 3,780         $9,565         $ 5,541         $6,065           $24,951           $19,087
                                     =======         ======         =======         ======           =======           =======

---------------
(a) Represents the acquisition of servicing rights, not the underlying loans. Amounts represent the unpaid principal balance of mortgage debt to which the acquired servicing rights relate.

(b) The Parent acquired BMC, and transferred all the assets and liabilities of BMC, except for certain servicing rights, to the Issuer, on May 31, 1996 and therefore BMC's loan production is not included in these amounts. During the three months ended May 31, 1996, BMC's loan production totaled $1.5 billion.

     HomeSide competes nationwide by offering a wide variety of mortgage products designed to respond to consumer needs and tailored to address market competition. HomeSide is primarily an originator of fixed rate 15- and 30-year mortgage loans, which collectively represented 73% of the total production in the period March 16, 1996 to February 28, 1997 and 71% of total production during the nine months ended November 30, 1997. HomeSide also offers other products, such as ARMs and balloon and jumbo mortgages.

     HomeSide's national loan production operation has resulted in geographically diverse originations, enabling HomeSide to diversify its risk across many markets in the United States. HomeSide's servicing portfolio composition reflects its production markets. The largest segments of the servicing portfolio by state at February 28, 1997 were Florida (18.7% of unpaid principal balance), California (15.4%), Massachusetts (8.4%), Texas (6.1%), and Maryland (4.6%). At November 30, 1997, the largest segments of the servicing portfolio by state were Florida (17.5%), California (15.6%), Massachusetts (7.2%), Texas (6.3%) and Maryland (4.6%).

     The mortgage banking industry is generally subject to seasonal trends. These trends reflect the general national pattern of sales and resales of homes, although refinancings tend to be less seasonal and more closely related to changes in interest rates. Sales and resales of homes typically peak during the spring and summer seasons and decline to lower levels from mid-November through February. In addition, delinquency rates typically rise in the winter months, which results in higher servicing costs. However, late charge income has historically been sufficient to offset such incremental expenses.

     HomeSide's production strategy is to maintain and improve its reputation as one of the largest, most cost effective originators of mortgage loans nationwide. HomeSide pursues this strategy through an emphasis on wholesale and centralized direct production, the use of contract and delegated underwriters, a high degree of automation in its processing and direct originations and quality control. HomeSide plans to expand production through its low cost wholesale and direct channels and to continue to streamline its production operation. HomeSide plans to continue to pursue bulk acquisitions in the secondary market for mortgage servicing rights on an opportunistic basis.

WHOLESALE PRODUCTION

  Correspondent Production

     Through its correspondent program, HomeSide purchases loans from approximately 838 commercial banks, savings and loan associations, licensed mortgage lenders and other financial intermediaries. The correspondent takes the mortgage application and processes the loan, which is either underwritten through contract underwriters or, in some cases, the correspondent to whom underwriting authority has been delegated. Closing documents are submitted to HomeSide for legal review and funding. The participants in this program are prequalified and monitored on an ongoing basis by HomeSide. If a correspondent subsequently fails to meet HomeSide's requirements, HomeSide typically terminates the relationship. Correspondents are also required to repurchase loans in the event of fraud or misrepresentation in the origination process and for certain other reasons.

  Co-Issue Production

     Co-issue production, which represents the purchase of servicing rights from a correspondent under contracts to deliver specified volumes on a monthly or quarterly basis, is another main source of HomeSide's production. The co-issue correspondent controls the entire loan process from application to closing. This arrangement particularly suits large originators who have the ability to deliver on an automated basis. Reflecting this delegated underwriting authority, co-issue correspondents are subject to more extensive credit and quality control reviews. Contractually, the co-issue correspondent is obligated to make certain representations and warranties and is required to repurchase loans in the event of fraud or misrepresentation in the origination process or for certain other reasons.

  Broker Production

     Under its broker program, HomeSide funds loans at closing from a network of approximately 1,000 mortgage brokers nationwide. The broker controls the process of application and loan processing. A pre-closing quality control review is performed by HomeSide to verify the borrower's credit. All loans originated through brokers are underwritten by HomeSide's approved contract underwriters. Loans are funded by HomeSide and may be closed in either the broker's name or HomeSide's name. Participants in this program prequalify on the basis of creditworthiness, mortgage lending experience and reputation. Each broker is subject to annual and ongoing reviews by HomeSide.

DIRECT PRODUCTION

     HomeSide's direct production includes the use of telemarketing to solicit loans from several sources, including refinancings of mortgage loans in HomeSide's existing servicing portfolio, leads generated from direct mail campaigns and other advertising, and mortgages related to affinity group and co-branding partnerships. HomeSide acquired BBMC's telemarketing system which was established in May 1995. HomeSide believes that these efforts will have a significant effect on increasing the percentage of loans captured by the direct division from loan prepayments in HomeSide's servicing portfolio. Refinancing retention represents the percentage of loans refinanced through HomeSide's direct channel that were serviced by HomeSide prior to refinancing.


BULK ACQUISITION


     Bulk acquisition is the large scale purchase of mortgage servicing rights. In connection with such acquisitions, HomeSide does not purchase the underlying mortgage loans which were originated by other originators. HomeSide may purchase servicing rights on an exclusive basis or through a competitive bidding process and plans to continue this practice on an opportunistic basis in order to grow its servicing portfolio and benefit from economies of scale.

UNDERWRITING AND QUALITY CONTROL

  Underwriting

     HomeSide's loans are underwritten in accordance with applicable Fannie Mae, FHLMC, VA, and FHA guidelines, as well as certain private investor requirements. The underwriting process is organized by origination channel and by loan type. HomeSide currently employs underwriters with an average of ten years of underwriting experience.

     HomeSide requires approximately 80% of its correspondent lenders to have their loans underwritten by third party contract underwriters prior to purchase. These contract underwriters are designated by HomeSide and include General Electric Capital Corp., Mortgage Guaranty Insurance Corp., and Private Mortgage Insurance Corp. HomeSide grants delegated underwriting status to the remaining approximately 20% of correspondents which enables the correspondent to submit conventional loans to HomeSide without prior underwriting approval. Generally, HomeSide grants delegated underwriting status to its larger correspondents who meet financial strength, delinquency, underwriting and quality control standards, and such correspondents are monitored regularly. The FHA and VA require that loans be underwritten by the originating lender on an Agency-approved or delegated basis. If issuance of FHA guarantees or VA insurance certificates is denied, the correspondent must repurchase the loan.

     HomeSide implemented an automated underwriting process for its retail production operation in 1994. The automated underwriting technology incorporates credit scoring and appraisal evaluation systems. These systems employ rules-based and statistical technologies to evaluate the borrower, the property and salability of the loan to the secondary market. HomeSide believes that these technologies have contributed to improved productivity and reduced underwriting and processing turnaround time.

  Quality Control

     HomeSide maintains a compliance and quality assurance department that operates independently of the production, underwriting, secondary marketing and loan administration departments. For its production compliance process, HomeSide randomly selects a statistical sample of all closed loans monthly for review. The sample generally comprises 3 1/2% - 4% of all loans closed each month. This review includes a credit scoring and reunderwriting of such loans; ordering second appraisals on 10% of the sample; reverifying funds, employment and final applications; and reordering credit reports on all loans selected. In addition, a full underwriting review is conducted on (i) all jumbo loans that go into default during the first thirty-six months from the date of origination and (ii) all other loans that go into default during the first six months from the date of origination. Document and file reviews are also undertaken to ensure regulatory compliance. In addition, random reviews of the servicing portfolio, covering selected aspects of the loan administration process, are conducted.

     HomeSide monitors the performance of the underwriting department through quality assurance reports, HUD/VA reports and audits, reviews and audits by regulatory agencies, investor reports and mortgage insurance company audits. According to HomeSide's quality control findings, less than 1% of its loans have underwriting issues that affect salability to the secondary market. Flaws in these loans are generally corrected; otherwise, the holder of the MBS is indemnified against future losses resulting from such flaws by HomeSide or, ultimately, the originating correspondent. Correspondents or co-issue partners are required to repurchase any flawed loans originated by them. See "Risk Factors -- Loan Delinquencies and Defaults on Loans."

SECONDARY MARKETING

     HomeSide customarily sells all loans that it originates while retaining the servicing rights to such loans. HomeSide aggregates mortgage loans into pools and sells these pools, as well as individual mortgage loans, to investors principally at prices established under forward sales commitments. HomeSide's FHA and VA loans are generally pooled and sold in the form of GNMA MBS. Conforming conventional mortgage loans are generally pooled and exchanged under the purchase and guarantee programs sponsored by Fannie Mae and FHLMC for Fannie Mae MBS or FHLMC participation certificates, respectively. HomeSide pays certain guarantee fees to the Agencies in connection with these programs and then sells the GNMA, Fannie Mae and FHLMC securities to securities dealers. A limited number of mortgage loans (i.e. non-conforming loans) are sold to private investors. In the period March 16, 1996 to February 28, 1997, approximately 78% of the mortgage loans originated by HomeSide were sold to GNMA (38%), Fannie Mae (27%) or FHLMC (13%). During the nine months ended November 30, 1997, approximately 86% of the mortgage loans originated by HomeSide were sold to GNMA (37%), Fannie Mae (35%) or FHLMC (14%).

     The sale of mortgage loans may generate a gain or loss to HomeSide. Gains or losses result primarily from two factors. First, HomeSide may purchase a loan at a price that may be higher or lower than HomeSide would receive if it immediately sold the loan in the secondary market. These pricing differences occur principally as a result of competitive pricing conditions in the primary loan origination market. Second, gains or losses may result from fluctuations in interest rates that create changes in the market value of the loans or commitments to purchase loans, from the time the interest rate commitment is given to the mortgagor until the loan is sold to an investor.

     HomeSide assesses the interest rate risk associated with outstanding commitments that it has extended to fund loans and hedges the interest rate risk of these commitments based upon a number of factors, including the remaining term of the commitment, the interest rate at which the commitment was provided, current interest rates and interest rate volatility. HomeSide constantly monitors these factors and adjusts its hedging on a daily basis as needed. HomeSide uses the Quantitative Risk Management system, a sophisticated hedging, reporting and evaluation system, which has the ability to perform analyses under various interest rate scenarios. HomeSide's interest rate risk is currently hedged using a combination of forward sales of MBS and over-the-counter options, including both puts and calls, on fixed income securities. HomeSide generally commits to sell to investors for delivery at a future time for a stated price all its closed loans and a percentage of the mortgage loan commitments for which the interest rate has been established. HomeSide aims to price loans competitively, hedge the interest rate risk of loan originations and sell loans on a break-even basis. For the period March 16, 1996 to February 28, 1997 and for the nine months ended November 30, 1997, HomeSide has not experienced secondary marketing losses on an aggregate basis.

     HomeSide's policy is to sell mortgage loans on a non-recourse basis. However, in the case of VA loans used to form GNMA pools, the VA's loan guarantees do not cover the entire principal balance of the loan and HomeSide is responsible for losses which exceed the VA's guaranteed limitations. See "-- Loan Servicing Credit Issues". In connection with HomeSide's loan exchanges and sales, HomeSide makes representations and warranties customary in the industry relating to, among other things, compliance with laws, regulations and program standards, and to accuracy of information. In the event of a breach of these representations and warranties, HomeSide typically corrects such flaws, but, if the flaws cannot be corrected, may be required to repurchase such loans. In cases where loans are originated by a correspondent, HomeSide may sell the flawed loan back to the correspondent under a repurchase obligation.

LOAN SERVICING

     HomeSide derives its revenues predominantly from its servicing operations. HomeSide anticipates that the sale of servicing rights will not be a significant component of its business strategy in the future. Since its formation, HomeSide has also maintained a risk management program designed to protect, within certain parameters, the economic value of its servicing portfolio, which is subject to prepayment risk when interest rate declines provide mortgagors with refinancing opportunities.

                         CHANGES IN SERVICING PORTFOLIO

                                                                          FOR THE
                                                 FOR THE PERIOD         NINE MONTHS
                                                 MARCH 16, 1996            ENDED
                                              TO FEBRUARY 28, 1997   NOVEMBER 30, 1997
                                              --------------------   -----------------
Balance, beginning of period................        $41,844               $89,218
  Total additions...........................         58,334                19,087
Scheduled amortization......................          1,733                 1,598
Prepayments.................................          6,226                 7,966
Foreclosures................................            514                   532
Servicing sales.............................          2,487                   426
                                                    -------               -------
  Total reductions..........................         10,960                10,522
                                                    -------               -------
Balance, end of period......................        $89,218               $97,783
                                                    =======               =======

     Loan servicing includes collecting payments of principal and interest from borrowers, remitting aggregate loan payments to investors, accounting for principal and interest payments, holding escrow funds for payment of mortgage related expenses such as taxes and insurance, making advances to cover delinquent payments, inspecting the mortgaged premises as required, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, and other miscellaneous duties related to loan administration. HomeSide collects servicing fees from monthly mortgage payments. These fees generally range from 0.25% to 0.50% of the declining principal balances of the loans per annum. HomeSide's weighted average servicing fee including ancillary income was 0.432% for the fiscal year ended February 28, 1997 and 0.444% for the nine months ended November 30, 1997. HomeSide also maintains certain subservicing relationships whereby servicing is performed by another servicer under an agreement with HomeSide, which remains contractually responsible for servicing the loans. Subservicing relationships are often entered into as part of a bulk servicing acquisition where the selling institution continues to perform servicing until the loans are transferred to the purchasing institution.

     HomeSide's servicing strategy is to continue to build its mortgage servicing portfolio and benefit from the economies of scale inherent in the business. HomeSide services substantially all of the mortgage loans that it originates. In addition, HomeSide purchases the rights to service mortgage loans originated by other lenders.

     As part of the BMC Acquisition, the Parent acquired and contributed to the Issuer a full-service mortgage company in Hawaii, Honolulu Mortgage. Honolulu Mortgage's servicing portfolio totaled $1.9 billion at November 30, 1996 and its loan production was $257.4 million since its acquisition on May 31, 1996. In February 1997, Honolulu Mortgage sold substantially all its assets to an unaffiliated third party.

     HomeSide's servicing strategy is also to enhance the profitability of its servicing revenue through low cost and efficient processes. This strategy is pursued through highly automated, cost effective processing systems, strategic outsourcing of selected servicing functions and effective control of delinquencies and foreclosures. HomeSide outsources to third party vendors functions related to insurance, taxes and default management, contributing to HomeSide's ability to maintain a highly variable cost structure. Using a variety of factors, including loans serviced per employee and direct cost per loan, management believes that HomeSide is one of the nation's most efficient servicers based on industry surveys. Management believes that its low cost servicing provides it with a competitive advantage in the industry.

SERVICING PORTFOLIO COMPOSITION

     HomeSide originates and purchases servicing rights for mortgage loans nationwide. The broad geographic distribution of HomeSide's servicing portfolio reflects the national scope of HomeSide's originations and bulk servicing acquisitions. The nine largest states accounted for 66.9% of outstanding UPB of the total servicing portfolio of HomeSide at February 28, 1997, while the largest volume by state is Florida with an 18.7% share of the total portfolio at February 28, 1997. HomeSide actively monitors the geographic distribution of its servicing portfolio to maintain a mix that it deems appropriate and makes adjustments as it deems necessary.

                        SERVICING PORTFOLIO BY STATE(a)

                                            AT FEBRUARY 28, 1997       AT NOVEMBER 30, 1997
                                           -----------------------    -----------------------
                 STATE                         UPB        % OF UPB        UPB        % OF UPB
                 -----                         ---        --------        ---        --------
                                           (DOLLARS IN                (DOLLARS IN
                                            MILLIONS)                  MILLIONS)
Florida................................      $16,559        18.7%       $16,718        17.5%
California.............................       13,686        15.4         14,853        15.6
Massachusetts..........................        7,383         8.4          6,897         7.2
Texas..................................        5,434         6.1          5,973         6.3
Maryland...............................        4,079         4.6          4,365         4.6
Georgia................................        3,427         3.9          3,663         3.8
Illinois...............................        2,913         3.3          3,507         3.7
Virginia...............................        3,218         3.6          3,369         3.5
Colorado...............................             (c)         (c)       2,881         3.0
New York...............................        2,517         2.9          2,856         3.0
Other(b)...............................       29,244        33.1         30,295        31.8
                                             -------       -----        -------       -----
Total..................................      $88,460       100.0%       $95,377       100.0%
                                             =======       =====        =======       =====

---------------
(a) Servicing statistics are based on loans serviced by HomeSide and exclude loans purchased not yet on servicing system.

(b) No other state represents more than 3.0% of HomeSide's servicing portfolio.

(c) At February 28, 1997, the Colorado portion of the portfolio is included under the caption "Other".

     At February 28, 1997, HomeSide's servicing portfolio consisted of $29.4 billion of FHA/VA servicing and $59.0 billion of conventional servicing.

     At November 30, 1997, HomeSide's servicing portfolio consisted of $39.7 billion of FHA/VA servicing and $55.7 billion of conventional servicing.

                        SERVICING PORTFOLIO BY COUPON(a)

                                      AT FEBRUARY 28, 1997                   AT NOVEMBER 30, 1997
                               -----------------------------------    -----------------------------------
                                                        CUMULATIVE                             CUMULATIVE
        INTEREST RATE              UPB       % OF UPB    % OF UPB         UPB       % OF UPB    % OF UPB
        -------------          -----------   --------   ----------    -----------   --------   ----------
                               (DOLLARS IN                            (DOLLARS IN
                                MILLIONS)                              MILLIONS)
Less than 6.0%...............    $   983        1.1%        1.1%        $   820        0.9%         0.9%
6.0% to 6.9%.................      9,633       10.9        12.0          10,919       11.4         12.3
7.0% to 7.9%.................     37,542       42.4        54.4          40,299       42.3         54.6
8.0% to 8.9%.................     29,293       33.1        87.5          33,570       35.2         89.8
9.0% to 9.9%.................      7,274        8.2        95.7           6,700        7.0         96.8
10.0% to 10.9%...............      2,912        3.3        99.0           2,398        2.5         99.3
Over 11.0%...................        823        1.0       100.0             671        0.7        100.0
                                 -------      -----                     -------      -----
          Total..............    $88,460      100.0%                    $95,377      100.0%
                                 =======      =====                     =======      =====

---------------
(a) Servicing statistics are based on loans serviced by HomeSide and exclude loans purchased not yet on servicing system.

LOAN SERVICING CREDIT ISSUES

     HomeSide is affected by loan delinquencies and defaults on loans that it services. Under certain types of servicing contracts, particularly contracts to service loans that have been pooled or securitized, HomeSide must forward all or part of the scheduled payments to the owner of the loan, even when loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of loans usually require a servicer to advance scheduled mortgage and hazard insurance and tax payments even if sufficient escrow funds are not available. HomeSide is generally reimbursed, subject to certain limitations with respect to FHA/VA loans as described below, by the mortgage owner or from liquidation proceeds for payments advanced that the servicer is unable to recover from the mortgagor, although the timing of such reimbursement is typically uncertain. In the interim, HomeSide absorbs the cost of funds advanced during the time the advance is outstanding. Further, HomeSide bears the increased costs of collection activities on delinquent and defaulted loans. HomeSide also foregoes servicing income from the time such loan becomes delinquent until foreclosure, when, if any proceeds are available, it may recover such amounts. In addition, delinquency rates typically rise in the winter months, which results in higher servicing costs. However, late charge income has historically been sufficient to offset such incremental expenses.

     HomeSide periodically incurs losses attributable to servicing FHA and VA loans for investors, including actual losses for final disposition of loans that have been foreclosed or assigned to the FHA or VA and accrued interest on such FHA or VA loans for which payment has not been received. For HomeSide, servicing losses on investor-owned loans totaled $17.9 million and $15.7 million for the period March 16, 1996 to February 28, 1997, and the nine months ended November 30, 1997, respectively, primarily representing losses on VA loans. Because the total principal amount of FHA loans is guaranteed, losses on such loans are generally limited to expenses of collection. HomeSide experiences minimal losses from FHA loans. In respect of VA loans, the VA guarantees the initial losses on a loan. The guaranteed amount generally ranges from 20% to 35% of the original principal balance. Before each foreclosure sale, the VA determines whether to bid by comparing the estimated net sale proceeds to the outstanding principal balance and the servicer's accumulated reimbursable costs and fees. If this amount is a loss and exceeds the guaranteed amount, the VA typically issues a no-bid and pays the servicer the guaranteed amount. Whenever a no-bid is issued, the servicer absorbs the loss, if any, in excess of the sum of the guaranteed principal and amounts recovered at the foreclosure sale. HomeSide's historical delinquency and foreclosure rate experience on VA loans has generally been consistent with that of the industry.

     HomeSide's management believes that it has an adequate level of reserve based on HomeSide's servicing volume, portfolio composition, credit quality and historical loss rates, as well as estimated future losses.

     Set forth below is HomeSide's delinquency and foreclosure experience.

                       SERVICING PORTFOLIO DELINQUENCIES
                            (PERCENT BY LOAN COUNT)

                                                                               TOTAL      FORECLOSURES
                                            30 DAYS    60 DAYS    90+ DAYS    PAST DUE     PENDING(B)
                                            -------    -------    --------    --------    ------------
  At May 31, 1996(a)......................   2.97%      0.60%       0.35%       3.92%         0.66%
  At August 31, 1996......................   3.08%      0.64%       0.48%       4.20%         0.66%
  At November 30, 1996....................   3.50%      0.68%       0.58%       4.76%         0.64%
  At February 28, 1997....................   3.27%      0.69%       0.54%       4.50%         0.72%
  At May 31, 1997.........................   2.89%      0.63%       0.46%       3.98%         0.68%
  At August 31, 1997......................   3.45%      0.73%       0.55%       4.73%         0.70%
  At November 30, 1997....................   4.12%      0.82%       0.69%       5.63%         0.73%

---------------
(a) Excludes BMC portfolio acquired on May 31, 1996.

(b) Foreclosure inventory does not include bankruptcies.

     SERVICING PORTFOLIO HEDGING PROGRAM

     The value of HomeSide's servicing portfolio is subject to volatility in the event of unanticipated changes in prepayments. As interest rates increase, prepayments by mortgagors decrease as fewer owners refinance, increasing expected future cash flows from servicing revenue. Conversely, as interest rates decrease, prepayments by mortgagors increase as homeowners seek to refinance their mortgages, reducing expected future cash flows from servicing revenues on those prepaid mortgages. Since the value of servicing rights is based on the net present value of future cash flows, the value of the portfolio decreases in a declining interest rate environment and increases in a rising rate environment.

     HomeSide's risk management policy is designed to minimize exposure to loss in the value of the servicing portfolio caused by prepayments due to declines in interest rates. The servicing portfolio is valued using market discount rates and market consensus prepayment speeds, among other variables. The value is then analyzed under various interest rate scenarios that help HomeSide estimate the exposure to loss. This potential loss exposure determines the hedge profile, which profile is monitored daily and may be adjusted to reflect significant moves in key variables such as interest rate and yield curve changes and revised prepayment speed assumptions. Results of the risk management program depend on a variety of factors, including the hedge instruments typically used by HomeSide, the relationship between mortgage rates and Treasury securities and certain other factors. See "Risk Factors -- Impact of Changes in Interest Rates; Results of Risk Management Activities" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- HomeSide -- for the Period March 16, 1996 to February 28, 1997 -- Results of Operations -- Risk Management Activities."

     The FASB has been evaluating the accounting for derivative financial instruments and hedging activities. The FASB has issued an exposure draft and numerous comments have been received. It is unclear what changes will ultimately be made to such exposure draft. Under current practice, derivative financial instruments may be accounted for as hedges with changes in the value deferred as a component of the asset or liability being hedged, provided the instruments are designated as a hedge and reduce exposure to loss with a high correlation. Management of HomeSide is unable to predict what effect, if any, changes in accounting principles would have on HomeSide's financial statements or HomeSide's use of hedge accounting.

SERVICING INTEGRATION

     To facilitate administration and to effect the economies of scale targeted by management, HomeSide's servicing operations are expected to be integrated over the next year. HomeSide has a servicing site located in Jacksonville, Florida, which at February 28, 1997 serviced approximately 681,115 loans with a servicing staff of approximately 550, and a servicing site located in San Antonio, Texas, which at February 28, 1997 serviced approximately 406,221 loans with a servicing staff of approximately 280. BMC had servicing operations located in Jacksonville, Florida and San Antonio, Texas. Prior to the sale of substantially all the assets of Honolulu Mortgage in February, 1997 to an unaffiliated third party, approximately 11,000 loans were serviced at Honolulu Mortgage. These loans and the servicing rights were sold as part of the February, 1997 sale. HomeSide plans to integrate the existing former BBMC portfolio with the former BMC portfolio in stages based on the capacity and capabilities of each of the respective servicing sites.

     In addition to the physical consolidation of servicing operations, HomeSide intends to pursue the conversion of the entire servicing platform to BMC's proprietary software. This proprietary servicing technology accommodates all areas of loan servicing, including loan setup and maintenance, cashiering, escrow administration, investor accounting, customer service and default management. The platform is mainframe based, with on-line, real-time architecture and is supported by an experienced staff of over 30 technology providers.

     HomeSide expects to achieve significant competitive advantages over time by converting to the proprietary servicing software, which is expected to cost less to operate than HomeSide's current outsourced system and is configured to accommodate growth more efficiently than the current HomeSide system. Once the conversion has been completed, this architecture is expected to support HomeSide's portfolio growth to a size of up to approximately twice its size. The system is also expected to permit continued development of workflow and other client-server applications, contributing to increased productivity. By the end of 1998, HomeSide expects to service the entire portfolio on the proprietary servicing software.

     Several other measures are expected to be undertaken by HomeSide in order to operate more efficiently. HomeSide has outsourced BMC's hazard insurance, tax payments and default functions to specialized vendors, as was the historic practice at BBMC. The consolidation of the two servicing operations in Jacksonville is expected to result in a reduction in headcount. In addition, the plan to have dedicated centers for conventional and FHA/VA servicing in Jacksonville and San Antonio, respectively, is expected to yield additional economies through specialization.

EMPLOYEES

     As of February 28, 1997 and November 30, 1997, HomeSide had approximately 1,689 and 1,805 total employees, respectively, substantially all of whom were full-time employees. HomeSide has no unionized employees and considers its relationship with its employees generally to be satisfactory.

PROPERTIES

     HomeSide's corporate, administrative, and servicing headquarters are located in Jacksonville, Florida, in facilities, which comprise approximately 145,000 square feet of owned space and approximately 135,000 square feet of leased space. The servicing center lease expires on August 31, 1999 unless HomeSide exercises its options to renew, which could extend the lease for an additional six years. The Issuer also leases approximately 53,000 square feet of warehouse space in Jacksonville, Florida for storing certain loan files, loan servicing documents and other corporate records. In addition, HomeSide leases 190,000 square feet of space in San Antonio, Texas. HomeSide believes that its present facilities are adequate for its operations.

REGULATION

     HomeSide's mortgage banking business is subject to the rules and regulations of HUD, FHA, VA, Fannie Mae, FHLMC, GNMA and other regulatory agencies with respect to originating, processing, underwriting, selling, securitizing and servicing mortgage loans. In addition, there are other federal and state statutes and regulations affecting such activities. These rules and regulations, among other things, impose licensing obligations on HomeSide, prohibit discrimination and establish underwriting guidelines which include provisions for inspections and appraisals, require credit reports on prospective borrowers and set maximum loan amounts. Moreover, lenders such as HomeSide are required annually to submit audited financial statements to Fannie Mae, FHLMC, GNMA and HUD and to comply with each regulatory entity's own financial requirements. HomeSide's business is also subject to examination by Fannie Mae, FHLMC and GNMA and state regulatory agencies at all times to assure compliance with applicable regulations, policies and procedures.

     Mortgage origination activities are subject to the provisions of various Federal and state statutes including, among others, the Equal Credit Opportunity Act, the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, the Fair Housing Act, and the regulations promulgated thereunder, which, among other provisions, prohibit discrimination, prohibit unfair and deceptive trade practices and require the disclosure of certain basic information to mortgagors concerning credit terms and settlement costs, limit fees and charges paid by borrowers and lenders, and otherwise regulate terms and conditions of credit and the procedures by which credit is offered and administered. Many of the aforementioned regulatory requirements are designed to protect the interests of consumers, while others protect the owners or insurers of mortgage loans. Failure to comply with these requirements can lead to loss of approved status, termination of servicing contracts without compensation to the servicers, demands for indemnification or loan repurchases, class action lawsuits and administrative enforcement actions. Such regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise restricting HomeSide's ability to conduct its business as such business is now conducted.


     HomeSide is an indirect wholly-owned subsidiary of NAB, which is a bank holding company. Accordingly, HomeSide (i) is under the jurisdiction, supervision, and regulation of the Federal Reserve Board, and (ii) may only engage in activities that are part of, or incidental to, the business of banking. The Federal Reserve Board has specifically ruled that mortgage banking is a proper incident to the business of banking.


     There are various other state and local laws and regulations affecting HomeSide's operations. HomeSide is licensed in those states that require licensing to originate, purchase and/or service mortgage loans. Conventional mortgage operations may also be subject to state usury statutes. FHA and VA loans are exempt from the effect of such statutes. See "Risk Factors -- Regulation, Possible Changes and Related Matters."

LITIGATION

     HomeSide is a defendant in a number of legal proceedings arising in the normal course of business. HomeSide, in management's estimation, has recorded adequate reserves in the financial statements for pending litigation. Management, after reviewing all actions and proceedings pending against or involving HomeSide, considers that the aggregate liability or loss, if any, resulting from the final outcome of these proceedings will not have a material effect on the financial position of HomeSide.

     In recent years, the mortgage banking industry has been subject to class action lawsuits which allege violations of federal and state laws and regulations, including the propriety of collecting and paying various fees and charges. Class action lawsuits may be filed in the future against the mortgage banking industry.

                          BBMC -- HISTORICAL BUSINESS

     BBMC, at the time its loan servicing and production operations were acquired by the Parent, was one of the largest full-service mortgage banking companies in the United States, emphasizing wholesale mortgage originations and low cost mortgage servicing. As of and for the year ended December 31, 1995 and the three months ended March 31, 1996, BBMC originated approximately $8.9 billion and $4.2 billion of mortgage loans, respectively, including co-issue production, and serviced a loan portfolio of $41.6 billion and $44.2 billion, respectively, at the end of such periods. For 1995, BBMC was ranked as the 9th largest originator of residential mortgage loans (including co-issue volume) and as the 16th largest servicer of residential mortgage loans, according to National Mortgage News, and as the 5th largest wholesale originator of mortgage loans (including co-issue volume) according to Wholesale Access. The following discussion summarizes BBMC's operations up to the date it was acquired by the Parent.

PRODUCTION

     BBMC participated in several origination channels, with a focus on wholesale originations. In 1995, wholesale channels (correspondent, co-issue and broker) represented approximately 90% of BBMC's total production. No single source within the correspondent or broker channels accounted for more than 2% of total production in 1995. BBMC's other origination channels included telemarketing, affinity programs and retail branches. BBMC also purchased servicing rights in bulk from time to time. This multi-channel production base provided access to and flexibility among production channels in a wide variety of market and economic conditions. The table below details production by BBMC's origination channels:

                     RESIDENTIAL LOAN PRODUCTION BY CHANNEL

                                          YEARS ENDED DECEMBER 31,
                                --------------------------------------------   THREE MONTHS ENDED
                                 1991     1992     1993      1994      1995      MARCH 31, 1996
                                ------   ------   -------   -------   ------   -------------------
                                                      (DOLLARS IN MILLIONS)
Wholesale:
  Correspondent...............  $2,096   $2,947   $ 4,955   $ 3,364   $3,778         $2,031
  Co-issue(a).................   1,200    2,955     2,860     4,285    3,901          1,597
  Broker......................     231      934     1,431       498      291            191
                                ------   ------   -------   -------   ------         ------
     Total wholesale..........   3,527    6,836     9,246     8,147    7,970          3,819
Retail........................     910    1,824     2,125       788      915            368
                                ------   ------   -------   -------   ------         ------
     Total production.........   4,437    8,660    11,371     8,935    8,885          4,187
Bulk acquisitions(a)..........     760    1,046     2,311     5,538      683             --
                                ------   ------   -------   -------   ------         ------
     Total production and
       acquisitions...........  $5,197   $9,706   $13,682   $14,473   $9,568         $4,187
                                ======   ======   =======   =======   ======         ======

---------------
(a) Represents the acquisition of servicing rights, not the underlying loans. Amounts represent the UPB of mortgage debt to which the acquired servicing rights relate.

     BBMC competed nationwide by offering a wide variety of mortgage products designed to respond to consumer needs and tailored to address market competition. BBMC was primarily an originator of fixed rate 15- and 30-year mortgage loans, which collectively represented 77% of total production in 1995 and 81% of the total production in the first three months of 1996.

     BBMC's national loan production operation resulted in geographically diverse originations, enabling BBMC to diversify its risk across many markets in the United States. BBMC originated loans in 48 states and the District of Columbia and its largest markets by state in 1995 were California (18.4% of UPB of production), Texas (9.4%), Florida (7.1%), Georgia (5.1%) and Massachusetts (4.5%). BBMC's largest markets by state in the three months ended March 31, 1996 were California (19.5% of UPB of production), Maryland (7.5%), Texas (6.9%), Florida (6.4%), and Georgia (5.1%).

SECONDARY MARKETING

     BBMC customarily sold all loans that it originated while retaining the servicing rights to such loans. BBMC aggregated mortgage loans into pools and sold these pools, as well as individual mortgage loans, to investors principally at prices established under forward sales commitments. In 1995, approximately 83% of the mortgage loans originated by BBMC were sold to GNMA (43%), Fannie Mae (31%) or FHLMC (9%). The remaining approximately 17% were sold to private investors. In the three months ended March 31, 1996, approximately 92% of the mortgage loans originated by BBMC were sold to GNMA (48%), Fannie Mae (35%) or FHLMC (9%). The remaining approximately 8% were sold to private investors. For each year since 1990, BBMC has not experienced secondary marketing losses.

LOAN SERVICING

     BBMC derived its revenues predominantly from its servicing operations. Since 1991, BBMC's servicing portfolio has grown as originations and bulk servicing acquisitions have exceeded scheduled principal reductions, prepayments, foreclosures and sales of servicing rights. Since 1994, BBMC also maintained a risk management program designed to protect, within certain parameters, the economic value of its servicing portfolio, which is subject to prepayment risk when interest rate declines provide mortgagors with refinancing opportunities.

                         CHANGES IN SERVICING PORTFOLIO

                                                                                     THREE MONTHS
                           1991       1992       1993       1994       1995      ENDED MARCH 31, 1996
                          -------    -------    -------    -------    -------    --------------------
                                         (DOLLARS IN MILLIONS)
January 1st balance.....  $18,726    $20,601    $23,706    $27,999    $37,971          $41,555
  Total additions.......    5,375      9,733     13,669     14,970      9,389            4,243
Scheduled amortization..      337        434        501        523        869              241
Prepayments.............    1,303      4,345      8,123      3,372      2,740            1,274
Foreclosures............      174        157        223        258        334              113
Servicing sales.........    1,686      1,692        529        845      1,862               12
                          -------    -------    -------    -------    -------          -------
  Total reductions......    3,500      6,628      9,376      4,998      5,805            1,640
                          -------    -------    -------    -------    -------          -------
December 31st balance or
  at end of period......  $20,601    $23,706    $27,999    $37,971    $41,555          $44,158
                          =======    =======    =======    =======    =======          =======

     Over the past five years, BBMC's servicing portfolio grew steadily, from $20.6 billion at December 31, 1991 to $41.6 billion at December 31, 1995, a 19% compounded annual growth rate. BBMC's weighted average servicing fee was 0.386% at December 31, 1995.

SERVICING PORTFOLIO COMPOSITION

     BBMC originated and purchased servicing rights for mortgage loans nationwide. The broad geographic distribution of BBMC's servicing portfolio reflected the national scope of BBMC's originations and bulk servicing acquisitions. The nine largest states accounted for 63.6% and 63.4% of outstanding UPB of the total servicing portfolio of BBMC at December 31, 1995, and March 31, 1996, respectively, while the largest volume by state was California with a 16.8% and 16.9% share of the total portfolio at December 31, 1995 and March 31, 1996, respectively.

     The following tables set forth certain information regarding BBMC's servicing portfolio:

                       SERVICING PORTFOLIO COMPOSITION(a)

                                                 AT DECEMBER 31,                          AT
                               ----------------------------------------------------   MARCH 31,
                                 1991       1992       1993       1994       1995        1996
                               --------   --------   --------   --------   --------   ---------
                                              (DOLLARS IN MILLIONS)
FHA/VA.......................  $ 9,898    $10,751    $12,524    $15,695    $19,880     $20,680
Conventional.................   10,703     12,955     14,130     20,113     21,041      21,636
                               -------    -------    -------    -------    -------     -------
  Total serviced (UPB).......  $20,601    $23,706    $26,654    $35,808    $40,921     $42,316
                               =======    =======    =======    =======    =======     =======

---------------

(a) Servicing statistics are based on loans serviced by BBMC and exclude loans purchased not yet on servicing system.

                        SERVICING PORTFOLIO BY STATE(a)

                                          AT DECEMBER 31, 1995         AT MARCH 31, 1996
                                         -----------------------    -----------------------
                 STATE                       UPB        % OF UPB        UPB        % OF UPB
                 -----                       ---        --------        ---        --------
                                         (DOLLARS IN                (DOLLARS IN
                                           MILLIONS)                 MILLIONS)
California.............................    $ 6,863        16.8%       $ 7,168        16.9%
Massachusetts..........................      3,784         9.2          3,759         8.9
Florida................................      3,094         7.6          3,198         7.6
Maryland...............................      2,748         6.7          2,859         6.8
Texas..................................      2,605         6.4          2,727         6.4
Virginia...............................      2,297         5.6          2,350         5.6
Georgia................................      1,879         4.6          1,961         4.6
Connecticut............................      1,430         3.5          1,449         3.4
Washington.............................      1,293         3.2          1,340         3.2
Other(b)...............................     14,928        36.4         15,505        36.6
                                           -------       -----        -------       -----
Total..................................    $40,921       100.0%       $42,316       100.0%
                                           =======       =====        =======       =====

---------------
(a) Servicing statistics are based on loans serviced by BBMC and exclude loans purchased not yet on servicing system.

(b) No other state represents more than 3.0% of BBMC's servicing portfolio.

                        SERVICING PORTFOLIO BY COUPON(a)

                                   AT DECEMBER 31, 1995                       AT MARCH 31, 1996
                           -------------------------------------    -------------------------------------
                                                      CUMULATIVE                               CUMULATIVE
      INTEREST RATE            UPB        % OF UPB     % OF UPB         UPB        % OF UPB     % OF UPB
      -------------        -----------    --------    ----------    -----------    --------    ----------
                           (DOLLARS IN                              (DOLLARS IN
                             MILLIONS)                               MILLIONS)
Less than 6.0%...........    $   515         1.3%          1.3%       $   636         1.5%          1.5%
6.0% to 6.9%.............      4,636        11.3          12.6          4,633        11.0          12.5
7.0% to 7.9%.............     16,621        40.6          53.2         18,550        43.8          56.3
8.0% to 8.9%.............     11,752        28.7          81.9         11,648        27.5          83.8
9.0% to 9.9%.............      4,923        12.0          93.9          4,532        10.7          94.5
10.0% to 10.9%...........      2,024         5.0          98.9          1,893         4.5          99.0
Over 11.0%...............        450         1.1         100.0            424         1.0         100.0
                             -------       -----                      -------       -----
          Total..........    $40,921       100.0%                     $42,316       100.0%
                             =======       =====                      =======       =====

---------------
(a) Statistics based on loans serviced by BBMC and exclude loans purchased not yet on servicing system.

LOAN SERVICING CREDIT ISSUES

     For BBMC, servicing losses on investor-owned loans totaled $2.8 million, $7.2 million, $10.0 million and $5.6 million for the years ended 1993, 1994 and 1995 and the period January 1 to March 15, 1996, respectively, primarily representing losses on VA loans. BBMC's historical delinquency and foreclosure rate experience on VA loans has generally been consistent with that of the industry.

     Set forth below is a comparison of BBMC's historical delinquency and foreclosure experience to national industry statistics compiled by the Mortgage Bankers Association:

                       SERVICING PORTFOLIO DELINQUENCIES
                            (PERCENT BY LOAN COUNT)

     AT                                                                            TOTAL      FORECLOSURE
DECEMBER 31,                                    30 DAYS    60 DAYS    90+ DAYS    PAST DUE     INVENTORY
------------                                    -------    -------    --------    --------    -----------
  1993         BBMC ..........................   2.91%      0.70%       1.00%       4.61%        1.41%
               Industry Average (adjusted for
               servicing portfolio mix).......   3.77       0.88        1.10        5.75         1.27

  1994         BBMC...........................   3.13       0.70        0.97        4.80         1.19
               Industry Average (adjusted for
               servicing portfolio mix).......   3.62       0.87        1.01        5.50         1.08

  1995         BBMC...........................   3.51       0.73        1.04        5.28         1.16
               Industry Average (adjusted for
               servicing portfolio mix).......   3.89       0.84        0.95        5.68         1.11

     AT
 MARCH 31,
 ---------

  1996         BBMC...........................   2.65       0.56        0.59        3.80         1.00

                           BMC -- HISTORICAL BUSINESS

     Prior to its acquisition by the Parent, BMC operated as a full-service mortgage banking company, engaged in the origination, sale and servicing of mortgage loans secured by residential properties. A significant portion of the loans originated by BMC were underwritten to the standards and requirements of secondary market investors and were sold as pools underlying mortgage-backed securities guaranteed by Fannie Mae, FHLMC, GNMA and other institutional investors. The balance was underwritten and retained by Barnett. In 1995 and the three months ended March 31, 1996, BMC reported total production of $5.8 billion and $1.6 billion, respectively and had a servicing portfolio of $33.4 billion at December 31, 1995 and $33.0 billion at March 31, 1996. BMC was ranked as the 19th largest originator and as the 18th largest servicer of residential mortgage loans for 1995, according to National Mortgage News. The following discussion summarizes BMC's operations up to the date it was acquired by the Parent.

     Prior to 1994, BMC originated loans primarily on a retail basis through bank branches in Florida and Georgia. In 1994, BMC grew its origination business and servicing portfolio substantially, primarily through two acquisitions. BMC acquired Loan America, a wholesale mortgage banking company with a $4.0 billion servicing portfolio, in October 1994. Headquartered in Miami, Florida, Loan America originated loans through brokers in twelve states. The acquisition of Loan America represented BMC's first entry into the wholesale origination business.

     In February 1995, BMC acquired BancPLUS, a full service mortgage company with a $13.9 billion servicing portfolio. Headquartered in San Antonio, Texas, BancPLUS was primarily a retail originator with thirty-six branch offices in seventeen states. BMC's acquisition of BancPLUS included the company's proprietary mortgage banking software for retail origination, secondary marketing and servicing. It also included BancPLUS' wholly-owned subsidiary Honolulu Mortgage, a full-service mortgage banking company based in Honolulu, Hawaii with a $1.7 billion servicing portfolio.


     In connection with the BMC Acquisition, the Parent acquired BMC's and its subsidiaries' $33.0 billion servicing portfolio and servicing platform, its proprietary mortgage servicing software, and Honolulu Mortgage, including its production and servicing operations. Barnett retained its retail bank branch network, the retail branch network acquired from BancPLUS, the broker network acquired from Loan America and all of the related facilities. Barnett also retained the facility which housed HHI's Jacksonville servicing unit. In connection with the BMC Acquisition, BPFC was merged into BancPLUS, which in turn was merged, together with LoanAmerica, into the Issuer. Also concurrently with the BMC Acquisition, all of BMC's servicing portfolio was transferred to the Issuer, except for certain portions of BMC's GNMA loans, which HHI retained. In the future, it is expected that BMC will neither originate nor service any loans, except for the GNMA loans retained by it on May 31, 1996.


PRODUCTION

     Prior to the BMC Acquisition, BMC expanded its production capabilities primarily through recent acquisitions. Originations grew from $1.9 billion in 1991 to $5.8 billion in 1995. In 1995 and the three months ended March 31, 1996, wholesale originations represented approximately 52% and 49%, respectively, of BMC's total production and retail represented the balance.

     Like BBMC, BMC built a multi-channel production network as part of its strategy to become a national mortgage banking business through several channels, including Barnett's retail bank branch franchise; a national wholesale broker group obtained through the Loan America acquisition; a national retail network obtained through the BancPLUS acquisition; traditional correspondent business; and production from the Honolulu Mortgage subsidiary. This multi-channel production base provided BMC with the flexibility to shift its production focus to the most appropriate channel given specific market conditions.


                     RESIDENTIAL LOAN PRODUCTION BY CHANNEL

                                          YEARS ENDED DECEMBER 31,
                                 ------------------------------------------   FIVE MONTHS ENDED
                                  1991     1992     1993     1994     1995       MAY 31, 1996
                                 ------   ------   ------   ------   ------   ------------------
                                                      (DOLLARS IN MILLIONS)
Barnett banks branch retail....  $1,945   $3,507   $3,360   $2,559   $1,932         $  537
BancPLUS retail (a)............      --       --       --       --      606            192
Loan America broker (a)........      --       --       --      401    1,386            378
Honolulu Mortgage (a)..........      --       --       --       --      244             83
Correspondent..................      --       --       --      450    1,599            366
                                 ------   ------   ------   ------   ------         ------
     Total production..........  $1,945   $3,507   $3,360   $3,410   $5,767         $1,556
                                 ======   ======   ======   ======   ======         ======

---------------
(a) Since date of acquisitions by BMC.

     BMC's loan production operation, historically limited to the Florida and Georgia markets, became national in scope primarily through BMC's acquisitions of Loan America and BancPLUS. Historically, the mortgage origination leader in Florida with a market share in excess of 11%, BMC originated loans in 45 states and the District of Columbia. Its largest markets by state in 1995 were Florida (34% of UPB of production), California (8%), Ohio (7%), New York (6%) and Hawaii (6%) and its largest markets by state in the five months ended May 31, 1996 were Florida (33% of UPB of production), California (8%), New York (7%), Hawaii (7%) and Ohio (6%).

  Secondary Marketing


     Prior to the acquisitions of LoanAmerica and BancPLUS, BMC sold approximately 20% of the loans originated by the Barnett banks into the secondary market, predominately to Fannie Mae. The remaining 80% were retained in Barnett's portfolio. Subsequent to such acquisitions, BMC began to deliver some loans to FHLMC and issue GNMA securities. In 1995 and the first three months of 1996, approximately 81% and 95%, respectively, of the mortgage loans originated by BMC were eligible for inclusion in the programs of GNMA, Fannie Mae, or FHLMC. Those loans not sold under these programs were sold to approximately seven private investors, including several state housing finance agency programs.


  Loan Servicing

     As with BBMC, BMC's strategy had been to build its mortgage servicing portfolio to benefit from economies of scale and productivity improvements. The BMC portfolio increased from $10.0 billion at the end of 1991 to $33.4 billion at the end of 1995, primarily as a result of the Loan America and BancPLUS acquisitions.

                         CHANGES IN SERVICING PORTFOLIO

                                                                                                  THREE MONTHS
                                                                                                      ENDED
                                                                                                    MARCH 31,
                                                 1991      1992      1993      1994      1995         1996
                                                -------   -------   -------   -------   -------   -------------
                                                                     (DOLLARS IN MILLIONS)
January 1st balance...........................  $ 9,243   $10,034   $11,524   $13,085   $18,411      $33,411
  Total additions(a)..........................    2,039     3,744     5,237     7,469    20,312        1,526
Reductions....................................    1,248     2,254     3,016     2,143     4,241        1,911
Servicing sales...............................        0         0       660         0     1,071            7
                                                -------   -------   -------   -------   -------      -------
  Total reductions............................    1,248     2,254     3,676     2,143     5,312        1,918
                                                -------   -------   -------   -------   -------      -------
December 31st balance or end of period
  balance.....................................  $10,034   $11,524   $13,085   $18,411   $33,411      $33,019
                                                =======   =======   =======   =======   =======      =======

---------------
(a) Includes $13.9 billion of servicing from BancPLUS which includes $1.7 billion of servicing from Honolulu Mortgage in 1995 and $4.0 billion of servicing from LoanAmerica acquisition in 1994.

SERVICING PORTFOLIO COMPOSITION

     Historically, BMC was primarily a servicer of conventional loans, consisting of Fannie Mae and FLHMC product. The acquisition of BMC's servicing portfolio reduced the percentage of HomeSide's government loans in the combined servicing portfolios. Based on the combined servicing portfolios of BBMC and BMC, the percentage of conventional loans and FHA/VA loans serviced was 65% and 35%, respectively, at December 31, 1995 and 65% and 35%, respectively, at March 31, 1996.

                        SERVICING PORTFOLIO COMPOSITION

                                                                     AT DECEMBER 31,             AT
                                                              -----------------------------   MARCH 31,
                                                               1993       1994       1995       1996
                                                              -------    -------    -------   ---------
                                                                        (DOLLARS IN MILLIONS)
FHA/VA......................................................  $ 1,032    $ 1,082    $ 6,023    $ 5,586
Conventional................................................   12,053     17,329     27,388     27,433
                                                              -------    -------    -------    -------
    Total serviced (UPB)....................................  $13,085    $18,411    $33,411    $33,019
                                                              =======    =======    =======    =======

ARM.........................................................       48%        41%        28%        27%
Fixed.......................................................       52%        59%        72%        73%

Weighted average coupon.....................................     7.34%      7.44%      8.05%      8.04%
Weighted average servicing fee (% of UPB)...................    0.259%     0.261%     0.277%     0.346%
Weighted average maturity (months)..........................      257        259        261        260

     The following table sets forth information regarding the geographic distribution of BMC's servicing portfolio at March 31, 1996. Because of Barnett's market presence in Florida, that state comprised approximately 38.8% share of BMC's total portfolio at such date:

                          SERVICING PORTFOLIO BY STATE

                                                                               % OF
                        STATE                                   UPB             UPB
                        -----                          ---------------------   -----
                                                       (DOLLARS IN MILLIONS)
Florida...............................................        $12,803           38.8%
California............................................          4,689           14.2
Texas.................................................          1,739            5.3
Massachusetts.........................................            236            0.7
Maryland..............................................            536            1.6
Virginia..............................................            491            1.5
Georgia...............................................            870            2.6
Hawaii................................................          2,015            6.1
Illinois..............................................          1,060            3.2
Washington............................................            864            2.6
Other.................................................          7,716           23.4
                                                              -------          -----
          Total.......................................        $33,019          100.0%
                                                              =======          =====

     The following table sets forth the coupon stratification of BMC's servicing portfolio at March 31, 1996:

                         SERVICING PORTFOLIO BY COUPON

                                                                  % OF       CUMULATIVE
              INTEREST RATE                        UPB             UPB        % OF UPB
              -------------               ---------------------   -----      ----------
                                          (DOLLARS IN MILLIONS)
Less than 6.0%...........................        $   195            0.6%         0.6%
6.0% to 6.9%.............................          4,075           12.3         12.9
7.0% to 7.9%.............................         12,236           37.1         50.0
8.0% to 8.9%.............................         10,904           33.0         83.0
9.0% to 9.9%.............................          3,390           10.3         93.3
10.0% to 10.9%...........................          1,615            4.9         98.2
Over 11.0%...............................            604            1.8        100.0
                                                 -------          -----
          Total..........................        $33,019          100.0%
                                                 =======          =====

LOAN SERVICING CREDIT ISSUES

     The table below sets forth a comparison of BMC's historical delinquency and foreclosure experience to national statistics compiled by the Mortgage Bankers Association at December 31, 1995 and March 31, 1996:

                       SERVICING PORTFOLIO DELINQUENCIES
                            (PERCENT BY LOAN COUNT)

                                                                               TOTAL      FORECLOSURE
                                            30 DAYS    60 DAYS    90+ DAYS    PAST DUE     INVENTORY
                                            -------    -------    --------    --------    -----------
  AT DECEMBER 31, 1995
  BMC.....................................    3.47%      0.66%       0.49%       4.62%        0.55%
  Industry Average (adjusted for servicing
    portfolio mix)........................    3.17       0.65        0.63        4.45         0.80

  AT MARCH 31, 1996
  BMC.....................................    2.95       0.59        0.39        3.93         0.66

                                   MANAGEMENT


     The following table sets forth the name, age and position with the Issuer of each person who is an executive officer or director of the Issuer.



            NAME              AGE                           POSITION
            ----              ---                           --------
Joe K. Pickett..............   51    Chairman of the Board and Chief Executive Officer;
                                     Director
Hugh R. Harris..............   45    President and Chief Operating Officer; Director
Kevin D. Race...............   36    Executive Vice President and Chief Financial Officer
Robert J. Jacobs............   44    Executive Vice President, Secretary and General
                                     Counsel; Director
Betty L. Francis............   50    Chief Credit Officer and Executive Vice President
Mark. F. Johnson............   42    Executive Vice President -- Production
William Glasgow, Jr.........   47    Executive Vice President
Daniel T. Scheuble..........   38    Executive Vice President -- Technology
Thomas H. Fish..............   64    Executive Vice President and Assistant Secretary
W. Blake Wilson.............   31    Executive Vice President, Director of Capital Markets
Charles D. Gilmer...........   49    Senior Vice President and Treasurer
Ann R. Mackey...............   39    Senior Vice President and Finance Director
Debra F. Watkins............   39    Senior Vice President, Cash Management and Marketing
                                       Operations



     The directors of the Issuer are elected each year by vote of HHI, a wholly-owned subsidiary of the Parent. Each of the officers and directors shall serve until their successors are elected and qualified or until their earlier resignation or removal. It is expected that corporate officers of the Issuer will be appointed annually by its Board of Directors.


     JOE K. PICKETT has served as Chairman of the Board and Chief Executive Officer of the Issuer since April 1990 and as Chairman of the Board, Chief Executive Officer and a Director of the Parent since March 14, 1996. From October 1994 through October 1995, Mr. Pickett served concurrently as President of the Mortgage Bankers Association of America. Mr. Pickett also serves as a Director of Fannie Mae and of Baptist Medical Center, Jacksonville, Florida.

     HUGH R. HARRIS has served as President and Chief Operating Officer of the Issuer since January 1993 and as President, Chief Operating Officer and a Director of the Parent since March 14, 1996. From January 1988 to January 1993, Mr. Harris served as Vice Chairman of HLI in charge of production and secondary marketing. Mr. Harris currently serves as a Director of Republic Mortgage Insurance Company (RMIC).

     KEVIN D. RACE has served as Executive Vice President and Chief Financial Officer of the Issuer and Vice President, Chief Financial Officer and Treasurer of the Parent since October 1996. From 1993 to 1996, Mr. Race served as Executive Vice President, Chief Financial Officer and Treasurer of Fleet Mortgage Group. In 1996, Mr. Race was named President of Fleet Mortgage Group. In 1989, Mr. Race served in the mortgage capital markets and non-conforming products areas of Fleet Mortgage Group. From 1985 to 1989, Mr. Race served as Vice President and National Product Manager for Mortgage Backed Securities for Citicorp. From 1982 to 1985, Mr. Race served in the secondary marketing area of North American Mortgage Company.

     ROBERT J. JACOBS has served as Executive Vice President and Secretary of the Issuer since February 2, 1996. Mr. Jacobs has served as a Director of HLI since March 14, 1996. Mr. Jacobs has also served as Secretary of the Parent since March 14, 1996 and as Vice President of the Parent since April 10, 1996. From 1987 to 1996, Mr. Jacobs served as a Senior Vice President and Chief Legal Officer of Chase Manhattan Mortgage Corporation, and served as General Counsel for Citicorp Savings of Florida from 1984 to 1986. Mr. Jacobs currently serves as President and Legislative Chairman of the Mortgage Bankers Association of Florida.

     BETTY L. FRANCIS has served as Chief Credit Officer and as Executive Vice President of the Issuer since October 1996 and as Vice President of the Parent since April 10, 1996. Ms. Francis served from March 1994 to October 1996 as Chief Financial Officer of HLI. Ms. Francis served from April 1993 to March 1994 as the

Senior Finance Officer of the Personal Banking Group, and from April 1990 to April 1993 as the Comptroller of Bank of Boston and BKBC. Ms. Francis is a Trustee of Commonwealth Energy Services, a gas and electric utility in Massachusetts.

     MARK F. JOHNSON has served as Executive Vice President of Production of the Issuer since April 1, 1992. From 1988 to 1992, Mr. Johnson served as Senior Vice President and Director of Wholesale Lending for HLI. Mr. Johnson also has served as Vice President of the Parent since April 10, 1996.

     WILLIAM GLASGOW, JR. has served as Executive Vice President of the Issuer since July 1991. From October 1989 to July 1991, Mr. Glasgow served as Senior Vice President with Citicorp Mortgage Inc. in St. Louis, Missouri. Mr. Glasgow has also served as Vice President of the Parent since April 10, 1996.

     DANIEL T. SCHEUBLE has served as Executive Vice President for Technology, Loan Processing and Consumer Direct Lending of the Issuer since 1993. From 1990 to 1992, Mr. Scheuble served as a Senior Technology and Operational Manager at Bank of Boston. Mr. Scheuble has also served as Vice President of the Parent since April 10, 1996.

     THOMAS H. FISH has served as Executive Vice President of the Issuer since 1988. Mr. Fish has served as Assistant Secretary of HLI since March 14, 1996. Mr. Fish served as Secretary and General Counsel of HLI from 1988 to March 14, 1996.

     W. BLAKE WILSON has served as Executive Vice President and Director of Capital Markets of the Issuer since September, 1997. He previously served as Senior Vice President and Director of Capital Markets of the Issuer from June, 1996. Before joining HLI, Mr. Wilson served in Capital Markets for Prudential Home Mortgage ("PHM") from 1992 through June, 1996. Prior to joining PHM, he worked in KPMG Peat Marwick's National Mortgage and Structured Finance Group in Washington, D.C.

     CHARLES D. GILMER has served as Senior Vice President and Treasurer of the Issuer since October 1993. Mr. Gilmer previously served as the Director of Liability Management for Citicorp from November 1989 to October 1993.

     ANN R. MACKEY has served as Senior Vice President and Finance Director of the Issuer since July 1993. From September 1992 to July 1993, Ms. Mackey served as a manager in International Risk Management for Bank of Boston. Ms. Mackey previously served as Senior Audit Manager at KPMG Peat Marwick from 1985 to 1992.

     DEBRA F. WATKINS has served as Senior Vice President, Cash Management and Marketing Operations of the Issuer since October, 1993. From July, 1987 to October, 1993, Ms. Watkins served in various management positions in Secondary Marketing and Production Operations at the Issuer. Ms. Watkins currently serves as Chairperson of the GNMA Liaison Committee of the Mortgage Bankers Association of America.

EXECUTIVE COMPENSATION


     The following table sets forth all compensation awarded to, earned by or paid to the Issuer's Chief Executive Officer and the Issuer's five most highly compensated Executive Officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to HomeSide and its subsidiaries for the fiscal year ended February 28, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                                                   AWARDS
                                                                ANNUAL          ------------
                                                             COMPENSATION        SECURITIES
              NAME AND PRINCIPAL                 FISCAL   -------------------    UNDERLYING       ALL OTHER
                ISSUER POSITION                   YEAR     SALARY     BONUS      OPTIONS(A)    COMPENSATION(B)
              ------------------                 ------    ------     -----      ----------    ---------------
Joe K. Pickett.................................   1997    $312,000   $362,000     $242,862        $ 16,135
  Chairman & Chief Executive Officer
Hugh R. Harris.................................   1997     300,000    350,000      242,862           7,842
  President and Chief Operating Officer
Kevin D. Race..................................   1997     250,000(c)  100,000      97,155         413,145(d)
  Executive Vice President and Chief Financial
  Officer
Mark F. Johnson................................   1997     200,000    150,000       97,155           6,714
  Executive Vice President -- Secondary
  Marketing and Production
William Glasgow, Jr............................   1997     200,000    150,000       97,155           6,522
  Executive Vice President
Charles D. Gilmer..............................   1997     175,000    150,000       97,155           6,172
  Senior Vice President and Treasurer

---------------

(a) Involves Common Stock of Parent. Reflects a 17 for 1 stock split of Parent's Common Stock effected immediately prior to the Parent's January 1997 initial public offering.

(b) Includes amounts received for (1) matching contributions under the Issuer's savings plan of $6,000 with respect to each of Messrs. Pickett, Harris, Johnson and Glasgow and $2,692 with respect to Mr. Gilmer; and (2) the dollar value of life insurance premiums paid by the Issuer with respect to:
    Mr. Pickett $10,135; Mr. Harris $1,842; Mr. Race $74; Mr. Johnson $714; Mr. Glasgow $522 and Mr. Gilmer $3,480.

(c) The salary of Mr. Race is per annum. Mr. Race has been employed by HomeSide since October 1996.

(d) Includes a bonus of $375,000 received by Mr. Race as an inducement to join the Issuer and $38,071 in relocation expenses.

           OPTION GRANTS FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997


     The following table provides information on option grants with respect to Parent Common Stock for the fiscal year ended February 28, 1997 to the named executive officers. Pursuant to applicable regulations of the Commission, the following table also sets forth the hypothetical value which might have been realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms. See "-- Employment Contracts and Termination of Employment Arrangements -- Acceleration of Options" below.



                                                                                              POTENTIAL
                                                                                             REALIZABLE
                                                   INDIVIDUAL GRANTS                          VALUE AT
                                   --------------------------------------------------          ASSUMED
                                   NUMBER OF                                                ANNUAL RATES
                                   SECURITIES   % OF TOTAL                                 OF STOCK PRICE
                                   UNDERLYING     OPTIONS                                 APPRECIATION FOR
                                    OPTIONS     GRANTED TO    EXERCISE                     OPTION TERM(B)
                                    GRANTED      EMPLOYEES      PRICE     EXPIRATION    ---------------------
              NAME                   (#)(A)       IN 1996     ($/SH)(A)      DATE          5%         10%
              ----                 ----------   ----------    ---------   ----------       --         ---
Joe K. Pickett...................    80,954(c)     18.11%      $10.294        5/31/06   $523,772   $1,328,455
                                    161,908(d)     18.11%      $10.294       11/30/05   $984,401   $2,461,002
Hugh R. Harris...................    80,954(c)     18.11%      $10.294        5/31/06   $523,772   $1,328,455
                                    161,908(d)     18.11%      $10.294       11/30/05   $984,401   $2,461,002
Kevin D. Race....................    32,385(c)      7.24%      $10.294       10/08/06   $209,531   $  531,438
                                     64,770(d)      7.24%      $10.294        4/08/06   $393,802   $  984,504
Charles D. Gilmer................    32,385(c)      7.24%      $10.294        5/31/06   $209,531   $  531,438
                                     64,770(d)      7.24%      $10.294       11/30/05   $393,802   $  984,504
Mark F. Johnson..................    32,385(c)      7.24%      $10.294        5/31/06   $209,531   $  531,438
                                     64,770(d)      7.24%      $10.294       11/30/05   $393,802   $  984,504
William Glasgow, Jr..............    32,385(c)      7.24%      $10.294        5/31/06   $209,531   $  531,438
                                     64,770(d)      7.24%      $10.294       11/30/05   $393,802   $  984,504


---------------

(a) Reflects a 17 for 1 stock split of the Parent's Common Stock effected immediately prior to its January 1997 initial public offering.

(b) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Parent's Common Stock.

(c) Non-qualified timed-based options granted pursuant to the Parent's 1996 Employee Stock Option Plan. Options vest annually in arrears in five equal installments of 20% per year, with the first 20% vesting on April 9, 1997.

(d) Non-qualified, performance-based options granted pursuant to the Parent's 1996 Time Accelerated Restricted Stock Option Plan. These options vest no later than nine years from the date of grant unless accelerated based on the achievement of certain performance criteria. The options became exercisable as to 20% of the shares covered thereby on April 9, 1997.

                   AGGREGATED OPTION EXERCISES AND OPTION VALUES
                    FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997

     The following table provides information on option exercises during the fiscal year ended February 28, 1997 with respect to the Parent Common Stock and on the values of the named executive officers' unexercised options at February 28, 1997:

                                                        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                             SHARES                    UNDERLYING UNEXERCISED                 IN-THE-MONEY
                            ACQUIRED                  OPTIONS AT YEAR-END(#)(A)           OPTIONS AT YEAR-END
                               ON         VALUE     -----------------------------   --------------------------------
          NAME              EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE(B)
          ----              --------    --------    -----------    -------------    -----------    ----------------
Joe K. Pickett...........      0           $0            0            242,862            $0           $1,901,852
Hugh R. Harris...........      0            0            0            242,862             0            1,901,852
Kevin D. Race............      0            0            0             97,155             0              760,821
Charles D. Gilmer........      0            0            0             97,155             0              760,821
Mark F. Johnson..........      0            0            0             97,155             0              760,821
William Glasgow, Jr......      0            0            0             97,155             0              760,821

---------------

(a) The options became exercisable as to 20% of the shares covered thereby on April 9, 1997.

(b) Value of unexercised in-the-money stock options represents the difference between the exercise prices of the stock options and the closing price of the Parent's Common Stock on The New York Stock Exchange on February 28, 1997.


MANAGEMENT OWNERSHIP



     Certain members of management purchased in the aggregate 441,592 shares of Common Stock of the Parent at a price of $10.294 per share, the same price paid by Bank of Boston, THL and MDP. In the case of certain purchasers, the shares were acquired with the proceeds of loans from the Parent. Such loans are evidenced by recourse notes secured by a pledge of the shares purchased, having a term of approximately 5 years and bearing interest at 8.25% per annum. In the case of the executive officers of HomeSide, the executives executed promissory notes for the purchase of their Common Stock in the following amounts: Mr. Pickett ($400,000); Mr. Harris ($350,000); Mr. Jacobs ($50,000); Mr. Race
($150,000); Ms. Francis ($100,000); Mr. Johnson ($250,000); Mr. Wilson
($50,000); Mr. Glasgow ($225,000); Ms. Mackey ($10,000); Ms. Watkins ($45,000).
The management purchasers were party to a Management Stockholders' Agreement that contained various restrictions on transfer. Management holders also had piggyback registration rights. There was no right of repurchase by the Parent upon termination of employment. Upon death of a management shareholder, such management shareholder's estate had a right to require the Parent to acquire the shares owned by such management shareholder and his or her permitted transferees, subject to certain conditions and restrictions, for the lower of $10.294 per share and fair market value.



EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS



     Employment Agreements with NAB and the Issuer. In connection with the acquisition of the Parent by NAB, NAB and the Issuer entered into employment agreements (the "Employment Agreements") with Joe K. Pickett, the Issuer's Chairman and Chief Executive Officer, Hugh R. Harris, the Issuer's President and Chief Operating Officer; Kevin D. Race, the Issuer's Vice President, Treasurer and Chief Financial Officer; Mark F. Johnson, the Issuer's Vice President, Loan Production; and William Glasgow, Jr., the Issuer's Vice President, Loan Administration and six other officers of the Issuer (the "Executives"). Each Employment Agreement became effective upon consummation of the Merger and provides for a three-year term of employment commencing upon the consummation of the Merger. Pursuant to the Employment Agreements, Mr. Pickett serves as Chairman and Chief Executive Officer of the Issuer. Mr. Harris serves as President and Chief Operating Officer of the Issuer and Mr. Race serves as Executive Vice President and Chief Financial Officer of the Issuer. The Employment Agreements for Messrs. Johnson and Glasgow provide that each such Executive serves as an Executive Vice President of the Issuer.

     Pursuant to their respective Employment Agreements, Messrs. Pickett, Harris, Race, Johnson and Glasgow each (i) will receive an annual base salary of $450,000, $410,000, $300,000, $230,000 and $230,000, respectively, (ii) will receive a guaranteed annual bonus of $800,000, $800,000, $337,500, $362,500 and
$362,500, respectively, payable on each of the first and second anniversaries of the effective time of the Merger, (iii) will be eligible to participate in the Issuer's annual bonus plan ("ABP"), (iv) will be eligible to participate in NAB's Executive Share Option Plan and will receive an initial grant of options to purchase 50,000, 45,000, 35,000, 30,000, and 30,000 NAB ordinary shares, respectively, and (v) will be eligible to participate in a long-term incentive plan (funded by NAB with a cash pool not in excess of $15,000,000), the first award under such plan (the "Anniversary Award") to be payable in a lump sum cash payment within 30 days following the third anniversary of the effective time of the Merger (the "Anniversary Date"), provided that the Executive is employed by the Issuer on the Anniversary Date. The Employment Agreements provide that NAB shall cause the entire long-term incentive plan cash pool to be distributed to eligible Issuer executives. The Employment Agreements for the six other officers provide for annual base salaries aggregating $1,120,000, and guaranteed annual bonuses aggregating $712,500; and such officers will receive in the aggregate initial grants of options to purchase 150,000 NAB ordinary shares and will be eligible to participate in the Issuer's annual bonus plan and in the long-term incentive plan referred to in clause (v) above. The Employment Agreements also provide that each Executive will be (i) entitled to participate in employee benefit plans as may be in effect for senior executives of the Issuer from time to time, (ii) entitled to paid vacation in accordance with the vacation policy applicable to the Issuer's senior executives, (iii) reimbursed by the Issuer for reasonable business expenses and (iv) entitled to receive the same perquisites that such Executive received immediately prior to the Effective Time. The Employment Agreements further provide that each Executive will be eligible to participate in a nonqualified deferred compensation plan to which such Executive may elect to defer any amount of such Executive's cash compensation.

     Each Employment Agreement may be terminated by the applicable Executive for "good reason" and by the Issuer for "cause," as such terms are defined in the Employment Agreements, or by voluntary resignation of the Executive, upon ninety
(90) days' written notice provided the Executive waives any amounts payable under the Employment Agreement and provided further that Executive's obligations under the Confidentiality and Noncompetition Agreement (described below) to which such Executive is a party remain unaffected by such resignation. In the event that the Issuer terminates the Executive's employment for any reason other than cause or disability or the Executive terminates his employment for good reason, the Issuer is obligated to (A) pay to the Executive his Anniversary Award pursuant to the long-term incentive plan if he is terminated prior to the third anniversary of the Merger and (B)(i) pay to the Executive for the twenty-four (24) month period (the eighteen (18) month period, in the case of each Executive other than Messrs. Pickett and Harris) following the Executive's termination (the "Continuation Period"), an amount equal to his average monthly base salary for the two year period (or portion thereof) immediately preceding the date of termination, plus (ii) at the end of the Continuation Period, an amount equal to two times (1.5 times, in the case of each Executive other than Messrs. Pickett and Harris) the average of (x) the Executive's target bonus under the ABP for the year in which termination occurs and (y) the annual bonus under the ABP for the year immediately preceding the year in which termination occurs, (iii) the pro rata portion of the guaranteed annual bonus, if any, for the year of termination and (iv) the pro rata portion of the Executive's ABP award for the year of termination, and (C) provide the Executive during the Continuation Period with continued coverage under the Issuer's health, life and disability insurance plans, provided that Executive continues to contribute the employee share of the cost applicable to such coverages. The amounts under clauses (B)(i) and (ii) and the coverage under clause (C) in the immediately preceding sentence will be payable or provided, as the case may be, only so long as the Executive complies with his obligations under the Confidentiality and Noncompetition Agreement (described below) to which such Executive is a party.

     In the event an Executive's employment is terminated by reason of death or disability, the Issuer shall pay such Executive (or his designated beneficiary or estate, as the case may be) the pro-rated portion of (i) the guaranteed annual bonus, if any, for the year of termination of employment, (ii) any ABP award such Executive would have received for the year of termination of employment, and (iii) any applicable award payable under the long-term incentive plan (which is the Anniversary Award in the event of termination of employment on or before the third anniversary of the Merger).

     Each Employment Agreement provides that the Executive waives any and all rights to benefits payable under any prior severance agreement to which the Executive and the Issuer are parties and agrees that such severance agreement shall be void and of no further effect and shall be superseded in its entirety by the Employment Agreement.


     Confidentiality and Non-Competition Agreements with NAB and the Issuer. Each Executive has entered into a Confidentiality and Non-Competition Agreement (the "Confidentiality and Noncompetition Agreements") with the Issuer and NAB under which each Executive has agreed to hold in a fiduciary capacity for the benefit of the Issuer all secret or confidential information, knowledge or data relating to the Issuer or any of its affiliated companies and their respective businesses that was obtained during the Executive's employment with the Issuer and not to divulge any such information without the prior written consent of the Issuer, or as otherwise required by law or legal process (provided that the Issuer has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required). Each Confidentiality and Noncompetition Agreement also provides that during the term of the Executive's employment and for the Applicable Period (as defined below) thereafter, the Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, advise or in any manner participate or engage in any mortgage origination, mortgage lending or mortgage servicing business within the United States that competes directly or indirectly with any business in which the Issuer or any of its affiliates is engaged at the time of the Executive's termination or thereafter. Furthermore, each Confidentiality and Noncompetition Agreement provides that during the Applicable Period (as defined below) the Executive will not directly or indirectly solicit for employment by other than the Issuer any person who is at such time or was during specified periods prior to the Executive's termination of employment employed by the Issuer or its affiliates, or solicit or accept business from certain customers of the Issuer or its affiliates or customer prospects of the Issuer or its affiliates. For purposes of the Confidentiality and Noncompetition Agreements, the "Applicable Period" is the period during which the Executive is employed by the Issuer pursuant to the Employment Agreement plus a period equal to (i) 24 months thereafter in the event the Executive is terminated for Cause (as defined in the Employment Agreement) or voluntarily terminates his Employment Agreement without Good Reason (as defined in the Employment Agreement) or (ii) in the event of any other termination not described in clause (i) above, the shorter of the period equal to the remaining time left in the current term of the Employment Agreement and the period Executive receives payments under the termination provisions of the Employment Agreement. The Confidentiality and Noncompetition Agreements became effective upon the consummation of the Merger. In consideration of entering into the Confidentiality and Noncompetition Agreement, Messrs. Pickett, Harris, Race, Johnson and Glasgow received a one time cash payment in the amount of $1,500,000, $1,500,000, $1,000,000, $400,000 and $400,000, respectively, immediately following and conditioned upon, the consummation of the Merger. The Confidentiality and Noncompetition Agreements entered into by the six other officers provide for cash payments aggregating $1,520,000.



     Acceleration of Options. The Board of Directors of the Issuer, with the consent of NAB, authorized the acceleration of vesting and exercisability, immediately prior to the consummation of the Merger, of certain outstanding options to purchase Parent Common Stock (each, an "Option") pursuant to the Issuer's stock option plans. Pursuant to the Merger Agreement, immediately prior to the Effective Time, each Option which was outstanding and exercisable (and had not been exercised) was terminated and each holder thereof received an amount in cash equal to (A) the product of (i) the excess of (x) $27.825 over
(y) the per share exercise price applicable to such Option by (ii) the number of such shares of Parent Common Stock subject to such accelerated option, less (B) any amounts required to be withheld under applicable law. The following sets forth for the executive officers and directors of the Issuer listed, the amounts each such individual received with respect to accelerated Options pursuant to the Merger Agreement: Joe K. Pickett -- $2,380,595; Hugh R. Harris -- $2,380,595; Kevin D. Race -- $1,018,261; Mark F. Johnson -- $981,636; and
William Glasgow, Jr. -- $981,636. In addition, such individuals received the following amounts with respect to previously vested options pursuant to the Merger Agreement: Joe K. Pickett -- $851,533; Hugh R. Harris -- $851,533; Kevin
D. Race -- $340,645; Mark F. Johnson -- $340,645; and William Glasgow, Jr. -- $340,645. Other officers and employees of the Issuer received, in the aggregate, $7,553,317 with respect to Options pursuant to the Merger Agreement, of which $5,644,174 represents amounts paid with respect to accelerated options.

BBMC HISTORICAL EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Issuer's Chief Executive Officer and the Issuer's four most highly compensated Executive Officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to BBMC and its subsidiaries for BBMC's fiscal year ended December 31, 1995. None of the Issuer's named executive officers received any compensation from BMC during 1995.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                 -------------------------------------
                                                                                             PAYOUTS
                                                                        AWARDS(B)          -----------
                                                                 -----------------------    LONG-TERM
                                          ANNUAL COMPENSATION    RESTRICTED   SECURITIES    INCENTIVE
       NAME AND PRINCIPAL                ---------------------     STOCK      UNDERLYING      PLAN          ALL OTHER
          BBMC POSITION            YEAR  SALARY(A)    BONUS(A)     AWARDS      OPTIONS      PAYOUT(C)    COMPENSATION(D)
       ------------------          ----  ---------    --------   ----------   ----------    ---------    ---------------
Joe K. Pickett...................  1995  $287,000     $200,000    $68,700       9,600       $215,156         $11,480
  Chairman & CEO
Hugh R. Harris...................  1995   275,000     225,000      42,938       6,000              0          11,000
  President
Charles D. Gilmer................  1995   170,769     155,000           0           0              0               0
  Director, Risk Management
Mark F. Johnson..................  1995   190,577     125,000      28,625       4,000              0           7,623
  Director, Wholesale/Securities
  Marketing
William Glasgow, Jr..............  1995   189,230     125,000      28,625       4,000              0           7,569
  Director Loan Administration

---------------
(a) The salary and bonus amounts presented were earned in 1995. The payment of certain of such amounts occurred in 1996. The amounts reflected in the table do not include the following bonuses paid to the named executive officers in 1996 in connection with the closing of the BBMC Acquisition: Mr. Pickett, $50,000; Mr. Harris, $225,000; Mr. Gilmer, $175,000; Mr. Johnson, $200,000;
    and Mr. Glasgow, $200,000.

(b) Involves common stock of BKBC. As of December 31, 1995, the named executive officers held the following number of restricted shares of BKBC common stock having the corresponding year-end market values:

                            AS OF DECEMBER 31, 1995

                                                       TOTAL NUMBER OF        AGGREGATE
                      NAME                         RESTRICTED SHARES HELD    MARKET VALUE
                      ----                         ----------------------    ------------
Joe K. Pickett...................................           5,600              $259,000
Hugh R. Harris...................................           4,135               191,244
Charles D. Gilmer................................               0                     0
Mark F. Johnson..................................           1,784                82,510
William Glasgow, Jr. ............................           1,700                78,625

     In connection with the BBMC Acquisition, vesting on all of the restricted stock owned by BBMC employees, including the restricted stock listed above, was accelerated and all prior forfeiture and transferability restrictions thereon were removed.

(c) Represents the dollar value of vested shares of performance restricted stock calculated by multiplying the closing price of BKBC common stock on each vesting date by the number of shares that vested on that date.

(d) Includes matching employer contributions and credits under the Bank of Boston thrift-incentive plan and the Bank of Boston deferred compensation plan for the named executive officers.

                             OPTION GRANTS IN 1995

     The following table provides information on option grants with respect to BKBC common stock in fiscal 1995 to the named executive officers. Pursuant to applicable regulations of the Commission, the following table also sets forth the hypothetical value which might have been realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to March 15, 1996, the end of the option terms:

                                                                                                          POTENTIAL
                                                                                                         REALIZABLE
                                                                INDIVIDUAL GRANTS                         VALUE AT
                                                -------------------------------------------------          ASSUMED
                                                NUMBER OF                                               ANNUAL RATES
                                                SECURITIES   % OF TOTAL                                OF STOCK PRICE
                                                UNDERLYING     OPTIONS                                  APPRECIATION
                                                 OPTIONS     GRANTED TO    EXERCISE                    FOR OPTION TERM
                                                 GRANTED      EMPLOYEES      PRICE     EXPIRATION    -------------------
                     NAME                         (#)(A)       IN 1995      ($/SH)        DATE         5%          10%
                     ----                       ----------   ----------    --------    ----------      --          ---
Joe K. Pickett................................    9,600          .90        $28.625     3/15/96      $15,631     $31,362
Hugh R. Harris................................    6,000          .53        $28.625     3/15/96      $ 9,769     $19,601
Charles D. Gilmer.............................        0            0              0                       --          --
Mark F. Johnson...............................    4,000          .40        $28.625     3/15/96      $ 6,513     $13,067
William Glasgow, Jr...........................    4,000          .40        $28.625     3/15/96      $ 6,513     $13,067

---------------

(a) All options were exercised prior to March 15, 1996.

                        AGGREGATED OPTION EXERCISES IN 1995
                        AND DECEMBER 31, 1995 OPTION VALUES

     The following table provides information on option exercises during 1995 with respect to BKBC common stock and on the values of the named executive officers' unexercised options at December 31, 1995:

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                      SHARES                    UNDERLYING UNEXERCISED               IN-THE-MONEY
                                     ACQUIRED                   OPTIONS AT YEAR-END(#)           OPTIONS AT YEAR-END
                                        ON        VALUE      ----------------------------        --------------------
               NAME                  EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
               ----                  --------    --------    -----------    -------------    -----------    -------------
Joe K. Pickett.....................       0      $     0       32,100           4,800         $687,575         $84,600
Hugh R. Harris.....................       0            0       10,200           3,000          202,275          52,875
Charles D. Gilmer..................       0            0            0               0                0               0
Mark F. Johnson....................       0            0        5,200           2,000          108,250          32,250
William Glasgow, Jr................   4,000       32,750            0           2,000                0          32,250

     In connection with the BBMC Acquisition, vesting of all stock options listed in the preceding table was accelerated and all such options listed as being unexercised at year end were exercised with values realized as follows:
Mr. Pickett, $753,725; Mr. Harris, $248,550; Mr. Johnson, $139,900; and Mr.
Glasgow, $26,000.

                              RETIREMENT BENEFITS

     The following table shows the years of service and the estimated annual retirement benefits that are payable at age 65 from BKBC to each of the named executive officers in the form of a single lifetime annuity with an assumed future annual interest rate of 6.3% through 1996 and 5.5% thereafter on each individual's cash balance account:

                                                              PRIOR YEARS OF SERVICE     ESTIMATED ANNUAL
                            NAME                                  AS OF 12/31/95        RETIREMENT BENEFIT
                            ----                              ----------------------    ------------------
Joe K. Pickett..............................................            15                   $73,883
Hugh R. Harris..............................................            12                    50,676
Charles D. Gilmer...........................................             2                     2,386
Mark F. Johnson.............................................            13                    48,616
William Glasgow, Jr.........................................             4                     6,836

     The estimates shown above reflect Bank of Boston's cash balance formula as of December 31, 1995 (under which credits are made annually to an individual's account at a rate based on the individual's age and years of service), plus any accrued benefits under the prior plan formula. These benefits are provided under a combination of Bank of Boston's tax-qualified retirement plan and certain supplemental plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     All of the outstanding common stock of HHI, consisting of 10,000 shares, is owned by the Parent, and all of the outstanding common stock of the Issuer, consisting of 100 shares, is owned by HHI. The Parent is an indirect wholly-owned subsidiary of NAB.



                      DESCRIPTION OF CERTAIN INDEBTEDNESS


BANK CREDIT AGREEMENT

     The Issuer is a party to the Bank Credit Agreement that includes a warehouse credit facility (the "Warehouse Credit Facility") and a servicing receivables credit facility ("Servicing Credit Facility") (collectively, the "Facilities"). The Bank Credit Agreement provides for availability of up to $2.5 billion (which, at the request of the Issuer may be increased to $3.0 billion) to be used to provide funds for the Issuer's business of making, originating, acquiring and servicing mortgage loans.

  Warehouse Credit Facility

     The Warehouse Credit Facility provides for availability up to $2.5 billion (which, at the request of the Issuer may be increased to $3.0 billion) of borrowings, less amounts borrowed under the Servicing Credit Facility, governed by a borrowing base which includes loans that are subject to binding sale commitments or hedge contracts and certain mortgage-backed securities. The borrowing base used for determining availability under the Warehouse Credit Facility is reduced by the principal amount of commercial paper of the Issuer outstanding. The Warehouse Credit Facility terminates on February 14, 2000 (the "Warehouse Termination Date").

  Servicing Credit Facility

     The Servicing Credit Facility provides for availability of up to $950.0 million of borrowings governed by a borrowing base which includes (i) eligible receivables arising from the Issuer's required monthly principal and interest payments for FHLMC, Fannie Mae and GNMA mortgage-backed securities, (ii) eligible claims receivable related to foreclosed loans serviced by the Issuer,
(iii) eligible receivables in respect of payments of real estate taxes or receivables arising from insurance premiums in respect of serviced loans, (iv) a portion of the value of the servicing portfolio, (v) eligible receivables in respect of advances made by the Issuer to repurchase certain loans which are to be prepaid, and (vi) advances made by the Issuer with respect to certain defaulted loans. The amount of servicing portfolio included in the borrowing base used for determining availability under the Servicing Credit Facility is reduced by the principal amount of medium term notes of the Issuer outstanding. The Servicing Credit Facility terminates on the Warehouse Termination Date.

  Security

     Borrowings under the facilities are guaranteed by the Parent. In addition, the Parent has pledged to the Lenders (as defined in the Bank Credit Agreement) all of the capital stock of HHI, HHI has pledged all the capital stock of the Issuer and the Issuer has pledged all the capital stock of its subsidiaries as security under the Bank Credit Agreement. Upon certain events, including the Issuer having ratings on its unsecured long-term senior non-credit-enhanced debt ("Rated Debt") of less than BBB by Standard & Poor's Rating Services ("S&P") and less than Baa2 by Moody's Investor Services, Inc. ("Moody's"), the Facilities also become secured by (i) all mortgage loans and mortgage-backed securities submitted for inclusion in the Warehouse Credit Facility borrowing base and all take-out commitments and hedge contracts related thereto, (ii) all servicing rights and hedge contracts and receivables related thereto, and (iii) any other assets included in determining the borrowing bases under the facilities. The Facilities will again become unsecured (except for the stock pledges) upon the occurrence of certain other events.

  Optional and Mandatory Prepayments

     The entire unpaid principal balance under the Warehouse Credit Facility and the Servicing Credit Facility will be due and payable on the Warehouse Termination Date. The Issuer may prepay (without premium) all or any part of the loans under the Bank Credit Agreement or reduce the commitment (without penalty) under the Warehouse Credit Facility at any time or from time to time in certain minimum increments following specified notice periods. In addition, mandatory prepayments will be required (i) in the amounts by which borrowings outstanding exceed the related borrowing base at any time, (ii) with certain proceeds from debt issuances and (iii) with proceeds of certain termination and similar fees under servicing agreements. Amounts repaid under the Facilities may, absent any uncured or unwaived default under the Bank Credit Agreement, be reborrowed during the term of the Warehouse Credit Facility.

  Interest Rates and Fees

     Loans under the Bank Credit Agreement bear interest at rates per annum, based on, at the Issuer's option, (A) the highest of (i) Chase Manhattan Bank's prime rate, (ii) the secondary market rate for certificates of deposit plus 1%, and (iii) the federal funds rate in effect from time to time plus 0.5%, or (B) a eurodollar rate, in each case with a margin based upon the rating of the Rated Debt as announced by S&P and Moody's, in accordance with the following:

                                     APPLICABLE MARGIN    APPLICABLE MARGIN    APPLICABLE MARGIN
                                       FOR WAREHOUSE        FOR SERVICING        FOR SERVICING
           RATING LEVEL                    LOANS            ADVANCE LOANS       PORTFOLIO LOANS
           ------------              -----------------    -----------------    -----------------
A- (A3) or higher..................       0.350%               0.350%               0.550%
BBB+ (Baa1)........................       0.375%               0.375%               0.625%
BBB (Baa2).........................       0.375%               0.375%               0.625%
BBB- (Baa3)........................       0.450%               0.450%               0.750%
BB+ (Ba1) or lower.................       0.600%               0.600%               1.000%

     In the event that at any time the Moody's rating differs from the S&P rating then in effect (i) by two increments or more, the applicable rating level shall be that which would apply to a rating one increment lower than the higher of the Moody's rating and the S&P rating or (ii) by one increment, the applicable rating level shall be that which would apply to the higher of the Moody's rating and the S&P rating. The margins set forth in the middle column above apply only to portions of the Servicing Credit Facility borrowing base constituting advance receivables, while the margins in last column above apply to all other portions of the Servicing Credit Facility borrowing base.

     In addition to the foregoing interest rates, the Issuer has the ability under the Bank Credit Agreement to solicit offers from the Banks for improved interest rates on an advance by advance basis and, upon receipt of any such offers, to obtain interest rates for some of its borrowings at more favorable interest rates.

     The annual commitment fee on the Facilities ranges from 0.100% to 0.250% of the commitments thereunder depending upon the rating of the Rated Debt.

  Restrictive Covenants

     The Bank Credit Agreement contains certain covenants that impose limitations and requirements on HomeSide, HHI and the Parent, including limitations with respect to payments, dividends or distributions from the Issuer to the Parent.

     Other covenants in the Bank Credit Agreement impose limitations on HomeSide with respect to, among other things: (i) the incurrence of certain additional indebtedness; (ii) the incurrence of liens; (iii) the making of certain investments other than certain permitted investments; (iv) fundamental changes in HomeSide's business activities or the sale or disposition of a substantial part of HomeSide's business or the acquisition of substantially all of the assets or stock of any other person other than the dissolution of inactive subsidiaries of the Issuer or intercompany mergers, sales or consolidation; (v) capital expenditures in excess of $15.0 million in any fiscal year; (vi) transactions with affiliates; (vii) entering into new lines of business; (viii) making optional prepayments or redeeming or purchasing any indebtedness evidenced by the Parent Notes or modifying any such indebtedness; or (ix) amending the material terms of the Parent's Shareholder Agreement. These covenants are subject to various other customary exceptions under the Bank Credit Agreement.

     The Issuer is also required to maintain compliance with certain financial covenants, including:

          (a) Maintaining a Consolidated Tangible Net Worth (as defined in the Bank Credit Agreement) equal to the sum of (i) an amount equal to 80% of Consolidated Tangible Net Worth (as defined in the Bank Credit Agreement) as of February 28, 1997 plus (ii) an amount equal to the excess of (A) the aggregate amount of net proceeds received during the period from February 28, 1997 through such date by the Company from the issuance of capital stock other than to Principal Shareholders over (B) the amount thereof applied to prepay or redeem the Notes plus (iii) an amount equal to 50% of the sum of Consolidated Net Income (as defined in the Bank Credit Agreement) for each fiscal quarter for which Consolidated Net Income is positive during the period from February 28, 1997 through the last day of the most recently ended fiscal quarter of the Issuer less (iv) the amount of Restricted Payments (as defined in the Bank Credit Agreement) actually made by the Issuer and permitted under the Bank Credit Agreement during the period February 28, 1997 through such date (to the extent such Restricted Payments were not deducted in determining such Consolidated Tangible Net Worth).

          (b) Not permitting the ratio of Consolidated Total Liabilities (as defined in the Bank Credit Agreement) to Consolidated Tangible Net Worth to exceed (i) 7.75:1.0 at any time during the period from February 14, 1997 through and including August 31, 1997, (ii) 7.5:1.0 at any time during the period from September 1, 1997 through and including November 30, 1998 or
     (iii) 7.0:1.0 at any time thereafter.

          (c) Not permitting (i) for the period of three consecutive fiscal quarters of HomeSide ending on February 28, 1997, or (ii) for any period of four consecutive fiscal quarters of HomeSide ending thereafter, the ratio of (A) the sum of (1) Consolidated Cash Flow (as defined in the Bank Credit Agreement) for such period plus (2) Consolidated Interest and Dividend Expense (as defined in the Bank Credit Agreement) for such period to (B) Consolidated Interest and Dividend Expense for such period to be less than 3.0:1.0.

  Events of Default


     The Bank Credit Agreement contains certain standard payment, covenant, and bankruptcy-related events of default, as well as other events of default, including, among other things, (i) the failure of the Issuer to pay any amount of principal under the Bank Credit Agreement when due or any interest or fees under the Bank Credit Agreement within five days after such amounts are due;
(ii) the failure of any party to a loan document (each, a "Loan Party") to comply with any covenant, agreement, condition, provision, or term of any Loan Document (as defined in the Bank Credit Agreement), provided that, in certain cases, such Loan Party has a 30-day grace period in which to remedy such failure; (iii) the default by the Parent, the Issuer or any of its subsidiaries in payment of indebtedness aggregating $15.0 million or more, or the default by the Parent, the Issuer or any of its subsidiaries in the observance of any agreement or condition relating to indebtedness aggregating $15.0 million or more which permits or causes the holder thereof to cause such indebtedness to become due prior to its stated maturity; (iv) entry of unpaid judgments against HomeSide of $12.0 million or more other than judgments that have been stayed pending appeal within 60 days of entry; (v) the occurrence of certain events under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that would have a material adverse effect on HomeSide; (vi) except upon a Positive Security Event, the failure of any Security Document (as defined in the Bank Credit Agreement) to remain in full force and effect or any lien granted pursuant thereto to remain legal, valid and enforceable; (vii) the failure of any Guarantee (as defined in the Bank Credit Agreement) to remain in full force and effect, (viii) certain bankruptcy and insolvency events; (ix) any execution or attachment whereby a substantial part of the Issuer's property is taken or attempted to be taken and that is not vacated or stayed within 60 days; and (x) certain changes of control relating to the Parent and the Issuer, including where (a) HHI ceases to own 100% of the capital stock of the Issuer and/or the ownership of the Parent by National Australia Bank Limited falls below certain percentages or (b) a certain number of directors of the Parent as of February 14, 1997 fail to continue as directors of the Parent.

                        DESCRIPTION OF THE PARENT NOTES

     The Parent has outstanding $130,000,000 in aggregate principal amount of 11 1/4% Series B Senior Secured Second Priority Notes due 2003 issued pursuant to the terms of an indenture dated as of May 14, 1996 (the "Parent Note Indenture") between the Parent, as issuer, and The Bank of New York, as trustee ("BONY"). The following summary of the material provisions of the Parent Note Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Parent Note Indenture. The Parent Notes will mature on May 15, 2003 and bear interest at the rate of 11 1/4% per annum. The Parent Notes are secured by a second priority pledge, subject to a first priority pledge in favor of the lenders under the Bank Credit Agreement, of all of the capital stock of each of the Parent's current and future subsidiaries held directly by the Parent, including all of the capital stock of the Issuer held by HHI. The Parent Notes are not secured by any lien on, or other security interest in, any other properties or assets of the Parent or its subsidiaries. The Parent Notes are senior obligations of the Parent and the Indebtedness evidenced by the Parent Notes will rank pari passu in right of payment with all other existing and future senior indebtedness of the Parent.

     The Parent Notes are redeemable at the option of the Parent, as a whole or from time to time in part, at any time on or after May 15, 2001, on not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

                                                    REDEMPTION
                       YEAR                           PRICE
                       ----                         ----------
2001..............................................   105.625%
2002..............................................   102.813%

     In addition, at any time or from time to time prior to May 15, 1999, the Parent may redeem up to 35% of the aggregate principal amount of the Parent Notes within 60 days of one or more equity offerings with the net proceeds of such offering at a redemption price equal to 111.25% of the principal amount thereof, together with accrued interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that immediately after giving effect to any such redemption at least $75 million of the original aggregate principal amount of the Parent Notes remains outstanding. The Parent completed its initial public offering in January 1997. The Parent used a portion of these proceeds to redeem $70.0 million principal amount of the Parent Notes, together with the applicable premium and interest accrued thereon.

     The Parent Note Indenture contains covenants which, among other things, limit the right of the Parent or its subsidiaries to incur indebtedness, permit liens to exist on its properties, pay dividends on or make distributions to holders of the Parent's capital stock, purchase or redeem any shares of the Parent's capital stock, sell or issue additional shares of the capital stock of its subsidiaries, consolidate or merge with any other persons or sell all or substantially all of its assets.


     The Parent Note Indenture provides that if a change of control (which term is specifically defined in the Parent Note Indenture) shall occur at any time, then each holder of Parent Notes shall have the right to require that the Parent purchase such holder's Parent Notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase. The acquisition of the Parent by NAB is such a change of control. Among the events which constitute a change of control under the Parent Note Indenture is the acquisition by a person or group of more than 40% of the outstanding voting stock of the Parent. The Parent Note Indenture contains certain standard payment, covenant and bankruptcy-related events of default, including, among other things, (i) the failure of the Parent to pay any interest payment within thirty days after such amounts are due; (ii) the failure of any person party to the Parent Note Indenture or any guaranty or pledge executed in connection


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

therewith to perform any covenant, warranty or other agreement contained in the Parent Note Indenture, such guaranty or pledge; (iii) the failure of the Parent to pay any of its indebtedness aggregating $15 million or more when such amounts become due (after giving effect to applicable grace periods, cures and waivers);
(iv) any pledge or guarantee given to secure the Parent Notes ceases to be in full force and effect; or (v) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Parent or any of its subsidiaries deemed significant.

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

                              DESCRIPTION OF NOTES

     The Notes will be issued under an indenture (the "Indenture"), between the Issuer and The Bank of New York , as trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and the holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

     The following summaries of certain provisions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the provisions of the Indenture and the Notes, including the definitions of capitalized terms used herein without definition. Unless otherwise indicated capitalized terms have the meaning given them in the Indenture or the Notes. A copy of the Indenture is available for inspection at the corporate trust office of the Trustee or upon request from the Issuer. See "Available Information."

GENERAL

     The Notes will constitute unsecured and unsubordinated indebtedness of the Issuer and will rank pari passu in right of payment with the Issuer's other unsecured and unsubordinated indebtedness. However, the Notes will be effectively subordinated to all present and future secured indebtedness of the Issuer as to the assets of the Issuer securing such indebtedness and to the claims of creditors of the Issuer's subsidiaries as to the assets of such subsidiaries. As of November 30, 1997, the Issuer had an aggregate of $2,503.3 million of total indebtedness outstanding, consisting of $20.7 million of secured indebtedness and $750 million of the Notes, as well as $1,732.6 million of unsecured indebtedness outstanding under the Bank Credit Agreement. Borrowings under the Bank Credit Agreement become secured obligations upon the occurrence of certain events. See "Description of Certain Indebtedness -- Bank Credit Agreement -- Security."

     Other than as described below under "Consolidation, Merger and Transfer of Assets," the Indenture does not contain any provision that would limit the ability of the Issuer to incur indebtedness or to substantially reduce or eliminate the Issuer's assets or that would afford holders of Notes protection in the event of a decline in the credit quality of the Issuer or a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer. In addition, subject to the limitations set forth under "Consolidation, Merger and Transfer of Assets," the Issuer may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Issuer, that would increase the amount of the Issuer's indebtedness or substantially reduce or eliminate the Issuer's assets, which may have an adverse effect on the Issuer's ability to service its indebtedness, including the Notes. The Bank Credit Agreement and the Parent Notes Indenture contain certain covenants restricting the Issuer's ability to incur indebtedness, but subject to certain conditions, including compliance with certain financial tests specified therein, do not limit the ability of the Issuer to issue Notes. See "Description of Certain Indebtedness -- Bank Credit Agreement" and "Description of the Parent Notes."

     The Notes are currently limited to up to $1,500,000,000 aggregate initial offering price, including the $750 million of Notes issued and currently outstanding. The Issuer may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes or other debt securities under the Indenture in addition to the Notes offered hereby. Each Note will mature on any day nine months or more from its date of issue (the "Stated Maturity Date"), as specified in the applicable Pricing Supplement, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at the option of the Issuer, notice of the holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, is herein referred to as the "Maturity Date" with respect to the principal of such Note repayable on such date). Unless otherwise specified in the applicable Pricing Supplement, interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable Pricing Supplement. The Issuer may also issue Discount Notes, Indexed Notes and Amortizing Notes (as such terms are hereinafter defined).

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in

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

The City of New York; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     The Notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. References herein to "United States dollars," "U.S. dollars" or "$" are to the lawful currency of the United States of America (the "United States"). Each Note will be issued as a Book-Entry Note represented by one or more fully registered Global Securities or as a fully registered Certificated Note. The minimum denominations of each Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement (Section 3.2).

     Interest rates offered by the Issuer with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by the Issuer from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Issuer.

     Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Notes will be made by the Issuer through the Trustee to the Depository. See "-- Book-Entry Notes." In the case of Certificated Notes, payment of principal and premium, if any, due on the Maturity Date will be made in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, upon delivery of a duly completed election form in accordance with the provisions described below) at the office or agency maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, currently the principal corporate trust office of the Trustee located at 101 Barclay Street, Floor 21 West, New York, New York 10286. Payment of interest, if any, due on the Maturity Date of a Certificated Note will be made to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. Payment of interest, if any, due on a Certificated Note on any Interest Payment Date (as hereinafter defined) other than the Maturity Date will be made by check mailed to the address of the holder entitled thereto as such address shall appear in the Security Register of the Issuer. Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder (Sections 3.1, 3.7 and 10.2).

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Note ("Defaulted Interest") will forthwith cease to be payable to the holder of such Note on the applicable regular record date and may either be paid to the Person in whose name such Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 3.7).

     Book-Entry Notes may be transferred or exchanged only through the Depository. See "-- Book-Entry Notes." Registration of transfer or exchange of Certificated Notes will be made at the office or agency maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, currently the principal corporate trust office of the Trustee located at 101 Barclay Street, Floor 21 West, New York, New York 10286 (Section 3.5). Every Note surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer (Section 3.5). No service charge will be made for any registration of transfer or exchange of any Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 3.5). The Issuer may

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

at any time rescind the designation of the Trustee or any successor as transfer agent or approve a change in the location through which any such transfer agent acts, except that the Issuer will be required to maintain a transfer agent in each place of payment for the Notes. The Issuer may at any time designate additional transfer agents with respect to the Notes (Section 10.2).

     Neither the Issuer nor the Trustee shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the mailing of notice of redemption of any such Notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Note, or portion thereof, called for redemption, except the unredeemed portion of any Note being redeemed in part; or (iii) issue, register the transfer of or exchange any Note that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Note not to be so repaid (Section 3.5).

     No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in the Indenture duly executed by the Trustee by manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under the Indenture and is entitled to the benefits of the Indenture (Section 3.3).

REDEMPTION AT THE OPTION OF THE ISSUER

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Issuer prior to the Stated Maturity Date only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Issuer on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as hereinafter defined), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the holders thereof not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. For a discussion of the redemption of Discount Notes, see "--Discount Notes."

REPAYMENT AT THE OPTION OF THE HOLDER

     The Notes will be repayable by the Issuer at the option of the holders thereof prior to the Stated Maturity Date only if one or more Optional Repayment Dates are specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to repayment at the option of the holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. The Issuer's ability to redeem the Notes at the option of the holders at any time is subject to the availability to the Issuer of funding sources at such time, including its existing credit facilities or any refinancing or extension thereof. Among the factors affecting the Issuer's ability to refinance its credit facilities and the Notes are financial market conditions and the value and performance of the Issuer prior to such time of refinancing. See "Risk Factors -- Potential Non-Availability of Funding Sources." For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the principal corporate trust office of the Trustee located at 101 Barclay Street, Floor 21 West, New York, New York 10286, not more than 60 nor less than 30 calendar days prior to the date

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

of repayment. Exercise of such repayment option by the holder will be irrevocable. For a discussion of the repayment of Discount Notes, see "--Discount Notes."

     Only the Depository may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners (as hereinafter defined) of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depository to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depository's records, to the Trustee. See "--Book-Entry Notes."

     If applicable, the Issuer will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

     The Issuer may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Issuer may, at the discretion of the Issuer, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

  General

     Unless otherwise specified in the applicable Pricing Supplement, each interest-bearing Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

     Interest on Fixed Rate Notes and Floating Rate Notes will be payable in arrears on each Interest Payment Date and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any such Note originally issued between a Record Date (as hereinafter defined) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

  Fixed Rate Notes

     Interest on Fixed Rate Notes will be payable on June 30 and December 31 of each year or on such other date(s) specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

  Floating Rate Notes

     Interest on Floating Rate Notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate,
(vi) LIBOR, (vii) the Prime Rate or (viii) the Treasury Rate. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate
Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," the Fixed Rate Commencement Date, if applicable, Fixed Interest Rate, if applicable, Interest Rate Basis or Bases, Initial Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and/or Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, as such terms are defined below. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Designated LIBOR Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

     The interest rate borne by the Floating Rate Notes will be determined as follows:

          (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

          (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date will be the Initial Interest Rate.

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

     The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

     The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month);
(iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that, with respect to Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined by the Calculation Agent as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined); and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as hereinafter defined) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" will be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

     Notwithstanding the foregoing, a Floating Rate Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Period. In addition to any Maximum Interest Rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     Except as provided below or in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement (each, an "Interest Payment Date" with respect to Floating Rate Notes) and, in each case, on the Maturity Date. If any Interest Payment Date other than the Maturity Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Pricing Supplement applied.

     Unless otherwise specified in the applicable Pricing Supplement, The Bank of New York will be the "Calculation Agent." Upon request of the holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such

Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

     CD Rate. Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate. Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination

Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Pricing Supplement, 2 years.

     Commercial Paper Rate. Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the caption "Commercial Paper -- Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for a non-financial entity whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                         D X 360
Money Market Yield =  -------------  X 100
                      360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

     Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     Federal Funds Rate. Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

          (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the applicable Pricing Supplement, United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on Dow Jones Markets Limited (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs, and ECUs, the "Principal Financial Center" shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     Prime Rate. Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     Treasury Rate. Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

     Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Pricing Supplement.

DISCOUNT NOTES

     The Issuer may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Pricing Supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the holder of such Discount Note will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Income Tax Considerations".

INDEXED NOTES

     The Issuer may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks or to other items, in each case as specified in the applicable Pricing Supplement. In certain cases, holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement. See also "Risk Factors."

AMORTIZING NOTES

     The Issuer may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

BOOK-ENTRY NOTES

     The Issuer has established a depositary arrangement with the Depository with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes of like tenor and terms up to $200,000,000 aggregate principal amount will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depository and will be registered in the name of the Depository or a nominee of the Depository. No Global Security may be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or such nominee to a successor of the Depository or a nominee of such successor.

     So long as the Depository or its nominee is the registered owner of a Global Security, the Depository or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Securities or the Issuer becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Issuer shall not have appointed a successor to the Depository within 90 days thereafter, (ii) the Issuer, in its sole discretion, determines that the Global Securities shall be exchangeable for Certificated Notes or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes under the Indenture. Upon any such exchange, the Certificated Notes shall be registered in the names of the Beneficial Owners of the Global Security or Securities representing Book-Entry Notes, which names shall be provided by the Depository's relevant Participants (as identified by the Depository) to the Trustee.

     The following is based on information furnished by the Depository:

          The Depository will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depository's partnership nominee).

          The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal

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

     Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depository ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Participants are on file with the Securities and Exchange Commission.

          Purchases of Book-Entry Notes under the Depository's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depository's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

          To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depository are registered in the name of the Depository's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The Depository and Cede & Co. will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose accounts interests in the Global Securities are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such Participant or Participants has or have given such direction.

          Principal, premium, if any, and/or interest, if any, payments on the Global Securities representing the Book-Entry Notes will be made in immediately available funds to the Depository. The Depository's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the Trustee or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depository is the responsibility of the Issuer and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

          If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Issuer, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depository's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depository's records.

          The Depository may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Issuer or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

          The Issuer may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

     The information in this section concerning the Depository and the Depository's system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

     Neither the Issuer, the Trustee nor the Agents will have any responsibility or obligation to Participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of the Depository, its nominee or any Participant with respect to any ownership interest in the Notes, or payments to, or the providing of notice to Participants or Beneficial Owners.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the Notes will be made by the Agents, and, so long as the Notes trade in the Depository's Same-Day Funds Settlement System, secondary market trading activity in the Notes will settle, in immediately available funds. All payments of principal and interest will be made by the Issuer in immediately available funds.

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     The Indenture provides that the Issuer may not (i) consolidate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (ii) permit any Person to consolidate with or merge into the Issuer, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Issuer, unless (a) in the case of (i) above, such Person is organized and existing under the laws of the United States of America, and State thereof or the District of Columbia and shall expressly assume, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, and the performance of the Issuer's obligations under the Indenture and the Notes; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or a Subsidiary as a result of such transaction as having been incurred by the Issuer or such Subsidiary at the time to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and (c) certain other conditions are met (Section 8.1).

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

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Each of the following events will constitute an Event of Default with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) default in the payment of any interest on any Note, when such interest becomes due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of principal of or any premium on any Note, when such principal or premium becomes due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Note; (iv) default in the performance, or breach, of any covenant or warranty of the Issuer contained in the Indenture for the benefit of the Notes, and the continuance of such default or breach for period of 60 days after there has been given written notice as provided in the Indenture; (v) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness (as defined below) of the Issuer or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in such Indebtedness in principal amount in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 10 days after there shall have been given written notice as provided in the Indenture; (vi) the Issuer or any Subsidiary shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and (vii) certain events in bankruptcy, insolvency or reorganization of the Issuer or any Subsidiary (Section 5.1). The term "Indebtedness" means, with respect to any Person, without duplication, (a) any liability of such Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or
(2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (4) for the payment of money relating to a capitalized lease obligation; (b) any liability of others of a type described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above (Section 1.1).

     If an Event of Default with respect to the Notes (other than an Event of Default described in (vii) of the preceding paragraph) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by written notice as provided in the Indenture may declare the principal amount of all outstanding Notes to be due and payable immediately (Section 5.2). At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes may, under certain circumstances, rescind and annul such acceleration (Section 5.2). An Event of Default described in (vii) of the preceding paragraph shall cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the Trustee or any holder (Section 5.2).

     The Indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default thereunder with respect to the Notes (a "default"), the Trustee shall transmit, in the manner set forth in the Indenture, notice of such default to the holders of the Notes unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, any sinking fund or purchase fund installment with respect to, any Note, the Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of Notes; and provided, further, that in the case of any default of the character described in (v) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the occurrence thereof (Section 6.2).

     If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Notes by all appropriate judicial proceedings (Section 5.3).

     The Indenture provides that, subject to the duty of the Trustee during any default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee reasonable indemnity (Section 6.1). Subject to such provisions for the indemnification of the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes (Section 5.12).

     Under the Indenture, the Issuer is required to furnish the Trustee annually a statement as to performance by the Issuer of certain of its obligations under the Indenture and as to any default in such performance (Section 7.4). The Issuer is also required to deliver to the Trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default (Section 10.7).

MODIFICATION AND WAIVER

     Modification and amendments of the Indenture affecting the Notes may be made by the Issuer and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) change the Stated Maturity (except as otherwise permitted in the Indenture in connection with Notes for which the Stated Maturity is extendible) of the principal of, or any premium or installment of interest on, any Note, (ii) reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest (except as otherwise permitted in the Indenture in connection with Notes for which the interest rate may be reset) on, or any premium payable upon the redemption of, any Note, (iii) or reduce the amount of the principal of a Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof or the amount thereof provable in bankruptcy, (iv) change the redemption provisions of any Note or adversely affect the right of repayment at the option of any holder of any Note, (v) change the place of payment or the coin or currency in which the principal of, any premium or interest on any Note is payable, (vi) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of any holder, on or after the date for repayment),
(vii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required in order to take certain actions, (viii) reduce the requirements for quorum or voting by holders of Notes in Section 15.4 of the Indenture, (ix) modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of Notes except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby, or (x) modify any of the above provisions (Section 9.2).

     The holders of at least a majority in aggregate principal amount of the Notes may, on behalf of the holders of all Notes, waive compliance by the Issuer with certain restrictive provisions of the Indenture (Section 10.6). The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive any past default and its consequences under the Indenture with respect to the Notes, except a default (a) in the payment of principal of (or premium, if any) or any interest on the Notes, or (b) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Note (Section 5.13).

     The Indenture also contains provisions permitting the Issuer and the Trustee, without the consent of any holders of the Notes, to enter into supplemental indentures, in form satisfactory to the Trustee, for any of the following purposes: (i) to evidence the succession of another corporation to the Issuer and the assumption by such successor of the obligations and covenants of the Issuer contained in the Indenture and in the Notes; (ii) to add to the covenants of the Issuer, for the benefit of the holders of all the Notes (and if such covenants are to be for the benefit of less than all series of debt securities issued under the Indenture, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuer; (iii) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of debt securities issued under the Indenture, stating that such Events of Default are expressly being included solely to be applicable to such series); (iv) to add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (v) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective as to the Notes only when there is no Note outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (vi) to establish the form or terms of debt securities of any series as otherwise permitted by the Indenture; (vii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series issued under the Indenture and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; (viii) to secure the debt securities, including the Notes, issued under the Indenture; (ix) to cure any ambiguity, to correct or supplement any provision in such Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with any provision of the Indenture, provided such other provisions shall not adversely affect the interests of the holders of the Notes in any material respect; or (x) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute subsequently enacted and to add to the Indenture such other provisions as may be expressly required under the TIA (Section 9.1).

     The Indenture provides that in determining whether the holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, (i) the principal amount of a Discount Note that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of an Indexed Note that shall be deemed outstanding shall be the principal face amount of such Indexed Note at original issuance, unless otherwise provided with respect to such Indexed Note pursuant to Section 3.1 of the Indenture, and (iii) Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded (Section 1.1).

     The Indenture contains provisions for convening meetings of the holders of Notes (Section 15.1). A meeting may be called at any time by the Trustee, and also, upon request, by the Issuer or the holders of at least 10% in principal amount of the Outstanding Notes, in any such case upon notice given as provided in the Indenture (Section 15.2). Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Notes. Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with the Indenture will be binding on all holders of Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Notes, the Persons

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

holding or representing such specified percentage in principal amount of the Outstanding Notes will constitute a quorum (Section 15.4).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of the Notes and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 15.4).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may discharge certain obligations to holders of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness on such Notes with respect to principal (and premium, if any) and interest to the date of such deposit (if such Notes have become due and payable) or to the Maturity thereof, as the case may be (Section 4.1).

     The Indenture provides that, with respect to the Notes, the Issuer may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for, among other things, other obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes and to hold moneys for payment in trust) ("defeasance") or
(b) to be released from its obligations with respect to the Notes under the covenants described under "Consolidation, Merger and Transfer of Assets" above, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Notes ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by the Issuer with the Trustee, in trust, of an amount in U.S. dollars or Government Obligations (as defined below), or both, applicable to the Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the Notes on the scheduled due dates therefor (Section 4.2).

     Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound,
(ii) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) the Issuer has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the Issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 4.2).

     "Government Obligations" means, with respect to the Notes, securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a

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

full faith and credit obligation by the United States of America, and which, in the case of clause (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt (Section 1.1).

     In the event the Issuer effects covenant defeasance with respect to any Notes and such Notes are declared due and payable because of the occurrence of any Event of Default or with respect to any other covenant as to which there has been covenant defeasance, the amount of Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Notes at the time of the Stated Maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

BEARER SECURITIES

     The Issuer also may offer from time to time debt securities in bearer form ("Bearer Securities") outside the United States at varying prices and terms. Such offerings of Bearer Securities may be separate from, or simultaneous with, offerings of registered Notes in the United States. The Bearer Securities are not offered by this Prospectus and may not be purchased by U.S. persons other than foreign branches of certain U.S. financial institutions. For purposes of this Prospectus, "U.S. person" means a citizen, national or resident of the United States, a corporation, partnership (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or an estate which is subject to United States income taxation regardless of its source of income. In addition, certain trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The Trustee is permitted to engage in other transactions with the Issuer and its subsidiaries and affiliates from time to time provided that if the Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign. The Trustee also acts as trustee under the indenture relating to the Parent Notes.

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

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following general summary represents the opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation as to the material United States Federal income tax consequences expected to apply to the purchase, ownership and dispositions of the Notes under currently applicable law.

     The following summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate that is described in Section 7701(a)(30)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. In addition, certain trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

  Payments of Interest

     Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

  Original Issue Discount

     The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Original Issue Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

     For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as hereinafter defined) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or

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

interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

     Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount Note. The "daily portion" of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Under the OID Regulations, Floating Rate Notes and Indexed Notes ("Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately

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

the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

     If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations and if interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

     In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified

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

floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

     If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996 the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

     Certain of the Notes (i) may be redeemable at the option of the Issuer prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

  Short-Term Notes

     Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the

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

Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

  Market Discount

     If a U.S. Holder purchases a Note, other than an Original Issue Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Premium

     If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     Treasury regulations under Code section 171 were recently finalized ("Bond Premium Amortization Regulations") which generally provide that amortizable bond premium is amortized over the term of a Note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to such period, the excess is deductible under Code section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over (ii) prior amortizable bond premium deductions on the bond ("Bond

Premium Amortization Limit"), with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. Special rules are provided in the Bond Premium Amortization Regulations for determining and amortizing bond premium on Notes that are subject to certain contingencies, and for determining and amortizing bond premium on Floating Rate Notes or Indexed Notes that qualify as "variable rate debt instruments" or "inflation-indexed debt instruments" under applicable Treasury regulations. The Bond Premium Amortization Regulations are effective for Notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day of the taxable year in which the election is made.

  Disposition of a Note

     Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

     The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

NON-U.S. HOLDERS

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Issuer, a controlled foreign corporation related to the Issuer or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

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

     The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Issuer or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

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

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis for sale by the Issuer to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co."), Chase Securities Inc., J.P. Morgan Securities Inc., NationsBanc Montgomery Securities LLC, Salomon Brothers Inc and UBS Securities LLC (the "Agents"). The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Issuer from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Issuer and an Agent, such Agent may also utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Issuer will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of each Note, depending upon its stated maturity, sold through such Agent as an agent of the Issuer. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through an Agent as an agent of the Issuer will be negotiated between the Issuer and such Agent at the time of such sale.

     Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Issuer as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

     The Issuer reserves the right to withdraw or cancel the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with the Issuer or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

     Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement. See "Description of Notes -- General" and "-- Same Day Settlement and Payment."

     Upon issuance, the Notes will not have an established trading market. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

     In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

     Neither the Issuer nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Issuer nor any of the Agents makes any representation that the Agents will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Issuer has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities (including liabilities under the Securities Act). The Issuer has agreed to reimburse the Agents for certain other expenses.


     The Agents and their affiliates may be customers of, engage in transactions with or perform services for, the Issuer or its affiliates in the ordinary course of business and have engaged in and may in the future engage in investment banking transactions with the Issuer and its affiliates. The Issuer has entered into an arrangement in the ordinary course of business with an affiliate of Merrill Lynch & Co. to sell to such affiliate, and provide ongoing lending services and subservicing for, certain mortgage loans originated by the Issuer. Chase Securities Inc. ("CSI") is an affiliate of Chase, which is administrative agent and a lender under the Bank Credit Agreement. CSI, Chase and/or certain of their affiliates have engaged in and may in the future engage in general financing and banking transactions with the Issuer and certain of its subsidiaries and affiliates in the ordinary course of business. In addition, NationsBank, Morgan Guaranty Trust Company of New York and Union Bank of Switzerland, affiliates of NationsBanc Montgomery Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, respectively, are lenders under the Bank Credit Agreement.


                                 LEGAL MATTERS

     Certain legal matters with respect to the securities offered hereby will be passed upon for the Issuer by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts and for any underwriters or agents by Brown & Wood LLP, New York, New York. Hutchins, Wheeler & Dittmar, A Professional Corporation, will rely as to certain matters of New York law upon the opinion of Brown & Wood LLP. Hutchins, Wheeler & Dittmar, A Professional Corporation, and Brown & Wood LLP will rely as to certain matters of Florida law upon the opinion of Robert J. Jacobs, Executive Vice President and Secretary of the Issuer.

                                    EXPERTS

     The consolidated balance sheet of HomeSide Lending, Inc. and subsidiaries as of February 28, 1997 and the related consolidated statements of income, changes in stockholder's equity, and cash flows for the period from March 16, 1996 to February 28, 1997, included in this Prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated balance sheet of BancBoston Mortgage Corporation, as of March 15, 1996 and the related consolidated statements of operations and retained earnings and cash flows for the period from January 1, 1996 to March 15, 1996, included in this Prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated balance sheets of BancBoston Mortgage Corporation, as of December 31, 1995 and 1994 and the related consolidated statements of operations and retained earnings and cash flows for the years then ended, included in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated balance sheets of Barnett Mortgage Company and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended, included in this Prospectus, and the related financial statement schedule included elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                                NO.
                                                              --------
HOMESIDE LENDING, INC. AND SUBSIDIARIES (THE SUCCESSOR)
  Report of Independent Certified Public Accountants........     F-2
  Consolidated Balance Sheet at February 28, 1997...........     F-3
  Consolidated Statement of Income for the Period from March
    16, 1996 to February 28, 1997...........................     F-4
  Consolidated Statement of Changes in Stockholder's Equity
    for the Period from March 16, 1996 to February 28,
    1997....................................................     F-5
  Consolidated Statement of Cash Flows for the Period from
    March 16, 1996 to February 28, 1997.....................     F-6
  Notes to Consolidated Financial Statements................     F-7
HOMESIDE LENDING, INC. AND SUBSIDIARIES (THE SUCCESSOR) (PRO
  FORMA TO GIVE EFFECT TO THE BMC ACQUISITION AND THE BBMC
  ACQUISITION)
  Unaudited Pro Forma Consolidated Financial Information....    F-23
  Unaudited Pro Forma Consolidated Income Statement for the
    Period from March 16, 1996 to February 28, 1997.........    F-24
  Unaudited Pro Forma Consolidated Income Statement for the
    Year Ended December 31, 1995............................    F-26
BANCBOSTON MORTGAGE CORPORATION (THE PREDECESSOR, ACQUIRED
  BY HOMESIDE, INC. ON MARCH 15, 1996 AND NOW KNOWN AS
  HOMESIDE LENDING, INC.)
  Report of Independent Certified Public Accountants........    F-32
  Report of Independent Accountants.........................    F-33
  Consolidated Balance Sheets at December 31, 1994, 1995 and
    March 15, 1996..........................................    F-34
  Consolidated Statements of Operations and Retained
    Earnings for the Years Ended December 31, 1994 and 1995
    and for the period from January 1, 1996 to March 15,
    1996....................................................    F-35
  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1994 and 1995 and for the period from
    January 1, 1996 to March 15, 1996.......................    F-36
  Notes to Consolidated Financial Statements................    F-38
BARNETT MORTGAGE COMPANY (ACQUIRED BY HOMESIDE, INC. ON MAY
  31, 1996 AND NOW KNOWN AS HOMESIDE HOLDINGS, INC.)
  Report of Independent Certified Public Accountants........    F-53
  Consolidated Balance Sheets at December 31, 1994 and
    1995....................................................    F-54
  Consolidated Statements of Operations for the Years Ended
    December 31, 1994 and 1995..............................    F-55
  Consolidated Statements of Stockholder's Equity for the
    Years Ended December 31, 1994 and 1995..................    F-56
  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1994 and 1995..............................    F-57
  Notes to Consolidated Financial Statements................    F-58
BARNETT MORTGAGE COMPANY (ACQUIRED BY HOMESIDE, INC. ON MAY
  31, 1996 AND NOW KNOWN AS HOMESIDE HOLDINGS, INC.)
  Consolidated Statements of Operations for the Three and
    Six Months Ended June 30, 1995, the Period from January
    1, 1996 to May 30, 1996 and for the Period from April 1,
    1996 to May 30, 1996 (unaudited)........................    F-70
  Consolidated Statements of Cash Flows for the Six Months
    Ended June 30, 1995 and for the Period from January 1,
    1996 to May 30, 1996 (unaudited)........................    F-71
  Notes to Consolidated Financial Statements (unaudited)....    F-72
HOMESIDE LENDING, INC. AND SUBSIDIARIES (PRO FORMA TO GIVE
  EFFECT TO THE ACQUISITION OF THE PARENT BY NATIONAL
  AUSTRALIA BANK LIMITED)
  Unaudited Consolidated Pro Forma Financial Information....    F-73
  Unaudited Pro Forma Consolidated Balance Sheet at November
    30, 1997................................................    F-74
  Unaudited Pro Forma Consolidated Income Statement For the
    Period from March 16, 1996 to February 28, 1997.........    F-75
  Unaudited Pro Forma Consolidated Income Statement For the
    Period from March 1, 1997 to November 30, 1997..........    F-76

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
HomeSide Lending, Inc.:

     We have audited the accompanying consolidated balance sheet of HomeSide Lending, Inc., (a Florida corporation and a wholly-owned subsidiary of HomeSide Holdings, Inc. -- See Note 1) and subsidiaries as of February 28, 1997, and the related consolidated statements of income, changes in stockholder's equity and cash flows for the period from March 16, 1996 to February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HomeSide Lending, Inc. and subsidiaries as of February 28, 1997 and the consolidated results of their operations and their cash flows for the period from March 16, 1996 to February 28, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
April 18, 1997

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
                           CONSOLIDATED BALANCE SHEET
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              FEBRUARY 28, 1997
                                                              -----------------
                           ASSETS
Cash and cash equivalents...................................      $   52,691
Mortgage loans held for sale, net...........................         805,274
Mortgage servicing rights, net..............................       1,596,838
Accounts receivable, net....................................         157,518
Premises and equipment, net.................................          29,515
Other assets................................................          75,485
                                                                  ----------
Total Assets................................................      $2,717,321
                                                                  ==========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable...............................................      $1,818,503
Accounts payable and accrued liabilities....................         123,231
Deferred income taxes.......................................         142,415
Long-term debt..............................................          21,128
                                                                  ----------
Total Liabilities...........................................       2,105,277
                                                                  ----------
Commitments and Contingencies
Stockholder's Equity:
     Common stock, $1.00 par value, 100 shares authorized,
      issued and outstanding, all pledged as second priority
      collateral on the long-term debt of the Parent........              --
     Additional paid-in capital.............................         573,092
     Retained earnings......................................          38,952
                                                                  ----------
Total Stockholder's Equity..................................         612,044
                                                                  ----------
Total Liabilities and Stockholder's Equity..................      $2,717,321
                                                                  ==========

   The accompanying notes are an integral part of this consolidated financial statement.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)

                        CONSOLIDATED STATEMENT OF INCOME

                             (Dollars in Thousands)

                                                                   FOR THE
                                                                 PERIOD FROM
                                                              MARCH 16, 1996 TO
                                                              FEBRUARY 28, 1997
                                                              -----------------
REVENUES:
Mortgage servicing fees.....................................      $ 308,906
Amortization of mortgage servicing rights...................       (153,694)
                                                                  ---------
     Net servicing revenue..................................        155,212
Interest income.............................................         81,507
Interest expense............................................        (66,833)
                                                                  ---------
     Net interest revenue...................................         14,674
Net mortgage origination revenue............................         66,073
Other income................................................            682
                                                                  ---------
     Total revenues.........................................        236,641
EXPENSES:
Salaries and employee benefits..............................         72,976
Occupancy and equipment.....................................         11,770
Servicing losses on investor-owned loans and
  foreclosure-related expenses..............................         17,934
Other expenses..............................................         40,766
                                                                  ---------
     Total expenses.........................................        143,446
Income before income taxes..................................         93,195
Income tax expense..........................................         37,278
                                                                  ---------
Net income..................................................      $  55,917
                                                                  =========

   The accompanying notes are an integral part of this consolidated financial statement.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
            FOR THE PERIOD FROM MARCH 16, 1996 TO FEBRUARY 28, 1997

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      ADDITIONAL
                                                  NUMBER     COMMON    PAID-IN     RETAINED
                                                 OF SHARES   STOCK     CAPITAL     EARNINGS    TOTAL
                                                 ---------   ------   ----------   --------   --------
Balance, March 16, 1996........................      --        $--     $     --    $     --   $     --
     Issuance of common stock..................     100
     Contribution associated with BancBoston
       Mortgage Corporation acquisition, net...      --        --       290,000          --    290,000
     Contribution associated with Barnett
       Mortgage Company acquisition, net.......      --        --       244,294          --    244,294
     Additional capital contributions..........      --        --        38,798          --     38,798
     Net income................................                                      55,917     55,917
     Dividends declared and paid to parent.....      --        --            --     (16,965)   (16,965)
                                                    ---        --      --------    --------   --------
Balance, February 28, 1997.....................     100        $--     $573,092    $ 38,952   $612,044
                                                    ===        ==      ========    ========   ========

   The accompanying notes are an integral part of this consolidated financial statement.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                   FOR THE
                                                                 PERIOD FROM
                                                              MARCH 16, 1996 TO
                                                              FEBRUARY 28, 1997
                                                              -----------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
     Net income.............................................    $     55,917
     Adjustments to reconcile net income to net cash
      provided by operating activities:
       Amortization of mortgage servicing rights............         153,694
       Depreciation and amortization........................           8,173
       Servicing losses on investor-owned loans.............          13,683
       Deferred income tax expense..........................          37,278
       Capitalized servicing rights.........................         (21,015)
       Mortgage loans originated and purchased for sale.....     (12,504,567)
       Proceeds and principal repayments of mortgage loans
        held for sale.......................................      12,572,217
       Change in accounts receivable........................         (63,378)
       Change in other assets and accounts payable and
        accrued liabilities.................................         (35,448)
                                                                ------------
     Net cash provided by operating activities..............         216,554
                                                                ------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
     Purchase of premises and equipment.....................          (4,929)
     Acquisition of mortgage servicing rights...............        (475,729)
     Purchases of risk management contracts, net............        (141,944)
     Acquisition of BancBoston Mortgage Corporation, net of
      cash acquired.........................................        (133,392)
     Acquisition of Barnett Mortgage Company, net of cash
      acquired..............................................        (106,244)
                                                                ------------
     Net cash used in investing activities..................        (862,238)
                                                                ============
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
     Net borrowings from banks and short-term lines of
      credit................................................         334,170
     Payment of debt issue costs............................         (11,681)
     Repayment of long-term debt............................            (567)
     Capital contributions from the Parent..................         393,418
     Dividends paid to the Parent...........................         (16,965)
                                                                ------------
     Net cash provided by financing activities..............         698,375
                                                                ------------
     Net increase in cash and cash equivalents..............          52,691
     Cash and cash equivalents at beginning of period.......              --
                                                                ------------
     Cash and cash equivalents at end of period.............    $     52,691
                                                                ============

   The accompanying notes are an integral part of this consolidated financial statement.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FEBRUARY 28, 1997

1.  BASIS OF PRESENTATION

     HomeSide Lending, Inc. ("HomeSide", the "Successor" or the "Company") is primarily engaged in the mortgage banking business and as such originates, purchases, sells and services mortgage loans throughout the United States. The accompanying consolidated financial statements of HomeSide include the accounts of HomeSide and its subsidiaries after elimination of all material intercompany balances and transactions. Amounts for acquired companies have been included from the date of acquisition.

     HomeSide is a wholly-owned subsidiary of HomeSide Holdings, Inc. ("HHI") which is a wholly-owned subsidiary of HomeSide, Inc. (the "Parent") (see Note
2). The Parent has no operations and its only significant assets are its investments in HHI, HomeSide and certain capitalized debt issuance costs. The Parent has $130 million in outstanding long-term debt. All of the stock of HHI and HomeSide is pledged as collateral on the debt of the Parent. The Parent is dependent upon dividends from HHI and HomeSide for the cash flow necessary to service the Parent's debt.

     The accompanying consolidated financial statements of HomeSide have been prepared for the period from March 16, 1996 to February 28, 1997 to coincide with the commencement of operations of the Parent as discussed in Note 2. The carrying amounts of assets and liabilities in the accompanying financial statements reflect the effects of the purchase accounting adjustments made in connection with the acquisition of BancBoston Mortgage Corporation ("BBMC" or the "Predecessor") and Barnett Mortgage Company ("BMC").

2.  ORGANIZATION

     On December 11, 1995, the Parent was formed by an investor group, consisting of Thomas H. Lee Company and Madison Dearborn Partners (collectively, the "Investors"), and signed a definitive stock purchase agreement with The First National Bank of Boston ("Bank of Boston") for the purpose of acquiring certain assets and liabilities of the mortgage banking business owned by Bank of Boston, BBMC. Bank of Boston received cash and an ownership interest in the Parent. The BBMC transaction closed on March 15, 1996 and the Parent began operations on March 16, 1996 through its primary operating subsidiary, HomeSide.

     On May 31, 1996, Barnett Banks, Inc. ("Barnett") sold certain of its mortgage banking operations, primarily its mortgage servicing portfolio, mortgage servicing operations, proprietary mortgage banking software systems, and the common stock of BMC to the Parent. Barnett received cash and an ownership interest in the Parent.

     The accompanying financial statements reflect the effects of the acquisitions of BBMC and BMC. For more information on these acquisitions, see
Note 4. From May 31, 1996 until the January 1997 public offering of the common stock of the Parent, each of the Investors as a group, Bank of Boston and Barnett owned approximately one-third of the Parent. Following the public offering, the Investors as a group, Bank of Boston and Barnett own in the aggregate approximately 79% of the outstanding common stock of the Parent. See "Risk Factors" in the accompanying Prospectus Supplement for a discussion of certain risks affecting HomeSide's operations.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Risk management of mortgage loan originations

     HomeSide utilizes a risk management program to protect and manage the value of its mortgage loans held for sale and mortgage commitment pipeline. As a result, the Company is party to various derivative financial instruments to reduce its exposure to interest rate risk. These financial instruments primarily include mandatory forward delivery commitments, put and call option contracts and treasury futures contracts. The Company uses these financial instruments for the purposes of managing its resale pricing and interest rate risks. These financial instruments are designated as hedges to the extent they demonstrate a high degree of correlation with the underlying hedged items. Accordingly, hedging gains and losses related to this risk management program are deferred and recognized as a component of the gain or loss on sale of the underlying mortgage loans or mortgage-backed securities. Such gains and losses are included in net mortgage origination revenue. Hedge losses are recognized currently if the deferral of such losses would result in mortgage loans held for sale and the pipeline being valued in excess of their estimated net realizable value.

     Premiums paid for purchased put and call option contracts are included in other assets and amortized over the options' contract periods as a component of net mortgage origination revenue. Unamortized premiums are recognized as a component of the gain or loss on sale of mortgage loans at the earlier of the expiration of the underlying contract or when exercise of the contract is considered unlikely.

  Risk management of mortgage servicing rights

     Mortgage servicing rights permit HomeSide to receive a portion of the interest coupon and fees collected from the mortgagor for performing specified servicing activities. The mortgage notes underlying the mortgage servicing rights permit the borrower to prepay the loan. As a result, the value of the related mortgage servicing rights tends to diminish in periods of declining interest rates and increase in value in periods of rising rates. This tendency subjects HomeSide to substantial interest rate risk and directly affects the volatility of reported earnings as mortgage servicing rights are carried at the lower of amortized cost or fair value. It is HomeSide's policy to mitigate and hedge this risk through its risk management program.

     The risk management instruments used by HomeSide have characteristics such that they tend to increase in value as interest rates decline. Conversely, these risk management instruments tend to decline in value as interest rates rise. Accordingly, changes in value of these contracts will tend to move inversely with changes in the value of mortgage servicing rights.

     Historically, option contracts on U.S. Treasury bond futures have been purchased by HomeSide to manage interest rate risk. When purchased, the option contracts are designated to a specific strata of mortgage servicing rights. The option contracts are marked-to-market with changes in market value included as adjustments to the basis of the mortgage servicing rights being hedged. Deferred hedge gains and losses are amortized and evaluated for impairment in the same manner as the related mortgage servicing rights. Correlation between the changes in value of the option contracts and changes in the value of HomeSide's mortgage servicing rights is assessed on a quarterly basis to ensure that a high correlation is maintained over the term of the hedging program.

  Mortgage loans

     Mortgage loans held for sale are carried at the lower of aggregate cost or fair value. Fair value is based on the contract prices at which the mortgage loans will be sold or, if the loans are not committed for sale, the current market price. Deferred hedge gains and losses on risk management hedging instruments are included in the cost of the mortgage loans for the purpose of determining the lower of aggregate cost or fair value.

     Mortgage loans held for investment are stated at the lower of cost or fair value at the time the permanent investment decisions are made. Discounts, if any, are amortized over the anticipated life of the investment.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Loans are placed on non-accrual status when any portion of the principal or interest is ninety days past due or earlier when concern exists as to the ultimate collectibility of principal or interest. When loans are placed on nonaccrual status, the related interest receivable is reversed against interest income in the current period. Interest payments received on nonaccrual loans are applied as a reduction of the principal balance when concern exists as to the ultimate collection of principal; otherwise, such payments are recognized as interest income. Loans are removed from nonaccrual status when principal and interest become current and they are anticipated to be fully collectible.

  Mortgage servicing rights

     From the period of inception through December 31, 1996, mortgage servicing rights were capitalized and accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Mortgage Servicing Rights." The total cost of loans originated or acquired is allocated between mortgage servicing rights and the mortgage loans (without the servicing rights) based on relative fair values. The value of servicing rights acquired through bulk transactions is capitalized at cost.

     Effective January 1, 1997, HomeSide adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 supersedes SFAS No. 122 and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. SFAS No. 125 is based on a financial-components approach which focuses on control. Under the approach required by this Standard, after a transfer of financial assets (for example, the sale of mortgage loans), an entity recognizes financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The capitalization, amortization and impairment principles of SFAS No. 125 are substantially consistent with the principles previously defined by SFAS No. 122, insofar as they relate to the mortgage banking activities of HomeSide. Accordingly, the impact of adopting SFAS No. 125 was not material to HomeSide's financial statements.

     Mortgage servicing rights are amortized in proportion to and over the period of estimated net servicing revenue. They are evaluated for impairment by comparing the carrying amount of the servicing rights to their fair value. Fair value is estimated using market prices of similar mortgage servicing assets and discounted future net cash flows considering market prepayment estimates, historical prepayment rates, portfolio characteristics, interest rates and other economic factors. For purposes of measuring impairment, the mortgage servicing rights are stratified by the predominant risk characteristics of the underlying loans which include product type and interest rates of the mortgage notes. Impairment is recognized through a valuation reserve for each impaired stratum and is included in amortization of mortgage servicing rights. The valuation reserves are adjusted for future increases or decreases in the value of the mortgage servicing rights. The components of HomeSide's mortgage servicing rights are included in Note 5.

     Prior to January 1, 1997, mortgage servicing rights included excess mortgage servicing rights, which represent the present value of servicing fee income in excess of a normal servicing fee rate. Until the adoption of SFAS No. 125 on January 1, 1997, when loans were sold, the estimated excess servicing was recognized as income and amortized over the estimated servicing period in proportion to the estimated future aggregate net cash flows from the loans serviced. Remaining asset balances were evaluated for impairment based on current estimates of future discounted cash flows. Such writedowns were included in amortization of mortgage servicing rights. Upon the adoption of SFAS No. 125, previously recognized excess mortgage servicing rights were combined with and accounted for as mortgage servicing rights.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Accounts receivable

     Accounts receivable includes advances, consisting primarily of payments for property taxes, insurance premiums and principal and interest remitted to investors before they are collected from mortgagors, made in connection with loan servicing activities. Accounts receivable also includes loans purchased from mortgage-backed securities serviced by HomeSide for others and mortgage claims filed primarily with the FHA and the VA.

  Premises and equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the estimated life of the improvement or the term of the lease.

     Long-lived assets are evaluated regularly for other-than-temporary impairment. If circumstances suggest that their value may be impaired and the write-down would be material, an assessment of recoverability is performed prior to any write-down of the asset. Impairment, if any, is recognized through a valuation allowance with a corresponding change recorded in the statement of income.

  Goodwill

     Net assets acquired in purchase transactions (Note 4) are recorded at fair value at the date of acquisition. Goodwill, representing the excess of the purchase price over the fair value of the net assets purchased, is being amortized on a straight-line basis over 15 years. Goodwill is reviewed periodically for events or changes in circumstances that may indicate that the carrying amounts of the assets are not recoverable on an undiscounted cash flow basis.

     Goodwill related to the BMC acquisition is subject to changes until final estimates are received on the value of certain assumed liabilities and final settlement with Barnett.

  Mortgage servicing fees

     Mortgage servicing fees represent servicing and other fees earned for servicing mortgage loans owned by investors. Servicing fees are generally calculated on the outstanding principal balances of the loans serviced and are recognized as income on an accrual basis.

     HomeSide's mortgage servicing portfolio totaled $89.2 billion at February 28, 1997. Related custodial deposits are segregated in trust accounts, principally held with depository institutions, and are not included in the accompanying financial statements.

  Interest expense

     Interest expense is reduced by credits received on borrowings with depository institutions for custodial balances placed with such institutions.

  Net mortgage origination revenue

     Net mortgage origination revenue includes gains and losses from sales of mortgage loans and fees associated with the origination and acquisition of mortgage loans. Loan origination fees and certain direct costs are deferred and amortized until the related mortgage loans are sold.

  Servicing losses on investor-owned loans and foreclosure related expenses

     HomeSide records losses attributable to servicing FHA and VA loans for investors. These amounts include actual losses for final disposition of loans, foreclosure related expenses, accrued interest for which

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

payment has been denied and estimates for potential losses based on HomeSide's experience as a servicer of government loans.

     A reserve for estimated servicing losses on investor-owned loans is available for potential losses related to the mortgage servicing portfolio and is included in accounts payable and accrued liabilities.

  Income taxes

     Current tax liabilities or assets are recognized through charges or credits to the current tax provision for the estimated taxes payable or refundable for the current year. Deferred tax liabilities are recognized for temporary differences that will result in amounts taxable in the future and deferred tax assets are recognized for temporary differences and tax benefit carryforwards that will result in amounts deductible or creditable in the future. Net deferred tax liabilities or assets are recognized through charges or credits to the deferred tax provision. A deferred tax valuation reserve is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized. Changes in the deferred tax valuation reserve are recognized through charges or credits to the deferred tax provision.

     The effect of enacted changes in tax law, including changes in tax rates, on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

  Statement of Cash Flows

     For purposes of reporting on the statement of cash flows, cash and cash equivalents include cash and due from banks and interest-bearing deposits with an original maturity of three months or less.

4.  ACQUISITIONS

  Acquisition of BancBoston Mortgage Corporation

     On March 15, 1996, the Parent acquired from Bank of Boston all of the outstanding stock of BBMC (the "BBMC Acquisition"), which was subsequently renamed HomeSide Lending, Inc. Certain assets and liabilities of BBMC were retained by Bank of Boston, including BBMC's mortgage retail production operations in New England.

     Homeside, Inc. made cash payments of $139.5 million and issued $86.8 million of common stock of HomeSide, Inc. to Bank of Boston in consideration for certain assets, net of assumed liabilities, and the stock of BBMC. Also in connection with the BBMC Acquisition, the Investors purchased approximately 55% of the then outstanding common stock of HomeSide, Inc. for $107.2 million in cash. Simultaneously, Bank of Boston paid approximately $1.0 million in cash for all the shares of HomeSide, Inc.'s class C non-voting common Stock. In consideration of services rendered to HomeSide, Inc. with respect to the BBMC Acquisition, class B non-voting stock valued at $1.0 million was issued to Smith Barney Inc. Management purchased common stock for $4.1 million in cash, $1.9 million of which was financed by loans from HomeSide, Inc. All of these amounts were contributed as capital to HomeSide. In addition, during the first quarter of fiscal 1997, HomeSide, Inc. issued long-term debt and contributed $89.9 million of the cash proceeds to HomeSide as capital. On May 31, 1996, HomeSide, Inc. paid an additional $5.0 million to Bank of Boston in connection with the closing of the BMC acquisition.

     The transaction was accounted for under the purchase method of accounting. The assets and liabilities of BBMC were recorded at their estimated fair values at March 16, 1996, which totaled $1.5 billion and $1.2 billion, respectively. The total purchase price paid for BBMC, including transaction costs and interest, was $247 million. The excess of fair value of net assets acquired over the purchase price was $56.0 million and was allocated as a reduction to mortgage servicing rights.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Acquisition of Barnett Mortgage Company

     On May 31, 1996, the Parent acquired from Barnett certain assets, net of assumed liabilities, and the outstanding common stock of BMC (the "BMC Acquisition"). BMC was subsequently renamed HomeSide Holdings, Inc. ("HHI") and is the parent company of HomeSide. HHI transferred all of the assets and liabilities of HHI, with the exception of certain portions of GNMA servicing rights, to HomeSide. Certain assets and liabilities of BMC were retained by Barnett, including those assets of BMC associated with the loan origination or production activities.

     HomeSide, Inc. made cash payments of $228.0 million to Barnett in consideration for certain assets, net of assumed liabilities, and the stock of BMC. In connection with the BMC Acquisition, an affiliate of Barnett purchased shares of common stock of the Parent for an aggregate purchase price of $118.0 million. Also in connection with the BMC Acquisition, Bank of Boston and the Investors paid approximately $42.3 million in cash for additional shares of HomeSide, Inc. This amount was contributed as capital to HomeSide. HomeSide, Inc. also contributed an additional $84.0 million from the proceeds of its issuance of long-term debt to HomeSide as capital. The transaction was accounted for under the purchase method of accounting and, accordingly, the results of operations of HomeSide include BMC from the date of acquisition. The assets and liabilities of BMC were recorded by HomeSide at their estimated fair values at May 31, 1996, which totaled $764.8 million and $521.4 million, respectively. The total purchase price paid for BMC, including transaction costs and interest, was $235.0 million. The excess of the purchase price over the fair value of net assets acquired was $8.4 million and was allocated to goodwill and is being amortized on a straight-line basis over 15 years.

     Unaudited pro forma statements of income for the year ended December 31, 1995 (the fiscal year end of BBMC and BMC), assuming BBMC and BMC had been acquired as of January 1, 1995, and the period from March 16, 1996 to February 28, 1997, assuming BMC had been acquired as of March 16, 1996, are as follows (in millions):

                                       PRO FORMA FOR     PRO FORMA FOR THE PERIOD
                                      THE YEAR ENDED      FROM MARCH 16, 1996 TO
                                     DECEMBER 31, 1995      FEBRUARY 28, 1997
                                     -----------------   ------------------------
Net servicing revenue..............       $235.1                  $165.7
Net interest revenue...............         17.9                    18.8
Net mortgage origination revenue...          0.7                    67.1
Other income.......................          0.7                     0.7
                                          ------                  ------
     Total revenue.................        254.4                   252.3
Expenses...........................        142.7                   156.2
                                          ------                  ------
Income before income taxes.........        111.7                    96.1
Income tax expense.................         45.7                    38.6
                                          ------                  ------
     Net income....................       $ 66.0                  $ 57.5
                                          ======                  ======

     The purchase accounting adjustments in the above pro forma statements of income are based on the actual purchase price and the amount of assets and liabilities actually acquired. In addition, gains on sales of mortgage servicing rights are not included in the pro forma results for the year ended December 31, 1995. No adjustments have been made for restructuring costs that might have been incurred or for cost efficiencies that might have been realized during the periods presented. In addition, no adjustments have been made for the capital contributions received from the Parent in connection with the Parent's offering of common stock to the public in January 1997. Accordingly, these pro forma results are not indicative of future results.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  MORTGAGE SERVICING RIGHTS

     The components of mortgage servicing rights are as follows (in thousands):

                                                           FEBRUARY 28, 1997
                                                           -----------------
Additions including BBMC and BMC acquisitions...........       $1,665,640
Sales of servicing......................................          (25,745)
Deferred hedge loss, net................................          110,637
Amortization............................................         (153,694)
                                                               ----------
Ending balance..........................................       $1,596,838
                                                               ==========

     Net deferred hedge loss of $110.6 million consists of a $133.3 million gain and a $254.9 million loss, less $11.0 million of amortization recognized as a component of amortization of mortgage servicing rights.

6.  PREMISES AND EQUIPMENT

     Premises and equipment consist of the following (in thousands):

                                                           FEBRUARY 28, 1997
                                                           -----------------
Land....................................................       $    3,451
Building................................................           10,986
Furniture and equipment.................................           15,739
Leasehold improvements..................................            3,808
                                                               ----------
                                                                   33,984
Accumulated depreciation and amortization...............           (4,469)
                                                               ----------
Ending balance..........................................       $   29,515
                                                               ==========

7.  RESERVE FOR ESTIMATED SERVICING LOSSES ON INVESTOR-OWNED LOANS

     An analysis of the reserve for estimated servicing losses on investor-owned loans is as follows (in thousands):

                                                             FOR THE PERIOD
                                                          FROM MARCH 16, 1996
                                                          TO FEBRUARY 28, 1997
                                                          --------------------
Beginning balance, assumed from BBMC....................        $11,100
Provision for servicing losses on investor-owned                 13,683
  loans.................................................
Charge-offs.............................................        (10,295)
Recoveries..............................................             60
Additions from acquisition of BMC.......................          7,102
                                                                -------
Ending balance..........................................        $21,650
                                                                =======

8.  NOTES PAYABLE

     Notes payable consist of the following (dollars in thousands):

                                                     WEIGHTED AVERAGE INTEREST RATE
                                  AT            ----------------------------------------
                           FEBRUARY 28, 1997    AT FEBRUARY 28, 1997   DURING THE PERIOD
                           -----------------    --------------------   -----------------
Bank line of credit......     $1,778,496               5.65%                5.83%
Short-term credit
  facilities.............         40,007               8.25%                8.25%
                              ----------
                              $1,818,503
                              ==========

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     HomeSide borrows funds on a demand basis from an independent syndicate of banks under a $2.5 billion line of credit. Under certain circumstances set forth in the bank line of credit agreement, borrowings under such line of credit become collateralized by substantially all of HomeSide's mortgage loans held for sale and certain portions of mortgage servicing rights and accounts receivable and the servicing rights retained by HHI. The bank line of credit is used to provide funds for HomeSide's business of originating, acquiring and servicing mortgage loans. The bank line of credit includes both a warehouse credit facility, which is limited to 98% of the fair value of eligible mortgage loans held for sale and a servicing-secured credit facility, which is capped at $950.0 million. At February 28, 1997, $943.1 million outstanding is due on February 14, 2000, at which time the bank line of credit will terminate. The bank line of credit agreement contains covenants that impose limitations and restrictions on HomeSide, including the maintenance of certain net worth and ratio requirements. The amount of the unused bank line of credit was $721.5 million as of February 28, 1997.

     During the period from March 16, 1996 to February 28, 1997, the maximum and average outstanding balances under the bank line of credit were $2.4 billion and $2.1 billion, respectively.

     On January 15, 1997, HomeSide entered into a short-term credit facility with a bank in a maximum aggregate principal amount of $85.0 million. On March 14, 1997, HomeSide entered into another short-term credit facility in a maximum aggregate principal amount of $100.0 million. These facilities each expire on the earlier of May 31, 1997, or the consummation of the initial sale of medium-term debt securities. On February 5, 1997, the Company filed a registration statement for the issuance of debt securities, including medium-term notes.

     Drawings under the bank line of credit bear interest at rates per annum, based on, at HomeSide's option (A) the highest of (i) the lead bank's prime rate, (ii) the secondary market rate of certificates of deposit plus 100 basis points, and (iii) the federal funds rate in effect from time to time plus 0.5%, or (B) a eurodollar rate.

     Drawings under the short-term facilities bear interest at the greater of
(i) The Chase Manhattan Bank's prime rate, (ii) the secondary market rate for certificates of deposit (grossed up for maximum statutory requirements) plus 1%, and (iii) the federal funds effective rate announced from time to time plus 0.5%.

9.  LONG-TERM DEBT

     HomeSide assumed a mortgage note payable that is due in 2017 and bears interest at a contractual rate of 9.50%. HomeSide's main office building is pledged as collateral. Principal payments due on the mortgage note payable are as follows (in thousands):

                        FISCAL YEAR
                        -----------
1998........................................................     $   232
1999........................................................         256
2000........................................................         281
2001........................................................         309
2002........................................................         340
Thereafter..................................................      12,169
Unamortized purchase accounting premium.....................       7,541
                                                                 -------
                                                                 $21,128
                                                                 =======

10.  LONG-TERM DEBT OF PARENT

     On May 14, 1996, the Parent issued $200.0 million of 11.25% notes ("Notes") maturing on May 15, 2003 and paying interest semiannually in arrears on May 15 and November 15 of each year. The Notes are redeemable at the option of the Parent, in whole or in part, at any time on or after May 15, 2001, at certain pre-set redemption prices. The indenture contains covenants that impose limitations and restrictions on the

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Parent, including the maintenance of certain net worth and ratio requirements. In addition, the Notes are secured by a second priority pledge of the common stock of the Parent and the common stock of HHI and its subsidiary, HomeSide. The Parent is in compliance with all net worth and ratio requirements contained in the indenture relating to the Notes.

     The Notes were initially issued as part of a private placement offering. The Parent filed a Form S-4 with the Securities and Exchange Commission to register notes, with terms identical to the Notes, under the Securities Act of 1933 (such registered notes also referred to as the "Notes"). The registration statement was declared effective during October 1996 and an exchange of the initially issued Notes for the registered Notes was completed on December 9, 1996.

     The Notes are obligations of the Parent and are not included in the consolidated financial statements of HomeSide. The ultimate repayment of principal and interest on the notes is dependent on the cash flows of HomeSide and HHI. During the period from March 16, 1996 to February 28, 1997, HomeSide funded $13.9 million of interest payments on the Notes.

     On February 5, 1997, the Parent issued 8,452,500 shares of its common stock to the public at a price of $15.00 per share. The net proceeds from the offering were used to repay $70.0 million of the Notes at a premium of $7.9 million. The remaining $38.8 million of net proceeds were contributed to HomeSide and used to repay amounts outstanding under the bank line of credit.

     During the period from March 16, 1996 to February 28, 1997, HomeSide paid $17.0 million in dividends to the Parent to enable the Parent to service the debt and pay certain debt issuance costs. Total remaining debt service requirements, including principal and interest, of the Parent which must be funded by dividends received from HomeSide and HHI are as follows (in thousands):

                        FISCAL YEAR
                        -----------
1998........................................................   $ 14,625
1999........................................................     14,625
2000........................................................     14,625
2001........................................................     14,625
2002........................................................     14,625
Thereafter..................................................    147,575
                                                               --------
                                                               $220,700
                                                               ========

11.  INCOME TAXES

     HomeSide files a consolidated federal income tax return with its Parent. All companies included in the consolidated federal income tax return are jointly and severally liable for any tax assessments based on such consolidated return.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Components of the provision for income taxes were as follows (in thousands):

                                                               PERIOD FROM
                                                            MARCH 16, 1996 TO
                                                            FEBRUARY 28, 1997
                                                            -----------------
Current:
     Federal..............................................       $--
     State................................................       --
                                                                 -------
                                                                 --
                                                                 -------
Deferred:
     Federal..............................................        30,872
     State................................................         6,406
                                                                 -------
                                                                 $37,278
                                                                 =======

     The following is a reconciliation of the statutory federal income tax rate to the effective income tax rate as reflected in the consolidated statement of income:

                                                            PERIOD FROM
                                                         MARCH 16, 1996 TO
                                                         FEBRUARY 28, 1997
                                                         -----------------
Statutory federal income tax rate......................        35.0%
State income and franchise taxes, net of federal tax
  effect...............................................         5.0
                                                               ----
Effective income tax rate..............................        40.0%
                                                               ====

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands).

                                                         FEBRUARY 28, 1997
                                                         -----------------
Deferred tax assets:
     Operating and capital loss carryforwards..........      $ 40,891
     Loss reserves.....................................        17,563
     Other.............................................        12,087
                                                             --------
          Total gross deferred tax assets..............        70,541
                                                             --------
Deferred tax liabilities:
     Mortgage servicing fees...........................       207,278
     Other.............................................         5,678
                                                             --------
          Total gross deferred tax liabilities.........       212,956
                                                             --------
          Net deferred tax liability...................      $142,415
                                                             ========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. No valuation allowance was recorded as of February 28, 1997.

     The Parent had a consolidated tax net operating loss and capital loss carryforwards at February 28, 1997. These carryovers expire in the years 2002 and 2012.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  LEASE COMMITMENTS

     HomeSide leases office facilities and equipment under noncancelable leases that include renewal options and escalation clauses which extend to 2001. Rental expense for office facilities and equipment leases was $3.9 million for the period from March 16, 1996 to February 28, 1997. HomeSide's minimum future lease commitments are as follows (in thousands):

FISCAL YEAR
-----------
  1998......................................................       $2,015
  1999......................................................        1,508
  2000......................................................          423
  2001......................................................           74
  2002......................................................           22
  Thereafter................................................           --
                                                                   ------
       Total................................................       $4,042
                                                                   ======

13.  SUPPLEMENTAL CASH FLOW INFORMATION

     In connection with the acquisitions of BBMC and BMC, HomeSide recorded non-cash assets and assumed liabilities, including fair value adjustments, of approximately $2.3 billion and $1.7 billion, respectively.

     HomeSide paid $60.1 million of interest during the period from March 16 1996 to February 28, 1997.

14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are made as of a specific point in time based on the characteristics of the financial instruments and the relevant market information. Where available, quoted market prices are used. In other cases, fair values are based on estimates using other valuation techniques, such as discounting estimated future cash flows using a rate commensurate with the risks involved or other acceptable methods. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, prepayments, discount rates, estimates of future cash flows, future suspected loss experience and other factors. Changes in assumptions could significantly affect these estimates. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair value, HomeSide's fair values should not be compared to those of other companies.

     Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of HomeSide. For certain assets and liabilities, the information required is supplemented with additional information relevant to an understanding of the fair value.

     The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows:

  Cash and cash equivalents

     The carrying amount reported in the balance sheet approximates fair value.

  Mortgage loans held for sale

     Fair values are based on the estimated value at which the loans could be sold in the secondary market. These loans are priced to be sold with servicing rights retained, HomeSide's normal business practice.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Accounts receivable

     Carrying amounts are considered to approximate fair value.

  Risk management contracts

     Fair values are estimated based on actual market quotes or option models.

  Notes payable

     The carrying amount of the notes payable reported in the balance sheet approximates its fair value due to the short-term nature of the borrowings under the credit agreements.

  Long-term debt

     Fair value of long-term debt is estimated by discounting estimated future cash flows using a rate commensurate with the risks involved.

  Commitments to originate mortgage loans

     Fair value is estimated using quoted market prices for securities backed by similar loans adjusted for differences in loan characteristics.

  Forward contracts to sell mortgages

     Forward contracts to sell mortgages, which represent legally binding agreements to sell loans to permanent investors at a specified price or yield, are valued using market prices for securities backed by similar loans and are reflected in the fair values of the mortgages held for sale, to the extent that these commitments relate to mortgage loans already originated, or of the related commitments to extend credit.

  Options on mortgage-backed securities

     The fair values of options are estimated based on actual market quotes. In some instances, quoted prices for the underlying loans or option models are used.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value

     The fair values of HomeSide's financial instruments as of February 28, 1997 are as follows (in thousands):

                                                        CARRYING        FAIR
                                                         AMOUNT        VALUE
                                                        --------       -----
Assets
     Cash and cash equivalents.......................  $   52,691    $   52,691
     Mortgage loans held for sale....................     805,274       806,432
     Accounts receivable.............................     157,518       157,518
     Risk management contracts for mortgage servicing
       rights........................................      45,212        45,212
Liabilities
     Notes payable to banks..........................   1,818,503     1,818,503
     Long-term debt..................................      21,128        21,128
     Accounts payable and accrued liabilities........     123,231       123,231
Off-balance sheet(1)
     Commitments to originate mortgage loans.........          --        (2,805)
     Mandatory forward contracts to sell mortgages...          --         3,588
     Mandatory forward contracts to sell U.S.
       treasuries....................................                         7
     Option contracts on mortgage-backed
       securities....................................          --         1,741
     Option contracts on U.S. treasury bond
       futures.......................................                      (147)

---------------

(1) Parenthesis denote a liability

     Fair value estimates are made as of a specific point in time, based on relevant market data and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale HomeSide's entire holding of a particular financial instrument. Because no active market exists for some portion of HomeSide's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, current interest rates, mortgage prepayment trends, risk characteristics of various financial instruments, and other factors.

     These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in any of these assumptions used in calculating fair value would also significantly affect the estimates. Further, the fair value estimates were calculated as of February 28, 1997. Subsequent changes in market interest rates and prepayment assumptions could significantly change the fair value.

15.  RISK MANAGEMENT OF MORTGAGE SERVICING RIGHTS

     As discussed in Note 3, HomeSide purchases options contracts on U.S. Treasury bond futures to manage the interest rate risk related to the value of HomeSide's mortgage servicing rights. A summary of HomeSide's investments in purchased option instruments as of February 28, 1997 is as follows:

Notional amount of U.S. Treasury bond future options........    $3.6 billion
Fair value of outstanding options...........................   $45.2 million

     The carrying value of risk management contracts included in other assets at February 28, 1997 was also $45.2 million.

     Cash requirements for HomeSide's option contracts are limited to the initial premium paid. The amount of contracts purchased depends on factors such as interest rates, interest rate volatility and growth in the mortgage servicing portfolio. HomeSide is subject to market risk to the extent that interest rates fluctuate;

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

however, the purpose of the option contracts is to hedge the value of its mortgage servicing rights portfolio, which tends to react inversely with changes in the value of HomeSide's option contracts. HomeSide's credit risk on its option contracts is limited, because the option contracts are traded on a national exchange, which guarantees counterparty performance.

16.  OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     As discussed in Note 3, HomeSide purchases financial instruments and enters into financial agreements with off-balance sheet risk in the normal course of business and as part of its risk management programs. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risk is the possibility that a loss may occur if a counterparty to a transaction fails to perform according to the terms of the contract. Interest rate risk is the possibility that a change in interest rates will cause the value of a financial instrument to decrease or become more costly to settle.

  Options and forward contracts

     The notional amount of the options and forward contracts used in HomeSide's risk management programs is the amount upon which interest and other payments under the contract are based and is generally not exchanged. Therefore, the notional amounts should not be taken as the measure of credit risk or a reflection of future cash requirements. The risk associated with options and forwards is the exposure to current and expected market movements in the interest rates and the ability of the counterparties to meet the terms of the contracts. The cash requirements associated with these options and forward contracts, aside from the initial purchase price, are minimal. These contracts generally require future performance on the part of the counterparty upon exercise of the option or execution of the forward contract by HomeSide.

     HomeSide is exposed to credit loss in the event of nonperformance by the counterparties to the various instruments. HomeSide controls credit and market risk associated with interest rate products by establishing and monitoring limits with counterparties as to the types and degree of risks that may be undertaken. HomeSide's exposure to credit risk in the event of default by the counterparties for the options is $45.2 million which was due at February 28, 1997.

     HomeSide's exposure to credit risk in the event of default by the counterparty for mandatory forward commitments to sell mortgage loans is the difference between the contract price and the current market price, offset by any available margins retained by HomeSide or and independent clearing agent. The amount of credit risk as of February 28, 1997, if all counterparties failed completely and if the margins, if any, retained by HomeSide or an independent clearing were to become unavailable, was approximately $3.6 million for mandatory forward commitments of mortgage-backed securities.

     The following is a summary of HomeSide's notional amounts and fair values of interest rate products as of February 28, 1997 (in thousands):

                                                               FEBRUARY 28, 1997
                                                            ------------------------
                                                                          ESTIMATED
                                                             NOTIONAL        FAIR
                                                              AMOUNT       VALUE(1)
                                                             --------     ---------
Purchased commitments to sell mortgaged loans:
     Mandatory forward contracts..........................  $1,445,345     $ 3,588
     Option contracts on mortgage-backed securities.......     755,000       1,741
     Option contracts on U.S. treasury bond futures.......     140,000        (147)
Risk management contracts on mortgage servicing rights:
     Purchased............................................  $3,572,300     $45,212
                                                            ----------     -------

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

---------------

(1) Fair value represents the amount at which a given instrument could be exchanged in an arms length transaction with a third party as of the balance sheet date.

(2) See Note 14 for additional disclosures on fair value of financial instruments.

  Commitments to originate and purchase mortgage loans

     HomeSide regularly enters into commitments to originate and purchase mortgage loans at a future date subject to compliance with stated conditions. Commitments to originate and purchase mortgage loans have off-balance sheet risk to the extent HomeSide does not have matching commitments to sell loans, which exposes HomeSide to lower of cost or market valuation adjustments in a rising interest rate environment. Additionally, the extension of a commitment, which is subject to HomeSide's credit review and approval policies, gives rise to credit exposure when certain borrowing conditions are met and the loan is made. Until such time, it represents only potential exposure. The obligation to lend may be voided if the customer's financial condition deteriorates or if the customer fails to meet certain conditions. Commitments to originate and purchase mortgage loans do not necessarily reflect future cash requirements because some of the commitments are expected to expire without being drawn upon. Commitments to originate mortgage loans totaled $2.7 billion at February 28, 1997.

  Mortgage loans sold with recourse

     HomeSide sells mortgage loans with recourse to various investors and retains the servicing rights and responsibility for credit losses on these loans. The total outstanding balance of loans sold with recourse does not necessarily represent future cash outflows. The total outstanding principal balance of loans sold with recourse was $14.2 million at February 28, 1997.

     For five years following the May 31, 1996 acquisition of BMC, Barnett is obligated to repurchase or reimburse HomeSide for any credit losses related to $101.0 million of loans serviced with recourse.

  Servicing commitment to investors

     HomeSide is required to submit to certain investors, primarily GNMA, guaranteed principal and interest payments from the underlying mortgage loans regardless of actual collections.

  Purchase mortgage servicing rights commitments

     HomeSide routinely enters into commitments to purchase mortgage servicing rights associated with mortgages originated by third parties, subject to compliance with stated conditions. These commitments to purchase mortgage servicing rights correspond to mortgage loans having an aggregate loan principal balance of approximately $20.2 billion at February 28, 1997.

  Geographical concentration of credit risk

     HomeSide is engaged in business nationwide and has no material concentration of credit risk in any geographic region.

17.  OTHER RELATED PARTY TRANSACTIONS

     HomeSide entered into agreements with Bank of Boston and Barnett for certain corporate support services. For the period from March 16, 1996 to February 28, 1997, HomeSide paid Bank of Boston and Barnett approximately $0.8 million and $0.2 million, respectively, for these services.

     HomeSide purchases mortgage loans eligible for sale from Bank of Boston and Barnett. For the period from March 16, 1996 to February 28, 1997, HomeSide paid approximately $4.7 million and $27.6 million,

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES
                                (THE SUCCESSOR)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

respectively, to Bank of Boston and Barnett for the purchase of mortgage servicing rights. HomeSide purchases the mortgage servicing rights to the mortgage loans Bank of Boston and Barnett hold in their portfolios. For the period from March 16, 1996 to February 28, 1997 HomeSide purchased mortgage servicing rights from Bank of Boston and Barnett totaling approximately $1.3 million and $8.2 million, respectively. The Bank of Boston and Barnett purchases represent 2.8% and 16.0%, respectively, of the Company's total production for the period from May 31, 1996 to February 28, 1997.

     HomeSide services residential mortgage loans held in portfolio by Bank of Boston and Barnett. The servicing fees paid by Bank of Boston and Barnett to HomeSide are market-based fees consistent with the fees charged by HomeSide to other investors. For the period March 16, 1996 to February 28, 1997, Bank of Boston and Barnett paid $5.3 million and $23.6 million in servicing fees, respectively.

     HomeSide performs servicing obligations on behalf of HHI with respect to certain GNMA loans with an unpaid principal balance of approximately $1.0 billion as of February 28, 1997. Since the acquisition of BMC on May 31, 1996, HomeSide allocates to HHI a portion of the servicing fee income it receives based on the UPB of loans it services on behalf of HHI. HomeSide also allocates to HHI a portion of the costs incurred to service the loans and fund the related mortgage servicing rights. The allocation of income and expense to HHI did not have a material impact on HomeSide's results of operations.

18.  EMPLOYEE BENEFITS

     HomeSide offers a 401(k) defined contribution benefit plan to which employees may contribute a portion of their compensation. Substantially all employees are eligible for participation in the plan. The Company matches 100% of amounts contributed up to 4% of an employee's compensation. Further, the Company may contribute additional amounts at its discretion. Total expense related to the benefit plan was approximately $4.0 million.

19.  CONTINGENCIES

     HomeSide, along with its Parent, is a defendant in a number of legal proceedings arising in the normal course of business. HomeSide, in management's estimation, has adequate reserves in the financial statements for pending litigation. Management, after reviewing all actions and proceedings pending against or involving HomeSide, considers that the aggregate liabilities or loss, if any, resulting from the final outcome of these proceedings will not have a material effect on the financial position, operations or liquidity of HomeSide.

20.  DISCLOSURE OF INFORMATION ABOUT STOCKHOLDER'S EQUITY AND CAPITAL STRUCTURE

     HomeSide's capital structure consists of 100 shares of authorized and issued, $1.00 par value common stock. HomeSide is wholly-owned by HHI, a wholly-owned subsidiary of the Parent. The common stock of HomeSide is pledged as security for the Parent Notes discussed in Note 10 of Notes to Consolidated Financial Statements, subject to a first priority pledge in favor of the lenders under the bank line of credit.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure." This Statement establishes standards for the disclosure of descriptive information about securities, the liquidation preference of preferred stock, and redeemable stock. This Statement is effective for HomeSide's fiscal year ending February 28, 1998. The adoption of this Statement is not expected to have a material effect on HomeSide's financial position or results of operations.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION

     The unaudited pro forma consolidated financial information set forth below which is based upon management's assumptions and includes adjustments as described in the notes which follow, should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. The Unaudited Pro Forma Consolidated Income Statement set forth below gives effect to the BBMC Acquisition and the BMC Acquisition as though such transactions occurred on January 1, 1995. Results of operations for the period March 16, 1996 to February 28, 1997 include the period March 16, 1996 to February 28, 1997 for HomeSide and the period April 1, 1996 to May 30, 1996 for BMC. Results of operations for the year ended December 31, 1995 include the results of BBMC and BMC for the twelve months ended December 31, 1995. The unaudited pro forma consolidated financial information does not purport to represent the results that actually would have occurred if the acquisition of BBMC or the acquisition of BMC had in fact occurred as of the dates and is not intended to project HomeSide's financial position or results of operations that may be achieved for any future period.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
             FOR THE PERIOD MARCH 16, 1996 TO FEBRUARY 28, 1997(A)
                                 (IN MILLIONS)

                                                                                    BMC          PRO FORMA
                                                HOMESIDE           BMC          ACQUISITION     HOMESIDE AND
                                              HISTORICAL(A)   HISTORICAL(A)   ADJUSTMENTS(B)        BMC
                                              -------------   -------------   ---------------   ------------
Revenues:
  Mortgage servicing fees...................     $ 308.9          $20.6           $ (0.8)(c)       $328.7
  Amortization of mortgage servicing
     rights.................................      (153.7)          (8.3)            (1.0)(d)       (163.0)
                                                 -------          -----           ------           ------
          Net servicing revenue.............       155.2           12.3             (1.8)           165.7
  Interest income...........................        81.5            4.9              1.7(e)          88.1
  Interest expense..........................       (66.8)          (3.5)             0.9(e)         (69.4)
                                                 -------          -----           ------           ------
          Net interest revenue..............        14.7            1.4              2.6             18.7
  Net mortgage origination revenue..........        66.0            5.0             (4.0)(f)         67.0
  Other income..............................         0.7            0.7             (0.7)(g)          0.7
                                                 -------          -----           ------           ------
          Total revenue.....................       236.6           19.4             (3.9)           252.1
Expenses:
  Salaries and employee benefits............        73.0           10.4             (5.5)(h)         77.9
  Occupancy and equipment...................        11.7            1.6             (1.2)(i)         12.1
  Servicing losses on investor-owned loans
     and foreclosure related expenses.......        17.9             --               --             17.9
  Other expenses............................        40.8           12.2             (4.7)(j)         48.3
                                                 -------          -----           ------           ------
          Total expenses....................       143.4           24.2            (11.4)           156.2
Income before income taxes..................        93.2           (4.8)             7.5             95.9
Income tax expense..........................        37.3           (0.9)             2.2(k)          38.6
                                                 -------          -----           ------           ------
Net income..................................     $  55.9          $(3.9)          $  5.3           $ 57.3
                                                 =======          =====           ======           ======

---------------
 (a) Reflects HomeSide's historical consolidated financial statements for the period March 16, 1996 to February 28, 1997 and BMC's historical consolidated financial statements for the period April 1, 1996 to May 30, 1996. Pro forma adjustments to the historical financial statements have been completed in a manner consistent with the calendar periods of the related financial statements of HomeSide and HHI, respectively.

 (b) Reflects pro forma adjustments related to the BMC Acquisition as if such acquisition occurred on March 16, 1996. The adjustments reflect the application of purchase accounting to the BMC Acquisition and, as a result, the assets and liabilities have been adjusted to reflect the allocation of the purchase price.

 (c) In connection with the BMC Acquisition, all of the assets and liabilities of BMC were transferred to HomeSide, with the exception of certain servicing rights associated with GNMA loans retained by HHI. Mortgage servicing fees were reduced $0.8 million for servicing income earned on the loans not transferred. The income was earned during the period prior to being acquired by the Parent.

 (d) Amortization was increased by $1.5 million to reflect the allocation of the BMC purchase price to mortgage servicing rights and reduced $0.5 million to reflect amortization on mortgage servicing rights retained by HHI.

 (e) In 1996, BMC sold loans held for sale as participations to an affiliate of Barnett. The funding source was replaced with the Bank Credit Agreement. Consequently, interest income was increased by $1.7 million to adjust for interest income passed to the participations.

      Interest expense was reduced by $0.8 million to reflect the Bank Credit Agreement and $0.1 million to reflect the funding of mortgage servicing rights retained by BMC.

      Pro forma interest expense is comprised of the following components:

Warehouse interest expense..................................  $ (62.6)
Interest credit on escrow deposits..........................     57.4
Other interest expense
  Servicing-related interest expense........................    (42.2)
  Other interest expense....................................    (22.0)
                                                              -------
          Total interest expense............................  $ (69.4)
                                                              =======

 (f) Origination revenue of $4.0 million generated by the loan production units retained by Barnett was eliminated.

 (g) Barnett retained mortgage loans held for investment. The interest earned on these loans of $0.7 million has been eliminated.

 (h) Salaries and employee benefits of $5.5 million for mortgage loan production units retained by Barnett were eliminated. The personnel associated with these positions were retained by Barnett.

 (i) Occupancy and equipment expenses of $1.2 million for loan production units retained by Barnett have been eliminated. The assets and operations associated with these functions were retained by Barnett.

 (j) Expenses have been reduced for mortgage loan production units retained by Barnett and certain mortgage servicing obligations retained by BMC. Other expenses have been adjusted to reflect amortization of debt issuance costs.

Decrease in other expenses for loan production units
  retained by Barnett.......................................  $(3.8)
Decrease in other expenses for mortgage servicing
  obligations retained by HHI...............................   (0.2)
Elimination of goodwill amortization........................   (1.0)
Amortization of debt issuance costs.........................    0.3
                                                              -----
          Net decrease in other expenses....................  $(4.7)
                                                              =====

 (k) Adjusts income tax expense for HomeSide's effective income tax rate.

---------------

Note: Numbers may not total or agree to financial statements due to rounding.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN MILLIONS)

                                                                        PRO FORMA
                                                                        HOMESIDE
                                        BBMC             BBMC         FOR THE BBMC          BMC             BMC
                                    HISTORICAL(A)   ACQUISITION(B)     ACQUISITION     HISTORICAL(A)   ACQUISITION(C)
                                    -------------   --------------   ---------------   -------------   --------------
Revenues:
Mortgage servicing fees...........     $ 173.0                           $ 173.0          $108.6           $ 14.8(m)
Gain on risk management
  contracts.......................       108.7              --             108.7              --               --(n)
Amortization of mortgage servicing
  rights..........................      (108.0)         $ (7.7)(d)        (115.7)          (48.3)            (6.0)(o)
                                       -------          ------           -------          ------           ------
Net servicing revenue.............       173.7            (7.7)            166.0            60.3              8.8
Interest income...................        24.3             5.4(e)           29.7            27.3              9.9(p)
Interest expense..................       (27.1)            1.7(f)          (25.4)          (20.4)            (3.2)(q)
                                       -------          ------           -------          ------           ------
Net interest revenue..............        (2.8)            7.1               4.3             6.9              6.7
Net mortgage origination
  revenue.........................         3.4            (2.9)(g)           0.5             3.2             (3.0)(r)
Gain on sales of servicing
  rights..........................        10.2           (10.2)(h)            --             9.1             (9.1)(s)
Other income......................         0.5              --               0.5             2.5             (2.3)(t)
                                       -------          ------           -------          ------           ------
Total revenue.....................       185.0           (13.7)            171.3            82.0              1.1
Expenses:
Salaries and employee benefits....        45.4            (5.8)(i)          39.6            53.1            (21.5)(u)
Occupancy and equipment...........        10.0            (6.4)(j)           3.6             6.0             (4.2)(v)
Servicing losses on investor-owned
  loans...........................        10.0              --              10.0              --               --
Real estate acquired..............         1.1              --               1.1              --               --
Other expenses....................        21.8             3.3(k)           25.1            52.9            (23.0)(w)
                                       -------          ------           -------          ------           ------
Total expenses....................        88.3            (8.9)             79.4           112.0            (48.7)
Income before income tax
  expense.........................        96.7            (4.8)             91.9           (30.0)            49.8
Income tax expense................        37.9            (3.0)(l)          34.9            (9.6)            20.4(x)
                                       -------          ------           -------          ------           ------
Net income........................     $  58.8          $ (1.8)          $  57.0          $(20.4)          $ 29.4
                                       =======          ======           =======          ======           ======

                                         PRO FORMA
                                       HOMESIDE FOR
                                       THE BBMC AND
                                            BMC
                                       ACQUISITIONS
                                    -------------------
Revenues:
Mortgage servicing fees...........        $ 296.4
Gain on risk management
  contracts.......................          108.7
Amortization of mortgage servicing
  rights..........................         (170.0)
                                          -------
Net servicing revenue.............          235.1
Interest income...................           66.9
Interest expense..................          (49.0)
                                          -------
Net interest revenue..............           17.9
Net mortgage origination
  revenue.........................            0.7
Gain on sales of servicing
  rights..........................             --
Other income......................            0.7
                                          -------
Total revenue.....................          254.4
Expenses:
Salaries and employee benefits....           71.2
Occupancy and equipment...........            5.4
Servicing losses on investor-owned
  loans...........................           10.0
Real estate acquired..............            1.1
Other expenses....................           55.0
                                          -------
Total expenses....................          142.7
Income before income tax
  expense.........................          111.7
Income tax expense................           45.7
                                          -------
Net income........................        $  66.0(y)
                                          =======

---------------
(a) Reflects BBMC's and BMC's historical consolidated income statements for the year ended December 31, 1995 subject to certain reclassifications to conform with the pro forma income statement presentation. For BMC, amortization of goodwill and affiliate profit sharing amounts have been reclassified to conform with this pro forma presentation.

(b) Reflects pro forma adjustments related to HomeSide's initial capitalization and the BBMC Acquisition, including related financing. The adjustments reflect the application of purchase accounting to the BBMC Acquisition and, as a result, the assets and liabilities have been adjusted to reflect the allocation of the purchase price.

(c) Reflects pro forma adjustments related to the BMC Acquisition. The adjustments reflect the application of purchase accounting to the BMC Acquisition and, as a result, the assets and liabilities have been adjusted to reflect the allocation of the purchase price.

(d) Amortization of mortgage servicing rights was increased by $7.7 million to reflect the allocation of the BBMC purchase price to servicing rights.

(e) In 1995, BBMC sold loans held for sale as participations to an affiliate of Bank of Boston. This funding source was replaced with the Bank Credit Agreement. Consequently, interest income has been increased by $13.3 million to adjust for interest income passed to the participations. Bank of Boston retained mortgage loans held for investment. The interest earned on these loans of $7.9 million has been eliminated.

(f) Reflects the Bank Credit Agreement and initial HomeSide capital structure. The Bank Credit Agreement also replaced the funding of loans held for sale as participations to an affiliate of Bank of Boston. Consequently, interest expense has been increased by $10.3 million.

     The income earned on the escrow deposit accounts associated with the loan servicing portfolio reduces interest expense. Before the BBMC Acquisition, these deposits were held at Bank of Boston and earned a higher benefit than would have been earned had they been held by an independent party. Reduction of $2.6 million is based on the benefit that would have been received from an independent party.

     New Bank Credit Agreement and capital structure........    $ 14.6
     Participations to affiliate of Bank of Boston..........     (10.3)
     Reduced benefit from escrow deposits...................      (2.6)
                                                                ------
                                                                $  1.7
                                                                ======

     Pro Forma interest expense is comprised of the following components:

     Warehouse interest expense.............................    $(24.8)
     Interest credit on escrow deposits.....................      32.1
     Other interest expense
       Servicing secured interest expense...................     (31.3)
       Other interest expense...............................      (1.4)
                                                                ------
     Total other interest expense...........................     (32.7)
                                                                ------
               Total interest expense.......................    $(25.4)
                                                                ======

(g) Mortgage origination revenue of $2.9 million generated by the branches retained by Bank of Boston was eliminated.

(h) Mortgage servicing rights were adjusted to fair value as part of the purchase accounting adjustments. Therefore no gain on sales would have been recognized since the proceeds received on the sales would have been equal to the cost basis of the mortgage servicing rights.

(i) The salaries and employee benefits incurred at the retail branches and the loan processing center retained by Bank of Boston of $5.8 million have been eliminated. The personnel associated with these positions were retained by Bank of Boston.

(j) Occupancy expenses for the retail branches and the loan processing center retained by Bank of Boston of $6.4 million have been eliminated. The assets and operations associated with these functions were retained by Bank of Boston.

(k) Reflects amortization of debt issuance costs of $3.6 million and elimination of goodwill amortization of $0.3 million.

(l) Adjusts income tax expense for the BBMC Acquisition to HomeSide's expected effective rate.

(m) BancPLUS was acquired by BMC on February 28, 1995. Income for the period January 1, 1995 through February 28, 1995 was added to reflect the period BancPLUS was not owned by BMC. Also, servicing fee income was increased to reflect the new agreement on servicing fee rates paid on Barnett's mortgage loan portfolio.

     In connection with the BMC Acquisition, all of the assets and liabilities of BMC were transferred to HomeSide, with the exception of certain servicing rights associated with GNMA loans retained by HHI. Mortgage servicing fees were reduced $5.1 million for servicing income earned on these loans during the year.

     Period BancPLUS not owned by BMC.......................  $ 9.9
     Servicing fee income...................................   10.0
     Servicing income on servicing retained by BMC..........   (5.1)
                                                              -----
          Net increase in mortgage servicing revenues.......  $14.8
                                                              =====

(n) At BMC, risk management contracts were not in place throughout 1995 and no gains were recognized in income to offset the decline in the value of the mortgage servicing rights and accelerated amortization due to changes in interest rates. No adjustments have been included to reflect the results of a risk management program had one been in place at BMC. After the BMC Acquisition, HomeSide extended its risk management practices to the combined servicing portfolio.

(o) Amortization of mortgage servicing rights was increased to reflect the period from January 1, 1995 through February 28, 1995 during which BancPLUS was not owned by BMC. Amortization was also increased to reflect the allocation of the BMC purchase price to mortgage servicing rights. Amortization was decreased to reflect amortization on mortgage servicing rights retained by BMC.

     Amortization for BancPLUS during period not owned by
      BMC...................................................  $(2.9)
     Increased amortization.................................   (5.9)
     Amortization on mortgage servicing rights retained by
      BMC...................................................    2.8
                                                              -----
          Net increase in amortization of mortgage servicing
            rights..........................................  $(6.0)
                                                              =====

(p) In 1995, BMC sold loans held for sale as participations to an affiliate of Barnett. This funding source will be replaced with the Bank Credit Agreement. Consequently, interest income was increased to adjust for interest income passed to the participations. Income for the period January 1, 1995 through February 28, 1995 was added to reflect the period BancPLUS was not owned by BMC. Barnett is retaining mortgage loans held for investment. The interest earned on these loans has been eliminated.

Interest income on participations...........................  $  9.6
Period BancPLUS not owned by BMC............................     1.4
Elimination of interest income on mortgage loans held for
  investment................................................     1.1
                                                              ------
     Net increase in warehouse interest income..............  $  9.9
                                                              ======

(q) Reflects the Bank Credit Agreement and the initial HomeSide capital structure as well as interest expense incurred to fund the mortgage servicing rights retained by BMC.

     Interest expense for the period January 1, 1995 through February 28, 1995 was added to reflect the period BancPLUS was not owned by BMC.

     The income earned on the escrow deposit accounts associated with the loan servicing portfolio reduces interest expense. Before the BMC Acquisition, these deposits were held at Barnett and earned a higher benefit than would have been earned had they been held by an independent party. Reduction of $0.6 million is based on the benefit that would have been received from an independent party.

     New Bank Credit Agreement and capital structure........  $ (1.6)
     Interest expense to fund mortgage servicing rights
      retained by BMC.......................................     0.9
     Period BancPLUS not owned by BMC.......................    (1.9)
     Reduced benefit from escrow deposits...................    (0.6)
                                                              ------
                                                              $ (3.2)
                                                              ======

     Pro Forma interest expense is comprised of the following components:

Warehouse interest expense..................................    $(40.9)
Interest credit on escrow deposits..........................      31.2
Servicing secured interest expense..........................     (13.9)
                                                                ------
     Total interest expense.................................    $(23.6)
                                                                ======

(r) Origination revenue of $3.0 million generated by the loan production units retained by Barnett was eliminated.

(s) Mortgage servicing rights were adjusted to fair value as part of the purchase accounting adjustments. Because the proceeds received on the sales would have been equal to the adjusted carrying value of the mortgage servicing rights, no gain on sales would have been recognized.

(t) Other income of $2.3 million generated by the branches retained by Barnett was eliminated.

(u) Salaries and employee benefits for the period January 1, 1995 through February 28, 1995 were added to reflect the period BancPLUS was not owned by BMC. Salaries and employee benefits for mortgage loan production units retained by Barnett were eliminated.

     Period BancPLUS not owned by BMC.......................  $  5.6
     Decrease in salaries and employee benefits for loan
      production units retained by Barnett..................   (27.1)
                                                              ------
     Net decrease in salaries and employee benefits.........  $(21.5)
                                                              ======

(v) Occupancy and equipment expenses of $4.2 million for loan production units retained by Barnett have been eliminated.

(w) Expenses have been reduced for mortgage loan production units retained by Barnett and certain mortgage servicing obligations retained by BMC. Other expenses for the period January 1, 1995 through February 28, 1995 were added to reflect the period BancPLUS was not owned by HHI. Other expenses have been adjusted to reflect amortization of debt issuance costs and amortization of goodwill.

     Decrease in other expenses for loan production units
      retained by Barnett...................................  $(25.8)
     Decrease in expenses for certain mortgage servicing
      obligations retained by BMC...........................    (1.4)
     Period BancPLUS not owned by BMC -- other expenses.....     3.9
     Amortization of debt issuance costs....................     2.0
     Adjustment to amortization of goodwill.................    (1.7)
                                                              ------
          Net decrease in other expenses....................  $(23.0)
                                                              ======

(x) Adjusts income tax expense for the BMC Acquisition and Offering Adjustments and HomeSide's expected effective rate.

(y) The pro forma financial statements for the year ended December 31, 1995 have been prepared under the accounting policies used by BBMC and BMC during that period. Effective January 1, 1996, BBMC and BMC prospectively adopted SFAS 122, "Accounting for Mortgage Servicing Rights." This statement, among other provisions, requires that the value of mortgage servicing rights associated with mortgage loans originated by an entity be capitalized as assets. The value of originated mortgage servicing rights
     (OMSR) is determined by allocating the total costs of the mortgage loans between the loans and the mortgage servicing rights based on their relative fair values. Also, the new statement requires that capitalized mortgage servicing rights be evaluated for impairment based on the fair value of these rights. For purposes of determining impairment, mortgage servicing rights that are capitalized after the adoption of this statement are stratified based on one or more of the predominant risk characteristics of the underlying loans. Impairment is recognized through a valuation allowance for each impaired stratum.

     Had this statement been adopted January 1, 1995, net mortgage origination revenue would have increased by $10.6 million and $2.8 million for pro forma BBMC and pro forma BMC, respectively, for the effect on income of recording OMSR. If these provisions of SFAS 122 were applied to the pro forma financial statements for the year ended December 31, 1995, additional amortization of mortgage servicing rights of $45.0 million and $10.0 million would have been recorded for pro forma BBMC and pro forma BMC, respectively, due to the interest rate environment during 1995. As a result of the above adjustments, pro forma HomeSide for the BBMC Acquisition net income would have been $27.8 million and pro forma HomeSide for the BBMC and BMC Acquisitions net income would have been $28.1 million for the year ended December 31, 1995.
---------------
Note: Numbers may not total or agree to financial statements due to rounding.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
BancBoston Mortgage Corporation:

     We have audited the accompanying consolidated balance sheet of BancBoston Mortgage Corporation and subsidiaries (see Note 1) as of March 15, 1996, and the related consolidated statements of operations, retained earnings and cash flows for the period from January 1, 1996 to March 15, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BancBoston Mortgage Corporation and subsidiaries as of March 15, 1996 and the results of their operations and their cash flows for the period from January 1, 1996 to March 15, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
March 14, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
BancBoston Mortgage Corporation

     We have audited the accompanying consolidated balance sheets of BancBoston Mortgage Corporation as of December 31, 1994 and 1995, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BancBoston Mortgage Corporation as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 2, BancBoston Mortgage Corporation changed its method of accounting for mortgage servicing fee income, effective January 1, 1994.

COOPERS & LYBRAND L.L.P.

Jacksonville, Florida

January 18, 1996, except
  for the second paragraph
  of Note 1 and the fifth
  paragraph of Note 2, as to
  which the date is March 4, 1996

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)
                          CONSOLIDATED BALANCE SHEETS

                                                            AT DECEMBER 31,
                                                        ------------------------    AT MARCH 15,
                                                           1994          1995           1996
                                                        ----------    ----------    ------------
                                                             (IN THOUSANDS)
                                             ASSETS

Cash..................................................  $    5,653    $      830     $   23,216
Mortgage loans
  Held for sale, net..................................     271,215       388,436        628,504
  Held for investment.................................      28,589        33,183         65,068
Purchased mortgage servicing rights, net..............     415,815       533,891        522,469
Excess mortgage servicing receivable, net.............      15,333        17,447         20,393
Accounts receivable...................................      66,390        82,473         65,599
Accounts receivable from Bank of Boston and
  affiliates..........................................         373           343             --
Pool loan purchases...................................      77,477        65,272         56,261
Mortgage claims receivable, net.......................      48,835        45,422         17,563
Accrued income tax receivable.........................          --            --         40,867
Deferred tax asset....................................      31,012        40,724         36,390
Real estate acquired..................................         924         2,627          2,797
Premises and equipment, net...........................      25,279        25,386         25,071
Other assets..........................................      19,992        18,269         16,159
                                                        ----------    ----------     ----------
          Total Assets................................  $1,006,887    $1,254,303     $1,520,357
                                                        ==========    ==========     ==========

                               LIABILITIES & STOCKHOLDER'S EQUITY

Note payable to Bank of Boston........................  $  779,021    $  966,000     $1,256,000
Accounts payable and accrued liabilities..............      81,269        51,683        137,837
Accrued income taxes..................................       4,825        36,213             --
Long-term debt........................................      14,007        13,816         13,790
                                                        ----------    ----------     ----------
          Total liabilities...........................     879,122     1,067,712      1,407,627
                                                        ----------    ----------     ----------
Commitments and Contingencies (Notes 9, 11, 12, 13, 15
  and 16)
Stockholder's Equity:
  Common stock, $1 par value per share: 10,000 shares
     authorized; 100 shares issued and outstanding....          --            --             --
  Additional paid-in capital..........................     156,666       156,666        156,666
  Retained earnings (accumulated deficit).............     (28,901)       29,925        (43,936)
                                                        ----------    ----------     ----------
          Total stockholder's equity..................     127,765       186,591        112,730
                                                        ----------    ----------     ----------
          Total Liabilities and Stockholder's
            Equity....................................  $1,006,887    $1,254,303     $1,520,357
                                                        ==========    ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                                       FOR THE PERIOD
                                                          YEARS ENDED DECEMBER 31,    JANUARY 1, 1996
                                                          -------------------------       THROUGH
                                                             1994          1995        MARCH 15, 1996
                                                          ----------    -----------   ----------------
                                                               (IN THOUSANDS)
Revenues:
  Mortgage servicing fees.............................     $140,491      $ 173,038       $  38,977
  Gain (loss) on risk management contracts............       (6,702)       108,702        (128,795)
  Amortization of mortgage servicing rights...........      (66,801)      (108,013)         (7,245)
                                                           --------      ---------       ---------
     Net servicing revenues...........................       66,988        173,727         (97,063)
                                                           --------      ---------       ---------
  Interest income.....................................       31,585         24,324           8,423
  Interest expense....................................      (33,952)       (27,128)        (10,089)
                                                           --------      ---------       ---------
     Net interest revenue (expense)...................       (2,367)        (2,804)         (1,666)
                                                           --------      ---------       ---------
  Net mortgage origination revenue....................        4,983          3,417           7,638
  Gain on sales of servicing rights...................       10,862         10,230              --
  Other income........................................          147            511             253
                                                           --------      ---------       ---------
          Total Revenues..............................       80,613        185,081         (90,838)
                                                           --------      ---------       ---------
Expenses:
  Salaries and employee benefits......................       40,370         45,381          10,287
  Occupancy and equipment.............................        9,012         10,009           2,041
  Servicing losses on investor-owned loans............        7,177          9,981           5,560
  Real estate acquired................................          253          1,054             291
  Other expenses......................................       19,326         21,896           7,377
                                                           --------      ---------       ---------
          Total Expenses..............................       76,138         88,321          25,556
                                                           --------      ---------       ---------
Income (loss) before income taxes and cumulative
  effect of change in accounting principle............        4,475         96,760        (116,394)
Income tax expense (benefit) before cumulative
  effect of change in accounting principle:
  Current.............................................        4,773         47,646         (46,867)
  Deferred............................................       (2,248)        (9,712)          4,334
                                                           --------      ---------       ---------
          Total Income Tax Expense (Benefit)..........        2,525         37,934         (42,533)
                                                           --------      ---------       ---------
Income (loss) before cumulative effect of change in
  accounting principle................................        1,950         58,826         (73,861)
Cumulative effect on prior years of change in
  accounting for mortgage servicing fee income, net of
  tax.................................................        3,455             --              --
                                                           --------      ---------       ---------
          Net Income (Loss)...........................        5,405         58,826         (73,861)
Retained Earnings (Accumulated Deficit), January 1....      (34,306)       (28,901)         29,925
                                                           --------      ---------       ---------
Retained Earnings (Accumulated Deficit), end of
  period..............................................     $(28,901)     $  29,925       $ (43,936)
                                                           ========      =========       =========

   The accompanying notes are an integral part of these financial statements.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   FOR THE PERIOD
                                                       YEARS ENDED DECEMBER 31,    JANUARY 1, 1996
                                                       -------------------------       THROUGH
                                                          1994          1995       MARCH 15, 1996
                                                       -----------   -----------   ---------------
                                                                     (IN THOUSANDS)
Cash flows provided by (used in) operating
  activities:
  Net income (loss)..................................  $     5,405   $    58,826     $   (73,861)
  Adjustments to reconcile net income (loss) to cash
     provided by (used in) operations:
     Cumulative effect of change in accounting for
       mortgage servicing fees, net of tax...........       (3,455)           --              --
     Amortization....................................       67,207       108,404           7,327
     Depreciation....................................        2,621         3,133             719
     Servicing losses on investor-owned loans........        7,177         9,981           5,560
     Deferred tax (benefit) expense..................       (2,248)       (9,712)          4,334
     Gain on sale of mortgage servicing rights.......      (10,862)      (10,230)             --
     (Gain) loss on risk management contracts........        6,702      (108,702)        128,795
     Write down of real estate acquired..............        1,066         1,699           1,067
     Capitalized excess mortgage servicing
       receivable....................................       (3,653)       (7,513)         (3,967)
     Mortgage loans originated and purchased for
       sale..........................................   (4,673,100)   (4,816,964)     (2,027,741)
     Proceeds and principal repayments of mortgage
       loans held for sale...........................    5,005,969     4,694,909       1,787,673
     Change in accounts receivable...................       (7,482)      (16,053)         17,217
     Change in pool loan purchases...................        9,002        12,205           9,011
     Change in mortgage claims receivable............        4,574        (5,383)         25,863
     Change in accrued income taxes..................       (1,231)       31,388         (77,080)
     Change in other assets and accounts payable and
       accrued liabilities...........................      (13,051)      (11,899)         82,622
                                                       -----------   -----------     -----------
     Net cash provided by (used in) operating
       activities....................................      394,641       (65,911)       (112,461)
                                                       -----------   -----------     -----------

Cash flows provided by (used in) investing
  activities:
  Principal payments on (net origination) of mortgage
     loans
     held for investment.............................       11,216        12,966         (31,885)
  Purchase of premises and equipment.................       (5,355)       (3,141)           (404)
  Acquisition of Bell Mortgage.......................           --          (891)             --
  Purchase of mortgage servicing rights..............     (164,047)     (193,013)        (60,171)
  Proceeds from (amounts paid for) risk management
     contracts, net..................................       (9,641)       27,120         (63,426)
  Proceeds from real estate acquired.................        2,773         2,610             759
  Proceeds from sales of mortgage servicing rights...       10,862        28,649              --
                                                       -----------   -----------     -----------
     Net cash used in investing activities...........     (154,192)     (125,700)       (155,127)
                                                       -----------   -----------     -----------

   The accompanying notes are an integral part of these financial statements.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                                   FOR THE PERIOD
                                                       YEARS ENDED DECEMBER 31,    JANUARY 1, 1996
                                                       -------------------------       THROUGH
                                                          1994          1995       MARCH 15, 1996
                                                       -----------   -----------   ---------------
                                                                     (IN THOUSANDS)
Cash flows provided by (used in) financing
  activities:
  Borrowings from Bank of Boston.....................    3,988,224     3,669,085       1,692,500
  Repayments to Bank of Boston.......................   (4,228,214)   (3,482,106)     (1,402,500)
  Repayment of long-term debt........................         (173)         (191)            (26)
                                                       -----------   -----------     -----------
     Net cash provided by (used in) financing
       activities....................................     (240,163)      186,788         289,974
                                                       -----------   -----------     -----------
Net increase (decrease) in cash......................          286        (4,823)         22,386
  Cash at January 1..................................        5,367         5,653             830
                                                       -----------   -----------     -----------
  Cash at end of period..............................  $     5,653   $       830     $    23,216
                                                       ===========   ===========     ===========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest........................................  $    32,819   $    27,498     $     9,211
                                                       ===========   ===========     ===========
     Income taxes....................................  $     7,864   $    16,258     $    30,213
                                                       ===========   ===========     ===========

Supplemental schedule of non-cash investing
  activities:
  BBMC purchased bulk mortgage servicing rights
     during the years 1994 and 1995. In conjunction
     with purchases, accounts payable were assumed...  $    60,188   $    23,022     $        --
                                                       ===========   ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

     BancBoston Mortgage Corporation ("BBMC") was a wholly-owned subsidiary of The First National Bank of Boston ("Bank of Boston"), which was a wholly-owned subsidiary of Bank of Boston Corporation. In December 1995, Bank of Boston Corporation signed an agreement with Thomas H. Lee Company and Madison Dearborn Partners ("Investors") to sell BBMC, creating an independent mortgage company. Under the terms of the agreement, Bank of Boston received cash and an equity interest in the new company HomeSide, Inc. The Investors acquired majority interest in HomeSide Inc.. The transaction closed March 15, 1996. Upon completion of the transaction, BBMC was renamed HomeSide Lending, Inc. BBMC is the predecessor company to both HomeSide Inc. and HomeSide Lending, Inc.

     On March 4, 1996, Barnett Banks, Inc. ("Barnett") entered into an agreement to sell certain of its mortgage banking operations, primarily its servicing portfolio and proprietary mortgage banking software systems to HomeSide, Inc. Barnett received cash and an ownership interest in HomeSide, Inc. The transaction closed May 31, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

     The consolidated financial statements include BBMC and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated. These financial statements have been prepared using the carrying values of BBMC and do not reflect the purchase of BBMC as discussed in Note 1.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Specifically, management adjusts the amount of amortization recorded based on the effect of anticipated changes in prepayment speeds.

  Interest rate products

     BBMC enters into financial agreements and purchases financial instruments as part of its interest rate risk management strategy. These agreements are not considered trading instruments and are primarily entered into for purposes of managing the prepayment risk associated with mortgage servicing rights and interest rate risk relative to commitments to originate mortgage loans against market value declines resulting from fluctuations in interest rates. These instruments and agreements are designated as a part of BBMC's risk management strategy and are linked to the related assets being managed.

     BBMC acquires financial instruments, including derivative contracts (risk management contracts), to partially protect the value of mortgage servicing rights from the effects of prepayment activity caused by interest rate declines. These financial instruments increase or decrease in value in an inverse relationship to changes in market interest rates. Accordingly, as interest rates decline, these financial instruments will increase in value, and as interest rates increase, these financial instruments will decline in value. The value of these financial instruments will fluctuate daily with interest rate changes, and these fluctuations may be significant. However, the decline in the value of these financial instruments is limited to the value recorded in the balance sheet. These financial instruments primarily include options on U.S. treasury futures, forward contracts, and interest rate floors.

     As of March 15, 1996, due to rising interest rates, the risk management contracts had declined in value by the carrying amount recorded on the balance sheet at December 31, 1995, (see Note 14).

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The cost of option contracts to manage BBMC's fixed and variable rate loan origination commitments are capitalized and amortized as an adjustment of gain or loss over the life of the underlying option contract. Unamortized premiums are included in other assets on the balance sheet. At March 15, 1996, BBMC had call options to purchase mortgage-backed securities with a total face amount of $653.0 million. The unamortized premiums associated with these options were $2.6 million at March 15, 1996. There were no put options outstanding as of the balance sheet date.

     Short-term option contracts that are used to manage interest rate risk on BBMC's mortgage servicing rights are marked-to-market with gains or losses recognized in current income. The current market value of these option contracts are included in the balance of capitalized mortgage servicing rights. At March 15, 1996, the current market value of these option contracts included in mortgage servicing rights was $20.2 million. Unrealized gains (losses) at December 31, 1994, 1995 and March 15, 1996, included in the consolidated statements of operations were ($2.9) million, $86.5 million and ($56.6) million, respectively.

  Mortgage loans

     Mortgage loans held for sale are carried at the lower of aggregate cost or fair value. Fair value is based on the contract prices at which the mortgage loans will be sold or, if the loans are not committed for sale, the current market price. Loan origination fees and certain direct costs are deferred until the related mortgage loans are sold.

     Mortgage loans held for investment are stated at the lower of cost or fair value at the time the permanent investment decisions are made. Discounts, if any, are amortized over the anticipated life of the investment.

     Loans are placed on nonaccrual status when any portion of the principal or interest is ninety days past due or earlier when concern exists as to the ultimate collectibility of principal or interest. When loans are placed on nonaccrual status, the related interest receivable is reversed against interest income of the current period. Interest payments received on nonaccrual loans are applied as a reduction of the principal balance when concern exists as to the ultimate collection of principal; otherwise, such payments are recognized as interest income. Loans are removed from nonaccrual status when principal and interest become current and they are estimated to be fully collectible.

  Purchased and originated mortgage servicing rights

     Purchased mortgage servicing rights (PMSR) represent the cost of purchasing the right to service mortgage loans originated by others. PMSR are amortized as a reduction of servicing fee income over the estimated servicing period in proportion to the estimated future net cash flows from the loans serviced. Remaining PMSR asset balances are evaluated for impairment by determining their estimated recoverable amount through applying the discount rate in effect at the time the servicing was purchased to the estimated future aggregate net cash flows from the underlying mortgages. The carrying value is written down for any impairment; such write-downs are included in the amortization of mortgage servicing rights.

     On January 1, 1996, BBMC adopted Statement of Financial Accounting Standards (SFAS) No. 122 which, among other provisions, requires that the value of mortgage servicing rights associated with mortgage loans originated by an entity be capitalized as assets. The value of BBMC's originated mortgage servicing rights (OMSR) is determined by allocating the total costs of the mortgage loans between the loans and the mortgage servicing rights based on their relative fair values. Previously, OMSR were included with the cost of the related loans and considered in determining the gain or loss on sale when the loans were sold. Through March 15, 1996, BBMC capitalized $3.1 million of OMSR, which had the effect of increasing net mortgage origination revenue by $3.1 million for the period January 1, 1996 to March 15, 1996 since a portion of the basis of loans originated for sale was allocated to OMSR. Since SFAS No. 122 prohibits retroactive

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

application, historical accounting results have not been restated and, accordingly, the accounting results for the previous years ended are not directly comparable with the period January 1, 1996 through March 15, 1996.

     SFAS No. 122 also requires that capitalized mortgage servicing rights be evaluated for impairment based on the fair value of these rights. For purposes of determining impairment, BBMC's mortgage servicing rights are stratified based on interest rate and type of loan (conventional/government). Impairment, if any, is recognized through a valuation allowance for each impaired stratum. BBMC did not record any impairment charges related to its mortgage servicing right portfolio for the period January 1, 1996 through March 15, 1996.

  Excess mortgage servicing receivable

     Excess mortgage servicing receivable (EMSR) represents the present value of servicing fee income in excess of a normal servicing fee. When loans are sold, the estimated excess servicing is recognized as income and amortized over the estimated servicing period in proportion to the estimated future aggregate net cash flows from the loans serviced. Remaining asset balances are evaluated for impairment based on current estimates of future discounted cash flows. Such write-downs are included in amortization of mortgage servicing rights.

  Accounts receivable

     Accounts receivable includes advances made in connection with loan servicing activities. These advances consist primarily of payments for property taxes and insurance premiums, as well as, principal and interest remitted to investors before they are collected from mortgagors.

  Pool loan purchases

     Pool loan purchases are carried at cost and consist of FHA-insured, VA-guaranteed, and conventional loans purchased from mortgage-backed securities serviced by BBMC for others. At the purchase date, these loans were delinquent or in the process of foreclosure or repayment. Losses associated with pool loan purchases are largely reimbursed by the insurer.

  Mortgage claims receivable

     Mortgage claims receivable includes claims filed primarily with the FHA and the VA. These receivables are carried at cost, less an allowance for estimated amounts that are not collectible from the mortgage insuring agencies.

  Real estate acquired

     Real estate acquired includes properties on which BBMC has foreclosed and taken title. It is initially reported at the lower of the carrying value of the loan or the fair value of the real estate obtained, less estimated selling costs. The excess, if any, of the loan balance over the fair value of the property at the time of transfer to real estate acquired is charged to the reserve for estimated servicing losses on investor-owned loans. Subsequent declines in the value of the property and costs related to holding the property are charged against income.

  Premises and equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the estimated life of the improvement or the term of the lease.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Other assets

     Other assets consist primarily of a prepaid pension asset ($9.8 million at March 15, 1996), allocated from the Bank of Boston, and the excess of cost over fair value of net assets acquired. The excess of cost over fair value of net assets acquired is amortized using a straight-line basis over periods varying from seven to twenty-five years.

  Mortgage servicing fees

     Mortgage servicing fees represent fees earned for servicing mortgage loans owned by investors. The fees are generally calculated on the outstanding principal balances of the loans serviced and are recognized as income on an accrual basis.

  Servicing losses on investor-owned loans

     BBMC records losses attributable to servicing FHA and VA loans for investors. These amounts include actual losses for final disposition of loans, accrued interest for which payment has been denied, and estimates for potential losses based on BBMC's experience as a servicer of government loans.

     A reserve for estimated servicing losses on investor-owned loans is available for potential losses related to the mortgage servicing portfolio and is included in the balance of accounts payable and accrued liabilities.

  Net mortgage origination revenue

     Net mortgage origination revenue includes gains and losses from sales of mortgage loans, deferred origination fees and expenses, and the present value of gains from the EMSR.

  Income taxes

     BBMC files its federal tax return through inclusion in Bank of Boston Corporation's consolidated return. Accordingly, Bank of Boston's federal tax provision is allocated to all member subsidiaries as if each member were a separate taxpayer. However, the timing of utilization of certain of BBMC's tax attributes may differ from a stand-alone tax-paying basis. BBMC accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."
Note 10 includes additional information with respect to the adoption of this statement. Under SFAS No. 109, current tax liabilities or assets are recognized through charges or credits to the current tax provision for the estimated taxes payable or refundable for the current year.

     Deferred tax liabilities are recognized for temporary differences that will result in amounts taxable in the future and deferred tax assets are recognized for temporary differences and tax benefit carryforwards that will result in amounts deductible or creditable in the future. Net deferred tax liabilities or assets are recognized through charges or credits to the deferred tax provision. A deferred tax valuation reserve is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized. Changes in the deferred tax valuation reserve are recognized through charges or credits to the deferred tax provision.

     The effect of enacted changes in tax law, including changes in tax rates, on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

  Accounting Changes

     Effective January 1, 1994, BBMC changed its method of accounting for mortgage servicing fees from the cash basis to the accrual basis. The cumulative effect to January 1, 1994 of this accounting change was an increase in net income of approximately $3.5 million, which is net of income taxes of $1.9 million.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PURCHASED MORTGAGE SERVICING RIGHTS AND EXCESS MORTGAGE SERVICING RECEIVABLE

     PMSR consist of the following:

                                                         DECEMBER 31,
                                                 ----------------------------    MARCH 15,
                                                     1994            1995          1996
                                                 ------------    ------------    ---------
                                                              (IN THOUSANDS)
PMSR...........................................   $ 732,775      $    954,931    $ 951,817
Accumulated amortization.......................    (316,960)         (421,040)    (429,348)
                                                  ---------      ------------    ---------
Balance........................................   $ 415,815      $    533,891    $ 522,469
                                                  =========      ============    =========

     EMSR consists of the following:

                                                          DECEMBER 31,
                                                  ----------------------------    MARCH 15,
                                                      1994            1995          1996
                                                  ------------    ------------    ---------
                                                               (IN THOUSANDS)
EMSR............................................  $     60,419    $     66,465    $ 70,432
Accumulated amortization........................       (45,086)        (49,018)    (50,039)
                                                  ------------    ------------    --------
Balance.........................................  $     15,333    $     17,447    $ 20,393
                                                  ============    ============    ========

4.  RESERVE FOR ESTIMATED SERVICING LOSSES ON INVESTOR-OWNED LOANS

     An analysis of the reserve for estimated servicing losses on investor-owned loans is as follows:

                                                          DECEMBER 31,
                                                  ----------------------------    MARCH 15,
                                                      1994            1995          1996
                                                  ------------    ------------    ---------
                                                               (IN THOUSANDS)
Balance at January 1............................    $(4,700)        $(6,650)      $ (9,400)
Servicing losses on investor-owned loans........     (7,177)         (9,981)        (5,560)
Charge-offs.....................................      5,304           7,473          2,725
Recoveries......................................        (77)           (242)            --
                                                    -------         -------       --------
Ending Balance..................................    $(6,650)        $(9,400)      $(12,235)
                                                    =======         =======       ========

5.  MORTGAGE SERVICING PORTFOLIO

     BBMC's residential mortgage servicing portfolio totaled $37.9 billion, $41.5 billion and $44.2 billion at December 31, 1994 and 1995 and March 15, 1996, respectively, and included mortgage-backed securities of $24.0 billion, $28.5 billion and $29.1 billion at December 31, 1994 and 1995 and March 15, 1996, respectively. In addition, BBMC's commercial loan servicing portfolio totaled $1.0 billion, $0.9 billion, and $0.2 billion at December 31, 1994 and 1995 and March 15, 1996, respectively. Related fiduciary funds are segregated in trust accounts, principally deposited with Bank of Boston, and are not included in the accompanying consolidated financial statements.

     BBMC has in force an errors and omissions policy in the amount of $25 million. Fidelity coverage up to a limit of $75 million, subject to a $1 million deductible, is provided under a Bank of Boston master program.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  PREMISES AND EQUIPMENT

     Premises and equipment consist of the following:

                                                          DECEMBER 31,
                                                  ----------------------------    MARCH 15,
                                                      1994            1995          1996
                                                  ------------    ------------    ---------
                                                               (IN THOUSANDS)
Land............................................    $  4,086        $  4,086      $  4,086
Building........................................      14,251          14,477        14,476
Furniture and equipment.........................      24,300          26,870        25,967
Leasehold improvements..........................         752             824           877
                                                    --------        --------      --------
                                                      43,389          46,257        45,406
Accumulated depreciation and amortization.......     (18,110)        (20,871)      (20,335)
                                                    --------        --------      --------
Balance.........................................    $ 25,279        $ 25,386      $ 25,071
                                                    ========        ========      ========

7.  NOTE PAYABLE TO BANK OF BOSTON

     BBMC borrows funds on a demand basis from Bank of Boston under a $1.25 billion line of credit, collateralized by substantially all of BBMC's assets. At December 31, 1994 and 1995 and March 15, 1996, the interest rate was 8.5%, 6.8% and 7.7%, respectively, less the benefit received from balances held at Bank of Boston. Interest expense, net of this benefit, was $24.6 million, $20.5 million and $6.7 million for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 to March 15, 1996, respectively.

8.  LONG-TERM DEBT

     Long-term debt consists of a 30-year mortgage note, payable monthly with interest at 9 1/2%, maturing in 2017. BBMC's main office building is pledged as collateral. Principal payments due on long-term debt as of March 15, 1996 are as follows:

                                                 MARCH 15, 1996
                                                 --------------
                                                 (IN THOUSANDS)
1997.........................................       $   230
1998.........................................           234
1999.........................................           258
2000.........................................           283
2001.........................................           312
Thereafter...................................        12,473
                                                    -------
          Total Due..........................       $13,790
                                                    =======

9.  EMPLOYEE BENEFITS

     BBMC participates with Bank of Boston and its affiliates in a non-contributory defined benefit pension plan (Plan) covering substantially all full-time employees. Bank of Boston funds the Plan in compliance with the requirements of the Employee Retirement Income Security Act.

     The Plan is an account balance defined benefit plan in which each employee has an account to which amounts are allocated based on level of pay and years of service and which grows at a specific rate of interest. Benefits accrued prior to 1989 are based on years of service, highest average compensation, and social security benefits. Expense (income) associated with this Plan was ($1.1) million and $0.5 million for the years ended December 31, 1994, and 1995, respectively, and $0.3 million for the period January 1, 1996 to March 15, 1996.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     BBMC also maintains non-qualified deferred compensation and retirement plans for certain officers. All benefits provided under these plans are unfunded and any payments to plan participants are made by BBMC. As of December 31, 1994, and 1995 and March 15, 1996, approximately $0.8 million, $0.7 million and $0.7 million, respectively, were included in accrued expenses and other liabilities for these plans. For the years ended December 31, 1994, and 1995 and for the period January 1, 1996 to March 15, 1996, expense related to these plans was $0.2 million, $0.2 million and $0.1 million, respectively.

     BBMC also participates with Bank of Boston and its affiliates in a thrift incentive plan. Under this plan, employer contributions are generally based on the amount of eligible employee contributions. The amounts charged to operating expense under this plan were $0.8 million, $0.2 million and $0.1 million for the years ended December 31, 1994, and 1995 and for the period January 1, 1996 to March 15, 1996, respectively. BBMC employees are eligible to participate in the thrift incentive plan until October 1, 1996 at which time BBMC participant accounts will become part of a similar plan offered by the new company.

     BBMC participates with Bank of Boston and its affiliates by providing certain health and life insurance benefits for retired employees. Eligible employees currently receive credits up to $10 thousand based on years of service, which are used to purchase post-retirement health care coverage. Life insurance coverage is dependent on years of service at retirement. Amounts charged to employee benefits expense for these benefits were $0.6 million and $0.5 million, and $0.8 million for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 to March 15, 1996, respectively. After March 15, 1996 retiree benefits associated with current retirees will be assumed by Bank of Boston.

     The components of post-retirement benefits expense for the two years ended December 31, 1994 and 1995 were as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                              1994        1995
                                                              ----        ----
                                                               (IN THOUSANDS)
Service cost (benefits earned during the period)............  $ 63        $ 53
Interest cost on projected benefit obligation...............   282         264
Amortization:
  Unrecognized net asset....................................   250         250
  Unamortized gain..........................................   (11)        (53)
                                                              ----        ----
Net post-retirement benefit cost............................  $584        $514
                                                              ====        ====

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     BBMC's unfunded accumulated post-retirement benefit obligation for the two years ended December 31, 1994 and 1995 was as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1994       1995
                                                              -------    -------
                                                                (IN THOUSANDS)
Accumulated post-retirement benefit obligation for
  retirees..................................................  $ 3,711    $ 3,515
Unrecognized net gain.......................................    1,385      1,541
Unrecognized net obligation.................................   (4,500)    (4,250)
                                                              -------    -------
Post-retirement benefit liability...........................  $   596    $   806
                                                              =======    =======

     Assumptions used in actuarial computations were:

                                                                 DECEMBER 31,
                                                        ------------------------------
                                                            1994             1995
                                                        -------------    -------------
Rate of increase in future compensation levels......             4.50%            4.50%
Weighted average discount rate......................             8.25%            7.25%
Medical inflation rate..............................    11% declining     8% declining
                                                        to 5% in 2001    to 5% in 1999

     An increase of 1% in the assumed health care cost trend rate would result in an increase of 5.9%, and 5.8% in the accumulated post-retirement benefit obligation and 4.9%, and 4.9% in annual post-retirement benefit expense for the years ended December 31, 1994 and 1995, respectively.

     These retirement plans are assessed annually, therefore there was no actuarial valuation at March 15, 1996. Post retirement benefit expense for the period January 1, 1996 to March 15, 1996 was $.01 million.

10.  INCOME TAXES

     The components of the net deferred tax asset are as follows:

                                                             DECEMBER 31,
                                                      ---------------------------   MARCH 15,
                                                          1994           1995         1996
                                                      ------------   ------------   ---------
                                                                  (IN THOUSANDS)
PMSR................................................  $     27,223   $     34,008   $  28,167
EMSR................................................         9,303          8,957       8,881
Reserve for estimated servicing losses on
  investor-owned loans..............................         2,529          3,657       4,759
Other...............................................        (2,385)        (1,301)     (1,303)
Valuation reserve...................................        (5,658)        (4,597)     (4,114)
                                                      ------------   ------------   ---------
Net deferred tax assets, net of reserve.............  $     31,012   $     40,724   $  36,390
                                                      ============   ============   =========

     The deferred tax assets, net of the valuation reserve, can be realized from the reversal of existing deferred tax liabilities and by carryback to previous years with taxable income. The valuation reserve has been primarily established against state deferred tax assets where carryback is not permitted.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the provision for (benefit from) income taxes are as follows:

                                                                     DECEMBER 31,
                                                              ---------------------------   MARCH 15,
                                                                  1994           1995         1996
                                                              ------------   ------------   ---------
                                                                          (IN THOUSANDS)
Current tax provision (benefit).............................    $ 4,773        $47,646      $(46,867)
Deferred tax:
  (Benefit) expense on income...............................     (2,587)        (8,651)        4,817
  Change in valuation reserve...............................        339         (1,061)         (483)
                                                                -------        -------      --------
Net deferred tax (benefit) expense..........................     (2,248)        (9,712)        4,334
Income tax provision (benefit) before cumulative effect of
  change in accounting principle............................      2,525         37,934       (42,533)
Change in accounting for mortgage servicing fee.............      1,860             --            --
                                                                -------        -------      --------
Total income tax provision (benefit)........................    $ 4,385        $37,394      $(42,533)
                                                                =======        =======      ========

     The following table reconciles the expected federal tax provision (benefit) on income (loss) before cumulative effect of change in accounting principle, based on the federal statutory tax rate of 35%, to the actual tax provision (benefit) before cumulative effect of change in accounting principle:

                                                                DECEMBER 31,
                                                             -------------------    MARCH 15,
                                                              1994        1995         1996
                                                             ------      -------   ------------
                                                                       (IN THOUSANDS)
Expected tax provision (benefit) applicable to income
  (loss) before cumulative effect of change in accounting
  principle...............................................   $1,567      $33,866     $(40,738)
Effect of:
  State income taxes, net of federal tax benefits.........      381        3,774          743
  Other...................................................      577          294       (2,538)
                                                             ------      -------     --------
Actual tax provision (benefit) before cumulative effect of
  change in accounting principles.........................   $2,525      $37,934     $(42,533)
                                                             ======      =======     ========

11.  LEASE COMMITMENTS

     BBMC leases office facilities and equipment under noncancelable leases that include renewal options and escalation clauses which extend into 1999. Rental expense for leases of office facilities and equipment was $3.6 million for the year ended December 31, 1994, $3.9 million for the year ended December 31, 1995 and $1.8 million for the period January 1, 1996 to March 15, 1996. BBMC's minimum future lease commitments are as follows:

                                                DECEMBER 31, 1995    MARCH 15, 1996
                                                -----------------    --------------
                                                          (IN THOUSANDS)
1996..........................................       $1,996              $1,837
1997..........................................          622               1,910
1998..........................................          280               1,764
1999..........................................           52               1,079
2000..........................................           --                 107
Thereafter....................................           --                  21
                                                     ------              ------
          Total...............................       $2,950              $6,718
                                                     ======              ======

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     BBMC purchases financial instruments and enters into financial agreements with off-balance sheet risk in the normal course of business through the origination and selling of mortgage loans and the management of the risk of fluctuations in interest rates. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risk is the possibility that a loss may occur if a counterparty to a transaction fails to perform according to the terms of the contract. Interest rate risk is the possibility that a change in interest rates will cause the value of a financial instrument to decrease or become more costly to settle. Financial instruments primarily used by BBMC include commitments to extend credit, mandatory and optional forward commitments, commitments to purchase mortgage servicing rights, and other instruments to minimize the interest rate risk of capitalized servicing assets, primarily options on treasury bond futures.

  Options and forward contracts

     BBMC purchases options and forward contracts to protect the value of mortgage servicing assets from exposure to increases in prepayment activity and to reduce the impact of interest rate fluctuations on its lending commitments. The notional amount of the options and forward contracts is the amount upon which interest and other payments under the contract are based and is generally not exchanged. Therefore, the notional amounts should not be taken as the measure of credit risk or a reflection of future cash requirements. The risk associated with options and forwards is the exposure to current and expected market movements in the interest rates and the ability of the counterparties to meet the terms of the contracts. The cash requirements associated with these options and forward contracts, aside from the initial purchase price, are minimal. These contracts generally require future performance on the part of the counterparty upon exercise of the option or execution of the forward contract by BBMC.

     BBMC is exposed to credit loss in the event of nonperformance by the counterparties to the various instruments. BBMC controls credit and market risk associated with interest rate products by establishing and monitoring limits as to the types and degree of risks that may be undertaken. BBMC's exposure to credit risk in the event of default by the counterparties for the options is $20.2 million which was due at March 15, 1996.

     BBMC's exposure to credit risk in the event of default by the counterparty for mandatory forward commitments to sell mortgage loans is the difference between the contract price and the current market price, offset by any available margins retained by BBMC or an independent clearing agent. The amount of credit risk as of March 15, 1996, if all counterparties failed completely and if the margins, if any, retained by BBMC or an independent clearing were to become unavailable, was approximately $16.1 million for mandatory forward commitments of mortgage-backed securities.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a summary of BBMC's notional amounts and fair values of interest rate products as of December 31, 1994 and 1995 and March 15, 1996.

                                    DECEMBER 31, 1994       DECEMBER 31, 1995         MARCH 15, 1996
                                   --------------------   ----------------------   --------------------
                                              ESTIMATED                ESTIMATED              ESTIMATED
                                   NOTIONAL     FAIR       NOTIONAL      FAIR      NOTIONAL     FAIR
                                    AMOUNT    VALUE(1)      AMOUNT     VALUE(1)     AMOUNT    VALUE(1)
                                   --------   ---------   ----------   ---------   --------   ---------
                                                              (IN THOUSANDS)
Purchased commitments to sell
  mortgage loans:
  Mandatory forward contracts....  $286,430    $4,413     $1,169,559   $ (9,798)   $941,087    $16,099
  Options on mortgage-backed
     securities..................    87,000       172        315,000         --     653,000      7,607
Risk management contracts:
  Purchased......................   371,000     2,157      3,107,500    118,753     781,000     17,990
  Sold...........................        --        --        295,000    (33,833)         --         --

---------------
(1) Fair value represents the amount at which a given instrument could be exchanged in an arms length transaction with a third party as of the balance sheet date.

(2) See Note 14 for additional disclosures on fair value of financial instruments.

  Commitments to originate mortgage loans

     BBMC regularly enters into commitments to originate mortgage loans at a future date subject to compliance with stated conditions. Commitments to originate mortgage loans have off-balance sheet risk to the extent BBMC does not have matching commitments to sell loans, which exposes BBMC to lower of cost or market valuation adjustments in a rising interest rate environment. Additionally, the extension of a commitment, which is subject to BBMC's credit review and approval policies, gives rise to credit exposure when certain borrowing conditions are met and the loan is made. Until such time, it represents only potential exposure. The obligation to lend may be voided if the customer's financial condition deteriorates or if the customer fails to meet certain conditions. Commitments to originate mortgage loans do not necessarily reflect future cash requirements since some of the commitments are expected to expire without being drawn upon. Commitments to originate mortgage loans totaled $194.5 million at December 31, 1994, $885.6 million at December 31, 1995 and $956.4 million at March 15, 1996.

  Mortgage loans sold with recourse

     BBMC sells mortgage loans with recourse to various investors and retains the servicing rights on these loans. The total outstanding balance of loans sold with recourse does not necessarily represent future cash outflows. The total outstanding principal balance of loans sold with recourse was $9.0 million at December 31, 1994, $6.8 million at December 31, 1995 and $7.0 million at March 15, 1996.

  Servicing commitments to investors

     BBMC is required to submit to certain investors, primarily GNMA, guaranteed principal and interest payments from the underlying mortgage loans regardless of actual collections.

  Purchase mortgage servicing rights commitments

     BBMC routinely enters into commitments to purchase mortgage servicing rights associated with mortgages originated by third parties, subject to compliance with stated conditions. These commitments to

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

purchase mortgage servicing rights correspond to mortgage loans having an aggregate loan principal balance of approximately $2.7 billion at December 31, 1995 and $0.9 billion at March 15, 1996.

  Geographical concentration of credit risk

     BBMC is engaged in business nationwide and has no material concentration of credit risk in any geographic region.

13.  OTHER RELATED PARTY TRANSACTIONS

     BBMC services mortgage loans for Bank of Boston and its affiliates. The balances of those portfolios totaled $3.3 billion, $2.0 billion and $2.0 billion at December 31, 1994 and 1995 and March 15, 1996, respectively. Related servicing fees are included in mortgage servicing fees and were $8.4 million and $7.6 million for the years ended December 31, 1994 and 1995, respectively, and $1.2 million for the period January 1, 1996 to March 15, 1996.

     BBMC reimburses Bank of Boston and its affiliates for certain occupancy and supplies costs. Total costs reimbursed were $0.7 million for the years ended December 31, 1994 and 1995, respectively, and $0.2 million for the period January 1, 1996 to March 15, 1996.

     BBMC services real estate acquired by the Bank of Boston and its affiliates. Related expenses are reimbursed and were $2.1 million and $1.7 million for the years ended December 31, 1994 and 1995, respectively, and $1.7 million for the period January 1, 1996 to March 15, 1996.

     An affiliate of Bank of Boston purchases a 99.25% participation in mortgages in the process of being sold to permanent investors. The principal balances sold under this agreement aggregated approximately $3.6 billion and $6.5 billion for the years ended December 31, 1994 and 1995, respectively, and $0.7 billion for the period January 1, 1996 to March 15, 1996.

     BBMC purchased mortgage servicing rights from Bank of Boston during 1995 and capitalized $4.8 million in mortgage servicing rights associated with this transaction.

     BBMC sold mortgage loans to Bank of Boston and its affiliates in its normal course of business. These sales totaled $0.4 billion, and $0.5 billion for the years ended December 31, 1994 and 1995, respectively, and $0.6 billion for the period January 1, 1996 to March 15, 1996. Included in mortgage loans held for sale are loans which will be sold to Bank of Boston and its affiliates totaling $94.5 million and $18.1 million at December 31, 1994 and 1995, respectively, and $64.1 million at March 15, 1996.

     Miscellaneous administrative services are provided by related companies. These services did not have a material impact on the consolidated financial statements.

14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments whether or not recognized in the balance sheet, for which it is practicable to estimate fair value.

     Financial instruments include such items as mortgage loans held for sale, mortgage loans held for investment, interest rate contracts, notes payable, and other instruments.

     Fair value estimates are made as of a specific point in time based on the characteristics of the financial instruments and the relevant market information. Where available, quoted market prices are used. In other cases, fair values are based on estimates using other valuation techniques, such as discounting estimated future cash flows using a rate commensurate with the risks involved or other acceptable methods. These techniques

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

involve uncertainties and are significantly affected by the assumptions used and the judgments made regarding risk characteristics of various financial instruments, prepayments, discount rates, estimates of future cash flows, future expected loss experience, and other factors. Changes in assumptions could significantly affect these estimates. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair value, BBMC's fair values should not be compared to those of other companies.

     Under the Statement, fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of BBMC. For certain assets and liabilities, the information required under the Statement is supplemented with additional information relevant to an understanding of the fair value.

     The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows:

  Cash

     The carrying amount reported in the balance sheet approximates fair value.

  Mortgages held for sale

     Fair values are based on the estimated value at which the loans could be sold in the secondary market. These loans are priced to be sold with servicing rights retained, as is BBMC's normal business practice.

  Mortgages held for investment

     Fair value is estimated using market quotes for securities backed by similar loans or by discounting contractual cash flows, adjusted for credit risk and prepayment estimates. These loans are priced with servicing rights retained. Discount rates are obtained from secondary market sources.

  Accounts receivable, pool loan purchases, and mortgage claims receivable, net

     Carrying amounts are considered to approximate fair value. All amounts that are assumed to be uncollectible within a reasonable time are written off.

  Excess mortgage servicing receivable

     Fair value is based on the present value of expected future net cash flows and the current estimated servicing life.

  Risk management contracts

     Fair values are estimated based on actual market quotes or option models.

  Note payable to Bank of Boston

     The carrying amount of the note payable to Bank of Boston reported in the balance sheet approximates its fair value.

  Long-term debt

     Fair value of long-term debt is estimated by discounting estimated future cash flows using a rate commensurate with the risks involved.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Commitments to originate mortgage loans

     Fair value is estimated using quoted market prices for securities backed by similar loans adjusted for differences in loan characteristics.

  Forward contracts to sell mortgages

     Forward contracts to sell mortgages, which represent legally binding agreements to sell loans to permanent investors at a specified price or yield, are valued using market prices for securities backed by similar loans and are reflected in the fair values of the mortgages held for sale, to the extent that these commitments relate to mortgage loans already originated, or of the related commitments to extend credit.

  Options on mortgage-backed securities

     The fair values of options are estimated based on actual market quotes. In some instances, quoted prices for the underlying loans or option models are used.

     The estimated fair values of BBMC's financial instruments are as follows:

                                     DECEMBER 31, 1994     DECEMBER 31, 1995        MARCH 15, 1996
                                    -------------------   -------------------   -----------------------
                                    CARRYING     FAIR     CARRYING     FAIR      CARRYING       FAIR
                                     AMOUNT     VALUE      AMOUNT     VALUE       AMOUNT       VALUE
                                    --------   --------   --------   --------   ----------   ----------
                                                              (IN THOUSANDS)
ASSETS
Cash..............................  $  5,653   $  5,653   $    830   $    830   $   23,216   $   23,216
Mortgages held for sale...........   271,215    272,535    388,436    395,984      628,504      633,993
Mortgages held for investment.....    28,589     26,988     33,183     35,003       65,068       65,068
Accounts receivable...............    66,763     66,763     82,816     82,816       65,599       65,599
Pool loan purchases...............    77,477     77,477     65,272     65,272       56,261       56,261
Mortgage claims receivable........    48,835     48,835     45,422     45,422       17,563       17,563
Excess mortgage servicing
  receivable......................    15,333     20,700     17,447     19,117       20,393       23,100
Risk management contracts,
  classified
  as PMSR, and other assets(2)....     3,727      2,157     84,520     84,920       20,169       20,169
LIABILITIES
Note payable to Bank of Boston....   779,021    779,021    966,000    966,000    1,256,000    1,256,000
Long-term debt....................    14,007     13,853     13,816     16,211       13,790       21,695
OFF-BALANCE SHEET(1)
Commitments to originate mortgage
  loans...........................               (1,455)                1,094                    27,250
Mandatory forward contracts to
  sell mortgages(2)...............                4,413                (9,798)                   16,099
Options on mortgage-backed
  securities(2)...................                  172                    --                     7,607
Risk management contracts.........               (6,998)                   --                        --

---------------

(1) Parentheses denote a liability
(2) See Note 12 for additional disclosures on notional amounts

     Fair value estimates are made as of a specific point in time, based on relevant market data and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale BBMC's entire holding of a particular financial instrument. Because no active market exists for some portion of BBMC's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, current interest rates and repayment trends, risk characteristics of various financial instruments, and other factors.

                        BANCBOSTON MORTGAGE CORPORATION
(The Predecessor, acquired by HomeSide, Inc. on March 15, 1996 and now known as
                       HomeSide Lending, Inc. -- Note 1)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in any of these assumptions used in calculating fair value would also significantly affect the estimates. Further, the fair value estimates were calculated as of December 31, 1994 and 1995 and March 15, 1996. Changes in market interest rates and prepayment assumption could significantly change the fair value.

15.  CONTINGENCIES

     BBMC is a defendant in a number of legal proceedings arising in the normal course of business. BBMC, in management's estimation, has recorded adequate reserves in the financial statements for pending litigation. Management, after reviewing all actions and proceedings pending against or involving BBMC, considers that the aggregate liability or loss, if any, resulting from the final outcome of these proceedings will not have a material effect on the financial position or results of operations of BBMC.

     During 1994, BBMC settled a class action lawsuit pertaining to escrow practices. BBMC agreed to change its escrow calculations to the aggregate method and, as a result, refunded approximately $45.0 million in excess escrow balance to mortgagors. In addition, BBMC paid interest on these excess funds in the amount of approximately $1.3 million. The change in escrow calculations did not have a material impact on the consolidated financial statements.

16.  ACQUISITION OF BELL MORTGAGE

     On June 1, 1995, BBMC purchased the assets and liabilities of Bell Mortgage Company (Bell Mortgage), a privately-held mortgage origination company located in Minneapolis, Minnesota, for $0.9 million in cash. The acquisition of Bell Mortgage was accounted for as a purchase. Accordingly, the purchase price was allocated to net assets acquired based upon their estimated fair market value. As of a result of the acquisition, goodwill of $0.4 million was recorded and is being amortized over a 7-year period using the straight-line method.

     Also, under the terms of the agreement, the shareholders of Bell Mortgage will receive additional contingent cash payments based on Bell Mortgage reaching specific performance goals over the next 3 years. These additional cash payments will be recorded as additions to goodwill and will be amortized over the remainder of the original 7-year period using the straight-line method.

     Results of operations after the acquisition date are included in the consolidated financial statements. Proforma financial results would not have been materially different as a result of this acquisition.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Barnett Mortgage Company:

     We have audited the accompanying consolidated balance sheets of BARNETT MORTGAGE COMPANY (a Florida corporation and a wholly owned subsidiary of Barnett Banks, Inc.) and subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnett Mortgage Company and subsidiaries as of December 31, 1994 and 1995 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
March 8, 1996

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                                                                  1994            1995
                                                              ------------    ------------
ASSETS
CASH........................................................  $  3,900,572    $ 14,987,783
MORTGAGE LOANS:
  Held for sale, net........................................   183,913,568     465,879,840
  Held for investment, net..................................    14,699,097      19,225,181
CAPITALIZED MORTGAGE SERVICING RIGHTS:
  Purchased mortgage servicing rights, net..................    85,574,002     240,059,235
  Excess mortgage servicing rights, net.....................     6,887,431      10,729,518
ACCOUNTS RECEIVABLE, Net:
  Mortgage claims receivable................................    14,667,507      40,810,317
  Amounts due from affiliates...............................       170,894       3,296,638
  Other receivables.........................................     3,704,721      20,784,599
PROPERTY AND EQUIPMENT, net.................................    18,565,631      25,263,834
REAL ESTATE OWNED, net......................................       731,091         600,061
GOODWILL, net...............................................    25,690,047     138,674,988
OTHER ASSETS................................................       967,476      14,318,185
                                                              ------------    ------------
                                                              $359,472,037    $994,630,179
                                                              ============    ============
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Notes payable.............................................  $248,214,485    $653,055,514
  Drafts payable............................................     9,208,104      11,573,446
  Accounts payable and accrued liabilities..................     9,791,502      63,789,362
  Deferred tax liability....................................     7,355,676      34,383,877
                                                              ------------    ------------
          Total liabilities.................................   274,569,767     762,802,199
                                                              ------------    ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock, $100 par value; 10,000 shares authorized,
     issued, and outstanding................................     1,000,000       1,000,000
  Additional paid-in capital................................    81,141,958     248,453,974
  Retained earnings (accumulated deficit)...................     2,760,312     (17,625,994)
                                                              ------------    ------------
          Total stockholder's equity........................    84,902,270     231,827,980
                                                              ------------    ------------
                                                              $359,472,037    $994,630,179
                                                              ============    ============

   The accompanying notes are an integral part of these consolidated balance sheets.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                    1994            1995
                                                                ------------    ------------
MORTGAGE ORIGINATION REVENUE:
  Mortgage origination fees.................................    $  3,276,304    $ 17,103,976
  Gain (loss) on sales of loans, net........................         691,969     (13,920,382)
                                                                ------------    ------------
          Total mortgage origination revenue................       3,968,273       3,183,594
                                                                ------------    ------------
INTEREST INCOME (EXPENSE):
  Interest income...........................................       3,459,860      27,264,470
  Interest expense, substantially all to affiliates.........      (4,911,433)    (20,427,661)
                                                                ------------    ------------
          Net interest income (expense).....................      (1,451,573)      6,836,809
                                                                ------------    ------------
MORTGAGE SERVICING REVENUE:
  Mortgage servicing income.................................      27,130,545      83,502,311
  Mortgage servicing income from affiliates.................      20,016,790      25,057,174
  Amortization of capitalized mortgage servicing rights.....     (17,783,184)    (48,282,193)
  Gain on sales of servicing................................               0       9,096,134
                                                                ------------    ------------
          Net mortgage servicing revenue....................      29,364,151      69,373,426
                                                                ------------    ------------
OTHER INCOME................................................       4,491,999       2,592,125
                                                                ------------    ------------
          Total revenues....................................      36,372,850      81,985,954
                                                                ------------    ------------
EXPENSES:
  Salaries and benefits.....................................      17,473,917      53,070,150
  General and administrative................................      14,923,734      41,849,355
  Affiliate profit sharing..................................       3,533,551       6,242,191
  Occupancy and equipment...................................       2,702,169       5,959,537
  Amortization of goodwill..................................         259,275       4,839,536
                                                                ------------    ------------
          Total expenses....................................      38,892,646     111,960,769
                                                                ------------    ------------
INCOME (LOSS) BEFORE INCOME TAXES...........................      (2,519,796)    (29,974,815)
INCOME TAX PROVISION (BENEFIT)..............................        (461,411)     (9,588,509)
                                                                ------------    ------------
NET INCOME (LOSS)...........................................    $ (2,058,385)   $(20,386,306)
                                                                ============    ============

 The accompanying notes are an integral part of these consolidated statements.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                      RETAINED
                                                     ADDITIONAL       EARNINGS
                                        COMMON        PAID-IN       (ACCUMULATED
                                        STOCK         CAPITAL         DEFICIT)         TOTAL
                                      ----------    ------------    ------------    ------------
BALANCE, December 31, 1993..........  $1,000,000    $ 20,437,820    $  4,818,697    $ 26,256,517
  Capital contributions.............           0      60,704,138               0      60,704,138
  Net loss..........................           0               0      (2,058,385)     (2,058,385)
                                      ----------    ------------    ------------    ------------
BALANCE, December 31, 1994..........   1,000,000      81,141,958       2,760,312      84,902,270
  Capital contributions.............           0     167,312,016               0     167,312,016
  Net loss..........................           0               0     (20,386,306)    (20,386,306)
                                      ----------    ------------    ------------    ------------
BALANCE, December 31, 1995..........  $1,000,000    $248,453,974    $(17,625,994)   $231,827,980
                                      ==========    ============    ============    ============

 The accompanying notes are an integral part of these consolidated statements.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                    (NOTE 7)

                                                                  1994             1995
                                                              -------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  (2,058,385)  $   (20,386,306)
                                                              -------------   ---------------
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
     Amortization of purchased mortgage servicing
       rights...............................................     15,288,479        45,816,361
     Amortization of excess servicing fees..................      2,494,705         2,465,832
     Amortization of goodwill...............................        259,275         4,839,536
     Depreciation and amortization of property and
       equipment............................................      1,776,267         3,191,009
     Capitalization of excess servicing fees................     (1,258,180)       (7,081,112)
     Origination of loans held for sale.....................   (508,150,116)   (3,318,208,729)
     Sales of mortgage loans held for sale..................    456,864,511     3,106,918,971
     Proceeds from sales of mortgage servicing rights.......              0        10,437,502
     Gain on sales of servicing rights......................              0        (9,096,134)
     Deferred income tax provision (benefit)................         91,933        (1,250,725)
     Changes in assets and liabilities:
       Accounts receivable, net.............................      2,067,746        (8,164,924)
       Other assets.........................................      1,254,075       (11,285,808)
       Accounts payable and accrued liabilities.............     (7,700,318)        9,488,879
       Other, net...........................................         45,104         6,807,216
                                                              -------------   ---------------
          Total adjustments.................................    (36,966,519)     (165,122,126)
                                                              -------------   ---------------
          Net cash used in operating activities.............    (39,024,904)     (185,508,432)
                                                              -------------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchased mortgage servicing rights.......................    (22,487,973)      (21,563,279)
  Net increase in loans held for investment.................     (1,593,575)       (3,152,365)
  Net increase (decrease) in real estate owned..............       (166,405)        1,751,036
  Purchases of property and equipment, net of retirements...       (220,543)         (556,054)
  Business acquisitions, net of cash acquired...............    (58,824,244)     (158,747,064)
                                                              -------------   ---------------
          Net cash used in investing activities.............    (83,292,740)     (182,267,726)
                                                              -------------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in notes payable.............................     64,990,122       211,666,829
  Capital contributions.....................................     59,765,851       167,196,540
                                                              -------------   ---------------
          Net cash provided by financing activities.........    124,755,973       378,863,369
                                                              -------------   ---------------
NET INCREASE IN CASH........................................      2,438,329        11,087,211

CASH AT BEGINNING OF YEAR...................................      1,462,243         3,900,572
                                                              -------------   ---------------
CASH AT END OF YEAR.........................................  $   3,900,572   $    14,987,783
                                                              =============   ===============

 The accompanying notes are an integral part of these consolidated statements.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

1.  SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

     Barnett Mortgage Company and its wholly owned subsidiaries (the "Company") originate, purchase, and service residential mortgage loans. The Company operates nationally with offices in 25 states.

     The accounting and reporting policies of the Company conform to generally accepted accounting principles and prevailing practices within the mortgage banking industry.

  Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include the accounts of Barnett Mortgage Company ("BMC") and its wholly owned subsidiaries, BancPLUS Financial Corporation ("BancPLUS") and Loan America Financial Corporation ("LAC"). Wholly-owned subsidiaries of BancPLUS include BancPLUS Mortgage Corp. and Honolulu Mortgage Company ("HMC"). As discussed in Note 2, BancPLUS and LAC were acquired in 1994 and 1995, respectively. These acquisitions were accounted for as purchases; therefore, BancPLUS and LAC are included in the consolidated financial statements from their respective dates of acquisition. BMC is a wholly owned subsidiary of Barnett Banks, Inc. (the "Parent"). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Certain previously reported amounts have been reclassified to conform to current presentation.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosed amount of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Mortgage Loans

     Mortgage loans held for sale are carried at the lower of aggregate cost or market. Cost is defined as the unpaid principal balance of the mortgage loans, adjusted for discounts and premiums, including deferred costs and fees. Differences between the net carrying amount of mortgage loans held for sale and the amount received from the sale, net of the recognition of any commitment fees paid, are recognized as gains or losses from the sale of mortgage loans. At December 31, 1994 and 1995, mortgage loans held for sale were carried at cost, which was less than their market values. Mortgage loans held for sale originated by the Parent's banking subsidiaries (the "Affiliate Banks") are not included in the Company's mortgage loans held for sale. These loans are funded and owned by the Affiliate Banks. The Company will purchase such loans from the Affiliate Banks and sell them to the secondary market simultaneously. Gains and losses from the sales of loans are recorded in the accompanying statements of operations. At December 31, 1995, the Affiliate Banks owned approximately $135,323,000 in mortgage loans held for sale.

     Mortgage loans held for investment are stated at the lower of cost or fair market value at the time the permanent investment decisions are made and primarily consist of (i) mortgage loans originated on behalf of employees of the Parent and the Affiliate Banks who are relocating, (ii) seasoned loans obtained in acquisitions by the Affiliate Banks which management has chosen to retain rather than sell, and (iii) loans in the final stages of foreclosure which were repurchased by the Company.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Interest income on mortgage loans is recorded on the accrual basis. Loans are placed on nonaccrual status and accrued interest is reversed when the collectibility of interest and principal is uncertain, generally after the loans become 120 days past due.

  Capitalized Mortgage Servicing Rights

     Capitalized mortgage servicing rights include purchased mortgage servicing rights ("PMSRs") and excess servicing fees. The Company capitalizes the cost of purchased mortgage servicing rights ("bulk"), servicing rights acquired through the purchase of mortgage loans originated by others ("flow") and servicing rights acquired in connection with acquisitions ("acquired") (Note 2). These amounts are capitalized and amortized in proportion to and over the life of the net servicing income, primarily using a discounted cash flow method for flow and acquired purchases and to a maximum of seven years using the sum-of-the-years-digits method for bulk purchases. PMSRs, net, represent PMSRs of $116,326,941 and $308,722,024 at December 31, 1994 and 1995, respectively, net of accumulated amortization of $30,752,939 and $68,662,789, respectively.

     Excess servicing fees are stated net of accumulated amortization and represent the present value of servicing yields in excess of industry standards. These amounts are capitalized and amortized over the estimated life of the underlying loans, primarily to a maximum of eight years using the sum-of-the-years-digits method, to provide for the recognition of a normal servicing fee in each year. Excess servicing fees, net, represent excess servicing fees at December 31, 1994 and 1995 of $14,876,068 and $20,640,470,
respectively, net of accumulated amortization of $7,988,637 and $9,910,952, respectively.

     The Company evaluates the effect of prepayments on the net realizable value of purchased mortgage servicing rights and excess servicing fees on a disaggregated undiscounted basis. If needed, the Company records additional amortization or write-downs based on this evaluation.

  Accounts Receivable

     Mortgage claims receivable includes loan servicing advances made in connection with loan servicing activities and claims receivable. Loan servicing advances consist primarily of payments for property taxes and insurance premiums, as well as principal and interest remitted to investors before they are collected from mortgagors. Claims receivable includes claims filed on foreclosed mortgages, primarily with the FHA and the VA.

     Reserves for estimated losses on loan servicing advances are based on management's continuing evaluation of potential losses. The allowance for losses included in accounts receivable was $320,654 and $1,542,989 at December 31, 1994 and 1995, respectively.

  Property and Equipment

     Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis using estimated useful lives of 12 to 50 years for buildings and improvements and 3 to 20 years for furniture and equipment. Leasehold improvements are amortized over their estimated useful lives or the terms of the related leases, whichever is shorter.

  Real Estate Owned

     Real estate owned represents real estate acquired by foreclosure and is carried at the lower of cost or appraised value minus estimated costs to sell. Any additional declines are charged to other expense and are recorded in a valuation reserve on an asset-by-asset basis. Net costs of maintaining and operating foreclosed properties are charged to expense as incurred.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Deferred Commitment Fees

     Deferred commitment fees, which are included in other assets, primarily consist of fees paid to permanent investors to ensure the ultimate sale of loans and put option fees paid for the option of selling mortgage-backed securities. Fees paid to permanent investors are recognized as an adjustment to the sales price when loans are sold. Any gain or loss resulting from either the exercise or expiration of put option fees is included in gain (loss) on sales of loans.

  Goodwill

     Net assets acquired in purchase transactions (Note 2) are recorded at fair value at the date of acquisition. Goodwill, representing the excess of the purchase price over the fair value of the net assets purchased, is being amortized on a straight-line basis over 25 years. The Company reviews its goodwill periodically for events or changes in circumstances that may indicate that the carrying amounts of the assets are not recoverable on an undiscounted cash flow basis.

  Reserve for Losses

     A reserve for losses is maintained for estimated foreclosure losses. The required level of reserves is determined on an undiscounted basis by analysis of such factors such as the prevailing stages of delinquencies, anticipated reinstatement rates from the various stages of delinquency, and loss experience on similar loans serviced. This reserve represents that portion of the estimated foreclosure losses for which the Company does not have an outstanding receivable as of the date of the financial statements, but for which an expected loss is estimated based on loan delinquencies and other characteristics of the loans serviced. This reserve is included in accounts payable and accrued liabilities in the accompanying financial statements.

  Mortgage Origination Fees

     Mortgage origination fees consist primarily of (i) fees received from borrowers on loans originated for sale, (ii) fees received from certain correspondents, and (iii) fees received from an affiliate (Note 5). Mortgage origination fees are deferred and recognized as income when the related loans are sold.

  Mortgage Servicing Revenue

     Mortgage servicing fees consist primarily of servicing fees and late charges received for servicing loans owned by investors and affiliates. Servicing fees are calculated on the basis of the outstanding principal balance of loans serviced and are recorded as income when received. Loan servicing costs are charged to expense as incurred.

     Late charges are recognized when assessed and are recorded in mortgage claims receivable net of an allowance for estimated waived or otherwise uncollectible amounts. Accrued late fees, net of allowance, totaled $1,998,380 and $1,554,393 at December 31, 1994 and 1995, respectively. In addition, amounts greater than 120 days past due are written off.

  Statement of Financial Accounting Standards No. 122

     In May 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Mortgage Servicing Rights". This statement, among other provisions, requires that the value of mortgage servicing rights associated with mortgage loans originated by an entity be capitalized as assets. The value of originated mortgage servicing rights ("OMSRs") is determined by allocating the total cost of the mortgage loans between the loans and the mortgage servicing rights based on their relative fair values. Presently, OMSRs are included with the cost of the related loans and

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

considered in determining the gain or loss on sale when the loans are sold. Also, the statement requires that capitalized mortgage servicing rights be evaluated for impairment based on the fair value of these rights. For the purposes of determining impairment, mortgage servicing rights that are capitalized after the adoption of this statement are stratified based on one or more of the predominate risk characteristics of the underlying loans. Impairment is recognized through a valuation allowance for each impaired stratum.

     The statement applies prospectively to fiscal years beginning after December 15, 1995. The Company plans to adopt the statement beginning January 1, 1996. The actual effect of implementing this statement on the Company's financial position and results of operations will depend on factors determined at the end of a reporting period, including the amount and mix of originated and purchased production, the level of interest rates, and market estimates of future prepayment rates. Accordingly, the Company cannot determine at this time the ultimate impact on its future earnings of applying the new methodologies of recording all mortgage servicing rights as assets, of calculating impairment, and of applying the other provisions of the statement; however, the adoption of the statement will accelerate the timing of income recognition from origination activities.

  Consolidated Statements of Cash Flows

     The Company defines cash as cash in banks.

2.  ACQUISITIONS

     On February 28, 1995, the Company completed the acquisition of BancPLUS for approximately $167 million in cash. BancPLUS and its wholly owned subsidiaries, BancPLUS Mortgage Corp. and HMC, are full-service mortgage bankers based in San Antonio, Texas, and Honolulu, Hawaii, who had total assets of $244 million and a servicing portfolio of $13.9 billion at the date of acquisition. The purchase price in excess of net assets acquired was $113 million.

     On October 1, 1994, the Company completed the acquisition of LAC for $60 million. LAC was a Miami-based wholesale mortgage banking company which had assets of $180 million and a servicing portfolio of approximately $4 billion at the date of acquisition. The purchase price in excess of net assets acquired, as adjusted for changes in estimates in 1995, was $29 million.

     These acquisitions are included in the consolidated financial statements from their respective dates of acquisition. Unaudited pro forma statements of operations for 1994 and 1995, assuming BancPLUS and LAC had been acquired as of January 1, 1994, are as follows (in thousands):

                                                                1994         1995
                                                              ---------    --------
Mortgage origination revenue................................  $  26,149    $  4,631
Interest income (expense), net..............................       (148)      6,137
Mortgage servicing revenue..................................     87,437      74,646
Other income................................................      5,830       2,744
                                                              ---------    --------
          Total revenues....................................    119,268      88,158
Expenses....................................................   (136,439)   (115,997)
                                                              ---------    --------
Loss before income taxes and affiliate profit sharing.......    (17,171)    (27,839)
Affiliate profit sharing....................................     (3,534)     (6,242)
Income tax benefit..........................................      4,741      10,780
                                                              ---------    --------
          Net loss..........................................  $ (15,964)   $(23,301)
                                                              =========    ========

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The above pro forma statements of operations assume that the Parent contributed capital equal to the purchase price as of January 1, 1994. The purchase accounting adjustments are reflected based on the actual purchase price and the amount of assets actually acquired. In addition, gains on sales of mortgage servicing rights are included in mortgage servicing revenue in these pro forma results. No adjustments have been made for restructuring costs that might have been incurred during the periods presented or for cost efficiencies that might have been realized. Accordingly, these pro forma results are not indicative of future results.

3.  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1994 and 1995 consisted of the following:

                                                       1994           1995
                                                    -----------    -----------
Building and improvements.........................  $14,720,814    $23,494,585
Furniture and equipment...........................   11,584,787     12,881,277
                                                    -----------    -----------
                                                     26,305,601     36,375,862
Less accumulated depreciation.....................    7,739,970     11,112,028
                                                    -----------    -----------
                                                    $18,565,631    $25,263,834
                                                    ===========    ===========

4.  INCOME TAXES

     The Company's results of operations are included in the Parent's consolidated income tax return. The Company's income tax provision and related asset or liability are computed based on income tax rates as if the Company filed a separate income tax return. Pursuant to a tax-sharing agreement with the Parent, the Company is reimbursed for the tax effect of current operating losses utilized in the consolidated return.

     The components of the provision (benefit) for income taxes for the years ended December 31, 1994 and 1995 are as follows:

                                                       1994          1995
                                                     ---------    -----------
Current:
  Federal..........................................  $(514,431)   $(7,504,840)
  State............................................    (38,913)      (832,944)
                                                     ---------    -----------
                                                      (553,344)    (8,337,784)
                                                     ---------    -----------
Deferred:
  Federal..........................................     87,016     (1,080,141)
  State............................................      4,917       (170,584)
                                                     ---------    -----------
                                                        91,933     (1,250,725)
                                                     ---------    -----------
Provision (benefit) for income taxes...............  $(461,411)   $(9,588,509)
                                                     =========    ===========

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The differences between federal income tax computed at the statutory rate of 35 percent and the actual tax provision are shown below:

                                                              1994            1995
                                                           -----------    ------------
Income (loss) before taxes...............................  $(2,519,796)   $(29,974,815)
                                                           ===========    ============
Tax provision (benefit) at the statutory rate............  $  (881,929)   $(10,491,185)
Increase (decrease) in taxes:
  State income tax, net of federal benefit...............      (22,098)       (539,470)
  Goodwill...............................................       90,746       1,693,838
  Other..................................................      351,870        (251,692)
                                                           -----------    ------------
          Total income tax provision (benefit)...........  $  (461,411)   $ (9,588,509)
                                                           ===========    ============
Effective tax rate.......................................          (18)%           (32)%
                                                           ===========    ============

     Deferred income taxes reflect the impact of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities due to differences in the timing of recognition of revenues and expenses and differences related to acquisitions. The tax effects of temporary differences which create deferred tax assets and liabilities at December 31, 1994 and 1995 are detailed below:

                                                               1994           1995
                                                            -----------    -----------
Deferred tax assets:
  Reserves................................................  $         0    $ 5,109,268
  Net operating loss carryforwards........................    4,044,430      3,146,010
  Late charges............................................      629,351        954,969
  Property and equipment..................................      651,825        321,215
  Other...................................................      930,060      1,571,175
                                                            -----------    -----------
          Gross deferred tax assets.......................    6,255,666     11,102,637
          Valuation allowance.............................            0     (3,146,010)
                                                            -----------    -----------
          Deferred tax asset..............................    6,255,666      7,956,627
                                                            -----------    -----------
Deferred tax liabilities:
  Capitalized servicing rights............................   13,310,651     41,520,994
  Other...................................................      300,691        819,510
                                                            -----------    -----------
          Deferred tax liability..........................   13,611,342     42,340,504
                                                            -----------    -----------
Net deferred tax liability................................  $ 7,355,676    $34,383,877
                                                            ===========    ===========

     The Company's $34,383,877 net deferred tax liability includes a valuation allowance of $3,146,010, representing LAC's preaffiliation federal and state net operating loss carryforwards for which realization is uncertain.

5.  RELATED-PARTY TRANSACTIONS

     The Company services loans (Note 8) for the Affiliate Banks. Total loan servicing income relating to loans owned by the Affiliate Banks was approximately $18,326,000, $20,017,000, and $25,057,000 in 1994 and 1995,
respectively.

     Through March 1995, the Company received earnings credits from the Parent or its subsidiaries in exchange for maintaining fiduciary deposit accounts. Revenue recognized as a result of this arrangement was

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$2,365,000, and $523,000 in 1994 and 1995, respectively, and has been included in other income. Subsequent to March 1995, the Company received earnings credits in the form of reduced interest expense.

     Notes payable at December 31, 1995, includes advances from lines of credit with the Parent and the Affiliate Banks which bear interest at a rate of LIBOR plus 1%, reduced in proportion to compensating balances maintained with Affiliate Banks.

     Amounts payable to the Parent and Affiliate Banks which are included in accounts payable and accrued liabilities at December 31, 1994 and 1995 were $2,170,000 and $7,680,000, respectively.

     The Company performs certain centralized processing functions for certain Affiliate Banks. Included in other income was approximately $2,171,000, and $1,972,000 in fees for these services for the years ended December 31, 1994 and 1995, respectively.

     The Company recorded certain expenses related to transactions with the Parent and the Affiliate Banks as follows:

                                                               1994           1995
                                                            -----------    -----------
Management fees...........................................  $   721,141    $ 2,914,794
Affiliate revenue sharing.................................    3,533,551      6,242,191
Rent expense..............................................    1,292,498      1,316,448
Interest expense..........................................    3,281,503     17,588,548
Information processing support............................    1,953,244      3,505,484
Internal audit fees.......................................      358,800        421,392
                                                            -----------    -----------
                                                            $11,140,737    $31,988,857
                                                            ===========    ===========

     The Company pays its Parent a management fee for traditional corporate support functions, such as accounting operations, financial reporting and analysis, human resources, marketing, and strategic planning. Affiliate revenue sharing is a distribution to the Affiliate Banks and is based on each affiliate's annual loan production.

     The Parent funds certain additions to building and improvements through capital contributions. The Parent made noncash capital contributions of $938,287, and $115,476 to the Company for the net cost of building facilities in 1994 and 1995, respectively. In addition, the Parent has made additional capital contributions to fund acquisitions. During 1994 and 1995, the Parent contributed $59,800,000 and $167,100,000, respectively to the Company to fund the acquisitions of LAC and BancPLUS, respectively.

     LAC and BancPLUS Mortgage Corp. sell a certain amount of their loan production to an Affiliate Bank. Total loans sold to the Affiliate Bank, at cost, during 1994 and 1995 were $204 million and $324 million, respectively. Additionally, BMC charges the Affiliate Bank a fee, which totaled $509,000 and $809,000 during 1994 and 1995, respectively, for arranging these transactions and providing certain support services.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  NOTES PAYABLE

     At December 31, 1994, LAC had available mortgage warehouse credit facilities which permitted the Company to borrow a maximum amount of $275 million, collateralized by the mortgage loans held for sale by LAC. The following table summarizes information regarding these facilities as of December 31, 1994:

Balance at end of year......................................  $  174,015,589
Weighted average interest rate at end of year...............            7.23%
Maximum amount outstanding..................................  $  174,015,589
Average amount outstanding..................................     150,825,062
Contractual interest rate at end of year....................    1.25% to 8.5%
Weighted average interest rate during the year..............            5.58%

     These facilities expired on May 27, 1995. The Company replaced these facilities with a borrowing arrangement from the Parent and the Affiliate Banks (Note 5). Also, during 1995, the Company entered into a credit facility for $200 million, of which $0 was outstanding at December 31, 1995.

7.  SUPPLEMENTAL CASH FLOW INFORMATION

     The Company transferred $235,000, and $1,669,000 from mortgage loans to real estate acquired by foreclosure in 1994 and 1995, respectively. These transactions have been excluded from the accompanying consolidated statements of cash flows.

     For the years ended December 31, 1994 and 1995, income taxes of $396,431 and $2,852,641, respectively, were paid to the Parent. Interest paid during the same years was $4,578,611 and $18,529,118, respectively.

8.  LOAN SERVICING

     The Company was servicing 243,116 and 445,665 loans at December 31, 1994 and 1995, respectively. The remaining principal balances on serviced loans totaled approximately $18.4 billion and $33.4 billion at December 31, 1994 and 1995, respectively. At December 31, 1995, the geographic distribution of loans serviced was 38% in Florida, 14% in California, and 48% in other states. Loans serviced for others are not included in the accompanying consolidated balance sheets. The accompanying balance sheets also do not include funds held in fiduciary deposit accounts, as these funds are not assets of the Company. These amounts averaged $262,000,000 and $407,000,000 during 1994 and 1995, respectively.

     In connection with its loan servicing activities, the Company makes certain payments of property taxes and insurance premiums in advance of collecting them from specific mortgagors and makes certain payments of attorneys' fees and other costs related to loans in foreclosure. Also, in connection with servicing mortgage-backed securities guaranteed by Government National Mortgage Association ("GNMA") or Federal National Mortgage Association ("FNMA"), the Company advances certain principal and interest payments to security holders prior to their collection from specific mortgagors. These advances are presented as receivables in the accompanying consolidated balance sheets.

     Conforming conventional loans serviced by the Company are securitized through FNMA or Federal Home Loan Mortgage Corporation ("FHLMC") programs on a nonrecourse basis, whereby foreclosure losses are generally the responsibility of FNMA and FHLMC and not the Company. Similarly, the government loans serviced by the Company are securitized through GNMA programs, whereby the Company is insured against loss by the FHA or partially guaranteed against loss by the VA.

     The Company is exposed to potential losses on loans partially guaranteed by the VA in the event the VA elects to pay its guarantee amount instead of repurchasing the loans. The Company incurred losses of

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$809,000, in 1995, but did not incur any significant losses in 1994 related to these loans. The Company has also fulfilled certain pool commitments with loans that were sold with recourse. Total principal outstanding of loans sold with recourse was $64,415,000 and $144,490,000 at December 31, 1994 and 1995,
respectively. Management believes that its reserves for losses are adequate for any contingencies that may arise from these loans.

9.  COMMITMENTS AND CONTINGENCIES

     The Company's fidelity bond requirements are satisfied through a policy with underwriters at Lloyd's of London ("Lloyd's"). Maximum coverage is $75,000,000 per occurrence, with a self-insurance program covering losses under the deductible of $5,000,000 for the Parent as a whole. The Company is only liable for losses up to its $250,000 deductible. At December 31, 1995, the Company had errors and omissions insurance coverage through a policy with Lloyd's in the amount of $35,000,000. Premiums on both policies have been paid through August 1996.

     The Company leases office space and equipment under various operating leases expiring through 1998. Substantially all lease agreements for office space contain renewal options and provide for increases in rental payments based on the lessor's operating costs or the consumer price index.

     The following is a schedule of future minimum rental payments, exclusive of any contingent operating charges under certain leasing arrangements that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1995:

Year ending December 31:
  1996...................................................  $2,274,796
  1997...................................................   1,200,805
  1998...................................................     681,885
  1999...................................................     395,047
                                                           ----------
          Total..........................................  $4,552,533
                                                           ==========

     The Company is a party to certain pending legal proceedings arising from matters incidental to its business. In the opinion of management and counsel, the aggregate unreserved liability or loss, if any, of legal proceedings will not have a significant effect on the consolidated financial condition, results of operations or liquidity of the Company.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments as of December 31, 1995 is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts:

                                                                     1994
                                                        ------------------------------
                                                          CARRYING         ESTIMATED
                                                           AMOUNT          FAIR VALUE
                                                        ------------      ------------
Assets:
  Cash................................................  $  3,900,572      $  3,900,572
  Accounts receivable, net............................    18,543,122        18,543,122
  Mortgage loans held for sale, net...................   183,913,568       185,101,884
  Mortgage loans held for investment, net.............    14,699,097        14,365,427
Liabilities:
  Notes payable.......................................   248,214,485       248,214,485
  Accounts payable and accrued liabilities............     9,791,502         9,791,502
Off-balance sheet financial instruments:
  Commitments to extend credit and sell loans.........             0           605,854

                                                                     1995
                                                        ------------------------------
                                                          CARRYING         ESTIMATED
                                                           AMOUNT          FAIR VALUE
                                                        ------------      ------------
Assets:
  Cash................................................  $ 14,987,783      $ 14,987,783
  Accounts receivable, net............................    64,891,554        64,891,554
  Mortgage loans held for sale, net...................   465,879,840       471,241,851
  Mortgage loans held for investment, net.............    19,225,181        19,225,181
Liabilities:
  Notes payable.......................................   653,055,514       653,055,514
  Accounts payable and accrued liabilities............    63,789,362        63,789,362
Off-balance sheet financial instruments:
  Commitments to extend credit and sell loans.........             0        (4,084,450)

     The fair value estimates as of December 31, 1994 and 1995 are based on pertinent information available to management as of the respective dates. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

     The following describes the methods and assumptions used by the Company in estimating fair value amounts:

     Cash, Accounts Receivable, Notes Payable, and Accounts Payable and Accrued Liabilities

     The carrying amount approximates fair value.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Mortgage Loans Held for Sale

     Fair value is estimated using the quoted market prices for securities backed by similar types of loans and dealer commitments to purchase loans on a servicing retained basis.

     Mortgage Loans Held for Investment

     Fair value is estimated using quoted market prices for sales of whole loans with similar characteristics, such as repricing dates, product type, and size. In 1995, management's estimates of fair value of these loans does not materially differ from cost.

     Off-Balance Sheet Financial Instruments

     Fair value represents the gain or loss on the Company's unclosed commitments to originate or purchase loans and the Company's commitments to sell loans. Both types of commitments take into consideration the remaining terms of the agreements and the present creditworthiness of the counterparties.

11.  DERIVATIVE FINANCIAL INSTRUMENTS AND FINANCIAL
     INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     During December 1995, the Company purchased options to buy $500 million of U.S. Treasury securities in order to reduce its exposure to the impact of falling interest rates on the value of its capitalized mortgage servicing assets. The cost of the options of $6,600,000, net of accumulated amortization of $41,000, is included in other assets. These options were terminated in January 1996 and the realized gain was reflected as a reduction of PMSRs.

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business through the production and sale of mortgage loans and the management of interest rate risk. These instruments include short-term commitments (interest rate and points) to extend credit, mortgage-backed securities mandatory forward commitments, put options to sell mortgage-backed securities, and loans sold with recourse. These instruments involve, to varying degrees, elements of credit and interest rate risk.

     The Company's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit, mortgage-backed securities mandatory forward commitments, put options to sell mortgage-backed securities, and loans sold with recourse is represented by the contractual or notional amounts of these instruments. As these off-balance sheet financial instruments have essentially the same credit risk involved in extending loans, the Company generally uses the same credit and collateral policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

     At December 31, 1994 and 1995, financial instruments having potential credit risk in excess of those reported in the consolidated balance sheets are as follows:

             CONTRACTUAL OR NOTIONAL AMOUNTS                    1994           1995
             -------------------------------                ------------   ------------
Commitments to extend credit..............................  $133,000,000   $418,000,000
Commitments to sell mortgage loans and mortgage-backed
  securities..............................................   288,000,000    863,000,000
Loans sold with recourse..................................    64,415,000    144,490,000

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  CONCENTRATION OF CREDIT RISK

     The Company has identified certain credit risk concentrations in relation to its on- and off-balance sheet financial instruments. A credit risk concentration results when the Company has a significant credit exposure to an individual or a group engaged in similar activities or is affected similarly by economic conditions.

     A significant portion of the Company's financial instruments is transacted with other financial institutions, various government agencies, and individual investors. The Company does not have a credit risk concentration with any one financial institution, agency, or individual. However, of the loans held by the Company and sold with recourse, a majority are secured by residential real estate in Florida.

13.  RETIREMENT PLAN

     The Company participates in the Parent's retirement, management and incentive compensation, and health and welfare plans. The Company's share of pension and 401(k) plans' costs and expenses allocated annually by the Parent are as follows:

                                                              PENSION      401(K)
                                                               PLANS        PLAN
                                                              --------    --------
Year ended December 31:
  1993......................................................  $ 96,192    $240,367
  1994......................................................   143,148     245,739
  1995......................................................   268,938     837,956

     The Company remits amounts expensed to the Parent for retirement plans and for health and welfare plans. Amounts for the management and incentive compensation plans are remitted directly to employees or to plans maintained on their behalf.

     Information from the Parent's retirement plans' administrator is not available to permit the Company to determine its share of the vested and nonvested retirement plan benefit obligations and plan assets. The weighted average discount rate and rate of increase in future compensation levels used in determining the actual present value of the projected benefit obligations were 8.90% and 4.50%, respectively, in 1994 and 7.30% and 4.00% in 1995. The expected long-term rate of return on assets was 9.00% and 9.50% in 1994 and 1995, respectively.

     The Parent has estimated the accumulated postretirement benefit obligation on a consolidated basis only and allocates costs to each subsidiary. No specific estimate has been made for each subsidiary.

14.  SUBSEQUENT EVENT

     On March 4, 1996, the Parent entered into a transaction in which the stock of Barnett Mortgage Company would be acquired by a newly formed entity in exchange for one-third ownership of the new entity and cash. Under the terms of the transaction, the Parent would retain its mortgage production units, continue to originate mortgages and retain certain other assets.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE PERIOD APRIL 1, 1996 TO MAY 30, 1996, THE PERIOD JANUARY 1, 1996 TO MAY 30, 1996 AND
                  THE THREE AND SIX MONTHS ENDED JUNE 30, 1995

                                        FOR THE THREE    FOR THE PERIOD     FOR THE SIX     FOR THE PERIOD
                                        MONTHS ENDED    APRIL 1, 1996 TO    MONTHS ENDED    JANUARY 1, 1996
                                        JUNE 30, 1995     MAY 30, 1996     JUNE 30, 1995    TO MAY 30, 1996
                                        -------------   ----------------   --------------   ---------------
                                                                    (UNAUDITED)
Mortgage Origination Revenue:
     Mortgage origination fees........  $  3,469,496      $  1,646,405      $  6,004,619     $  7,288,487
     Gain on sales of loans, net......       994,681        (3,382,960)        1,513,615          482,097
                                        ------------      ------------      ------------     ------------
          Total mortgage origination
            revenue...................     4,464,177        (1,736,555)        7,518,234        7,770,584
                                        ------------      ------------      ------------     ------------
Interest Income (Expense):
     Interest income..................     4,420,002         5,637,821         7,002,527       14,216,288
     Interest expense, substantially
       all to affiliates..............    (6,766,123)       (3,479,782)       (9,684,960)      (9,574,047)
                                        ------------      ------------      ------------     ------------
          Net interest income
            (expense).................    (2,346,121)        2,158,039        (2,682,433)       4,642,241
                                        ------------      ------------      ------------     ------------
Mortgage Servicing Revenue:
     Mortgage servicing income........    22,438,636        15,706,692        35,723,498       38,833,222
     Mortgage servicing income from
       affiliates.....................     6,407,273         5,464,308        12,502,709       13,626,195
     Amortization of capitalized
       mortgage servicing rights......   (12,123,793)       (8,455,734)      (20,474,792)     (25,467,112)
                                        ------------      ------------      ------------     ------------
     Net mortgage servicing revenue...    16,722,116        12,715,266        27,751,415       26,992,305
                                        ------------      ------------      ------------     ------------
Other Income..........................     6,203,385         1,678,385         7,054,383        1,739,967
                                        ------------      ------------      ------------     ------------
     Total revenues...................    25,043,557        14,815,135        39,641,599       41,145,097
                                        ------------      ------------      ------------     ------------
Expenses:
     Salaries and benefits............    14,300,768        10,401,903        23,433,243       25,172,581
     General and administrative.......    12,119,341         6,816,094        20,402,735       20,748,278
     Occupancy and equipment..........     2,424,081         1,568,623         3,941,229        3,719,982
     Amortization of goodwill.........     1,673,052           928,449         2,225,827        2,323,547
                                        ------------      ------------      ------------     ------------
          Total expenses..............    30,517,242        19,715,069        50,003,034       51,964,388
                                        ------------      ------------      ------------     ------------
Loss Before Income Taxes..............    (5,473,685)       (4,899,934)      (10,361,435)     (10,819,291)
Income Tax Benefit....................    (2,117,689)         (914,901)       (2,876,941)      (2,476,272)
                                        ------------      ------------      ------------     ------------
Net Loss..............................  $ (3,355,996)     $ (3,985,033)     $ (7,484,494)    $ (8,343,019)
                                        ============      ============      ============     ============

   The accompanying notes are an integral part of these financial statements.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE PERIOD JANUARY 1, 1996 TO MAY 30, 1996 AND
                       THE SIX MONTHS ENDED JUNE 30, 1996

                                                               FOR THE SIX        FOR THE PERIOD
                                                              MONTHS ENDED      JANUARY 1, 1996 TO
                                                              JUNE 30, 1995        MAY 30, 1996
                                                              -------------     ------------------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................................  $    (7,484,494)    $    (8,343,019)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Amortization of purchased mortgage servicing rights...       19,334,513          24,141,074
     Amortization of excess servicing fees.................        1,140,279           1,326,038
     Amortization of goodwill..............................        2,225,827           2,323,547
     Depreciation and amortization of property and
       equipment...........................................        1,379,438           1,389,879
     Capitalization of excess servicing fees...............         (131,847)         (6,436,908)
     Gain on sale of mortgage servicing rights.............       (4,849,738)                 --
     Proceeds from sale of mortgage servicing rights.......        8,393,052                  --
     Origination of loans held for sale....................   (1,068,052,000)     (1,204,553,000)
     Sales of mortgage loans held for sale.................      992,831,897       1,422,203,868
     Changes in assets and liabilities:
          Accounts receivable, net.........................        1,770,362          32,354,311
          Other assets.....................................          787,082         (22,768,003)
          Accounts payable and accrued liabilities.........       (4,477,798)        (17,277,852)
          Other, net.......................................          106,024                  --
                                                             ---------------     ---------------
               Total adjustments...........................      (49,542,909)        232,702,954
                                                             ---------------     ---------------
               Net cash (used in) provided by operating
                 activities................................      (57,027,403)        224,359,935
                                                             ---------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchased and originated mortgage servicing rights.......       (3,149,621)        (17,869,158)
  Net increase in loans held for investment................       (8,709,611)        (14,137,015)
  Net increase in real estate owned........................         (484,074)           (837,758)
  Purchase of property and equipment, net of retirements...         (437,833)           (647,946)
  Net assets acquired by Barnett...........................               --          10,784,220
  Business acquisitions, net of cash acquired..............     (158,747,064)                 --
                                                             ---------------     ---------------
          Net cash used in investing activities............     (171,528,203)        (22,707,657)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in notes payable.................       70,819,419        (233,671,822)
  Capital contributions....................................      167,331,263          28,233,505
                                                             ---------------     ---------------
          Net cash provided by (used in) financing
activities.................................................      238,150,682        (205,438,317)
                                                             ---------------     ---------------
NET INCREASE (DECREASE) IN CASH............................        9,595,076          (3,786,039)
CASH AT BEGINNING OF PERIOD................................        3,900,572          14,987,783
                                                             ===============     ===============
CASH AT END OF PERIOD......................................  $    13,495,648     $    11,201,744
                                                             ===============     ===============

   The accompanying notes are an integral part of these financial statements.

                            BARNETT MORTGAGE COMPANY
(Acquired by HomeSide, Inc. on May 31, 1996 and now known as HomeSide Holdings,
                                     Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         MAY 30, 1996 AND JUNE 30, 1995

1.  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Barnett Mortgage Company ("BMC") and its wholly owned subsidiaries, BancPLUS Financial Corporation ("BancPLUS") and Loan America Financial Corporation ("LAFC"). Wholly owned subsidiaries of BancPLUS include BancPLUS Mortgage Corp. and Honolulu Mortgage Company, Inc. ("HMC"). As discussed in Note 2, BancPLUS and LAFC were acquired in 1995 and 1994, respectively. These acquisitions were accounted for as purchases; therefore, BancPLUS and LAFC are included in the consolidated financial statements from their respective dates of acquisition. BMC is a wholly owned subsidiary of Barnett Banks, Inc. (the "Parent"). All significant intercompany accounts and transactions have been eliminated in consolidation.

2.  ORGANIZATION

     On February 28, 1995, BMC completed the acquisition of BancPLUS for approximately $167 million in cash. BancPLUS and its wholly owned subsidiaries are full service mortgage bankers based in San Antonio, Texas and Honolulu, Hawaii, who had total assets of $244 million and a servicing portfolio of $13.9 billion at the date of acquisition. The purchase price in excess of net assets acquired was $113 million.

     On October 1, 1994, BMC completed the acquisition of LAFC for $60 million. LAFC was a Miami based wholesale mortgage banking company which had assets of $180 million and a servicing portfolio of approximately $4 billion at the date of acquisition. The purchase price in excess of net assets acquired was $29 million.

     On May 31, 1996, the parent sold BMC to HomeSide, Inc. Barnett received cash and an affiliate of Barnett received an ownership interest in HomeSide, Inc. for cash. As of May 31, 1996, BMC ceased to exist as a separate company and operations for periods subsequent to that date will be included in the results of operations of HomeSide, Inc. Accordingly, a May 31, 1996, balance sheet is not presented for BMC and statement of operations data does not include periods subsequent to May 30, 1996.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BMC's accounting policies are discussed in Note 1 of the audited consolidated financial statements for the year ended December 31, 1995. The accounting policies of BMC for the periods presented in the accompanying interim financial statements conform to the policies presented in the audited consolidated financial statements for the year ended December 31, 1995, except for the adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS 122").

     On January 1, 1996, BMC adopted SFAS 122 which, among other provisions, requires that the value of mortgage servicing rights associated with mortgage loans originated by an entity be capitalized as assets. The adoption of SFAS 122 resulted in capitalized originated mortgage servicing rights ("OMSR") of $5,892,000 and $13,353,000 for the periods April 1, 1996 to May 30, 1996 and
January 1, 1996 to May 30, 1996, respectively.

     SFAS 122 requires that capitalized mortgage servicing rights be evaluated for impairment based on the fair value of these rights. For purposes of determining impairment, BMC's mortgage servicing rights are stratified based on interest rate, fixed rate versus adjustable rate, and type of loan (conventional versus government). Impairment, if any, is recognized through a valuation allowance for each stratum. BMC did not recognize any impairment charges related to its mortgage servicing rights portfolio for the periods April 1, 1996 to May 30, 1996 and January 1, 1996 to May 30, 1996.

     Since SFAS 122 prohibits retroactive application, historical accounting results have not been restated and, accordingly, the accounting results for the periods April 1, 1996 to May 30, 1996 and January 1, 1996 to May 30, 1996 are not directly comparable with the three and six months ended June 30, 1995.

                             HOMESIDE LENDING, INC.



             UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION



     The unaudited pro forma consolidated financial information set forth below, gives effect to the acquisition of the Parent by NAB. Such information is based upon management's assumptions, includes adjustments as described in the notes which follow and should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this Prospectus. The pro forma adjustments are based on preliminary estimates and are subject to change as these estimates are finalized. The Unaudited Pro Forma Balance Sheet set forth below gives effect to the Merger as though such transaction occurred as of November 30, 1997, while the Unaudited Pro Forma Consolidated Income Statements set forth below give effect to the Merger as though the transaction occurred at the beginning of the periods presented. The unaudited pro forma consolidated financial information does not include the effects, if any, of changes in debt and stockholder's equity which may occur following the Merger. The unaudited pro forma consolidated financial information does not purport to represent the results that actually would have occurred if the Merger had in fact occurred on such date or to project the results that may be achieved in the future.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES



                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                               NOVEMBER 30, 1997


                             (DOLLARS IN MILLIONS)



                                                                             PRO FORMA
                                                           HISTORICAL(A)   ADJUSTMENTS(B)   PRO FORMA
                                                           -------------   --------------   ---------
                                               ASSETS
Cash and cash equivalents................................    $   16.6          --               16.6
Mortgage loans held for sale, net........................       984.7          --              984.7
Mortgage servicing rights, net...........................     1,733.5          --            1,733.5
Accounts receivable, net.................................       252.7          --              252.7
Early pool buyout advances...............................       311.7          --              311.7
Premises and equipment, net..............................        35.4            (7.4)(c)       28.0
Goodwill.................................................         9.0           750.3(d)       759.3
Other assets.............................................       149.5           (13.9)(e)      135.6
                                                             --------          ------       --------
     Total Assets........................................    $3,493.1          $729.0       $4,222.1
                                LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable............................................    $1,732.6          $  0.6(e)    $1,733.2
Accounts payable and accrued liabilities.................       140.2           112.1(f)       252.3
Deferred income taxes....................................       186.7           (56.9)(g)      129.8
Long-term debt...........................................       770.7            16.4(e)       787.1
                                                             --------          ------       --------
     Total Liabilities...................................    $2,830.2          $ 72.2       $2,902.4
Common Stock:
     Common stock, $1.00 par value, 10,000 shares
       authorized and 100 shares issued and outstanding,
       all pledged as second priority collateral on the
       long-term debt of the Parent
Additional paid-in capital...............................       573.1           746.6(h)     1,319.7
Retained earnings........................................        89.8           (89.8)(h)      --
                                                             --------          ------       --------
     Total Stockholder's Equity..........................       662.9           656.8        1,319.7
                                                             --------          ------       --------
     Total Liabilities and Stockholder's Equity..........    $3,493.1          $729.0       $4,222.1
                                                             ========          ======       ========


---------------


(a) Reflects HomeSide's historical unaudited consolidated balance sheet at November 30, 1997.



(b) Reflects pro forma adjustments related to the Merger as if the Merger occurred on November 30, 1997. The adjustments apply the purchase accounting adjustments required to reflect the effects of the Merger. The values of assets and liabilities have been adjusted to reflect the allocation of the purchase price. The purchase price in excess of the fair value of net assets acquired has been recorded as goodwill.


(c) Reflects the mark to market of premises and equipment as part of the allocation of the purchase price to assets and liabilities.


(d) Goodwill of $9.0 million from previous transactions has been eliminated. Goodwill of $759.3 million has been recorded in respect of the Merger.


(e) Reflects the elimination of unamortized debt issue costs of $13.9 million, mark to market of notes payable of $0.6 million and long-term debt of $16.4 million as part of the allocation of the purchase price to assets and liabilities.

(f) Reflects accrued transaction costs related to the Merger and the mark to market of certain liabilities as part of the allocation of the purchase price to assets and liabilities.

(g) Reflects the net tax effect of the changes in bases of assets and liabilities as a result of the application of purchase accounting for the Merger.


(h) Reflects the impact of the Merger on consolidated stockholder's equity.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES



               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

            FOR THE PERIOD FROM MARCH 16, 1996 TO FEBRUARY 28, 1997
                             (DOLLARS IN MILLIONS)


                                                   PERIOD FROM                              PRO FORMA
                                                MARCH 16, 1996 TO       PRO FORMA       MARCH 16, 1996 TO
                                               FEBRUARY 28, 1997(A)   ADJUSTMENTS(B)    FEBRUARY 28, 1997
                                               --------------------   --------------    -----------------
REVENUES
     Mortgage servicing fees.................        $ 308.9              $   --             $ 308.9
     Amortization of mortgage servicing
       rights................................         (153.7)                 --              (153.7)
                                                     -------              ------             -------
          Net servicing revenue..............          155.2                  --               155.2
     Interest income.........................           81.5                  --                81.5
     Interest expense........................          (66.8)                4.2(c)            (62.6)
                                                     -------              ------             -------
          Net interest revenue...............           14.7                 4.2                18.9
     Net mortgage origination revenue........           66.1                  --                66.1
     Other income............................            0.6                  --                 0.6
                                                     -------              ------             -------
          Total Revenues.....................          236.6                 4.2               240.8
EXPENSES
     Salaries and employee benefits..........           73.0                  --                73.0
     Occupancy and equipment.................           11.8                (0.4)(d)            11.4
     Servicing losses on investor-owned loans
       and foreclosure-related expenses......           17.9                  --                17.9
     Other expenses..........................           40.7                34.0(e)             74.7
                                                     -------              ------             -------
          Total Expenses.....................          143.4                33.6               177.0
     Income before income taxes..............           93.2               (29.4)               63.8
     Income tax expense......................           37.3                 1.5(f)             38.8
                                                     -------              ------             -------
          Net Income.........................        $  55.9              $(30.9)            $  25.0
                                                     =======              ======             =======


---------------


(a) Reflects HomeSide's historical unaudited consolidated income statement for the period March 16, 1996 to February 28, 1997.



(b) Reflects pro forma adjustments related to the Merger as if the Merger occurred at the beginning of the period presented. The adjustments apply the purchase accounting adjustment required to reflect the effects of the Merger. The values of assets and liabilities have been adjusted to reflect the allocation of the purchase price. The purchase price in excess of the fair value of net assets acquired has been recorded as goodwill.


(c) Notes payable, debt issuance costs and long-term debt have been marked to market as part of the allocation of the purchase price to the value of assets and liabilities. As a result, interest expense has been adjusted by $4.2 million. This adjustment does not reflect applicable margin improvements of 2.5 basis points for the warehouse credit facility and 7.5 basis points for the servicing credit facility as a result of expected improved credit ratings due to the Merger.

(d) Changes in the depreciation expense included in occupancy and equipment expenses have been adjusted to reflect the adjusted fair value of premises and equipment as of the closing date of the Merger.

(e) Other expenses have been adjusted to reflect amortization of goodwill arising from the Merger.

(f) Adjusts the income tax expense to HomeSide's expected effective tax rate after the Merger.

                    HOMESIDE LENDING, INC. AND SUBSIDIARIES


               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
             FOR THE PERIOD FROM MARCH 1, 1997 TO NOVEMBER 30, 1997
                             (DOLLARS IN MILLIONS)


                                                   PERIOD FROM                             PRO FORMA
                                                 MARCH 1, 1997 TO       PRO FORMA      MARCH 1, 1997 TO
                                               NOVEMBER 30, 1997(A)   ADJUSTMENTS(B)   NOVEMBER 30, 1997
                                               --------------------   --------------   -----------------
REVENUES
     Mortgage servicing fees.................        $ 308.4              $   --            $ 308.4
     Amortization of mortgage servicing
       rights................................         (159.3)                 --             (159.3)
                                                     -------              ------            -------
          Net servicing revenue..............          149.1                  --              149.1
     Interest income.........................           74.3                  --               74.3
     Interest expense........................          (61.2)                4.8(c)           (56.4)
                                                     -------              ------            -------
          Net interest revenue...............           13.1                 4.8               17.9
     Net mortgage origination revenue........           59.2                  --               59.2
     Other income............................            1.3                  --                1.3
                                                     -------              ------            -------
          Total Revenues.....................          222.7                 4.8              227.5
EXPENSES
     Salaries and employee benefits..........           58.5                  --               58.5
     Occupancy and equipment.................           11.9                (0.4)(d)           11.5
     Servicing losses on investor-owned loans
       and foreclosure-related expenses......           15.7                  --               15.7
     Other expenses..........................           29.1                28.0(e)            57.1
                                                     -------              ------            -------
          Total Expenses.....................          115.2                27.6              142.8
     Income before income taxes..............          107.5               (22.8)              84.7
     Income tax expense......................           41.9                 1.7(f)            43.6
                                                     -------              ------            -------
          Net Income.........................        $  65.6              $(24.5)           $  41.1
                                                     =======              ======            =======


---------------

(a) Reflects HomeSide's historical unaudited consolidated income statement for the period March 1, 1997 to November 30, 1997.


(b) Reflects pro forma adjustments related to the Merger as if the Merger occurred at the beginning of the period presented. The adjustments apply the purchase accounting adjustments required to reflect the effects of the Merger. The assets and liabilities have been adjusted to reflect the allocation of the purchase price. The purchase price in excess of the fair value of net assets acquired has been recorded as goodwill.


(c) Notes payable, debt issuance costs and long-term debt have been marked to market as part of the allocation of the purchase price to the value of assets and liabilities. As a result, interest expense has been adjusted by $4.8 million. This adjustment does not reflect applicable margin improvements of 2.5 basis points for the warehouse credit facility and 7.5 basis points for the servicing credit facility as a result of expected improved credit ratings due to the Merger.

(d) Changes in the depreciation expense included in occupancy and equipment expenses have been adjusted to reflect the adjusted fair value of premises and equipment as of the closing date of the Merger.

(e) Other expenses have been adjusted to reflect amortization of goodwill arising from the Merger.

(f) Adjusts the income tax expense to HomeSide's expected effective tax rate after the Merger.

======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE APPLICABLE PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE APPLICABLE PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                          PAGE
                                          -----
                  PROSPECTUS
Available Information...................      2
Incorporation of Certain Documents by
  Reference.............................      3
Prospectus Summary......................      4
Risk Factors............................     16
HomeSide................................     23
Use of Proceeds.........................     25
Selected Consolidated Financial
  Information...........................     26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................     32
Industry Overview.......................     55
Business................................     58
Management..............................     78
Security Ownership of Certain Beneficial
  Owners and Management.................     87
Description of Certain Indebtedness.....     87
Description of the Parent Notes.........     90
Description of Notes....................     92
United States Federal Income Tax
  Considerations........................    113
Plan of Distribution....................    120
Legal Matters...........................    121
Experts.................................    121
Index to Financial Statements...........    F-1


======================================================

======================================================

                                  $750,000,000

                            [HOMESIDE LENDING LOGO]

                               MEDIUM-TERM NOTES
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE
                                ----------------
                                   PROSPECTUS
                                ----------------

                              MERRILL LYNCH & CO.
                             CHASE SECURITIES INC.
                               J.P. MORGAN & CO.
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

                              SALOMON SMITH BARNEY
                                 UBS SECURITIES

                                 MARCH   , 1998


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, to be paid by the Registrants, are estimated as follows:

Aggregate registration fee under Securities Act.............    $  450,531
Legal fees..................................................       752,500
Accounting fees.............................................       200,000
Printing and engraving......................................       250,000
Miscellaneous...............................................        96,969
                                                                ----------
     Total..................................................    $1,750,000
                                                                ==========

---------------

     All amounts except the Registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 607.0850 of the Florida Business Corporation Act permits a corporation to indemnify its directors and officers against liability incurred in their capacity as such or by reason of service at the request of the corporation as a director, officer, employee or agent of another corporation (i) if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and (ii) in certain other circumstances.

     Article IX of the By-laws of the HLI provides as follows:

                                INDEMNIFICATION

     SEC. 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director or officer of the corporation or served, at the written request of the President of the corporation, as a Director or officer of another corporation (all of whom are hereinafter in this Article referred to in the aggregate as "indemnified persons" and in the singular as an "indemnified person") against expenses (including attorneys' fees except as otherwise stated in Section 3 of this Article), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by a judgement, order, settlement, adjudication or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SEC. 2. The corporation shall indemnify any indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor against expenses (including attorneys' fees except as otherwise stated in Section 3 of this Article) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SEC. 3. The corporation will be entitled to participate at it own expense in the defense and, if it so elects, to assume the defense of any claim, action, suit or proceeding. If the corporation elects to assume the defense, such defense shall be conducted by counsel of good standing, chosen by it. In the event the corporation elects to assume the defense of any such claim, action, suit or proceeding and retain such counsel, the indemnified persons shall bear the fees and expense of any additional counsel retained by them, unless there are conflicting interests as between the corporation and the indemnified persons that are for valid reasons objected to in writing by the indemnified persons.

     SEC. 4. In discharging his duty to the corporation, an indemnified person, when acting in good faith, may rely upon financial statements of the corporation represented to him to be correct by the officer of the corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such corporation.

     SEC. 5. Any indemnification under this Article IX (unless ordered by a court) shall be made only as authorized in the specific case upon a determination (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, when a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion that the indemnified person has met the standards of conduct set forth in this Article IX or (3) by the stockholder or stockholders.

     SEC. 6. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 5 of this Article IX upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article IX.

     SEC. 7. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any indemnified person may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SEC. 8. The Board of Directors shall have power on behalf of the corporation to grant indemnification to any person other than an indemnified person to such extent as the Board in its discretion may from time to time and at any time determine, but in no event to exceed the indemnification provided by this Article IX.

     SEC. 9. If any part of this Article IX shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. Unless otherwise indicated, all Exhibits have been previously filed or are incorporated by reference to the Parent's Registration Statement on Form S-4, No. 333-06737.


   1.1         Form of Distribution Agreement, as amended.
   3.1         Certificate of Incorporation of HomeSide Lending, Inc.
   3.2         By-Laws of HomeSide Lending, Inc.
   4.1         Form of Indenture.
   4.2         Form of Fixed Rate Medium-Term Note.
   4.3         Form of Floating Rate Medium-Term Note.
   5.1(a)*     Opinion of Hutchins, Wheeler & Dittmar, A Professional
               Corporation, regarding legality of the securities being registered.
   5.1(b)* Opinion of Robert J. Jacobs, Esq., regarding certain matters relating to Florida law.

   5.1(c)* Opinion of Brown & Wood LLP, regarding certain matters relating to New York law.
   8.1*        Opinion of Hutchins, Wheeler & Dittmar, A Professional
               Corporation, regarding certain tax matters.
  10.1         Stock Purchase Agreement dated December 11, 1995 between
               HomeAmerica Capital, Inc. (currently known as HomeSide,
               Inc.) and The First National Bank of Boston (the "BBMC
               Purchase Agreement").
  10.2         Amendment No. 1, dated as of March 15, 1996, to the BBMC
               Purchase Agreement.
  10.3         Marketing Agreement dated as of March 15, 1996 between
               HomeSide, Inc. and The First National Bank of Boston.
  10.4         Repurchase of Mortgage Loan Servicing Rights Letter
               Agreement between The First National Bank of Boston and
               BancBoston Mortgage Corporation (currently known as HomeSide
               Lending, Inc.)
  10.5         Operating Agreement effective as of March 15, 1996 between
               The First National Bank of Boston and BancBoston Mortgage
               Corporation (currently known as HomeSide Lending, Inc.)
  10.6         Brokered Loan Purchase and Sale Agreement dated as of March
               15, 1996 between BancBoston Mortgage Corporation (currently known as HomeSide Lending, Inc.) and each of The First
               National Bank of Boston, Bank of Boston Connecticut, Rhode
               Island Hospital Trust National Bank and Bank of Boston
               Florida, N.A.
  10.7 Master Take-Out Commitment dated as of March 15, 1996 between BancBoston Mortgage Corporation (currently known as
               HomeSide Lending, Inc.) and each of The First National Bank of Boston, Bank of Boston Connecticut, Rhode Island Hospital
               Trust National Bank and Bank of Boston Florida, N.A.
  10.8         Neighborhood Assistance Corporation of America Mortgage Loan
               Take-Out Commitment dated as of March 15, 1996 between
               BancBoston Mortgage Corporation (currently known as HomeSide
               Lending, Inc.) and The First National Bank of Boston.
  10.9+        PMSR Flow Agreement dated as of March 15, 1996 between
               BancBoston Mortgage Corporation (currently known as HomeSide
               Lending, Inc.) and each of The First National Bank of
               Boston, Bank of Boston Connecticut, Rhode Island Hospital
               Trust National Bank and Bank of Boston Florida, N.A.
  10.10+ Mortgage Loan Servicing Agreement dated as of March 15, 1996 between BancBoston Mortgage Corporation (currently known as
               HomeSide Lending, Inc.) and each of The First National Bank of Boston, Bank of Boston Connecticut, Rhode Island Hospital
               Trust National Bank and Bank of Boston Florida, N.A.
  10.11        Stock Purchase Agreement dated as of March 4, 1996 between
               GrantAmerica, Inc. (currently known as HomeSide, Inc.) and
               Barnett Banks, Inc. (the "BMC Purchase Agreement").
  10.12        Amendment No. 1, dated as of May 31, 1996, to the BMC
               Purchase Agreement.
  10.13 Tax Indemnity Letter Agreement dated as of March 4, 1996 between Barnett Mortgage Company (currently known as
               HomeSide Holdings, Inc.) and Barnett Banks, Inc.
  10.14        Amended and Restated Shareholder Agreement dated as of May
               31, 1996 among HomeSide, Inc. and the shareholders thereof.
  10.15 Amended and Restated Registration Rights Agreement dated as of May 31, 1996 between HomeSide, Inc. and certain shareholders thereof.
  10.16        Marketing Agreement dated as of May 31, 1996 between
               HomeSide, Inc. and Barnett
               Banks, Inc.
  10.17 Transitional Services Agreement dated as of May 31, 1996 between Barnett Banks, Inc., Barnett Mortgage Company
               (currently known as HomeSide Holdings, Inc.) and HomeSide,
               Inc.
  10.18        Operating Agreement dated as of May 31, 1996 between
               HomeSide Lending, Inc. and Barnett Banks, Inc.

  10.19+ Mortgage Loan Servicing Agreement dated as of April, 1996 between HomeSide Lending, Inc. and Barnett Banks, Inc.
  10.20+       PMSR Flow Agreement dated as of May 31, 1996 between
               HomeSide Lending, Inc. and Barnett Banks, Inc.
  10.21        Correspondent Agreement dated May 16, 1996 between HomeSide
               Lending, Inc. and Barnett Banks, Inc.
  10.22 Delegated Underwriting Agreement dated as of May 15, 1996 between HomeSide Lending, Inc. and HomeSide Holdings, Inc.
  10.23        Amended and Restated Credit Agreement dated as of January
               31, 1997 among HomeSide Lending, Inc., Honolulu Mortgage
               Company, Inc., the Lenders parties thereto and The Chase
               Manhattan Bank, as Administrative Agent (the "Credit
               Agreement").
  10.24        Amended and Restated Holdings Pledge Agreement dated as of
               January 31, 1997 between HomeSide, Inc. and The Chase
               Manhattan Bank, as Administrative Agent for the Lenders parties to the Credit Agreement.
  10.25        Amended and Restated HomeSide Pledge Agreement dated as of
               January 31, 1997 between HomeSide Lending, Inc. and The
               Chase Manhattan Bank, as Administrative Agent for the
               Lenders parties to the Credit Agreement.
  10.26        Amended and Restated BMC Pledge Agreement dated as of
               January 31, 1997 between HomeSide Holdings, Inc. and The
               Chase Manhattan Bank, as Administrative Agent for the
               Lenders parties to the Credit Agreement.
  10.27        Registration Rights Agreement dated as of May 14, 1996 among
               HomeSide, Inc. and Merrill Lynch & Co., Merrill Lynch,
               Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and
               Friedman, Billings, Ramsey & Co., Inc.
  10.28        Amended and Restated Holdings Guaranty dated as of January
               31, 1997 by HomeSide, Inc. in favor of The Chase Manhattan
               Bank, as Administrative Agent for the Lenders parties to the Credit Agreement.
  10.29        Amended and Restated HomeSide Guaranty dated as of January
               31, 1997 by HomeSide Lending, Inc. in favor of The Chase
               Manhattan Bank, as Administrative Agent for the Lenders parties to the Credit Agreement.
  10.30        Amended and Restated Subsidiaries Guaranty dated as of
               January 31, 1997 by each of SWD Properties, Inc., Stockton
               Plaza, Inc., HomeSide Mortgage Securities, Inc. and Honolulu
               Mortgage Company, Inc. in favor of The Chase Manhattan Bank, as Administrative Agent for the Lenders parties to the Credit Agreement.
  10.31        Amended and Restated BMC Guaranty dated as of January 31,
               1997 by HomeSide Holdings, Inc. in favor of The Chase
               Manhattan Bank, as Administrative Agent for the Lenders parties to the Credit Agreement.
  10.32        Amended and Restated Security and Collateral Agency
               Agreement dated as of January 31, 1997 between HomeSide
               Lending, Inc. and The Chase Manhattan Bank, as
               Administrative Agent for the Lenders parties to the Credit
               Agreement.
  10.33        Amended and Restated Security and Collateral Agency
               Agreement dated as of January 31, 1997 between Honolulu
               Mortgage Company, Inc. and The Chase Manhattan Bank, as
               Administrative Agent for the Lenders parties to the Credit
               Agreement.
  10.34        Amended and Restated Security and Collateral Agency
               Agreement dated as of January 31, 1997 between HomeSide
               Holdings, Inc. and The Chase Manhattan Bank, as
               Administrative Agent for the Lenders parties to the Credit
               Agreement.
  10.35        Intercreditor Agreement dated as of May 31, 1996 between
               HomeSide, Inc., HomeSide Holdings, The Bank of New York, as
               Trustee, and Chemical Bank, as Administrative Agent under the Credit Agreement.
  10.36        HomeSide, Inc. Time Accelerated Restricted Stock Option
               Plan.
  10.37        HomeSide, Inc. Non-Qualified Stock Option Plan.
  10.38 Class B Non-Voting Common Stock Issuance Agreement dated as of March 14, 1996 between HomeSide, Inc. and Smith Barney
               Inc.

  10.39 Transitional Services Agreement dated as of March 15, 1996 between The First National Bank of Boston and BancBoston
               Mortgage Corporation (currently known as HomeSide Lending,
               Inc.)
  10.40 Transitional Services Agreement dated as of March 15, 1996 between The First National Bank of Boston and BancBoston
               Mortgage Corporation (currently known as HomeSide Lending,
               Inc.)
  10.41        Management Agreement dated as of March 15, 1996 between
               BancBoston Mortgage Corporation (currently known as HomeSide
               Lending, Inc.) and The First National Bank of Boston.
  10.42        Management Agreement dated as of March 15, 1996 between
               BancBoston Mortgage Corporation (currently known as HomeSide
               Lending, Inc.) and Thomas H. Lee Company.
  10.43        Management Agreement dated as of March 15, 1996 between
               BancBoston Mortgage Corporation (currently known as HomeSide
               Lending, Inc.) and Madison Dearborn Partners, Inc.
  10.44 Management Stockholder Agreement dated as of May 15, 1996 between HomeSide, Inc., The First National Bank of Boston,
               Thomas H. Lee Equity Fund III, L.P. and certain affiliates thereof, Madison Dearborn Capital Partners, L.P. and certain employees of HomeSide, Inc. and its subsidiaries.
  10.45        Management Agreement dated as of May 31, 1996 between
               HomeSide Lending, Inc. and Barnett Banks, Inc.
  10.46        Form of HomeSide Severance Agreement
  10.47        Loan and Security Agreement dated January 15, 1997 between
               HomeSide Lending, Inc. and The Chase Manhattan Bank.
  10.48        First Amendment dated February 28, 1997 to Loan and Security
               Agreement dated January 15, 1997 between HomeSide Lending,
               Inc. and The Chase Manhattan Bank
  10.49        Second Amendment dated March 31, 1997 to Loan and Security
               Agreement dated January 15, 1997 between HomeSide Lending,
               Inc. and The Chase Manhattan Bank.
  10.50        Loan and Security Agreement dated March 14, 1997 between
               HomeSide Lending, Inc. and Merrill Lynch Mortgage Capital
               Inc.
  10.51        First Amendment dated March 31, 1997 to Loan and Security
               Agreement dated March 14, 1997 between HomeSide Lending,
               Inc. and Merrill Lynch Mortgage Capital Inc.
  10.52        Third Amendment dated April 11, 1997 to Loan and Security
               Agreement dated January 15, 1997 between HomeSide Lending,
               Inc. and The Chase Manhattan Bank.
  10.53        Second Amendment dated April 14, 1997 to Loan and Security
               Agreement dated March 14, 1997 between HomeSide Lending,
               Inc. and Merrill Lynch Mortgage Capital Inc.
  10.54        Fourth Amendment dated April 29, 1997 to Loan and Security
               Agreement dated January 15, 1997 between HomeSide Lending,
               Inc. and The Chase Manhattan Bank.
  10.55        Third Amendment dated April 29, 1997 to Loan and Security
               Agreement dated March 14, 1997 between HomeSide Lending,
               Inc. and Merrill Lynch Mortgage Capital Inc.
  10.56**      Amendment dated as of September 30, 1997 to the Credit
               Agreement dated as of January 31, 1997.
  10.57*       Second Amendment dated as of December 31, 1997 to the Credit
               Agreement dated as of January 31, 1997.
  10.58*       Employment Agreement and Confidentiality and Non-Competition
               Agreement, each dated as of October 25, 1997, each between HomeSide Lending, Inc. and Joe K. Pickett.
  10.59*       Employment Agreement and Confidentiality and Non-Competition
               Agreement, each dated as of October 25, 1997, each between HomeSide Lending, Inc. and Hugh R. Harris.

  10.60*       Employment Agreement and Confidentiality and Non-Competition
               Agreement, each dated as of October 25, 1997, each between
               HomeSide Lending, Inc. and Kevin D. Race.
  10.61*       Employment Agreement and Confidentiality and Non-Competition
               Agreement, each dated as of October 25, 1997, each between
               HomeSide Lending, Inc. and William Glasgow.
  10.62*       Employment Agreement and Confidentiality and Non-Competition
               Agreement, each dated as of October 25, 1997, each between
               HomeSide Lending, Inc. and Mark F. Johnson.
  12.1         HomeSide Lending, Inc. -- Computation of the Ratio of
               Earnings to Fixed Charges.
  12.2         BancBoston Mortgage Corporation -- Computation of the Ratio
               of Earnings to Fixed Charges.
  12.3         Barnett Mortgage Company -- Computation of the Ratio of the
               Ratio of Earnings to Fixed Charges.
  21.1         List of subsidiaries of HomeSide Lending, Inc.
  23.1*        Consent of Arthur Andersen LLP
  23.2*        Consent of Arthur Andersen LLP
  23.3*        Consent of Arthur Andersen LLP
  23.4*        Consent of Coopers & Lybrand L.L.P.
  23.6(a)      Consent of Hutchins, Wheeler & Dittmar, A Professional
               Corporation (included in Exhibit 5.1(a))
  23.6(b)      Consent of Robert J. Jacobs, Esq. (included in Exhibit
               5.1(b))
  23.6(c)      Consent of Brown & Wood LLP (included in Exhibit 5.1(c))
  24.1         Powers of Attorney (contained on the signature page to this
               Registration Statement).
  25.1         Form of T-1 Statement of Eligibility Under Trust Indenture
               Act of 1939 of The Bank of New York.
  27.1         Financial Data Schedule


---------------

  + Portions of this Exhibit have been omitted pursuant to a request for confidential treatment to the Securities and Exchange Commission.

  * Filed herewith.

 ** Incorporated by reference to the Parent's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997.


     (b) Financial Statement Schedules.


     Schedule II -- Valuation and Qualifying Accounts and Reserves For the year ended December 31, 1995 For Barnett Mortgage Company (at page S-1).

     Schedule II -- Valuation and Qualifying Accounts and Reserves For the year ended December 31, 1994 For BancPLUS Financial Corporation and Subsidiary (at page S-2).

     Schedules other than those listed above have been omitted since the information is not applicable, not required or is included in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that paragraphs (c)(l)(i) and (c)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF JACKSONVILLE, STATE OF FLORIDA, ON THE 5TH DAY OF MARCH, 1998.


                                            HOMESIDE LENDING, INC.

                                                      /s/  Joe K. Pickett
                                            By:

                                              ----------------------------------
                                                        JOE K. PICKETT
                                                 CHAIRMAN AND CHIEF EXECUTIVE
                                                            OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----
              /s/  Joe K. Pickett                 Chairman of the Board, Chief             March 5, 1998
------------------------------------------------    Executive Officer and Director
                 JOE K. PICKETT                     (Principal Executive Officer)

              /s/  Hugh R. Harris                 President, Chief Operating Officer       March 5, 1998
------------------------------------------------    and Director
                 HUGH R. HARRIS

               /s/  Kevin D. Race                 Executive Vice President and Chief       March 5, 1998
------------------------------------------------    Financial Officer (Principal
                 KEVIN D. RACE                      Financial and Accounting Officer)

             /s/  Robert J. Jacobs                Executive Vice President,                March 5, 1998
------------------------------------------------    Secretary, General Counsel and
                ROBERT J. JACOBS                    Director

                            BARNETT MORTGAGE COMPANY

         SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                ADDITIONS
                                                  -------------------------------------
                                     BALANCE AT   ACQUIRED    CHARGED TO    CHARGES TO                  BALANCE AT
                                     BEGINNING      FROM       COSTS AND       OTHER                       END
            DESCRIPTION              OF PERIOD    BANCPLUS     EXPENSES      ACCOUNTS     DEDUCTIONS    OF PERIOD
            -----------              ----------   --------    ----------    ----------    ----------    ----------
YEAR ENDED DECEMBER 31, 1995
Reserve for losses                     $  --       $11,300      $              $ --         $    --      $11,300
YEAR ENDED DECEMBER 31, 1994
Reserve for losses                        --                        --           --              --           --

                                       S-1